SCHEDULE 14C
                                 (Rule 14c-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
        Information Statement Pursuant to Section 14(c) of the Securities
                      Exchange Act of 1934 (Amendment No. )

Check the appropriate box:

[X]Preliminary information statement  [ ]Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
[ ] Definitive information statement

                     MEADOWBROOK REHABILITATION GROUP, INC.
                (Name of Registrant as Specified in Its Charter)

Payment of filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1) Title of each class of securities to which transaction applies:
     Class A Common Stock of Meadowbrook Rehabilitation Group, Inc.

(2) Aggregate number of securities to which transaction applies:
     1,268,014

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     $1.00; on July 31, 1998, the intraday high of the shares of Meadowbrook on Nasdaq was $1.00 per share and the intraday low was $1.00 per share.

(4) Proposed maximum aggregate value of transaction:
     $1,268,014

(5) Total fee paid:
     $253.60

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:
     Meadowbrook Rehabilitation Group, Inc.

(4)  Date Filed:
     August 3, 1998

                     MEADOWBROOK REHABILITATION GROUP, INC.

                              CAMBIO NETWORKS, INC.

          PRELIMINARY JOINT INFORMATION/CONSENT SOLICITATION STATEMENT


     This Preliminary Joint Information/Consent Solicitation Statement (the "Joint Information/Consent Solicitation Statement") is being furnished to the shareholders of Cambio Networks, Inc., a California corporation ("Cambio"), in connection with the solicitation of the written consent (the "Written Consent") of Cambio shareholders to approve and adopt the Agreement and Plan of Merger dated as of April 3, 1998, among Meadowbrook Rehabilitation Group, Inc., a Delaware corporation ("Meadowbrook"), Interset, Inc., a Delaware corporation and wholly owned subsidiary of Meadowbrook ("Interset"), Cambio and certain shareholders of Cambio (Frederick A. Adler, Euro-America II, L.P., 2001
Partners, L.P., Joseph K. Pagano and Philip R. Chapman who are referred to herein collectively as the "Principal Shareholders"), as ammended by the Agreement of Ammendment dated as of July 27, 1998 by and among Meadowbrook, Interset, Cambio, and the Principal Shareholders (the "Merger Agreement") , and the transactions contemplated thereby, including the merger of Interset with and into Cambio (the "Merger"). WE ARE SEEKING THE WRITTEN CONSENT OF THE SHAREHOLDERS OF CAMBIO. WE ARE NOT ASKING MEADOWBROOK STOCKHOLDERS FOR A PROXY AND MEADOWBROOK STOCKHOLDERS ARE REQUESTED NOT TO SEND US A PROXY. As a result of the Merger, Cambio will become a wholly owned subsidiary of Meadowbrook. Upon consummation of the Merger, subject to provisions for payment of cash for fractional shares, the shares of Cambio common stock ("Cambio Common Stock"), and Cambio Series I Preferred Stock ("Cambio Preferred Stock"), issued and outstanding immediately prior to the Effective Time of the Merger (as defined herein), except for those shares as to which dissenters' rights have been perfected, will be converted into shares of Meadowbrook Class A Common Stock, $.01 par value ("Meadowbrook Class A Common Stock") representing approximately 32.5% of Meadowbrook's outstanding capital stock at the time of the Merger (the "Effective Time"), assuming the exercise of all options and warrants of Cambio and no exercise of any options of Meadowbrook. Upon consummation of the Merger, Meadowbrook will also assume each option to purchase Cambio Common Stock then outstanding under Cambio's 1994 Stock Option Plan.

     This Joint Information/Consent Solicitation Statement is also being furnished to the holders of Meadowbrook Class A Common Stock solely to advise them of the Merger (not to solicit their written consent thereto) and constitutes the Information Statement of Meadowbrook with respect to the private offer and sale by Meadowbrook pursuant to an exemption from registration promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), for the issuance of shares of Meadowbrook Class A Common Stock into which shares of Cambio Common Stock will be converted upon consummation of the Merger.

     On April 3, 1998, the Meadowbrook Board of Directors (the "Meadowbrook Board") approved the Merger Agreement and the Merger including the issuance of Meadowbrook Class A Common Stock in connection with the Merger. On July 27,
1998, Harvey Wm. Glasser, M.D., Meadowbrook's President and Chief Executive Officer and holder of approximately 89.3% of the total voting power of the capital stock of Meadowbrook, executed and delivered to Meadowbrook a written consent to the Merger Agreement, the Merger and the issuance of Meadowbrook Class A Common Stock in connection with the Merger. In accordance with the General Corporation Law of the State of Delaware and the Restated Certificate of Incorporation and Bylaws of Meadowbrook, this Joint Information/ Consent Solicitation Statement is the notice of the action taken by Meadowbrook with respect to the merger and no additional action by Meadowbrook or by Meadowbrook stockholders is necessary to effect the Merger or the issuance of Meadowbrook Class A Common Stock in connection with the Merger. Meadowbrook is not asking its stockholders for a Proxy and Meadowbrook stockholders are not to send Meadowbrook a Proxy or Written Consent.

     On July 21, 1998, the closing price of the Meadowbrook Class A Common Stock on the Nasdaq National Market was $1.063.

     This Joint Information/Consent Solicitation Statement and the accompanying form of Written Consent are first being mailed to shareholders of Cambio and the stockholders of Meadowbrook on or about August __, 1998.

     THIS SOLICITATION OF CONSENTS EXPIRES AT 5:00 P.M. PACIFIC TIME ON AUGUST __, 1998, UNLESS EXTENDED.

                             -----------------------

     SEE "RISK FACTORS" ON PAGE 16 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE EVALUATED IN CONNECTION WITH THE MERGER.

                             -----------------------

     THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. THE SECURITIES TO BE ISSUED PURSUANT TO THE MERGER AGREEMENT HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT INFORMATION/CONSENT SOLICITATION STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                             -----------------------

     The date of this Joint Information/Consent Solicitation Statement is July 30, 1998.

     In making a decision whether to consent to the Merger, Cambio shareholders must rely on their own examination of the terms of the Merger, including, without limitation, the merits and risks involved. The Meadowbrook Class A Common Stock has not been recommended by any federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

     The Meadowbrook Class A Common Stock issuable in the Merger is subject to restrictions on transferability and resale and may not be transferred or resold except as permitted under the Securities Act, and applicable state securities laws, pursuant to registration or exemption therefrom, and except as permitted pursuant to the terms of the Merger Agreement, as described herein. Cambio shareholders should be aware that they may be required to bear the financial risks of their investment in Meadowbrook Class A Common Stock for an indefinite period of time.

     This Joint Information/Consent Solicitation Statement does not purport to be all-inclusive or to contain all the information that a Cambio shareholder may desire in investigating the Merger. Each Cambio shareholder must conduct and rely on his, her or its own evaluation of the terms of the Merger, including the merits and risks involved, in making an investment decision with respect to the Meadowbrook Class A Common Stock. See "Risk Factors" for a discussion of certain factors which should be considered in connection with the Merger and an investment in shares of Meadowbrook Class A Common Stock.

     Each Cambio Shareholder receiving this Joint Information/Consent Solicitation Statement acknowledges that such person has been afforded an opportunity to request from Meadowbrook and Cambio and to review, and has received, all additional information considered by such person to be necessary to verify or supplement the information contained herein. No person is authorized by Meadowbrook or Cambio to give any information or to make any representation, other than those contained in this Joint Information/Consent Solicitation Statement, in connection with the solicitation and the offering made by this Joint Information/Consent Solicitation Statement and, if given or made, such information or representations should not be relied upon as having been authorized. This Joint Information/Consent Solicitation Statement does not constitute the solicitation of a proxy or an offer to sell, or a solicitation of an offer to purchase, any securities in any jurisdiction in which such solicitation or offering may not lawfully be made.

     Neither  the  delivery  of  this  Joint  Information/Consent   Solicitation
Statement nor any distribution of securities made hereunder shall imply that there has been no change in the information set forth herein or in the affairs of Meadowbrook or Cambio since the date hereof.

                              --------------------

     All information contained in this Joint Information/Consent Solicitation Statement relating to Meadowbrook has been supplied by Meadowbrook, and all information relating to Cambio has been supplied by Cambio.

                              AVAILABLE INFORMATION

     Meadowbrook is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements, and other information with the SEC. This filed material can be inspected and copied at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Washington, D.C., and at the SEC's Regional Offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, Suite 1300, New York, New York. Copies of such material can be obtained by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The SEC maintains a site on the World Wide Web that contains reports, proxy and information statements, and other information that are filed through the SEC's electronic filing system. The address for such site is http://www.sec.gov.

     The following documents previously filed by Meadowbrook with the SEC (the "Meadowbrook SEC Documents") are incorporated by reference and are included with this Joint Information/Consent Solicitation Statement for the information of Cambio shareholders: (i) Meadowbrook's Annual Report on Form 10-K for the year ended June 30, 1997; (ii) Meadowbrook's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998; (iii) Meadowbrook's Proxy Statement on Schedule 14A filed October 16, 1997 in connection with Meadowbrook's 1997 Annual Meeting of Stockholders; and (iv) Meadowbrook's Current Reports on Form 8-K filed October 14, 1997, April 22, 1998, and June 8, 1998.

     All documents filed by Meadowbrook pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the Cambio shareholder approval of the Merger shall be deemed to be incorporated by reference into and to be part of this Joint Information/Consent Solicitation Statement from the date of filing thereof.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Joint Information/Consent Solicitation Statement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Joint Information/Consent Solicitation Statement. Meadowbrook will provide without charge to each person to whom a copy of this Joint Information/Consent Solicitation Statement has been delivered, and who makes a written or oral request, a copy of any and all of the foregoing documents incorporated by reference herein (other than exhibits unless such exhibits are specifically incorporated by reference into such documents). Requests should be submitted in writing or by telephone to Investor Relations, Meadowbrook Rehabilitation Group, Inc., 2000 Powell Street, Suite 1203, Emeryville, California 94608, telephone (510) 420-0900.


                           FORWARD-LOOKING STATEMENTS

     This Joint Information/Consent Solicitation Statement (including the information contained in the Meadowbrook SEC Documents) contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this Joint Information/Consent Solicitation Statement, the words "expects," "anticipates," "estimates," and similar expressions are intended to identify forward-looking statements. Such statements, which include statements under the captions "Risk Factors" and

"CambioCBusiness of Cambio" and elsewhere in this Joint Information/Consent Solicitation Statement, are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties include, but are not limited to, those risks discussed under such captions and elsewhere in this Joint Information/Consent Solicitation Statement, and the risks set forth below under "Risk Factors." The cautionary statements made in this Joint Information/Consent Solicitation Statement should be read as being applicable to all related forward-looking statements wherever they appear in this Joint Information/Consent Solicitation Statement.

                                TABLE OF CONTENTS

                                                                            Page

AVAILABLE INFORMATION..........................................................4

FORWARD-LOOKING STATEMENTS.....................................................4

GLOSSARY ......................................................................8

SUMMARY ......................................................................11

RISK FACTORS .................................................................20

CAMBIO SHAREHOLDER APPROVAL ..................................................29

THE MERGER ...................................................................30
         Background of the Merger ............................................30
         Recommendation of the Cambio Board of Directors;
         Reasons for the Merger ..............................................30
         Interests of Certain Persons in the Merger;
         Management of Meadowbrook and Cambio ................................31
         Regulatory Approvals ................................................32
         Appraisal and Dissenters' Rights ....................................34
         General; Merger Consideration .......................................35
         Effective Time ......................................................35
         Exchange of Certificates ............................................36
         Fractional Shares ...................................................36
         Registration of Meadowbrook Shares ..................................36
         Expenses ............................................................37
         Effect on Employee Benefit Plans ....................................37
         Conduct of Business Prior to the Merger .............................37
         No Solicitation of Transactions .....................................39
         Indemnification .....................................................39
         Additional Agreements ...............................................39
         Conditions to Consummation of the Merger ............................40
         Termination .........................................................40
         Amendment and Waiver ................................................41
         Certain Related Agreements ..........................................42

CAMBIO NETWORKS, INC .........................................................44
         Cambio Selected Financial Data ......................................44
         Cambio Management's Discussion and Analysis of Financial
         Condition and Results of Operations .................................45
         Business of Cambio ..................................................49
         Executive Officers and Directors of Cambio ..........................52
         Ownership of Cambio Capital Stock ...................................52

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF
MEADOWBROOK AND CAMBIO .......................................................54

DESCRIPTION OF MEADOWBROOK CAPITAL STOCK .....................................59

COMPARISON OF RIGHTS OF STOCKHOLDERS OF MEADOWBROOK AND
SHAREHOLDERS OF CAMBIO .......................................................62

ANNEXES
         Annex A -    Agreement and Plan of Merger (including Exhibit D thereto,
                             Registration Rights Agreement)
         Annex B -    Chapter 13 of the California General Corporation Law

FINANCIAL STATEMENTS OF CAMBIO, INC.

MEADOWBROOK SEC DOCUMENTS


                              ---------------------

                                    GLOSSARY

     Unless otherwise specified in this Joint Information Statement/Consent Solicitation Statement, the following terms shall have the meanings set forth below:

     "Anti-Takeover Law" means Section 203 of the DGCL.

     "California Law" means the California General Corporation Law.

     "Cambio" means Cambio Networks, Inc., a California corporation.

     "Cambio Articles of Incorporation" means the Amended and Restated Articles of Incorporation of Cambio.

     "Cambio Board" means the Board of Directors of Cambio.

     "Cambio Capital Stock" means the Cambio Common Stock and the Cambio Preferred Stock.

     "Cambio Common Stock" means the Common Stock of Cambio, no par value.

     "Cambio Preferred Stock" means the Series I Preferred Stock of Cambio, no par value.

     "Cambio Option" means an outstanding option prior to the Effective Time to purchase Cambio Common Stock.

     "Cambio Record Date" means the close of business on July 24, 1998.

     "Closing" means the third business day after all conditions to the closing of the Merger specified in the Merger Agreement are satisfied or waived.

     "Code" means the Internal Revenue Code of 1986, as amended.

     "DGCL" means the Delaware General Corporation Law.

     "Dissenting Shares" means "dissenting shares" within the meaning of Section 1300(b) of the California Law.

     "Effective Time" means the date which is the later of (i) the filing of the Certificate of Merger with the Secretary of State of the State of California, and (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Exchange Ratio" means a fraction, the numerator of which is 1,268,014 and the denominator of which is the total number of shares of Cambio Common Stock and Preferred Stock outstanding plus the total number of shares of Cambio Common Stock issuable upon exercise of Cambio Options outstanding as of the Effective Time (as of July 24, 1998, the Exchange Ratio would have been approximately 0.24339).

     "GAAP" means Generally Accepted Accounting Principles.

     "Glasser Voting Agreement" means the Voting Agreement entered into by and among Glasser and the Principal Shareholders.

     "Indemnified Parties" means each present and former director or officer of Cambio who, after the Effective Time and pursuant to the terms of the Merger Agreement, are to be jointly and severally, to the fullest extent permitted under applicable law, indemnified and held harmless by Meadowbrook.

     "IRS" means the Internal Revenue Service of the United States.

     "Merger" means collectively, the merger of Interset with and into Cambio pursuant to which Cambio, as the surviving corporation, becomes a wholly-owned subsidiary of Meadowbrook, as contemplated by the Merger Agreement.

     "Merger Agreement" means the Agreement and Plan of Merger .

     "Nasdaq" means Nasdaq Stock Market.

     "Meadowbrook" means Meadowbrook Rehabilitation Group, Inc., a Delaware corporation.

     "Meadowbrook Board" means the Board of Directors of Meadowbrook.

     "Meadowbrook Class A Common Stock" means the Class A Common Stock of Meadowbrook, par value $0.01 per share.

     "Meadowbrook Class B Common Stock" means the Class B Common Stock of Meadowbrook, par value $0.01 per share.

     "Meadowbrook Certificate of Incorporation" means Meadowbrook's Restated Certificate of Incorporation.

     "OEMs" means original equipment manufacturers.

     "Registration  Rights Agreement" means the Registration Rights Agreement to
be  entered  into  at  the  Closing   between   Meadowbrook  and  the  Principal
Shareholders.

     "Rule 144" means Rule 144 promulgated under the Securities Act.

     "SEC" means the United States Securities and Exchange Commission.

     "Securities Act" means the Securities Act of 1933, as amended.

     "Stockholders Voting Agreement" means the Stockholders Voting Agreement entered into by and between each of the Principal Shareholders, on the one hand, and Meadowbrook, on the other.

     "Superior Proposal" means a written unsolicited proposal relating to a possible acquisition of Cambio, other than by Meadowbrook, which proposal is, in the reasonable good faith judgment of the Cambio Board, after consultation with its legal and financial advisors, on financial and other terms more favorable to the shareholders of Cambio than the terms of the Merger and which is made by a party that can reasonably be expected to consummate the transaction on the terms proposed.

     "Third Party Proposal" means a proposal from any person other than Cambio or Meadowbrook relating to the possible acquisition of Cambio or Meadowbrook, as applicable (whether by way of merger, purchase of its capital stock, purchase of assets or otherwise), or any material portion of Cambio's or Meadowbrook's, as applicable, capital stock or assets.

     "VAR" means value added reseller.

     "Voting Agreements" mean each of the Stockholders Voting Agreement and the Glasser Voting Agreement, collectively.

     "Windows NT" means the Microsoft Windows NT operating system.

                                     SUMMARY

     The following is a summary of certain of the information contained elsewhere in this Joint Information/Consent Solicitation Statement. This summary is not intended to be complete and is qualified in all respects by reference to the more detailed information contained elsewhere in this Joint Information/Consent Solicitation Statement, the Annexes hereto, and the Meadowbrook SEC Documents. Cambio shareholders are strongly urged to read and consider carefully this Joint Information/Consent Solicitation Statement, the Annexes hereto, and the Meadowbrook SEC Documents in their entirety, particularly the matters referred to under "Risk Factors."

The Companies

     Meadowbrook and Interset. Prior to June 30, 1998, Meadowbrook provided outpatient, home health, and traditional acute, subacute and post-acute comprehensive rehabilitation services. Since the beginning of the fiscal year ended June 30, 1997 ("Fiscal 1997"), Meadowbrook has sold or closed substantially all of its operating assets. At the time of the Merger, Meadowbrook's operations will consist solely of the operations of Cambio, which will be a subsidiary of Meadowbrook. Meadowbrook was incorporated in 1986. Meadowbrook's executive offices are located at 2000 Powell Street, Suite 1203, Emeryville, California 94608, and its telephone number is (510) 420-0900.

     Interset is a Delaware corporation that is a wholly owned subsidiary of Meadowbrook organized for the sole purpose of effecting the Merger.

     Cambio. Cambio provides client/server network documentation software and services. Cambio's products and services are designed to enhance network operations support and reduce network-related costs associated with a variety of business needs including network changes, relocations, network outsourcing, backup and disaster recovery planning. Network documentation is an essential corporate information system that allows network support professionals to create, maintain and access a centralized model of the entire network, its components and their relationships. Cambio also provides a broad range of network integration, consulting, training, implementation services and Year 2000 solutions. Cambio was originally incorporated in 1987 as ISICAD, Inc. and changed its name to Cambio in 1996. Cambio's executive offices are located at 15400 SE 30th Place, Suite 200, Bellevue, Washington 98007 and its telephone number is (425) 643-1400.

Cambio Shareholder Approval

     Only holders of record of Cambio Common Stock or Cambio Preferred Stock at the close of business on July 24, 1998 (the "Cambio Record Date") will be entitled to consent to the Merger. Cambio shareholders entitled to consent will consider whether to approve and adopt the Merger Agreement, a copy of which is attached to this Joint Information/Consent Solicitation Statement as Annex A and is incorporated herein by reference, and the transactions contemplated thereby. Under California law and the charter documents of Cambio, approval and adoption of the Merger Agreement requires the affirmative vote of (i) holders of a majority of the outstanding shares of Cambio Common Stock voting as a single class, and (ii) holders of 66-2/3% of the outstanding shares of Cambio Preferred Stock, voting as a single class. Holders of Cambio Common Stock and Cambio Preferred Stock are each entitled to one vote per share.

     As of the Cambio Record Date, there were outstanding 415,372 shares of Cambio Common Stock held by 33 holders of record and 3,500,000 shares of Cambio Preferred Stock held by five holders of record. The Cambio Common Stock and Cambio Preferred Stock are collectively referred to herein as the "Cambio Capital Stock."

     The Principal Shareholders (who own an aggregate of 3,500,000 shares of Cambio Preferred Stock representing approximately 89.4% of the votes entitled to be cast by holders of shares of Cambio Common Stock and Cambio Preferred Stock issued and outstanding as of the Cambio Record Date) have entered into a Stockholders Voting Agreement (the "Stockholders Agreement") with Meadowbrook. Pursuant to the Stockholders Agreement, which is irrevocable, each of the Principal Shareholders has agreed to vote in favor of approval and adoption of the Merger Agreement and approval of the Merger. The vote in accordance with the Stockholders Agreement of the shares of Cambio Preferred Stock subject to the Stockholders Agreement will be adequate to approve the Merger Agreement and the Merger by Cambio shareholders. See "The Merger AgreementCConditions to Consummation of the Merger."

Recommendation of the Cambio Board of Directors; Reasons for the Merger

     The Exchange Ratio (as defined below) was reached as a result of negotiation between management of Meadowbrook and Cambio. The Board of Directors of Cambio (the "Cambio Board") has unanimously approved the Merger Agreement and believes that the transactions contemplated thereby are fair and in the best interests of its shareholders. The Cambio Board unanimously recommends that its shareholders consent in favor of the Merger Agreement and the Merger. For a discussion of the reasons for the Merger, see "The MergerCRecommendation of the Cambio Board of Directors; Reasons for the Merger."

Effects of the Merger

     General Effects of the Merger. Upon consummation of the Merger, Cambio will become a wholly owned subsidiary of Meadowbrook, the separate corporate existence of Interset will cease, and holders of Cambio Capital Stock at the Effective Time (as defined below) (other than holders ("Dissenting Shareholders") who perfect their statutory dissenters' rights of appraisal) will receive shares of Meadowbrook Class A Common Stock and cash in lieu of fractional shares. Each share of Cambio Capital Stock (other than shares as to which dissenters' rights have been perfected) will be converted into the right to receive (assuming that the Effective Time occurred on July 24, 1998) 0.24339 of a share of Meadowbrook Class A Common Stock (the "Exchange Ratio").

     Based upon the Exchange Ratio of 0.24339 of a share of Meadowbrook Class A Common Stock for each share of Cambio Capital Stock and assuming the exercise of all Cambio stock options and warrants from the date hereof through the Effective Time, the present holders of Cambio Capital Stock (including holders of Cambio Common Stock subject to restricted stock purchase agreements) would hold approximately 1,268,014 shares of Meadowbrook Class A Common Stock after the Merger, which would represent approximately 32.5% of the Meadowbrook Class A

Common Stock and Class B Common Stock then outstanding (based upon the number of shares of Meadowbrook Class A Common Stock and Class B Common Stock outstanding at July 24, 1998 before giving effect to the Merger). After the Merger, Meadowbrook will hold 100% of the Cambio Capital Stock then outstanding and the Cambio shareholders (other than Dissenting Shareholders) will be stockholders of Meadowbrook. The holders of Meadowbrook Class A Common Stock as of the Effective Time will continue to hold their Meadowbrook Class A Common Stock following the Merger.

     Certain Federal Income Tax Consequences. The Merger is intended to qualify for federal income tax purposes as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). Assuming the Merger so qualifies as a reorganization within the meaning of
Section 368(a) of the Code, in general, no gain or loss will be recognized by holders of Cambio Common Stock or Cambio Preferred Stock with respect thereto on the surrender of their Cambio Common Stock or Cambio Preferred Stock in exchange for Meadowbrook Class A Common Stock, except with respect to cash received in lieu of fractional shares, and no gain or loss will be recognized by Meadowbrook or Cambio. No ruling has been requested from the Internal Revenue Service (the "IRS") regarding the federal income tax consequences of the Merger. In addition, Cambio has not obtained an opinion of counsel as to such federal income tax consequences. ALL CAMBIO SHAREHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER. See "The MergerCCertain Federal Income Tax Consequences."

Operations Following the Merger

     Following the Merger, Cambio will continue its present operations as a wholly owned subsidiary of Meadowbrook. There can be no assurance that Meadowbrook will be successful in managing Cambio's business.

     Following the Merger, it is currently contemplated that all of the Cambio executive officers and senior management members will continue in their present positions. See "The Merger-Interests of Certain Persons in the Merger."

Terms of the Merger Agreement

     Effective Time. If the Merger Agreement and Merger are approved by the requisite Cambio shareholder consent and if all other conditions set forth in the Merger Agreement are satisfied or waived, the Merger will become effective at the time a Certificate of Merger is filed with (and accepted for filing by) the California Secretary of State and the Delaware Secretary of State or such later time as specified in the Certificate of Merger (such time, the "Effective Time"). Meadowbrook currently anticipates that the filing of the Certificate of Merger will occur promptly after the satisfaction or waiver of the conditions to the Merger. See "The Merger AgreementCEffective Time."

     Exchange of Certificates. As soon as practicable after the Effective Time, Meadowbrook will mail to each record holder (other than Meadowbrook or its subsidiaries or Dissenting Shareholders) of an outstanding certificate or certificates representing Cambio Capital Stock as of the Effective Time, a letter of transmittal and instructions for use in effecting the surrender of such certificates in exchange for the Meadowbrook Class A Common Stock issuable pursuant to the Merger in respect of such shares. Shareholders of Cambio should not submit certificates representing their Cambio Capital Stock unless and until they receive such a letter of transmittal and instructions from Meadowbrook. At the Effective Time, each then outstanding option to purchase Cambio Common Stock, whether vested or unvested, will be assumed by Meadowbrook without any action on the part of the holder thereof. Option Agreements need not be surrendered. See "The Merger AgreementCExchange of Certificates."

     Stock Options. At the Effective Time, Meadowbrook will assume outstanding stock options issued under Cambio's 1994 Stock Option Plan (the "Option Plan") and each outstanding option to purchase Cambio Common Stock (each, an "Cambio Option") issued thereunder, whether vested or unvested. Each Cambio Option so assumed by Meadowbrook under the Merger Agreement will continue to have, and be subject to, substantially the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Cambio Option immediately prior to the Effective Time, except that (i) such Cambio Option will be exercisable for that number of whole shares of Meadowbrook Class A Common Stock equal to the number of shares of Cambio Common Stock that were issuable upon exercise of such Cambio Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Meadowbrook Class A Common Stock and (ii) the per share exercise price for the shares of Meadowbrook Class A Common Stock issuable upon exercise of such assumed Cambio Option will be equal to the quotient determined by dividing the exercise price per share of Cambio Common Stock at which such Cambio Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Meadowbrook and Cambio intend that the Cambio Options assumed by Meadowbrook will qualify following the Effective Time as incentive stock options under the Code, to the extent the Cambio Options qualified as incentive stock options immediately prior to the Effective Time.

     Conditions. The respective obligations of Meadowbrook and Cambio to effect the Merger are subject to various conditions described under "The Merger AgreementCConditions to Consummation of the Merger," including, but not limited to: (i) requisite Cambio shareholder approval; (ii) the absence of any restraining order or injunction that would prevent the consummation of the Merger; (iii) the performance by the other party of its obligations under the Merger Agreement and the accuracy of the other party's representations and warranties contained therein; (iv) the Meadowbrook Board shall have been increased to six members and three individuals nominated by Cambio shall have been appointed to the Meadowbrook Board; (v) the Principal Shareholders, on behalf of Cambio, shall have caused to be paid such amounts as may be necessary to reduce Cambio's outstanding indebtedness to U.S. Trust Florida to less than or equal to $1,000,000 and the outstanding indebtedness of Cambio to its shareholders shall have been eliminated; and (vi) the issuance of Meadowbrook Class A Common Stock in connection with the Merger shall be exempt from the registration requirements of the Securities Act. See "The Merger Agreement-Conditions to Consummation of the Merger."

     Termination. The Merger Agreement is subject to termination at the option of either Meadowbrook or Cambio if the Merger is not consummated by September 15, 1998 and prior to that time upon the occurrence of certain events. See "The Merger Agreement-Termination."

Restricted Securities

     All shares of Meadowbrook Class A Common Stock to be issued in connection with the Merger will be considered "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and may not be resold except as permitted by the Securities Act and the rules and regulations promulgated thereunder, and will bear a legend to such effect. A condition to Cambio's obligations to effect the Merger is that Meadowbrook enter into a registration rights agreement with the Principal Shareholders (the "Registration Rights Agreement") providing that in certain circumstances and subject to certain exceptions, Meadowbrook will use its reasonable efforts to file, and cause to become effective, a registration statement with the SEC covering the resale of the shares of Meadowbrook Class A Common Stock issued to the Principal Shareholders in connection with the Merger. However, such shares cannot be resold to the public until such registration statement has been declared effective by the SEC or, in the absence of such registration, until the holder has satisfied certain holding period and other requirements. In addition, any such registration statement will only be kept effective for a limited period, not to exceed 90 days, and Meadowbrook will have certain rights to suspend the sale of any shares under the registration statement. See "Risk FactorsCRestricted Securities" and "The Merger AgreementCRegistration of Meadowbrook Shares" and the Registration Rights Agreement included as Exhibit D to the Merger Agreement attached as Annex A to this Joint Information/Consent Solicitation Statement.

Certain Related Agreements

     Voting Agreements. The Principal Shareholders who beneficially own approximately 89.4% of the outstanding shares of Cambio Capital Stock, in the aggregate, have entered into the Stockholders Agreement with Meadowbrook pursuant to which, such persons or entities have agreed to vote or consent with respect to their shares of Cambio Capital Stock in favor of the Merger and against certain transactions which are intended to, or could reasonably be expected to, impede, interfere with, delay or adversely affect the Merger. See "Certain Related Agreements-Voting Agreements."

     Harvey Wm. Glasser, M.D., Meadowbrook's President and Chief Executive Officer and holder of approximately 89.3% of the total voting power of the capital stock of Meadowbrook has agreed to enter into a Voting Agreement with Meadowbrook, Cambio and the Principal Shareholders (the "Glasser Voting Agreement"), pursuant to which Dr. Glasser will agree to vote or act with respect to all shares of Meadowbrook securities owned by him, in favor of the election of three designees of the Principal Shareholders to the Meadowbrook Board of Directors (the "Meadowbrook Board").

     Registration Rights Agreement. At the Closing, Meadowbrook and the Principal Shareholders will enter into the Registration Rights Agreement which will grant the Principal Shareholders the right to request Meadowbrook, after 12 months following the closing, on up to two occasions in any 12-month period, to register the shares of Meadowbrook Class A Common Stock to be received by the Principal Shareholders in exchange for the Principal Shareholders's Cambio Capital Stock pursuant to the Merger. The Principal Shareholders will also have "piggyback" registration rights with respect to such shares of Meadowbrook Class A Common Stock. See "The Merger-Interests of Certain Persons in the Merger" and "Certain Related Agreements-Registration Rights Agreement."

     Secured Bridge Financing. As of the date of this Joint Information/Consent Solicitation Statement, Meadowbrook has loaned Cambio $1,200,000 to fund Cambio's business activities prior to the Closing. Such loans are evidenced by Secured Bridge Financing Notes and are payable upon the earlier to occur of (i) the Closing; (ii) September 15, 1998; (iii) the date on which Cambio closes any equity or debt financing in excess of $50,000; (iv) the date on which all or substantially all of the assets of Cambio are sold; or (v) the date on which there occurs any "change of control" of Cambio (defined as a sale or other transfer, directly or indirectly, of 30% or more of the beneficial voting or economic interest of Cambio).

Appraisal and Dissenters' Rights

     Shareholders of Cambio who do not vote in favor of the Merger may, under certain circumstances and by following procedures prescribed by Chapter 13 of the California General Corporation Law (the "CGCL"), have a right to demand payment for, and appraisal of the "fair value" of, their shares. See "The Merger-Appraisal and Dissenters' Rights."

Risk Factors

     Shareholders of Cambio before consenting to the Merger Agreement and the Merger should consider the risks associated with the Merger and with holding Meadowbrook Class A Common Stock.

     Risks relating to the Merger. Risks relating to the Merger include: (i) the additional shares of Meadowbrook Class A Common Stock to be issued in the Merger as well as the number of shares of Meadowbrook Class A Common Stock to be eligible for private resale; (ii) certain differences in the rights of holders of Meadowbrook Class A Common Stock and Cambio Capital Stock resulting from the Merger; (iii) the lack of effect on the Exchange Ratio of price changes in the Meadowbrook Class A Common Stock; and (iv) certain affiliates of Meadowbrook and Cambio have certain interests that are different from or in addition to stockholders of Meadowbrook and shareholders of Cambio.

     Risks relating to the Operations of Meadowbrook and Cambio. Risks relating to the business of Meadowbrook and Cambio with Cambio operating as a wholly owned subsidiary of Meadowbrook include: (i) the history of significant net operating losses of Cambio and Meadowbrook, the uncertainty of profitability of Meadowbrook following the Merger; (ii) the potential for fluctuations in the operating results of Cambio; (iii) significant historical and potential future volatility in the trading price of the Meadowbrook Class A Common Stock; (iv) Meadowbrook's ability to manage growth and its dependence on key personnel; (v) the utilization by Cambio of new distribution channels; (vi) intense competition in Cambio's markets; (vii) the uncertainty of porting Cambio's products to new operating systems and the expansion into the Windows NT market; (viii) risks associated with international operations; (ix) the rapid technological changes which occur in Cambio's markets and the necessity for frequent new product introductions; (x) the dependence of Cambio on its proprietary technology; (xi) risks relating to software defects and product liability claims; and (xii) risks relating to past and future acquisitions.

     For a more complete discussion of these and other risks affecting Meadowbrook and Cambio and the Merger, see "Risk Factors."

Market Price and Dividend Data

     Meadowbrook's Class A Common Stock is traded on the Nasdaq National Market under the symbol MBRK. The following table sets forth for the periods indicated the high and low sales prices for the Meadowbrook Class A Common Stock. All prices have been adjusted to reflect a 3-for-2 stock split effected in the form of a 100% stock dividend in April 22, 1998.

          Fiscal 1996                                 High            Low
                                                      ----            ---
                  First Quarter...................   7.50             6.00
                  Second Quarter..................   6.00             1.50
                  Third Quarter...................   4.50             2.25
                  Fourth Quarter..................   4.25             1.50

          Fiscal 1997
                  First Quarter...................   2.75             1.00
                  Second Quarter..................   2.75             1.38
                  Third Quarter...................   1.81             1.63
                  Fourth Quarter..................   2.50             1.88

          Fiscal 1998
                  First Quarter...................   3.25             2.25
                  Second Quarter..................   2.75             1.50
                  Third Quarter...................   4.25             2.50
                  Fourth Quarter..................   2.50             0.22

     The last reported sale price for Meadowbrook Class A Common Stock on the Nasdaq National Market on April 2, 1998 (the last full day of trading prior to the public announcement of the proposed Merger) was $2.25 per share. On July 21, 1998, the last reported sale price for the Meadowbrook Class A Common Stock on the Nasdaq National Market was $1.063. As of July 21, 1998, there were approximately 620 holders of record of the Meadowbrook Class A Common Stock.

     No established trading market exists for the Cambio Common Stock or the Cambio Preferred Stock. Options to purchase Cambio Common Stock were last granted on June 6, 1998 at an exercise price of $0.05 per share ($0.21 per equivalent share of Meadowbrook Class A Common Stock, based on the Exchange Ratio of 0.24339), and shares of Cambio Preferred Stock were last purchased in a third-party transaction on April 17, 1997 at a price of $0.30 per share ($1.26 per equivalent share of Meadowbrook Class A Common Stock, based on the Exchange Ratio).

     Cambio has never paid cash dividends on its Common Stock.

Historical Financial Data

     See "Business and Financial Information Regarding Cambio-Cambio Selected Financial Data," as well as the financial statements of Cambio attached hereto and the financial information of Meadowbrook included in the Meadowbrook SEC Documents.

Selected Financial Data of Meadowbrook

     The statement of operations data for each of the three years in the period ended June 30, 1997, and the balance sheet data at June 30, 1996 and 1997 are derived from the audited consolidated financial statements of Meadowbrook included in the Meadowbrook SEC Documents. The balance sheet data at June 30, 1995 has been derived from audited consolidated financial statements of Meadowbrook that are not included in the Meadowbrook SEC Documents. The statement of operations data for the nine months ended March 31, 1997 and 1998 and balance sheet data at March 31, 1998 are derived from unaudited consolidated financial statements included in Meadowbrook SEC Documents. The unaudited consolidated financial statements include all adjustments, consisting only of normal recurring adjustments, which Meadowbrook considers necessary for a fair statement of the information set forth therein. Operating results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for any future period. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related Notes included in the Meadowbrook SEC Documents. All share and per share data has been adjusted to reflect a 3-for-2 stock split effected in the form of a 100% stock dividend in April 22, 1998.



                                                                                                                 Nine Months Ended
                                                                             Year Ended June 30,                      March 31,
                                                                      ----------------------------------     ----------------------
                                                                      1997          1996          1995          1998          1997
                                                                      ----          ----          ----          ----          ----
                                                                                        (In thousands, except per share data)
Statements of Operations Data:
Net operating revenues .......................................     $ 20,834      $ 23,623      $ 19,974      $  6,286      $ 17,013
Non-capital operating expenses ...............................       22,503        21,759        20,258         7,559        16,819
Capital expenses:
    Depreciation and amortization ............................          572           586           543           190           448
    Rent .....................................................        1,635         1,953         2,351           474         1,328
    Interest expense (income) ................................          (55)         (114)           26          (111)          (38)
    Gain (loss) on sale of assets ............................           --            --            --        (1,472)         (531)
                                                                   --------      --------      --------      --------      --------
       Total capital expenses ................................        2,152         2,425         2,920          (919)        1,207
                                                                   --------      --------      --------      --------      --------

Restructuring Charges ........................................           --            --           310            --            --
                                                                   --------      --------      --------      --------      --------
       Total expenses ........................................       24,655        24,184        23,488         6,640        18,026
                                                                   --------      --------      --------      --------      --------
Net (loss) before income taxes and minority interest .........       (3,821)         (561)       (3,514)         (354)
                                                                                                                             (1,012)
Income tax provisions (benefit) ..............................           --            --           (93)           --            --
                                                                   --------      --------      --------      --------      --------
Net (loss) before minority interest ..........................     $ (3,821)     $   (561)     $ (3,421)     $   (354)     $ (1,012)
Minority interest ............................................           30            29           108             4            27
                                                                   --------      --------      --------      --------      --------
Net (loss) ...................................................     $ (3,851)     $   (590)     $ (3,529)     $   (358)     $ (1,039)
                                                                   ========      ========      ========      ========      ========
Net (loss) per common share ..................................     $  (1.33)     $  (0.21)     $  (1.21)     $  (0.12)     $  (0.36)
                                                                   ========      ========      ========      ========      ========
Weighted average common shares used in per
    Common share calculation .................................        2,895         2,895         2,906         2,885         2,895
                                                                   ========      ========      ========      ========      ========


                                      -18-



                                                  At June 30,       At March 31,
                                      ---------------------------   -----------
                                         1997      1996     1995          1998
                                         ----      ----     ----          ----
                                                      (In thousands)
Balance Sheet Data:
Working capital ....................    $ 4,815  $ 6,519  $ 4,815       $ 7,711
Total assets .......................      7,358   14,840    9,548        16,304
Long-term liabilities and
 capital lease obligations .........         21      658       49         1,074
Stockholders' equity ...............    $ 5,647  $10,086  $ 6,236       $10,677

     Since the beginning of the fiscal year ended June 30, 1997, Meadowbrook has disposed of all of its operating assets. As of June 30, 1998, Meadowbrook's assets consisted mainly of cash and accounts receivable.

                                  RISK FACTORS

     In addition to the other information regarding Meadowbrook, Cambio and the Merger contained in this Joint Information/Consent Solicitation Statement or the Meadowbrook SEC Documents, the following factors should be considered carefully by the holders of Cambio Capital Stock before voting on the Merger Agreement and the Merger. For periods following the Merger, references to the products, services, business, results of operations, or financial condition of Meadowbrook should be considered to refer to Meadowbrook and its subsidiaries, including Cambio, unless the context otherwise requires.

     Accumulated Deficits; Uncertain Profitability. Cambio has incurred significant net losses since its inception, and Cambio had an accumulated deficit of approximately $26 million at March 31, 1998. There can be no assurance that Meadowbrook will be profitable in any future period and any positive recent operating results should not be considered indicative of future financial performance. Cambio's business is also subject to the risks inherent in the operation of a new business enterprise, and there can be no assurance that the Combined business will be able to successfully address these risks. See "Cambio Management's Discussions and Analysis of Financial Condition and Results of Operations."

     Fluctuating Operating Results. Cambio's operating results have fluctuated in the past, and as a result Meadowbrook's results may fluctuate significantly in the future depending on a number of factors. Factors that have resulted in fluctuations in Cambio's operating results have included the size of orders (which have typically ranged from a few thousand dollars to several hundred thousand dollars) as well as the timing and seasonality of orders, with Cambio's revenue in the first quarter of a fiscal year having been typically lower than its revenue in the fourth quarter of the immediately preceding fiscal year, due to seasonality in customer buying patterns and the structure of Cambio's sales commission programs.

     In addition to the factors that are specific to Meadowbrook and Cambio described above, factors that may contribute to future fluctuations in Meadowbrook's quarterly operating results include, but are not limited to: (i) development and introduction of new operating systems that require additional development efforts by Cambio; (ii) introduction or enhancement of products by Cambio; (iii) changes in pricing policies of Cambio or its competitors; (iv) increased competition; (v) technological changes in computer systems and environments; (vi) the ability of Cambio to timely develop, introduce and market new products; (vii) quality control of products sold; (viii) market readiness to deploy systems management products for distributed computing environments; (ix) market acceptance of new products and product enhancements; (x) customer order deferrals in anticipation of new products and product enhancements; (xi) Cambio's success in expanding its sales and marketing programs; (xii) personnel changes; (xiii) foreign currency exchange rates; (xiv) mix of products sold;
(xv) acquisition costs; and (xvi) general economic conditions. See "Meadowbrook Management's Discussion and Analysis of Financial Condition and Results of Operations" in Meadowbrook's Annual Report on Form 10-K for the fiscal year ended June 30, 1997 and Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1998, which are incorporated herein by reference and "Cambio Management's Discussion and Analysis of Financial Condition and Results of Operations."

     On April 2, 1998, the trading day immediately prior to the signing of the Merger Agreement, the closing prices of the Meadowbrook Class A Common Stock was $2.25 per share. Since that date, the trading price of the Meadowbrook Class A Common Stock has traded as high as $3.50 per share and has traded as low as $0.218 per share, and was $1.063 per share on July 21, 1998. There can be no assurance that the trading prices of the Meadowbrook Class A Common Stock will not decline further between the date of this Joint Information/Consent Solicitation Statement and the date of the Closing. Shareholders of Cambio are encouraged to obtain current quotations as to the market prices of the Meadowbrook Class A Common Stock.

     Uncertain Effects of the Merger. Although the Cambio Board believes that the Merger is fair and in the best interests of the Cambio shareholders, there can be no assurance that Cambio will realize the anticipated benefits of the Merger. Because Cambio shareholders will own a significantly smaller percentage of Meadowbrook following the Merger than they owned of Cambio, their investment will depend in large part upon the success of Meadowbrook's management of Cambio. The combination of Cambio and Meadowbrook involves several potential operating and business risks, including, but not limited to, the integration of Cambio's and Meadowbrook's management in a timely, efficient and effective manner. Meadowbrook's management has not had any experience in operating a business such as Cambio's. There can be no assurance that Cambio will be able to realize any revenue enhancements or cost savings or maintain Cambio's business relationships with its customers after the Merger. Furthermore, there can be no assurance that any cost savings which are realized due to the Merger will not be offset by increases in other expenses or operating losses, including losses due to problems in integrating the two companies. See "CRisks Associated With Acquisitions."

     Risks Associated with Acquisitions. As part of its business strategy, Meadowbrook may from time to time acquire assets and businesses principally relating to or complementary to its operations, including for the purpose of acquiring specific technology. To the extent Meadowbrook acquires additional businesses that are geographically distant from Meadowbrook's Emeryville, California headquarters, the integration and management of the acquired businesses' operations can be more difficult. These and any other acquisitions by Meadowbrook will be accompanied by the risks commonly encountered in acquisitions of companies. Such risks include, among other things, potential exposure to unknown liabilities of acquired companies or to acquisition costs and expenses exceeding amounts anticipated for such purposes, fluctuations in Meadowbrook's quarterly and annual operating results due to the costs and expenses of acquiring and integrating new businesses or technologies, the difficulty and expense of assimilating the operations and personnel of the acquired businesses, the potential diversion of Meadowbrook's management's time and attention, the inability to successfully integrate or to complete the development and application of acquired technology and the potential failure to achieve anticipated financial, operating and strategic benefits from such acquisitions, difficulties in establishing and maintaining uniform standards, controls, procedures and policies, the impairment of relationships with and possible loss of key employees and customers of acquired businesses as a result of changes in management and ownership, the incurrence of amortization expenses if an acquisition is accounted for as a purchase, and dilution to the stockholders of Meadowbrook if the consideration for the acquisition consists of equity securities. There can be no assurance that Meadowbrook will be successful in overcoming these risks or any other problems encountered in connection with such acquisitions. If Meadowbrook is unsuccessful in doing so, its business, financial condition and results of operations could be materially and adversely affected.

     Potential Dilutive Effect to Stockholders. Although the companies believe that benefits will result from the Merger, there can be no assurance that the Merger, even if achieved in an efficient, effective and timely manner, will result in an operation and financial condition superior to what would have been achieved by Cambio independently, or as to the period of time required to achieve such result. The issuance of Meadowbrook Class A Common Stock in connection with the Merger, and Cambio's operating losses, will have the effect of reducing Meadowbrook's net income per share and could reduce the market price of Meadowbrook Class A Common Stock unless and until revenue growth or cost savings and other business benefits sufficient to offset the effect of such issuance can be achieved. There can be no assurance that such growth, savings or benefits will be achieved. In addition, there can be no assurance that shareholders of Cambio would not achieve greater returns on investment if Cambio were to remain an independent company.

     Additional Shares to be Issued; Shares Eligible for Future Sale. As of July 24, 1998, there were approximately 1,735,866 shares of Meadowbrook Class A Common Stock outstanding and 40,000 shares of Meadowbrook Class A Common Stock subject to Meadowbrook Options. An additional 1,268,014 shares of Meadowbrook Class A Common Stock or options to purchase Meadowbrook Class A Common Stock will be issued as a result of the Merger. In addition, pursuant to the Registration Rights Agreement, the Principal Shareholders, who will own approximately 30% of the outstanding shares of Meadowbrook Class A Common Stock upon 12 months following the Closing will be have the right, on up to two occasions in any 12-month period, to request that Meadowbrook register for public resale such shares of Meadowbrook Class A Common Stock. The sale of a significant number of the foregoing shares may cause substantial fluctuations in the market price of Meadowbrook Class A Common Stock. Moreover, sales of substantial amounts of Meadowbrook Class A Common Stock (including shares issuable upon exercise of assumed options) in the public market could materially and adversely affect the market price of the Meadowbrook Class A Common Stock. Such sales may make it more difficult for Meadowbrook to sell equity securities or equity-related securities in the future at a time and price that Meadowbrook deems appropriate.

     Rights of Holders of Meadowbrook Class A Common Stock and Cambio Capital Stock Following the Merger. Following the Merger, holders of Cambio Capital Stock will become holders of Meadowbrook Class A Common Stock. Certain material differences exist between the rights of holders of Meadowbrook Class A Common Stock and Cambio Capital Stock under Meadowbrook's Certificate of Incorporation and Bylaws or Cambio's Articles of Incorporation and Bylaws, respectively. In addition, certain material differences exist with respect to the rights of shareholders under California law as compared with the rights of stockholders under Delaware law. See "Comparison of Rights of Holders of Meadowbrook Class A Common Stock and Cambio Common Stock."

     No Effect on Exchange Ratio of Change in Price of Meadowbrook Class A Common Stock. Under the terms of the Merger Agreement, the shares of Cambio Capital Stock issued and outstanding at the Effective Time will be converted into shares of Meadowbrook Class A Common Stock. The Merger Agreement does not contain any provisions for adjustment of the Exchange Ratio based on fluctuations in the trading price of Meadowbrook Class A Common Stock, which has declined from a closing price of $2.25 per share on April 2, 1998 to $1.063 per share, on July 21, 1998. Accordingly, the value of the consideration to be received by shareholders of Cambio upon the Merger will depend on the market price of the Meadowbrook Class A Common Stock at the Effective Time.

     Interests of Certain Persons in the Merger. Certain members of the Meadowbrook Board, the Cambio Board, the management of Meadowbrook and the management of Cambio, respectively, have certain interests in the Merger that are different from, or in addition to, the interests of Meadowbrook stockholders and Cambio shareholders in the Merger generally. These certain interests include: (i) the current directors of Meadowbrook have become directors of Cambio; (ii) certain current directors of Cambio will become directors of Meadowbrook; (iii) Meadowbrook and the Principal Shareholders will enter into the Registration Rights Agreement; (iv) Dr. Glasser will enter into the Glasser Voting Agreement with Meadowbrook, Cambio and the Principal Shareholders; and
(v) the Principal Shareholders will convert the outstanding indebtedness of Cambio held by such Principal Shareholders into equity of Cambio. See "The Merger-Interests of Certain Persons in the Merger."

     Potential Delisting from Nasdaq National Market. The Meadowbrook Class A Common Stock is currently quoted on the Nasdaq National Market. On August 22, 1997, the Nasdaq National Market adopted new quantitative and qualitative requirements, as set forth under NASD Marketplace Rule 4450, which issuers are required to meet in order to maintain their listings. Meadowbrook has been notified by Nasdaq that it does not comply with the public float and market value of public float requirements. On June 1, 1998 Nasdaq issued a delisting letter identifying the review procedures available to Meadowbrook. Meadowbrook at this time is appealing the delisting decision and a hearing was held on July 30, 1998. At such hearing, Meadowbrook requested that the Meadowbrook Class A Common Stock be quoted on the Nasdaq Small Cap Market. To be eligible for listing on the Nasdaq Small Cap Market, Meadowbrook must meet the following requirements: (i) net tangible assets of at least $2,000,000, or (ii) a market capitalization of $35,000,000, or (iii) net income in at least two of the last three years of $500,000 and a public float of at least 500,000 shares with a market value of at least $1,000,000. There can be no assurance that Meadowbrook will be able to meet the requirements for listing on the Nasdaq SmallCap Market with respect to the Meadowbrook Class A Common Stock. If Meadowbrook fails to maintain a Nasdaq National Market listing or fails to obtain a listing on the Nasdaq Small Cap Market, Meadowbrook's securities will likely be traded on the OTC Bulletin Board. As a result, the market value of the Meadowbrook Class A Common Stock would likely decline and stockholders likely would find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Meadowbrook Class A Common Stock.

     Intense Competition. The markets in which Cambio competes are intensely competitive, highly fragmented and rapidly changing. In order to compete effectively, Cambio will have to enhance current products, enhance the operability of its products with one another and develop new products in a timely fashion.

     Cambio anticipates continued growth in competition in the telecommunications industry and consequently, the entrance of new competitors into the software systems market in the future. To maintain and improve its competitive position, Cambio must continue to develop and introduce, in a timely and cost-effective manner, new product sets, new product features and services and support that keep Cambio competitive with its competitors. The principle competitive factors in Cambio's market are quality, performance, price, customer support and training, Cambio's reputation, and product attributes such as scalability, compatibility, functionality and acceptance. In addition, Cambio competes with a number of companies that have substantially greater financial, technical, sales, marketing and other resources as well as greater name recognition than Cambio. As a result, Cambio's competitors may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, or to devote greater resources to the promotion and sale of their products and services than can Cambio. There can be no assurance that Cambio will be able to compete successfully with its existing competitors or with new competitors.

     Cambio competes primarily with: (i) hardware and software vendors that offer a documentation platform or framework to support client/server network documentation applications; (ii) vendors that provide network documentation software for the mainframe environment and are migrating their products to the client/server environment; (iii) vendors that provide "point" products that address specific problems and offer specific functionality, such as job scheduling or security audit tools; and (iv) vendors that provide integrated and interoperable solutions. Cambio believes that its principal competitors that offer products in all or some of its product areas are Archtel Corporation and Visionael, Inc. and several smaller private companies.

     Cambio's success will also depend significantly on its ability to develop more advanced products more quickly and less expensively than its existing competitors and potential competitors and to educate potential customers as to the benefits of licensing Cambio's products rather than developing their own products. Cambio's current and future competitors could introduce products with more features, greater scalability, greater functionality and lower prices than Cambio's products. These competitors could also bundle existing or new products with other, more established products in order to compete with Cambio. Cambio's focus on client/server network documentation software may be a disadvantage in competing with vendors that offer a broader range of products. Moreover, as the network documentation software market develops, a number of companies with significantly greater resources than those of Cambio could attempt to increase their presence in this market by acquiring or forming strategic alliances with competitors or business partners of Cambio. In addition, because there are relatively low barriers to entry for the software market, Cambio expects additional competition from other established and emerging companies. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could materially and adversely affect Cambio's business, operating results and financial condition. Any material reduction in the price of Cambio's products would negatively affect gross margins and would require Cambio to increase software unit sales in order to maintain gross profits. There can be no assurance that Cambio will be able to compete successfully against current and future competitors, and the failure to do so would have a material adverse effect upon Cambio's business, operating results and financial condition. See "Business of Cambio-Competition."

     Risk of Successfully Integrating Current and Future Products and Technologies. Cambio's product strategy is to integrate selected products and technologies to enhance network documentation functionality and to integrate certain products throughout its entire product line through the availability of a common set of services. Such product and technology integration activities have not begun and no current schedule exists. The success of this strategy is dependent in significant part on Cambio's ability to integrate its products as planned and the resultant products achieving market acceptance by end users, resellers and OEMs. No assurance can be given that Cambio will successfully integrate its products as planned. If Cambio is unable to develop and introduce new integrated products and technologies, or enhancements to existing products, in a timely manner, its business, operating results and financial condition would be materially and adversely affected.

     Risks Associated With International Operations. International revenue (from sales outside the United States and Canada) accounted for 25% and 14% of Cambio's total revenues in the six months ended June 30, 1998 and 1997, respectively. Cambio believes that its success depends upon continued expansion of its international operations. Cambio currently has sales and service offices in the the United Kingdom. International expansion may require Cambio to establish additional foreign offices, hire additional personnel and recruit additional international resellers. This may require significant management attention and financial resources and could adversely affect Cambio's operating margins. To the extent Cambio is unable to effect these additions efficiently and in a timely manner, its growth, if any, in international sales will be limited, and its business, operating results and financial condition could be materially and adversely affected. There can be no assurance that Cambio will be able to maintain or increase international market demand for its products.

     These international operations subject Cambio to a number of risks inherent in developing products outside of the United States, including the potential loss of developed technology, imposition of governmental controls, export license requirements, restrictions on the export of critical technology, political and economic instability, trade restrictions, difficulties in managing international operations and lower levels of intellectual property protection. See "Business of CambioCResearch and Development."

     Cambio's international business also involves a number of additional risks, including lack of acceptance of localized products, cultural differences in the conduct of business, longer accounts receivable payment cycles, greater difficulty in accounts receivable collection, seasonality due to the slow-down in European business activity during Cambio's third fiscal quarter, unexpected changes in regulatory requirements and royalty and withholding taxes that restrict the repatriation of earnings, tariffs and other trade barriers, and the burden of complying with a wide variety of foreign laws. Cambio's international sales are generated primarily through its international sales subsidiary and are expected to be denominated in local currency, creating a risk of foreign currency translation gains and losses. To the extent profit is generated or losses are incurred in foreign countries, Cambio's effective income tax rate may be materially and adversely affected. In some markets, localization of Cambio's products is essential to achieve market penetration. Cambio may incur substantial costs and experience delays in localizing its products, and there can be no assurance that any localized product will ever generate significant revenue. There can be no assurance that any of the factors described herein will not have a material adverse effect on Cambio's future international sales and operations and, consequently, its business, operating results and financial condition.

     Reliance of Significant Customers. The Company's total revenues from its five largest customers during the year ended December 31, 1997, and during the three months ended March 31, 1998 represented approximately 41.3%, and 64.3% respectively, of total revenues. This concentration of customers can cause the Company's revenues and earnings to fluctuate from quarter to quarter, based on these customers' requirements and the timing of their orders. Although the Company believes it has good relationships with its largest customers and has in the past received a substantial portion of its revenues from repeat business with established customers, none of the Company's major customers has any obligation to purchase additional products or services, and these customers generally have acquired fully-paid licenses to their installed systems. Therefore, there can be no assurance that any of the Company's major customers will continue to purchase new systems, systems enhancements and services in amounts similar to previous years. A reduction, delay or cancellation in orders from any of its major customers would have a material adverse effect on the Company's results of operations and financial condition. In addition, the acquisition by a third party of one of the Company's major customers could result in the loss of that customer and have a material adverse effect on the Company's results of operations and financial condition.

     Rapid Technological Change and Requirement for Frequent Product Transitions. The market for Cambio's products is intensely competitive, highly fragmented and characterized by rapid technological developments, evolving industry standards and rapid changes in customer requirements. The introduction of products embodying new technologies, the emergence of new industry standards or changes in customer requirements could render Cambio's existing products obsolete and unmarketable. As a result, Cambio's success depends upon its ability to continue to enhance existing products, respond to changing customer requirements and develop and introduce in a timely manner, new products that keep pace with technological developments and emerging industry standards. Customer requirements include, but are not limited to, product operability and support across distributed and changing heterogeneous hardware platforms, operating systems, relational databases and networks. For example, as certain of Cambio's customers start to utilize Windows NT or other emerging operating platforms, it will be necessary for Cambio to enhance and port its products or develop new products to operate on such platforms in order to meet these customers' requirements. There can be no assurance that Cambio's products will achieve market acceptance or will adequately address the changing needs of the marketplace or that Cambio will be successful in developing and marketing enhancements to its existing products or new products incorporating new technology on a timely basis. Cambio has in the past experienced delays in product development, and there can be no assurance that Cambio will not experience further delays in connection with its current product development or future development activities. If Cambio is unable to develop and introduce new products, or enhancements to existing products, in a timely manner in response to changing market conditions or customer requirements, Cambio's business, operating results and financial condition will be materially and adversely affected. Because Cambio has limited resources, Cambio must restrict its product development efforts and its porting efforts to a relatively small number of products and operating systems. There can be no assurance that these efforts will be successful or, even if successful, that any resulting products or operating systems will achieve market acceptance.

     Year 2000 Compliance. The computer systems and/or software used by many companies, including Cambio and Cambio's customers, may need to be upgraded to comply with various "Year 2000" requirements. Significant uncertainty exists in the software industry concerning the potential effects associated with such compliance. Although most of the software currently offered by Cambio is either designed to be Year 2000 complaint or has been upgraded to be Year 2000 complaint, Cambio still offers some software which is not Year 2000 complaint. Cambio anticipates these software products to be Year 2000 complaint by the end of 1998. Cambio is in the process of correcting this situation for a number of its existing customers, although Cambio believes that is has no contractual obligation to do so. In addition, there can be no assurance that Cambio's Year 2000 complaint software contains all necessary date code changes or that such software will interface with its customers' other software programs. Further, Cambio has warranted, and may in the future warrant, to certain customers that its software will be Year 2000 complaint, and the failure of such software to be Year 2000 complaint could have a material adverse effect on Cambio's business, financial condition and results of operations. Nevertheless, there can be no assurance that Cambio will not encounter Year 2000 difficulties, and if it does Cambio will likely incur additional expenditures.

     Dependence on Proprietary Technology; Risks of Infringement. Cambio's success depends upon its proprietary technology. Cambio has relied on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect its proprietary rights. Cambio will not have any patents material to its business at the Effective Time. As part of its confidentiality procedures, Cambio generally enters into non-disclosure agreements with its employees, distributors and corporate partners, and license agreements with respect to its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Cambio's products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of Cambio's products is difficult and although Cambio is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. Cambio will make source code available for certain of its products and the provision of such source code may increase the likelihood of misappropriation or other misuses of Cambio's intellectual property. In selling its products, Cambio will also rely in part on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. There can be no assurance that Cambio's protection of its proprietary rights, including any patent that may be issued, will be adequate or that Cambio's competitors will not independently develop similar technology, duplicate Cambio's products or design around any patents issued to Cambio or other intellectual property rights.

     Cambio is not aware that any of its products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by Cambio with respect to current or future products. Cambio expects that software product developers will increasingly be subject to such claims as the number of products and competitors in Cambio's industry segment grows and the functionality of products in the industry segment overlaps. Any such claims, with or without merit, could result in costly litigation that could absorb significant management time, which could have a material adverse effect on Cambio's business, operating results and financial condition. Such claims might require Cambio to enter into royalty or license agreements. Such royalty or license agreements, if required, may not be available on terms acceptable to Cambio or at all, which could have a material adverse effect upon Cambio's business, operating results and financial condition. See "Business of Cambio-Proprietary Rights."

     Risk of Software Defects; Product Liability. Software products as complex as those to be offered by Cambio frequently contain errors or defects, especially when first introduced or when new versions or enhancements are released. Despite product testing, Cambio has in the past released products with defects, discovered software errors in certain of its new products after introduction and experienced delayed or lost revenue during the period required to correct these errors. Cambio has regularly introduced enhancements to its existing products and has periodically introduced and intends to introduce new products. Despite testing by Cambio and by current and potential customers, there is no assurance that defects and errors will not be found in existing products or in new products, versions or enhancements after commencement of commercial shipments. Any such defects and errors could result in adverse customer reactions, negative publicity regarding Cambio and its products, harm to Cambio's reputation, loss of or delay in market acceptance or require expensive product changes, any of which could have a material adverse effect upon Cambio's business, operating results and financial condition. Further, Cambio could be subject to liability claims (for which it intends to carry insurance, although such insurance may not be sufficient to fully protect Cambio against losses relating to such claims) that could have a material adverse effect on Cambio's business, operating results and financial condition. See "Business of Cambio-Research and Development."

     Cambio's license agreements with customers typically contain provisions designed to limit their exposure to potential product liability claims. To the extent Cambio relies on "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions, the limitation of liability provisions contained in such "shrink wrap" license agreements may not be effective. Cambio's products will be generally used to manage data critical to organizations, and, as a result, the sale and support of products by Cambio may entail the risk of product liability claims. Although Cambio will maintain errors and omissions product liability insurance, such insurance may not adequately compensate Cambio for losses relating to such claims and a successful liability claim brought against Cambio could have a material adverse effect upon Cambio's business, operating results and financial condition.

     Dependence on Key Employees. Meadowbrook is highly dependent on the principal members of its management staff, including Dr. Glasser, its President and Chief Executive Officer, and Wm. Samuel Veazey, its Vice President and Chief Financial Officer, the loss of whose services would have a material adverse effect on Meadowbrook's business. Meadowbrook has not entered into any employment agreements with any of such persons and does not maintain any key person life insurance policy on the life of any employee. Failure to attract and retain key personnel could have a material adverse effect on Meadowbrook's business, financial condition and results of operations. Cambio is highly dependent on the principal members of its management staff, including Gari Grimm, its Chairman of the Board and Chief Executive Officer and Ali Al-Dahwi, its President and Chief Operating Officer, the loss of whose services would have a material adverse effect on Cambio's business. Cambio has not entered into any employment agreements with any of such persons and does not maintain any key person life insurance policy on the life of any employee. Failure to attract and retain key personnel could have a material adverse effect on Cambio's business, financial condition and results of operations.

     Possible Volatility of Stock Price. The market price of the shares of Meadowbrook Class A Common Stock could be volatile, particularly due to its relatively limited trading volume. The market price of the Meadowbrook Class A Common Stock could be subject to significant fluctuations in response to variations in Meadowbrook's anticipated or actual operating results, sales of substantial amounts of Meadowbrook Class A Common Stock, announcements concerning Meadowbrook or its competitors, including technological innovations or new commercial products or services.

     Restricted Securities. All shares of Meadowbrook Class A Common Stock to be issued in connection with the Merger will be considered "restricted securities" within the meaning of Rule 144 promulgated by the SEC under the Securities Act and may not be resold, except as permitted by the Securities Act and the rules and regulations promulgated thereunder. Pursuant to the Registration Rights Agreement, subject to certain exceptions, at any time after the first anniversary of the Merger, upon the request of the Principal Shareholders of Cambio, Meadowbrook will agree to file a registration statement covering shares of Meadowbrook Class A Common Stock issued in the Merger to the Principal Shareholders who have not delivered specified notices to Meadowbrook opting to exclude their shares from such registration. However, such shares cannot be resold to the public until such registration statement has been declared effective by the SEC or, in the absence of such registration, until the holder has satisfied certain holding period and other requirements. Meadowbrook's obligation to file such registration statement and keep it effective will be subject to certain conditions, the registration statement will only be kept effective for a limited period, and Meadowbrook will have the right to suspend sales pursuant to the registration statement under certain circumstances. For all of the foregoing reasons, a Cambio shareholder who receives Meadowbrook Class A Common Stock in the Merger may be unable to sell such stock at the time, or at the price or upon such other terms and conditions, as the shareholder desires, and the terms of such sale may be less favorable to the shareholder than might be obtainable in the absence of such limitations and restrictions. See "The Merger AgreementCRegistration of Meadowbrook Shares."


                           CAMBIO SHAREHOLDER APPROVAL

     This Joint Information/Consent Solicitation Statement is being provided to the shareholders of Cambio in connection with the solicitation by management of Cambio of written consents to approve the Merger. The written consents will approve the following resolution:

     RESOLVED, that the shareholders of Cambio, Inc. ("Cambio") hereby approve and adopt the Agreement and Plan of Merger by and among Meadowbrook
     Rehabilitation Group, Inc. ("Meadowbrook"), Interset, Inc. ("Interset"), and Cambio dated as of April 3, 1998, as ammended by the Agreement of Ammendment dated as of July 27, 1998 by and among Meadowbrook, Interset, Cambio, and the Principal Shareholders (the "Merger Agreement"), and all of the transactions specified or contemplated by the Merger Agreement, including the merger of Interset with and into Cambio and the conversion of the outstanding shares of Cambio's common stock, and Series I Preferred Stock into shares of the Class A Common Stock of Meadowbrook, $.01 par value, in accordance with the Merger Agreement.

     The Cambio Board has unanimously approved the Merger Agreement and the Merger as being fair and in the best interests of Cambio and its shareholders and unanimously recommends that the Cambio shareholders consent to the adoption of the Merger Agreement and the Merger.

     Cambio Record Date, Voting Rights and Shareholder Vote Required. Only holders of record of Cambio Capital Stock at the close of business on July 24, 1998, the Cambio Record Date, will be entitled to vote on the Merger. As of the Cambio Record Date, there were outstanding 415,372 shares of Cambio Common Stock held by 33 holders of record and 3,500,000 shares of Cambio Preferred Stock held by 5 holders of record. For information about the ownership of Cambio Capital Stock as of July 24, 1998, see "Cambio Networks, Inc.COwnership of Cambio Capital Stock."

     Under California law and the charter documents of Cambio, approval and adoption of the Merger Agreement requires the affirmative vote of (i) holders of a majority of the outstanding shares of Cambio Common Stock, voting as a single class, and (ii) holders of 66-2/3% of the outstanding shares of Cambio Preferred Stock, voting as a single class. Holders of Cambio Common Stock and Cambio Preferred Stock are each entitled to one vote per share.

     The holders of the outstanding shares of Cambio Preferred Stock have the right to convert the Cambio Preferred Stock to Cambio Common Stock on a one to one basis at any time prior to the consummation of the Merger. Upon the consent of more than 66-2/3% of the holders of the Cambio Preferred Stock, all outstanding shares of Cambio Preferred Stock will be automatically converted to Cambio Common Stock. It is anticipated that the Cambio Preferred Stock will convert to Cambio Common Stock prior to the consummation of the Merger.

                                   THE MERGER

Background of the Merger

     Prior to entering into the Merger Agreement, Meadowbrook's Board considered a variety of acquisition alternatives in order to facilitate its investing in non healthcare related businesses. The Meadowbrook Board believes that the terms of the Merger are fair to, and in the best interest of, Meadowbrook and its stockholders and has unanimously approved the Merger Agreement and the transactions contemplated thereby. No fairness opinion was obtained in connection with that decision.

Recommendation of the Cambio Board of Directors; Reasons for the Merger

     The Cambio Board unanimously approved the Merger Agreement and the Merger as being fair and in the best interests of Cambio and the Cambio shareholders. ACCORDINGLY, THE CAMBIO BOARD UNANIMOUSLY RECOMMENDS THAT EACH CAMBIO SHAREHOLDER CONSENT TO THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE MERGER.

         Cambio believes that the Merger may result in a number of benefits to Cambio and its shareholders, including the following:

          Cambio's  access  to  Meadowbrook's greater financial   resources;

          Subject to Meadowbrook's continued listing on Nasdaq, greater liquidity for its shareholders, who would hold shares in a publicly traded Nasdaq listed company rather than in a private company (see "Risk Factors-Potential Delisting from the Nasdaq National Market" and "-Restricted Securities" and "The Merger Agreement-Registration of Meadowbrook Shares" for a description regarding the resale limitations with respect to the Meadowbrook Class A Common Stock to be received by Cambio shareholders); and

          Subject to the price of Meadowbrook Class A Common Stock at the Effective Time, a favorable purchase price (see "Risk Factors-No
          Effect on Exchange Ratio of Change in Price of Meadowbrook Class A Common Stock").

     In the course of its  deliberations,  the Cambio Board also recognized that
the  loss  of  control  by  current   management   may  constitute  a  potential
disadvantage.

     The Cambio Board considered a wide variety of factors in connection with its evaluation of the Merger Agreement, and concluded that the Merger provides an opportunity to serve the best interests of Cambio and its shareholders. In view of the variety of factors considered by the Cambio Board in connection with its evaluation of the Merger Agreement and proposed Merger, the Cambio Board did not find it practicable to and did not quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendations.

     In evaluating the recommendation of the Cambio Board of Directors, shareholders should carefully consider the matters described herein under "Risk Factors."

Interests of Certain Persons in the Merger; Management of Meadowbrook and Cambio

     Certain members of the Meadowbrook Board, the Cambio Board, the management of Meadowbrook and the management of Cambio, respectively, have certain interests in the Merger that are different from, or in addition to, the interests in the Merger of Meadowbrook stockholders and Cambio shareholders generally. These certain interests include:

     The Merger Agreement provides that, for a period of six years after the Effective Time, Meadowbrook will guarantee and cause Cambio to indemnify the current officers and directors of Cambio in accordance with Cambio's Articles of Incorporation and Bylaws in effect as of the date of the Merger Agreement for any action or inaction by such person prior to the Merger.

     In  connection  with the  Merger and  pursuant  to the  Glasser  Agreement, certain directors and shareholders of Cambio will become directors of Meadowbrook. See "Certain Related AgreementsCVoting Agreements." Also in connection with the Merger, the current directors of Meadowbrook, Dr. Glasser, John McCracken and Robert Rush have become directors of Cambio.

     The Principal Shareholders will enter into the Registration Rights Agreement providing for the resale of the shares of Meadowbrook Class A Common Stock that they receive pursuant to the Merger. The remaining Cambio shareholders will not have any registration rights. See "Certain Related Agreements-The Registration Rights Agreement." Prior to the Effective Time, the Principal Shareholders will also convert the outstanding indebtedness of Cambio held by such Principal Shareholders into equity of Cambio.

Certain Federal Income Tax Consequences

     The following discussion summarizes the material federal income tax considerations of the Merger that are generally applicable to holders of Cambio Capital Stock. This discussion is based on currently existing provisions of the Code, existing and proposed Treasury Regulations thereunder and current administrative rulings and court decisions, all of which are subject to change. Any such change, which may or may not be retroactive, could alter the tax consequences to Meadowbrook or Cambio's shareholders as described herein.

     Holders of Cambio Capital Stock should be aware that this discussion does not deal with all federal income tax considerations that may be relevant to particular holders in light of their particular circumstances, such as stockholders or shareholders who are dealers in securities, who are subject to the alternative minimum tax provisions of the Code, who are foreign persons, or who acquired their shares in connection with stock option or stock purchase plans or in other compensatory transactions. In addition, the following discussion does not address the tax consequences of the Merger under foreign, state or local tax laws or the tax consequences of transactions effectuated prior to or after the Merger (whether or not such transactions are in connection with the Merger), including without limitation transactions in which shares of Meadowbrook Class A Common Stock are acquired or in which shares of Cambio Capital Stock are disposed. Accordingly, HOLDERS OF CAMBIO CAPITAL STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS AS TO THE SPECIFIC CONSEQUENCES OF THE MERGER, INCLUDING THE APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE MERGER IN THEIR PARTICULAR CIRCUMSTANCES.

     Subject to the limitations and qualifications referred to herein, and as a result of the Merger qualifying as a reorganization under Section 368(a) of the Code, the following federal income tax consequences would result:

     (a) No gain or loss will be recognized by the holders of Cambio Capital Stock upon the receipt of Meadowbrook Class A Common Stock solely in exchange for such shares of Meadowbrook in the Merger (except to the extent of cash received in lieu of fractional shares or as a result of exercising dissenters' or appraisal rights).

     (b) The aggregate tax basis of the Meadowbrook Class A Common Stock so received by holders of Cambio Capital Stock in the Merger (including any fractional share of Meadowbrook Class A Common Stock not actually received) will be the same as the aggregate tax basis of the Cambio Capital Stock surrendered in exchange therefor.

     (c) The holding period of the Meadowbrook Class A Common Stock so received by holders of Cambio Capital Stock in the Merger will include the period for which the Cambio Capital Stock surrendered in exchange therefor was considered to be held, provided that the Cambio Capital Stock so surrendered is held as a capital asset at the time of the Merger.

     (d) Cash payments received by holders of Cambio Capital Stock in lieu of fractional shares will be treated as if such fractional share of Meadowbrook Class A Common Stock had been issued in the Merger and then redeemed by Meadowbrook. A Cambio shareholder receiving such cash will recognize gain or loss, upon such payment, measured by the difference (if any) between the amount of cash received and the basis in such fractional share.

     (e) A shareholder of Cambio who exercises dissenters' rights or appraisal rights under California law with respect to a share of Cambio Capital Stock and receives payments for such shares in cash will recognize gain or loss measured by the difference between the amount of cash received and the shareholder's basis in such share.

     (f) Neither Meadowbrook nor Cambio will recognize gain solely as a result of the Merger.

     Neither Meadowbrook nor Cambio has requested a ruling from the IRS with regard to any of the federal income tax consequences of the Merger nor has Cambio obtained an opinion of counsel as to such federal income tax consequences.

Regulatory Approvals

     Other than compliance with the federal securities laws and applicable securities laws of the various states, Meadowbrook and Cambio are aware of no governmental or regulatory approvals required for consummation of the Merger.

Written Consent Of Cambio Shareholders

     Tabulation of Written Consents. The written consents of the Cambio shareholders with respect to the Merger will be tabulated on August __, 1998, unless such date is extended by the Cambio Board in its sole discretion.

     Record Date and Outstanding Shares. The Merger is being submitted for approval to those persons holding shares of Cambio Capital Stock as of the Record Date. The Record Date is July 24, 1998.

     Approval Date. This Joint Information/Consent Solicitation Statement and the form of Consent Card constitute Cambio's notice of the Merger. Each Cambio shareholder has until 5:00 p.m., Pacific Time, on August __, 1998, unless extended by Cambio in its sole discretion (the "Approval Date"), to inform Cambio whether such Cambio shareholder wishes to approve or disapprove of the Merger. Cambio asks that each Investor submit a written consent by completing and returning the Consent Card accompanying this Joint Information/Consent Solicitation Statement in the manner described below.

     Consent Card. Cambio shareholders who wish to consent to the Merger should check the appropriate box on the Consent Card which accompanies this Joint Information/Consent Solicitation Statement and then complete, sign and return the Consent Card to Cambio using the enclosed return envelope. Consent Cards must be delivered by mail or other delivery service to Cambio at the following address on, or prior to, the Approval Date:

     Cambio Networks, Inc.
     15400 SE 30th Place, Suite 200
     Bellevue, Washington 98007

     A Cambio shareholder who checks either: (i) the box on the Consent Card indicating that he or she consents to the Merger or (ii) the box on the Consent Card indicating that he or she abstains from giving such consent will be deemed to have consented to the Merger and will receive shares of Meadowbrook Class A Common Stock.

     Cambio shareholders who wish to indicate that they do not consent to the Merger should also complete a Consent Card by filling out all the requested information and checking the appropriate box. The failure to return a Consent Card will be treated the same as if such Consent Card had been returned with the box marked "ABSTAINS" checked.

     A Cambio shareholder who abstains from giving his or her consent by checking the box marked "ABSTAINS" on the Consent Card or who fails to return a Consent Card will also receive shares of Meadowbrook Class A Common Stock if the Merger is approved. Such shareholder shall not have any appraisal rights. See "The Merger-Appraisal and Dissenters' Rights."

     All questions as to the form of all documents and the validity (including time of receipt) of all approvals and elections will be determined by the Cambio Board, and such determinations shall be final and binding. The Cambio Board reserves the absolute right to waive any of the conditions of the Merger or any defects or irregularities in any approval of the Merger or preparation of the form of Consent Card. The Cambio Board's interpretation of the terms and conditions of the Merger will be final and binding. The Cambio Board shall be under no duty to give notification of any defects or irregularities in any approval of the Merger or preparation of the form of Consent Card and shall not incur any liability for failure for failure to give such notification.

     Revocability of Consent. Cambio Shareholders may withdraw or revoke their consent at any time prior to the Approval Date. To be effective, a written, telegraphic or telex notice of revocation or withdrawal of the Consent Card must be received by Cambio no later than the Approval Date, addressed as follows:
Cambio Networks, Inc., 15400 SE 30th Place, Suite 200, Bellevue, Washington 98007. A notice of revocation or withdrawal must specify the Cambio shareholders' name.

Appraisal and Dissenters' Rights

     Shareholders of Cambio who do not consent to the Merger may, under certain circumstances and by following the procedure prescribed by the CGCL, exercise appraisal rights and receive cash for the "fair value" of their shares of Cambio Capital Stock (excluding any element of value arising from the accomplishment or expectation of the Merger). Choosing to abstain rather than consent is not the same as affirmatively withholding consent and therefore does not trigger appraisal rights.

     If holders of Cambio Capital Stock exercise dissenters' rights in connection with the Merger under Chapter 13, Sections 1300-1312 of the CGCL ("Chapter 13"), any shares of Cambio Capital Stock as to which such dissenters' rights are exercised ("Dissenting Shares") will not be converted into the right to receive shares of Meadowbrook Class A Common Stock by virtue of the Merger but instead will be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to the laws of the State of California. The following summary of the provisions of Chapter 13 is not intended to be a complete statement of such provisions and is qualified in its entirety by reference to the full text of Chapter 13, a copy of which is attached hereto as Annex B and is incorporated herein by reference.

     If the Merger is consented to by the required number of Cambio's shareholders, each holder of shares of Cambio Capital Stock who does not consent to the Merger and who follows the procedures set forth in Chapter 13 will be entitled to have shares of Cambio Capital Stock purchased by Cambio for cash at their fair market value. The fair market value of shares of Cambio Capital Stock will be determined as of the day before the first announcement of the terms of the proposed Merger, excluding any appreciation or depreciation in consequence of the proposed Merger and therefore valuing the shares of Cambio Capital Stock as if the Merger had not occurred.

     Within ten days after approval of the Merger by Cambio's shareholders, Cambio must mail a notice of such approval (the "Approval Notice") to all shareholders who have not consented to the Merger, together with a statement of the price determined by Cambio to represent the fair market value of the applicable Dissenting Shares, a brief description of the procedures to be followed in order for the shareholder to pursue dissenters' rights, and a copy of Sections 1300-1304 of the CGCL. The statement of price by Cambio constitutes an offer by Cambio to purchase all Dissenting Shares at the stated amount.

     A shareholder of Cambio electing to exercise dissenters' rights must, within thirty days after the date in which the Approval Notice is mailed to such shareholder, mail or deliver the written demand to Cambio stating that such holder is demanding purchase of his or her shares of Cambio Capital Stock, stating the number of shares which Cambio must purchase, what the shareholder claims to be the fair market value of such shares and enclosing the share certificates for endorsement by Cambio.

     If Cambio and the shareholder agree that the shares are Dissenting Shares and agree upon the price of the shares, Cambio must pay the shareholder the agreed upon price plus interest thereon at the legal rate from the date of the agreement on Dissenting Shares within 30 days from the later of (i) the date of the agreement on Dissenting Shares, or (ii) the date all contractual conditions to the Merger are satisfied.

     If Cambio denies that the shares are Dissenting Shares, or if Cambio and the shareholder fail to agree upon the fair market value of shares of capital stock, then within six months after the date the Approval Notice was mailed to shareholders, any shareholder who has made a valid written purchase demand and who has not consented to the approval and adoption of the Merger may file a complaint in California superior court requesting a determination as to whether the shares are Dissenting Shares or as to the fair market value of such holder's shares of Cambio Capital Stock, or both.

                              THE MERGER AGREEMENT

     The terms and conditions of the Merger are set forth in the Merger Agreement attached to this Joint Information/Consent Solicitation Statement as Annex A and incorporated herein by reference. The following summarizes the material terms of the Merger Agreement and the Registration Rights Agreement. Cambio shareholders are urged to review the text of the Merger Agreement and the Registration Rights Agreement included as Exhibit D to the Merger Agreement in their entirety.

General; Merger Consideration

     Under the terms of the Merger Agreement, if approved by the shareholders of Cambio and if all other conditions set forth in the Merger Agreement are satisfied or waived, Interset, a wholly owned subsidiary of Meadowbrook, will be merged with and into Cambio, the separate corporate existence of Interset will cease, and Cambio as the surviving corporation will become a wholly owned subsidiary of Meadowbrook. At the Effective Time, each holder of Cambio Common Stock (other than Dissenting Holders) will receive a number of shares of Meadowbrook Class A Common Stock equal to 0.24339 (assuming the Effective Time were to occur on July 24, 1998), the Exchange Ratio, multiplied by the number of shares of Cambio Capital Stock held by such Cambio shareholder as of the Effective Time, and cash in lieu of fractional shares, subject to the escrow described below.

Effective Time

     The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of California and the Secretary of State of the State of Delaware (or such later time as is specified in such filing) in accordance with the CGCL and DGCL. The filing of the Certificate of Merger will be made only upon the satisfaction or, if permitted by applicable law and the Merger Agreement, waiver of each of the terms and conditions to the Merger set forth in the Merger Agreement, provided that prior thereto the Merger Agreement has not been terminated in accordance with its terms. Among the conditions to the Merger is the approval and adoption of the Merger Agreement by the requisite vote of the holders of Cambio. See "-Conditions to Consummation of the Merger" and "-Amendment and Waiver."

Exchange of Certificates

     As soon as practicable after the Effective Time, will mail to each person who was, immediately prior to the Effective Time, a holder of record of shares of Cambio Capital Stock (other than a Dissenting Shareholder) a letter of transmittal to be used to surrender certificates representing shares of Cambio Capital Stock in exchange for the Meadowbrook Class A Common Stock to which such holder has become entitled as a result of the Merger, and cash in lieu of fractional shares of Meadowbrook Class A Common Stock. After receipt of such letter of transmittal, each such holder will be entitled to surrender such certificates to the Exchange Agent, and receive in exchange therefor cash and the certificates representing the Meadowbrook Class A Common Stock to which such holder has become entitled as a result of the Merger, together with cash in lieu of any fractional shares of Meadowbrook Class A Common Stock. Such letter of transmittal will be accompanied by instructions specifying other details of the exchange. Shareholders of Cambio should not submit certificates representing their Cambio Capital Stock unless and until they receive such a letter of transmittal and instructions from Meadowbrook.

Fractional Shares

     Pursuant to the Merger Agreement, no certificates for fractional interests in shares of Meadowbrook Class A Common Stock will be issued pursuant to the Merger. In lieu of certificates representing such fractional interests, each holder of Cambio Capital Stock whose shares are not convertible into a whole number of shares of Meadowbrook Class A Common Stock shall be entitled to receive, upon surrender of such holder's certificates formerly representing Cambio Capital Stock for exchange as provided above and after aggregating all fractional shares of Meadowbrook Class A Common Stock to be received by such holder, an amount of cash (without interest) determined by multiplying such fractional interest by the average of the closing prices per share of Meadowbrook Class A Common Stock on the Nasdaq National Market for the ten consecutive trading days ending on the date that is three trading days prior to the Closing Date.

Registration of Meadowbrook Shares

     A condition of Cambio's obligations to effect the Merger is that Meadowbrook and the Principal Shareholders execute the Registration Rights Agreement, which provides that Meadowbrook will, under certain circumstances and subject to certain conditions, file a registration statement covering the shares of Meadowbrook Class A Common Stock issued in the Merger to the Principal Shareholders who have not delivered specified notices to Meadowbrook opting to exclude their shares from such registration (the "Shares"). Meadowbrook has agreed to use reasonable efforts to cause any such registration statement to become effective and to keep it effective until the earlier of 90 days after any such registration statement's effective date or the termination of the Registration Rights Agreement. Meadowbrook's obligation to file such registration statement and to keep it effective will be suspended if Meadowbrook believes that public disclosure of pending material corporate developments or similar material events would be prejudicial to Meadowbrook. Sales under such registration statement may also be suspended under certain other circumstances, including the inaccuracy of the prospectus then contained in the registration statement, the issuance or initiation of stop orders or similar proceedings by the SEC and other regulators, and such regulators' requests for amendments to or information related to the registration statement.

Expenses

     The Merger Agreement provides, in general, that each party will pay all of its expenses in connection with the Merger and the transactions contemplated thereby, including legal, accounting, financial advisory, and consulting; except that Meadowbrook has agreed to pay up to $25,000 in fees and expenses incurred by Cooley Godward LLP, counsel to Cambio, in connection with the Merger.

Effect on Employee Benefit Plans

     At the Effective Time, and without any action on the part of the holders of Cambio Options, Meadowbrook will assume Cambio's Option Plan and each Cambio Option issued and outstanding thereunder, whether vested or unvested. Each Cambio Option so assumed by Meadowbrook under the Merger Agreement will continue to have, and be subject to, substantially the same terms and conditions set forth in the Option Plan and/or as provided in the respective option agreements governing such Cambio Option immediately prior to the Effective Time, except that (i) such Cambio Option will be exercisable for that number of whole shares of Meadowbrook Class A Common Stock equal to the number of shares of Cambio Common Stock that were issuable upon exercise of such Cambio Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Meadowbrook Class A Common Stock and (ii) the per share exercise price for the shares of Meadowbrook Class A Common Stock issuable upon exercise of such assumed Cambio Option will be equal to the quotient determined by dividing the exercise price per share of Cambio Common Stock at which such Cambio Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. Meadowbrook and Cambio intend that the Cambio Options assumed by Meadowbrook will qualify following the Effective Time as incentive stock options under the Code, to the extent the Cambio Options qualified as incentive stock options immediately prior to the Effective Time. Cambio Option Agreements need not be surrendered.

Conduct of Business Prior to the Merger

     Pursuant to the Merger Agreement, Cambio has agreed that, during the period from the date of the Merger Agreement and continuing until the earlier of the termination of the Merger Agreement and the Effective Time, except as contemplated by the Merger Agreement or to the extent that Meadowbrook shall otherwise consent in writing, Cambio will carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact Cambio's present business organization, keep available the services of its present officers and key employees, and preserve Cambio's relationships with customers, suppliers, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired Cambio's goodwill and ongoing businesses at the Effective Time.

     In addition, Cambio has agreed that, subject to certain specific exceptions, it will not, without the prior written consent of Meadowbrook: (i) enter into any material commitment or transaction not in the ordinary course of business; (ii) transfer to any person or entity any material proprietary rights, other than pursuant to licenses in the ordinary course of business; (iii) enter into any material agreements (or material amendments thereto) pursuant to which any unrelated third party is granted marketing, distribution or similar rights of any type or scope with respect to any products of Cambio or is subsidiary other than in the ordinary course of business; (iv) amend or otherwise modify, except in the ordinary course of business, or violate the material terms of, certain specified agreements; (v) commence any material litigation; (vi) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except in connection with the restructuring of its indebtedness; (vii) except for the issuance of shares of Cambio Capital Stock upon exercise of outstanding Cambio Options or Cambio warrants or upon conversion of outstanding Cambio Preferred Stock, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except in connection with the restructuring of its indebtedness;
(viii) cause or permit any amendments to its Amended and Restated Articles of Incorporation or Bylaws (or other charter documents); (ix) acquire or agree to acquire any assets in excess of $50,000 in the case of a single transaction, or acquire, by merging or consolidating or by purchasing or by any other manner, any equity securities; (x) sell, lease, license or otherwise dispose of any of its properties or assets in excess of $50,000, except in the ordinary course of business; (xi) except as permitted by the Merger Agreement incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;
(xii) grant any severance or termination pay to any director or officer or to any other employee other than pursuant to the existing agreements; (xiii) adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers to any person whose aggregate annual base salary would exceed $50,000, pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with Meadowbrook, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business; (xiv) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business; (xv) pay, discharge or satisfy, in an amount in excess of $25,000 (in any one case) or $75,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of (A) liabilities reflected or reserved against in Cambio's financial statements referred to in the Merger Agreement and that are not in excess of $25,000, or
(B) liabilities that arose in the ordinary course of business subsequent to September 30, 1997 and that are not in excess of $25,000, or (C) liabilities under contracts entered into in the ordinary course of business, which payments are due in accordance with the terms of such contracts and that are not in excess of $25,000, or (xvi) expenses consistent with the provisions of the Merger Agreement incurred in connection with the transactions contemplated hereby and that are not in excess of $25,000; (xvii) make or change any material election in respect of taxes, adopt or change any accounting method in respect of taxes, enter into any closing agreement, settle any claim or assessment in respect of taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of taxes; or (xviii) take, or agree in writing or otherwise to take, any of the actions described above, or any other action that would prevent Cambio from performing or cause Cambio not to perform its covenants under the Merger Agreement.

No Solicitation of Transactions

     The Merger Agreement provides that Cambio shall not, directly or indirectly, solicit, initiate, facilitate or encourage any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving Cambio or acquisition of any kind of material portion of the capital stock or assets of Cambio (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by the Merger Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than Meadowbrook and Interset. Cambio has agreed to promptly notify Meadowbrook if any such proposal or offer is made by any third party.

Indemnification

     In connection with the Merger, Meadowbrook will be able to recover from the Principal Shareholders a limited amount of any losses or damages, Meadowbrook incurs or  reasonably  anticipates  incurring  by reason of certain  breaches by
Cambio of covenants, representations or warranties contained in the Merger Agreement including, without limitation, those relating to Cambio's organization and standing, capital structure, authority, absence of conflicts with other instruments, governmental consents, financial statements, absence of changes, properties, environmental matters, taxes, employees, compliance with laws, litigation, contracts, absence of defaults, proprietary rights, insurance, brokers or finders, related parties, certain advances, underlying documents, absence of misleading statements, and this Joint Information/Consent Solicitation Statement. The parties' representations and warranties are set forth in full in the Merger Agreement attached hereto as Annex A. Resort to the recovery from the Principal Shareholders will be the exclusive contractual remedy of Meadowbrook for any such breaches and misrepresentations if the Merger closes, provided that nothing will limit any remedy for fraud or willful misconduct. Meadowbrook may not receive any shares from the Principal Shareholders unless and until losses in excess of $70,000 have been suffered, in which case Meadowbrook may recover from the Principal Shareholders an amount of Meadowbrook Class A Common Stock with a value equal to the total of its cumulative losses; provided that any such recovery shall not exceed 25% of any Principal Stockholder's shares of Meadowbrook Class A Common Stock received in the Merger. For the purpose of compensating Meadowbrook for its losses, the shares recovered from the Principal Shareholders shall be valued at the average of the closing prices of Meadowbrook Class A Common Stock for the 30 consecutive trading days ending three days prior to the closing date of the Merger (the "Closing Date").

Additional Agreements

     The Merger Agreement contains additional covenants of each party (i) to take all reasonable actions to comply with all legal requirements which may be imposed with respect to the Merger and to obtain any consents and approvals (or exemptions) of any governmental authority or other third party required to be obtained by such party or its subsidiaries; (ii) in the case of Cambio, to submit the Merger Agreement and related matters to its stockholders for approval; (iii) abstain from any communications with the public or their respective stockholders without the prior approval of the other party, subject to compliance with law; (iv) notify the other parties in writing of any occurrence that is likely to result in the failure of any condition to the Merger (see "-Conditions to Consummation of the Merger"); and (v) use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code and in connection therewith to make certain representations and warranties. Cambio has also agreed in the Merger Agreement to A. afford Meadowbrook and its representatives reasonable access to Cambio's books, contracts, records and properties; B. update its disclosures to Meadowbrook.

Conditions to Consummation of the Merger

         Each party's obligation to effect the Merger is subject to the following conditions, unless waived by all parties:_.(i) (i) the Merger Agreement shall have been duly approved and adopted by the requisite vote of the holders of Cambio Capital Stock and (ii) there shall not be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger.

Termination

     The Merger Agreement may be terminated at any time prior to the Effective Time (notwithstanding stockholder approval) (i) by mutual consent of Cambio and Meadowbrook; (ii) by Meadowbrook or Cambio if (A) the Effective Time has not occurred by September 15, 1998 (and the willful failure by the terminating party to fulfill any obligation under the Merger Agreement has not been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (B) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger;
(C) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (D) the approval and adoption of the Merger Agreement by Cambio's stockholders shall not have been obtained; (iii) by Meadowbrook or Cambio if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would (A) prohibit Meadowbrook's or Cambio's ownership or operation of any portion of the business of Cambio or (B) compel Meadowbrook or Cambio to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of Cambio or Meadowbrook; in either case, the unavailability of which assets or business would have a material adverse effect on Meadowbrook or would reasonably be expected to have a material adverse effect on Meadowbrook's ability to realize the benefits expected from the Merger; (iv) by Meadowbrook if it is not in material breach of its representations, warranties or obligations under the Merger Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Cambio or if any representation or warranty of Cambio shall have become untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 30 days of delivery to Cambio of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured); or (v) by Cambio if it is not in material breach of its representations, warranties or obligations under the Merger Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in the Merger Agreement on the part of Meadowbrook or Interset or if any representation or warranty of Meadowbrook or Interset shall have become untrue, in either case such that the conditions set forth in the Merger Agreement would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within 30 days of delivery to Meadowbrook of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured).

     In the event of termination of the Merger Agreement by Meadowbrook or Cambio, the Merger Agreement will become void, and there will be no liability or obligation on the part of Meadowbrook or Cambio or their respective officers or directors other than under certain specified provisions of the Merger Agreement dealing with confidentiality agreements and the payment of expenses, and other than liabilities or damages incurred or suffered by a party as a result of the breach by the other party of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement.

     Pursuant to the Merger Agreement, Cambio has agreed to pay Meadowbrook, a termination fee of $500,000 in the event that the Closing does not occur, the Merger Agreement is terminated, Meadowbrook is not in material breach of its obligations under the Merger Agreement, and Cambio has willfully and materially breached any representation, warranty, covenant or agreement contained in the Merger Agreement.

     Pursuant to the Merger Agreement, Meadowbrook has agreed to pay Cambio, a termination fee of $500,000 in the event that the Closing does not occur, the Merger Agreement is terminated, Cambio is not in material breach of its obligations under the Merger Agreement, and Meadowbrook has willfully and materially breached any representation, warranty, covenant or agreement contained in the Merger Agreement.

Amendment and Waiver

     The Merger Agreement may be amended at any time by Meadowbrook, Interset, and Cambio. In addition, Meadowbrook or Cambio, by appropriate corporate action, to the extent legally allowed, may extend the time for performance of the obligations of the other parties to the Merger Agreement, waive inaccuracies in representations and warranties, and waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

                           CERTAIN RELATED AGREEMENTS

Voting Agreements

     Pursuant to (i) the Stockholders Voting Agreement, each of Frederick A. Adler (who beneficially owns 1,450,000 shares of Cambio Preferred Stock), Euro-America II, L.P. (who beneficially owns 1,000,000 shares of Cambio Preferred Stock), 2001 Partners L.P. (who beneficially owns 583,333 shares of Cambio Preferred Stock), Joseph K. Pagano (who beneficially owns 166,667 shares of Cambio Preferred Stock), and Philip R. Chapman (who beneficially owns 133,333 shares of Cambio Preferred Stock and is director of Cambio) (collectively, such Cambio shareholders beneficially own in the aggregate approximately 83.1% of the shares of outstanding Cambio Capital Stock) have agreed with Meadowbrook, that, prior to the earlier of the valid termination of the Merger Agreement or the Effective Time, they will vote their shares in favor of the adoption of the Merger Agreement and approval of the Merger and against (i) any actions or agreements that would result in a breach of any representation, warranty, covenant or obligation under the Merger Agreement, and (ii) any actions or certain transactions which are intended to, or could reasonably be expected to, impede, interfere with, delay or adversely affect the Merger or the other transactions contemplated by the Merger Agreement or such Stockholders Voting Agreement. As a result, in the event that Cambio receives a Superior Proposal, the parties to the Stockholders Voting Agreement will be contractually obligated to vote in favor of the Merger, regardless of whether the Cambio Board recommends the Superior Proposal to the Cambio shareholders or withdraws or modifies its recommendation concerning the approval of the Merger Agreement and the Merger.

     Pursuant to such Stockholders Voting Agreement, the Principal Shareholders have also delivered to Meadowbrook, irrevocable proxies with respect to matters covered by such Voting Agreement. In addition, subject to certain exceptions, the Principal Shareholders have agreed not to sell, transfer, dispose of, encumber or otherwise reduce beneficial ownership or risk relating to any Cambio Capital Stock, subsequently acquired by them until the Effective Time or the valid termination of the Merger Agreement.

     The Principal Shareholders have also agreed that they shall not, directly or indirectly, (i) solicit or initiate discussions or engage in negotiations with any person other than Meadowbrook or take any action intended, designed or reasonably likely to facilitate the efforts of any person, other than
Meadowbrook relating to a Third Party Proposal with respect to Cambio, (ii) furnish any nonpublic information regarding Cambio or to any person in connection with or in response to such Third Party Proposal or potential Third Party Proposal; (iii) engage in discussions with any person with respect to any such Third Party Proposal; (iv) approve, endorse or recommend any such Third Party Proposal; or (v) enter into any letter of intent or other similar document or any contract contemplating or otherwise relating to any such Third Party Proposal.

     Pursuant to the Glasser Voting Agreement, Dr. Glasser, Meadowbrook's President and Chief Executive Officer and holder of approximately 89.3% of the total voting power of the capital stock of Meadowbrook has agreed to vote or act with respect to all shares of Meadowbrook securities owned by him, in favor of the election of three designees of the Principal Shareholders to the Meadowbrook Board.

Registration Rights Agreement

     Following the Merger, the Principal Shareholders will have certain "demand" rights to cause Meadowbrook to register under the Securities Act shares of Meadowbrook Class A Common Stock received by the Principal Shareholders in connection with the Merger having an aggregate offering price (before deduction of underwriting discounts and commissions) of at least $1 million. Meadowbrook will be required to effect up to two such "demand" registrations in any twelve-month period. Meadowbrook will have the right to delay any such registration for up to 90 days under certain circumstances.

     In addition, the Principal Shareholders will have certain "piggyback" registration rights. If Meadowbrook proposes to register any of its securities under the Securities Act, other than in connection with the issuance of debt securities by Meadowbrook, Meadowbrook's employee benefit plans or a merger or reorganization transaction, the Principal Shareholders may require Meadowbrook to include all or a portion of their shares in such registration, subject to the right of the managing underwriter, if any, to limit the number of shares to be included by the Principal Shareholders in such registration to a certain extent.

     The registration rights of the Principal Shareholders will expire at the time that all shares of Meadowbrook received by the Principal Shareholders in the Merger may be resold in a three month period by the Principal Shareholders pursuant to Rule 144.

     All expenses incurred in connection with the above registrations (other than the underwriters' and brokers' discounts and commissions and the fees of counsel for the Principal Shareholders) will be borne by Meadowbrook.

Secured Bridge Financing

     Meadowbrook has loaned to Cambio $1,200,000 to fund Cambio's business activities prior to the Closing. Such loans are evidenced by Secured Bridge Financing Notes and are payable upon the earlier to occur of (i) the Closing;
(ii) September 15, 1998; (iii) the date on which Cambio closes any equity or debt financing in excess of $50,000; (iv) the date on which all or substantially all of the assets of Cambio are sold; or (v) the date on which there occurs any "change of control" of Cambio (defined as a sale or other transfer, directly or indirectly, of 30% or more of the beneficial voting or economic interest of Cambio).

                              CAMBIO NETWORKS, INC.

Cambio Selected Financial Data

     The statement of operations data for the two fiscal years ended December 31, 1996 and 1997, and the balance sheet data at December 31, 1997 are derived from the audited financial statements of Cambio, which are included elsewhere in this Joint Information/Consent Solicitation Statement and are qualified by reference to such Financial Statements and Notes related thereto. The statement of operations data for the three months ended March 31, 1998 and 1997, and balance sheet data for the three months ended March 31, 1998 are derived from unaudited consolidated financial statements of Cambio, which are included elsewhere in this Joint Information/Consent Solicitation Statement and are qualified by reference to such Financial Statements and Notes related thereto. The data set forth below should be read in conjunction with "Cambio Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Cambio Financial Statements and related Notes included elsewhere in this Joint Information/Consent Solicitation Statement.




                                                                                                          Three Months Ended
                                                           Year Ended December 31,                             March 31,
                                                     ----------------------------------         -----------------------------------
                                                          1997                 1996                   1998                 1997
                                                          ----                 ----                   ----                 ----
                                                                                                              (unaudited)
Statement of Operations Data:
Net revenues ...............................         $  5,515,177          $  7,231,794          $    645,273          $  1,806,591
Cost of revenues ...........................            1,368,370               622,307               179,181                26,755
                                                     ------------          ------------          ------------          ------------
       Gross Profit ........................            4,146,807             6,609,487               466,092             1,779,836
Operating expenses:
   Administrative expenses .................            5,806,567            12,306,672             1,245,177             1,593,765
   Research and development ................            1,339,785             1,721,756               290,467               544,236
                                                     ------------          ------------          ------------          ------------
       Operating loss ......................           (2,999,545)           (7,418,941)           (1,069,552)             (358,165)
Other income (expense):
   Interest income .........................                4,084                66,588                  --                    --
   Interest expense ........................             (122,675)              (19,301)              (25,594)               (4,681)
   Other expense, net ......................              (56,919)              (94,010)                1,336                 9,719
                                                     ------------          ------------          ------------          ------------
                                                         (175,510)              (46,723)              (24,258)                5,038
                                                     ------------          ------------          ------------          ------------
       Net loss ............................         $ (3,175,055)         $ (7,465,664)         $ (1,093,810)         $   (353,127)
                                                     ============          ============          ============          ============


                                                 December 31,          March 31,
                                                     1997                1998
                                                     ----                ----
                                                                     (unaudited)
Balance Sheet Data:
Working capital ........................        $(1,770,406)        $(4,112,293)
Total assets ...........................            850,509             804,904
Long-term obligation and
 capital lease obligations .............          1,300,000                  --
Stockholders' deficit ..................         (2,759,224)         (3,852,774)

Management's Discussion and Analysis of Financial Condition and Results of Operations of Cambio

     The  following  discussion  should  be read in  conjunction  with  Cambio's
Consolidated   Financial   Statements   included   elsewhere  herein.

Results of Operations

     The following table sets forth, for the periods indicated, certain statement of operations data of Cambio expressed as a percentage of total revenue.

                                 Year Ended            Three Months Ended
                                 December 31,               March 31,
                             -------------------       -------------------
                              1997         1996          1998        1997
                              ----        -----          ----        ----

Net revenues                   100%         100%          100%        100%

Cost of revenues                25%           9%           28%          1%
                             ------      -------       -------     -------

 Gross profit                   75%          91%           72%         99%

Operating expenses
 Administrative expenses       105%         170%          193%         88%
 Research and development       24%          24%           45%         30%
                             ------      -------       -------     -------

 Operating loss                (54%)       (103%)        (166%)       (20%)

Other income (expense)
 Interest income                 -%           1%            -%          -%
 Interest expense               (2%)          -%           (4%)         -%
 Other expense, net             (1%)         (1%)           -%          1%
                             -------     --------      -------     -------

 Total other (expense)          (3%)         (1%)          (4%)         -%
                             -------     --------      --------    -------

 Net loss                      (58%)       (103%)        (170%)       (20%)
                             =======     ========      ========    ========


Three Months Ended March 31, 1998 Compared to Three Months Ended March 31, 1997

     Net revenues for the three months ended March 31, 1998 (AFirst Quarter Fiscal 1998@) were $645,273, a 64.3% decrease from net revenues of $1,806,591 for the three months ended March 31, 1997 (AFirst Quarter Fiscal 1997@). The decrease in total revenue was primarily due to the lack of working capital and Cambio's reduction in work force which resulted in decreased sales and marketing activities.

     The largest five customers accounting for 69% of net revenue for the First Quarter Fiscal 1998 were PaineWebber Incorporated, Morgan Stanley & Co. Incorporated, Pinacl Communications Systems, Southern Companies and Workplace Technologies.

     Cambio intends to continue to concentrate its efforts on increasing its level of sales and decreasing its operating expenses in order to achieve profitable operations. In that regard, in June 1998, Cambio appointed Ali Al-Dahwi as President and Chief Operating Officer. Mr. Al-Dahwi was formerly with Accugraph Corporation, one of Cambio's competitors, where he served as Vice President and General Manager. Immediately after his appointment, Cambio developed a new business model by which Cambio jointly owns with a third party an already existing product which specializes in providing network solutions to the telecommunications, financial and other enterprise industries. In addition, consistent with the new business model, Cambio announced a company-wide reduction in headcount affecting primarily employees which were focused in developing a product similar to the one that was recently acquired.

     Administrative expenses for the First Quarter Fiscal 1998 were $1,245,177 , a 21.9% decrease from administrative expenses of $1,593,765 for the First Quarter Fiscal 1997. The decrease in administrative expenses was primarily due to lower personnel costs resulting from a the reduction in work force and reduced marketing, and travel costs. During the second quarter of Fiscal 1997, Cambio's headquarters were relocated in an effort to reduce total operating costs, which included a work force adjustment.

     Research and development ("R&D") expense for the First Quarter Fiscal 1998 was $290,467, a 46.6% decrease from R&D expense of $544,236 for the First Quarter Fiscal 1997. The decrease in R&D expense is primarily due to decreased personnel resources.

     As a result of the foregoing, net loss for the First Quarter Fiscal 1998 was $1,093,810, an increase of $740,683 from a net loss of $353,127 for the First Quarter Fiscal 1997. The increase in net loss is primarily due to the decrease in net revenues.

Year Ended December 31, 1997 Compared to Year Ended December 31, 1996

     Net revenues for the year ended December 31, 1997 ("Fiscal 1997") were $5,515,177, a 23.7% decrease from net revenues of $7,231,794 for the year ended December 31, 1996 ("Fiscal 1996"). The decrease in total revenue was primarily due to the lack of working capital and Cambio's reduction in work force which resulted in decreased sales and marketing activities.

     The largest five customers accounting for 41.3% of net revenue for Fiscal 1997 were Pinacle Communications Systems, American Express, Deluxe Data Systems, Burlington Northern Santa Fe and Morgan Stanley.

     Administrative expenses for Fiscal 1997 were $5,806,567, a 52.8% decrease from administrative expenses of $12,306,672 for Fiscal 1996.The decrease in administrative expenses was primarily due to lower personnel costs resulting from a the reduction in work force and reduced marketing, and travel costs. During the second quarter of Fiscal 1997, Cambio's headquarters were relocated in an effort to reduce total operating costs, which included a work force adjustment.

     Research and development ("R&D") expense for Fiscal 1997 was $1,339,785, a 22.2% decrease from R&D expense of $1,721,756 for Fiscal 1996. The decrease in R&D expense is primarily due to decreased personnel resources.

     As a result of the foregoing, net loss for Fiscal 1997 was $3,175,055, a decrease of $4,290,609 from a net loss of $7,465,664 for Fiscal 1996. The decrease in net loss is primarily due to the reduction of administrative expenses offset by a decrease in net revenues.

Liquidity and Capital Resources

     Net cash used by operating activities was $863,602 for the First Quarter Fiscal 1998 compared with net cash used by operating activities of $367,289 for the First Quarter Fiscal 1997. The increase in cash used by operating activities was primarily due to the increase in net loss for Fiscal 1998.

     Net cash used by operating activities was $2,557,725 for Fiscal 1997 compared with net cash used by operating activities of $5,997,294 for Fiscal 1996. The decrease in cash used by operating activities was primarily due to the decrease in net loss for Fiscal 1997.

     At March 31, 1998, Cambio had negative working capital of $4,112,293, compared to negative working capital of $1,459,224 at December 31, 1997. Cambio's current liabilities increased primarily from the receipt of additional loans and the current nature of an obligation.

     In September and November 1996, Cambio borrowed $750,000 from Greylock Equity L.P., Highland Capital Partners II L.P. and other investment groups evidenced by promissory notes bearing 7% interest per annum and due on demand after September 1997. These notes provide for an automatic conversion into Cambio=s securities upon Cambio receiving financing in excess of $1,000,000. As of July 30, 1998, the outstanding balance on the notes was $750,000.

     From July 1997 through November 1997, Frederick R. Adler and Euro-America II L.P. loaned Cambio an aggregate of $950,000 evidenced by promissory notes at a per annum rate of prime plus 2% and due on demand. In December 1997, Cambio repaid $800,000 against the amount of $950,000 in principal promissory notes issued to Frederick R. Adler and Euro-America II L.P. From May through July 1998 Frederick R. Adler and Euro-America II L.P. loaned Cambio an additional $225,000 under the same terms of the previous loans. As of July 30, 1998, the outstanding balance on the notes was $375,000.

     In December 1997, U.S. Trust Company of Florida Savings Bank (AU.S. Trust@) provided Cambio with a Line of Credit of up to $2,000,000 (the ALoan@). Cambio agreed to pay U.S. Trust interest on the average outstanding principal amount of the Loan at a per annum rate of 7% and the Loan is due in February 1999. In addition, the Loan is guaranteed by Frederick R. Adler and Euro-America II L.P, two of Cambio's majority shareholders. The Loan was used to provide working capital for operations and to repay $800,000 in promissory notes due to Frederick R. Adler and Euro-America II L.P. As of July 30, 1998, the outstanding balance on the Loan was $2,000,000.

     Since April 1998, Meadowbrook has loaned Cambio $1,100,000 to fund it=s business activities prior to the Closing. The loans are evidenced by Secured Bridge Financing Notes and are payable upon the earlier to occur of (i) the Closing; (ii) September 15, 1998; (iii) the date on which Cambio closes any equity or debt financing in excess of $50,000; (iv) the date on which all or substantially all of the assets of Cambio are sold; or (v) the date on which there occurs any "change of control" of Cambio (defined as a sale or other transfer, directly or indirectly, of 30% or more of the beneficial voting or economic interest of Cambio).

     Cambio's current operations are cash flow negative, further straining Cambio's working capital resources. Management of Cambio believes that its expected funds from operations and from the completion of the acquisition by Meadowbrook will be sufficient to meet its forecasted short-term cash commitments. There can be no assurance that Meadowbrook will have sufficient cash to fund Cambio's operations. Future funding for commitments for Cambio are expected to be provided by internally generated funds and/or external financing sources. There can be no assurance that Cambio will achieve its expected results of operations or be able to obtain sufficient financing. If future funds from operations do not meet management's expectations, Cambio's liquidity could be impaired.

     Cambio is currently evaluating the potential impact of the Year 2000 difficulties on the processing of date-sensitive information by Cambio=s computerized information system. The Year 2000 problem is the result of computer programs being written using two digits (rather than four) to define the applicable year. Any of Cambio=s computer programs that have time-sensitive software may recognize a date using A00@ as the year 1900 rather than the year 2000, which could result in miscalculations or system failures. Based on preliminary information, the costs of addressing the potential problems are not currently expected to have a material adverse effect on Cambio=s financial position, liquidity or results of operations in future periods. However, if Cambio, or its customers or vendors, are unable to resolve such processing issues in a timely manner, it could pose a material financial risk. Accordingly, Cambio plans to devote the necessary resources to resolve all significant Year 2000 issues in a timely manner.

     Future factors that could affect Cambio=s actual results include the ability to continue to introduce and implement competitive products and services on a timely, cost effective basis; the achievement of lower costs and expenses; rapid technological change; reliance on major customers; lengthy sales and implementation cycles; dependency on customer decisions as to timing and level of expenditures; ability to maintain adequate working capital; the ability to attract, adapt, motivate, and retain highly skilled technical, sales, and management employees; and management=s ability to integrate and incorporate new operations, technologies, and personnel resulting from acquisitions. These are representative, but not all inclusive, of future factors that could affect the outcome for the forward-looking statement presented within this document.

Business of Cambio

     Overview. Cambio provides client/server network documentation software and services. Cambio's products and services are designed to enhance network operations support and reduce network-related costs associated with a variety of business needs including network changes, relocations, mergers and acquisitions, network outsourcing, backup and disaster recovery planning. Network documentation is an essential corporate information system that allows network support professionals to create, maintain and access a centralized model of the entire network, its components and their relationships. Cambio also provides a broad range of network integration, consulting, training, implementation services and Year 2000 solutions. Cambio was incorporated in 1987 as ISICAD, Inc..

     Products and Services.

     Cambio provides products and services that provide network documentation, network inventory, and equipment provisioning functions for large enterprise networks and telecommunication enterprise networks.

     netRunner(TM). netRunner is Cambio's newest product offering and is considered Cambio's flagship product. It provides the user with the ability to create and maintain a data model that represents all of the equipment, physical connections, and circuit connections used to implement a global enterprise network. netRunner provides many different ways to view and maintain network physical equipment information both graphically and in GUI forms. netRunner also models essential relationships such as location and connectivity. All information created and maintained by netRunner is stored in a central repository available to all network operations personnel for planning, operating, isolating faults, and repairing large complex networks. Cambio jointly owns the rights to source code for netRunnerJ pursuant to a Source Code Rights Transfer and License Agreement between Cambio and Phifer Consulting Group, Inc., dated July 1, 1998.

     The netRunner product line has four modules, three of which are already operational in customer installations. The netRunner equipment provisioning module provides equipment inventory and provisioning functions. The netRunner connectivity module provides connectivity functions. The netRunner fiber, cable and radio module provides fiber optic, cable and radio management functions. The netRunner circuit management and provisioning module, which the Company anticipates will be available in September 1998, will provide circuit inventory and provisioning functions. Additional modules and extensions of product functionality are planned for 1998 and 1999 release.

     All netRunner products are Windows NT/98/95 based client applications that connect to Windows or UNIX based database systems that can scale from small single site installations to multiple site installations that can handle the needs of all networks supporting a global enterprise.

     COMMAND. COMMAND is Cambio's first product offering. COMMAND was developed as a UNIX based client and database in the late 1980's. COMMAND is an integrated database with proprietary graphics technology to provide graphical views of a network. In 1997, Cambio released COMMAND Version 5.0 which added Windows NT/95 client products with GUI data forms for ease of data entry and maintenance.

     The COMMAND product line has six modules, all of which are operational in customer installations. COMMAND Server is a Sun or Hewlett Packard UNIX based server software product providing data access services from a central database repository to the COMMAND Administrator, COMMAND Technician, COMMAND for Windows, and COMMAND View for Windows client products.

     The COMMAND Administrator client product provides data modeling functions, data entry and maintenance functions, and graphical and form based views of all system data on a Sun or Hewlett Packard based UNIX workstation.

     The COMMAND for Windows client product provides data entry, data import, and data maintenance functions with an intuitive user interface designed to increase the productivity of personnel performing data entry and maintenance.

     The COMMAND Technician product provides read-only graphical and form based viewing functions on a Sun or Hewlett Packard based UNIX workstation. The COMMAND Viewer for Windows client product provides all of the read-only functions of COMMAND for Windows.

     The COMMAND API Gateway and Integration APIs provide integration with network management systems such as Hewlett Packard OpenView and Hewlett Packard OEMF and with work ticket systems such as Remedy. A COMMAND system integrated with a network management system and a work ticket systems ties together all of the systems and information needed to diagnose, isolate, and repair network faults.

     Services. Cambio provides software and consulting services needed to install, customize and fully deploy a complete network inventory or network documentation system. Typical services include installation, customer specific enhancements using COMMAND's customization language and macros, customized development of extensions to core products, data modeling, and data maintenance. Cambio also provides technical support programs and training programs for all products.

     Marketing and Sales. Cambio's customers are large enterprises operating complex networks that are mission critical to the customer's core business. Customers are in two primary market segmentsCenterprises operating network communication centers and telecommunication service providers enterprise network operations.

     Cambio's products are primarily sold directly to end-user organizations in North America through Cambio's direct sales force. Internationally, Cambio has historically marketed and sold its products through independent distributors supported by Cambio's international sales and support organization. Cambio has realigned its organization to concentrate marketing and sales into two global business units that address Cambio's two primary markets.

     Cambio will continue to make its products available to markets outside North America and expects these sales will provide a significant contribution to total revenue.

     Software Development. Cambio's research and development efforts are focused on the needs of Cambio's primary marketsCenterprise network communication centers and telecommunications provider enterprise network operations. Within these markets, the focus is on new application development to meet strategic customer requirements, enhancement of existing products, software tools for data entry, conversation and maintenance, migration from existing systems, and integration with complementary systems.

     All of Cambio's research and development has been performed in the United States. Cambio intends to continue recruiting and hiring software developers and to consider acquisition and licensing of software and technologies that accelerate the development and release of new products.

     Competition. Competition in the markets in which Cambio participates is intense and Cambio expects the number of competitors to increase. Cambio's continued development of enhanced network management and operational support systems will broaden its range of available competing products. Competitors include hardware manufacturers that have developed software (or obtained software from third parties) to operate on their hardware. Cambio also encounters competition from a large number of small software developers which sell software or integrated systems either for specific industries or applications within those industries.

     The telecommunications market in which Cambio sells its products is a relatively new, but highly competitive, market with a limited number of competitors selling products. Some telephone companies are using their own internal development resources to automate their engineering and provisioning processes. A number of these telephone companies have nonetheless become major customers due to Cambio's broad range of advanced products.

     Cambio believes that in order to maintain and improve its competitive position, it must continue to offer comprehensive services that help customers effectively implement a complete, integrated software solution by providing a full range of industry-leading consulting, integration, training and customer support services. The timely delivery of flexible, cost effective solutions for the growing dynamic marketplace will continue to be the competitive focus of Cambio.

     The principle competition currently faced by Cambio in the telecommunications service provider market is the customer's development of in-house solutions. In the enterprise network market, Cambio's principal North American competitors are Visionael, Inc., [Accugraph Corporation], customer care providers attempting to expand into asset management and other "back office" functions. Additional competition in all of Cambio's markets comes from Europe and Japan where a number of companies have developed or are developing software and integrated systems products which may compete with Cambio's products.

     Proprietary Rights. Cambio relies on a combination of copyright, trademark and trade secret laws, confidentiality procedures and licensing arrangements to establish and protect its proprietary rights. Presently, Cambio has no patents, no patent applications on file, and intends to continue filing patent applications in the future. As part of its confidentiality procedures, Cambio generally enters into non-disclosure agreements with its employees, distributors and corporate partners, and license agreements with respect to its software, documentation and other proprietary information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use Cambio's products or technology without authorization, or to develop similar technology independently. Policing unauthorized use of Cambio's products is difficult and, although Cambio is unable to determine the extent to which piracy of its software products exists, software piracy can be expected to be a persistent problem. In selling its products, Cambio relies on both signed license agreements and "shrink wrap" licenses that are not signed by licensees and, therefore, may be unenforceable under the laws of certain jurisdictions. In addition, effective protection of intellectual property rights is unavailable or limited in certain foreign countries. There can be no assurance that Cambio's protection of its proprietary rights, including any patent that may be issued, will be adequate or that Cambio's competitors will not independently develop similar technology, duplicate Cambio's products or design around any patents issued to Cambio or other intellectual property rights.

     Cambio is not aware that any of its products infringe the proprietary rights of third parties. There can be no assurance, however, that third parties will not claim such infringement by Cambio with respect to current or future products. Cambio expects that software product developers will increasingly be subject to such claims as the number of products and competitors in Cambio's industry segment grows and the functionality of products in the industry segment overlaps.

     Employees. As of July 30, 1998, Cambio had 35 full time employees, consisting of 6 in research and development, 22 in sales, marketing and consulting, one in technical support and 6 in general and administrative functions. Cambio's future performance depends to a significant degree upon the continued service of its key members of management, as well as marketing, sales, consulting and product development personnel, none of whom are bound by an employment contract, and its ability to attract and retain highly skilled personnel in these areas. Competition for such personnel is intense, and there can be no assurance that Cambio can retain its key employees or that it will be successful in attracting, assimilating and retaining such personnel in the future. None of Cambio's employees are represented by a labor union. Cambio has not experienced any work stoppages and considers its relations with its employees to be good.

     Properties. Cambio believes that its existing facilities are adequate and that sufficient additional space will be available as needed in the cities where it is located.

     Legal Proceedings. Cambio is not a party to any other litigation that would have a material adverse effect on Cambio's business, operating results or financial condition.

Executive Officers and Directors of Cambio

     The names of the executive officers and directors of Cambio and certain other information related to them, are set forth below:

Name                                Position

Gari Grimm                        Chairman of the Board; Chief Executive Officer
Ali Al-Dahwi                      President; Chief Operating Officer
Philip Chapman                    Director
Anne Zeichner                     Director
Harvey Wm. Glasser, M.D.          Director
John McCracken                    Director
Robert Rush                       Director

Ownership of Cambio Capital Stock

     The following table sets forth information as of the Cambio Record Date with respect to the Cambio Capital Stock owned beneficially by (i) each person who is known to Cambio to be the beneficial owner of more than five percent of the Cambio Capital Stock and (ii) each Director and officer of Cambio. The following table does not include shares of Cambio Common Stock issuable upon exercise of outstanding stock options and assumes conversion of the outstanding Cambio Preferred Stock into shares of Cambio Common Stock.

Name                                    Number of Shares        Percent
----                                    ----------------        -------
Frederick Adler.....................       1,450,000              36.1
Euro-America II, L.P................       1,000,000              24.9
2001 Partners, L.P..................         583,333              14.5
Joseph Pagano.......................         166,667               4.2
Philip Chapman......................         133,333               3.3
Gari Grimm..........................             665                 *
Ann Zeichner........................             364                 *
James Cook..........................             354                 *

---------------
*  Less than one percent.


                                       -53


                     PRO FORMA COMBINED CONDENSED FINANCIAL
                      STATEMENTS OF MEADOWBROOK AND CAMBIO
                 Pro Forma Consolidated Statement of Operations
                        For the Year Ended June 30, 1997
                                   (Unaudited)
                                  In thousands



                                                                     Meadowbrook
                                                                   Rehabilitation      Cambio        Pro Forma          Pro Forma
                                                                     Group, Inc.     Network, Inc.  Adjustments        Consolidated
                                                                     -----------     -----------    ------------       ------------

Net sales .......................................................    $    20,834     $     7,450     $      --          $    28,284
Cost of goods sold ..............................................           --               649            --                  649
                                                                     -----------     -----------     -----------        -----------


    Gross profit ................................................         20,834           6,801            --               27,635

Selling and administrative expenses .............................         23,189           8,748             586(a)          32,523
Research and development ........................................          1,581           1,581
Write-down of intangible assets .................................          1,440            --              --                1,440
Net loss on disposal and provision for subsequent disposal
 of assets ......................................................             82            --              --                   82

Interest and other (income) expense, net ........................            (55)            (37)            (28)(b)           (120)
                                                                     -----------     -----------     -----------        -----------

Loss before income taxes and minority interest ..................         (3,822)         (3,491)           (558)            (7,871)

Income taxes ....................................................           --              --              --                 --
                                                                     -----------     -----------     -----------        -----------

Loss before minority interest ...................................         (3,822)         (3,491)           (558)            (7,877)

Minority interest in earnings of subsidiaries ...................             29            --              --                   29
                                                                     -----------     -----------     -----------        -----------

Net loss ........................................................    $    (3,851)    $    (3,491)           (558)       $    (7,900)
                                                                     ===========     ===========     ===========        ===========


Basic Loss per Share ............................................    $     (1.33)                                       $     (2.04)
                                                                     ===========                                        ===========

Weighted Average Common Shares Outstanding ......................      2,895,366                         976,871          3,872,237
                                                                     ===========                     ===========        ===========


                                      -54-




                     PRO FORMA COMBINED CONDENSED FINANCIAL
                      STATEMENTS OF MEADOWBROOK AND CAMBIO
                      Pro Forma Consolidated Balance Sheets
                                 March 31, 1998
                                   (Unaudited)
                                  In thousands

                                                                         Meadowbrook
                                                                        Rehabilitation      Cambio        Pro Forma      Pro Forma
                                                                          Group, Inc.   Network, Inc.   Adjustments    Consolidated
                                                                          -----------   -------------   -----------    ------------
        Assets
Current assets:
    Cash .............................................................     $  3,830      $     13         $   --           $  3,843
    Accounts receivable, net .........................................        2,192           517             --              2,709
    Prepaid expenses and other .......................................          500            15             --                515
                                                                           --------      --------         --------         --------

        Total current assets .........................................        6,522           545             --              7,067

Property and equipment, net ..........................................          492           202             --                694
Other non-current assets .............................................          344            58            1,904(a)         2,306
                                                                           --------      --------         --------         --------

        Total Assets .................................................     $  7,358      $    805         $  1,904         $ 10,067
                                                                           ========      ========         ========         ========
        Liabilities and Shareholders' Equity (Deficit)

Current liabilities:
Accounts payable .....................................................     $    308      $    993         $   --           $  1,301
Accrued liabilities ..................................................        1,277           332             --              1,609
Current maturities of long-term obligations ..........................          105         3,025           (1,900)(b)          230
Deferred revenue .....................................................         --             307             --                307
                                                                           --------      --------         --------         --------

    Total current liabilities ........................................        1,690         4,657           (1,900)           3,447
                                                                           --------      --------         --------         --------

Long-term liabilities

    Note payable and other long-term liabilities .....................           21          --               --              1,021
                                                                           --------      --------         --------         --------

        Total liabilities ............................................        1,711          --             (1,900)           4,468
                                                                           --------      --------         --------         --------

Shareholders' equity (deficit):
Redeemable preferred stock ...........................................         --           1,050           (1,050)(c)         --
Common stock .........................................................           20        17,547          (19,447)(c)           30
                                                                                                                10 (d)
                                                                                                             1,900 (b)
Additional paid-in capital ...........................................       17,908         3,268           (3,268)(c)       18,875
                                                                                                               967 (d)
Treasury stock .......................................................         (232)                                           (232)
Accumulated deficit ..................................................      (12,049)      (25,717)        25,189 (c)        (13,074)
                                                                                                          (1,025)(e)
                                                                           --------      --------         --------         --------

    Total shareholders' equity (deficit) .............................        5,647        (3,852)           3,804            5,599
                                                                           --------      --------         --------         --------

         Total Liabilities and stockholders' equity (deficit) ........     $  7,358      $    805         $  1,904         $ 10,067
                                                                           ========      ========         ========         ========


                                      -55-


                     PRO FORMA COMBINED CONDENSED FINANCIAL
                      STATEMENTS OF MEADOWBROOK AND CAMBIO
                 Pro Forma Consolidated Statement of Operations
                    For the Nine Months Ended March 31, 1998
                                   (Unaudited)
                                  In thousands



                                                                     Meadowbrook
                                                                   Rehabilitation      Cambio        Pro Forma          Pro Forma
                                                                     Group, Inc.     Network, Inc.  Adjustments        Consolidated
                                                                     -----------     -----------    ------------       ------------

Net sales .......................................................    $     6,286     $     2,841     $      --          $     9,127
Cost of goods sold ..............................................           --             1,338            --                1,338
                                                                     -----------     -----------     -----------        -----------


    Gross profit ................................................          6,286           1,503            --                7,789

Selling and administrative expenses .............................          5,279           3,592             439 (a)          9,310
Research and development ........................................           --               910            --                  910
Loss on sale of assets ..........................................          1,472            --              --                1,472
Interest and other (income) expense, net ........................           (111)            151             (69)(b)            (29)
                                                                     -----------     -----------     -----------        -----------

Loss before income taxes and minority interest ..................           (354)         (3,150)           (370)            (3,874)

Income taxes ....................................................           --              --              --                 --
                                                                     -----------     -----------     -----------        -----------

Loss before minority interest ...................................           (354)         (3,150)          (370)             (3,874)

Minority interest in earnings of subsidiaries ...................              4            --              --                    4
                                                                     -----------     -----------     -----------        -----------

Net loss ........................................................    $      (358)    $    (3,150)          (370)       $     (3,878)
                                                                     ===========     ===========     ===========        ===========


Basic Loss per Share ............................................    $     (0.12)                                       $     (1.00)
                                                                     ===========                                        ===========

Weighted Average Common Shares Outstanding ......................      2,883,837                         976,871          3,860,708
                                                                     ===========                     ===========        ===========


                                      -56-



                UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL
                      STATEMENTS OF MEADOWBROOK AND CAMBIO
              Notes to Pro Forma Consolidated Financial Statements


     Meadowbrook Rehabilitation Group, Inc. (the "Company") plans to acquire all of the outstanding common stock of Cambio Networks Inc. ("Cambio") a network inventory management solutions company (the "Acquisition"). The purchase price will be paid in 976,871 shares of the Company's Class A common stock and the assumption of certain liabilities. Goodwill will be recognized upon completion of the transaction.

     The accompanying pro forma financial statements are presented in accordance with the Article 11 of Regulation S-X.

     The accompanying unaudited pro forma condensed consolidated balance sheet of the Company as of March 31, 1998 and the unaudited pro forma condensed consolidated statements of operations for the year ended June 30, 1997 and the nine months ended March 31, 1998 give effect to the Acquisition as if had occurred on July 1, 1996.

PRO FORMA ADJUSTMENTS

Statement of Operations for the Year Ended June 30, 1997:

     (a) Records the amortization of the excess of cost over net assets acquired attributable to the acquisition of Cambio using an estimated life of 5 years.

     (b) Eliminates interest expense related to the outstanding indebtedness of Cambio which was retired in exchange for Cambio Common Stock.

Balance Sheet as of March 31, 1998:

     (a) Records excess of Acquisition Consideration over the estimated fair value of net assets acquired and the accumulated amortization thereon.

     (b) Records the retirement of certain Cambio debt in exchange for Cambio Common Stock.

     (c) Records the elimination of Cambio's  stockholders'  deficit.

     (d) Records the issueance of the Company shares in exchange for all of Cambio's outstanding Common and Preferred Stock.

     (e) Records the accumulated amortization on the excess of acquisition consideration over the estimated fair value of the net assets acquired.

Statement of Operations for the Nine Months Ended March 31, 1998

     (a) Records the amortization of the excess of cost over net assets acquired attributable to the acquisition of Cambio using an estimated life of 5 years.

     (b) Eliminates interest expense related to the outstanding indebtedness of Cambio, which was retired in exchange for Cambio Common Stock.

     The adjustments do not give effect to any potential benefits that might have been realized through the combination of operations and are not necessarily indicative of the consolidated results which would have been reported if the acquisition of Cambio had actually occurred on July 1, 1996.

                    DESCRIPTION OF MEADOWBROOK CAPITAL STOCK

     The authorized capital stock of Meadowbrook consists of 15,000,000 shares of Class A Common Stock, par value $.01 per share, 5,000,000 shares of Class B Common Stock, par value $.01 per share and 1,000,000 shares of Preferred Stock, par value $.01 per share. Assuming an Exchange Ratio of approximately 0.24339 (the Exchange Ratio as of July 24, 1998), immediately following the consummation of the Merger, there will be outstanding approximately 2,712,737 shares of Meadowbrook Class A Common Stock and options and warrants to purchase approximately 331,143 shares of Meadowbrook Class A Common Stock.

     Common Stock. Subject to preferences that may apply to any Preferred Stock outstanding at the time, the holders of outstanding shares of Meadowbrook Class A Common Stock and the Meadowbrook Class B Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts as the Board of Directors may from time to time determine. Each holder of Class A Common Stock is entitled to one vote for each share of Meadowbrook Class A Common Stock held on all matters submitted to a vote of stockholders. Each holder of Class B Common Stock is entitled to 10 votes for each share of Meadowbrook Class B Common Stock held on all matters submitted to a vote of stockholders. Cumulative voting for the election of directors is not provided for in the Meadowbrook Certificate of Incorporation, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election. The Meadowbrook Class A Common Stock and the Meadowbrook Class B Common Stock are not entitled to preemptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of Meadowbrook, the assets legally available for distribution to stockholders are distributable ratably among the holders of the Meadowbrook Class A Common Stock and the Meadowbrook Class B Common Stock and any participating Meadowbrook Preferred Stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding Meadowbrook Preferred Stock and payment of other claims of creditors. Each share of Meadowbrook Class A Common Stock to be issued in the Merger will be fully paid and nonassessable.

     Preferred Stock. The Meadowbrook Board is authorized, subject to any limitations prescribed by Delaware law, to provide for the issuance of shares of Meadowbrook Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, to fix the powers, preferences and rights of the shares of each wholly unissued series and any qualifications, limitations or restrictions thereon, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding), without any further vote or action by the stockholders. The Meadowbrook Board may authorize the issuance of Meadowbrook Preferred Stock with voting or conversion rights that could adversely affect the voting power of other rights of the holders of Meadowbrook Class A Common Stock or Meadowbrook Class B Common Stock. Thus, the issuance of Meadowbrook Preferred Stock may have the effect of delaying, deferring or preventing a change in control of Meadowbrook. Meadowbrook has no current plan to issue any shares of Meadowbrook Preferred Stock.

     Delaware's Anti-Takeover Law. Meadowbrook is subject to the provisions of the Anti-Takeover Law which regulates corporate takeovers. The Anti-Takeover Law prevents certain Delaware corporations, including those whose securities are listed on Nasdaq, from engaging, under certain circumstances, in a "business combination" (which includes a merger or sale of more than 10% of the corporation's assets) with any "interested stockholder" (a stockholder who owns 15% or more of the corporation's outstanding voting stock) for three years following the date that such stockholder became an "interested stockholder." A Delaware corporation may "opt out" of the Anti-Takeover Law with an express provision in its original certificate of incorporation or an express provision in its certificate of incorporation or bylaws resulting from a stockholders' amendment approved by at least a majority of the outstanding voting shares. Meadowbrook has not "opted out" of the provisions of the Anti-Takeover Law.

     Registration Rights. In addition, Meadowbrook and the Principal Shareholders will enter into the Registration Rights Agreement with respect to the shares of Meadowbrook Class A Common Stock to be received by it in the Merger. See "Certain Related AgreementsCRegistration Rights Agreement."

     Transfer Agent and Registrar. The Transfer Agent and Registrar for the Meadowbrook Class A Common Stock is ChaseMellon Shareholder Services L.L.C.

     Listing. The Meadowbrook Class A Common Stock is currently quoted on the Nasdaq National Market under the trading symbol "MBRK."

                     COMPARISON OF RIGHTS OF STOCKHOLDERS OF
                     MEADOWBROOK AND SHAREHOLDERS OF CAMBIO

     Overview. Meadowbrook is incorporated in the State of Delaware. Following the Effective Time of the Merger, shareholders of Cambio will hold Meadowbrook Class A Common Stock rather than Cambio Common Stock or Cambio Preferred Stock and, therefore, the rights of such shareholders will be governed by Delaware law and the provisions of the Meadowbrook Certificate of Incorporation and Bylaws rather than the Cambio Articles of Incorporation and the Bylaws. The following discussion is a summary of certain significant differences between the Meadowbrook Certificate of Incorporation and Bylaws and Cambio Articles of Incorporation and Bylaws and of certain other differences in governing law. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate statutes of Delaware and California, and by the complete text of the Meadowbrook Certificate of Incorporation, Meadowbrook Bylaws, Cambio Articles of Incorporation and Cambio Bylaws.

     The Meadowbrook Certificate of Incorporation and Meadowbrook Bylaws contain provisions that could discourage potential acquisition proposals and could delay or prevent a change in control of Meadowbrook. Such provisions could diminish the opportunities for a stockholder to participate in tender offers, including tender offers at a price above the then current market value of the Meadowbrook Class A Common Stock. Such provisions may also inhibit fluctuations in the market price of the Meadowbrook Class A Common Stock that could result from takeover attempts.

     Pursuant to the Meadowbrook Certificate of Incorporation, the Meadowbrook Board has the authority, without further action by the stockholders, to issue from time to time shares of preferred stock in one or more series and to fix the number of shares, designations, preferences, powers, and relative, participating, optional or other special rights and the qualifications or restrictions thereof. The preferences, powers, rights and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions, and purchase funds and other matters. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to holders of Meadowbrook Class A Common Stock or affect adversely the rights and powers, including voting rights, of the holders of Meadowbrook Class A Common Stock, and may have the effect of delaying, deferring or preventing a change in control of Meadowbrook. The ability of the Meadowbrook Board to issue preferred stock without further stockholder approval could also have the effect of entrenching management by discouraging potential acquisition proposals even if such a transaction is favored by a majority of the independent stockholders. Meadowbrook has no present plan to issue any shares of preferred stock.

     Unlike the Cambio Bylaws, which allow a 10% or greater stockholder to call special meetings of shareholders, the Meadowbrook Bylaws provide that only the Chairman of the Meadowbrook Board, or a majority of the Meadowbrook Board (by written request), or stockholders owning shares which have a majority of the voting power of the capital stock of Meadowbrook issued and outstanding and entitled to vote, may call such meetings. In addition, for business to be brought by a stockholder before the annual meeting of stockholders, the Meadowbrook Bylaws provide that such stockholder must give between 10 and 60 day's advance written notice, containing specified information, of such stockholder's proposal.

     Upon consummation of the Merger, the holders of Cambio Common Stock and the holders of Cambio Preferred Stock will become holders of Meadowbrook Class A Common Stock. It is anticipated that the Cambio Preferred Stock will convert to Cambio Common Stock prior to the consummation of the Merger. See "Cambio Shareholder Approval." Upon such conversion, holders of Cambio Preferred Stock will no longer be entitled to certain rights and privileges previously provided for in Cambio's Articles of Incorporation. Such rights include (i) a dividend preference in the amounts described above, (ii) a liquidation preference in the amounts described above, (iii) certain anti-dilution adjustments upon dilutive issuances of Cambio Capital Stock, and (iv) the right to vote as a separate class concerning certain corporate transactions including the Merger. Appraisal and dissenters' rights are available to shareholders of Cambio with respect to the Merger. See "The MergerCAppraisal and Dissenters' Rights."

     In addition, certain other rights and privileges of Cambio shareholders will change as a result of the Merger. Upon completion of the Merger, the percentage ownership of Meadowbrook by each former Cambio shareholder will be substantially less than his, her or its current percentage ownership of Cambio. In addition, Dr. Glasser, Meadowbrook's President and Chief Executive Officer, through his ownership of all of the issued and outstanding Class B Common Stock of Meadowbrook, currently holds approximately 89.3% of the total voting power of the capital stock of Meadowbrook. Accordingly, former Cambio shareholders will have a significantly smaller voting influence over the affairs of Meadowbrook than they currently enjoy over the affairs of Cambio. Moreover, certain contractual rights presently possessed by holders of Cambio Preferred Stock will cease to exist after the Merger. Specifically, certain information rights, registration rights, rights to representation on, or attendance at meetings of the Cambio Board and other rights unique to the organization and financing of Cambio will terminate at the Effective Time. Finally, the statutory protections available to Cambio shareholders under Section 2115 of the CGCL will no longer exist.

     Limitation of Director Liability. California and Delaware law each permit a corporation to adopt a provision in its articles or certificate of incorporation eliminating the liability of directors to the corporation or its shareholders or stockholders for monetary damages for breach of a director's fiduciary duty, subject to certain limitations. The Meadowbrook Certificate of Incorporation and the Cambio Articles of Incorporation each contain a provision eliminating director liability to the maximum extent permitted by law, with Delaware law permitting somewhat broader elimination of liability.

     California law does not permit the elimination of monetary liability of a director where such liability is based on: (i) intentional misconduct or a knowing and culpable violation of law; (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director; (iii) receipt of an improper personal benefit by the director; (iv) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders; (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders; (vi) interested transactions between the corporation and a director in which a director has a material financial interest; or (vii) liability for improper distributions, loans or guarantees.

     Delaware law does not permit the elimination of monetary liability of a director where such liability is based on: (i) breaches of a director's duty of loyalty to the corporation or its stockholders; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;
(iii) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (iv) transactions in which the director received an improper personal benefit.

     Indemnification. The Meadowbrook Bylaws require the company to indemnify all directors, officers and employees to the maximum extent permitted by law.

     California law permits indemnification of expenses, judgments, fines and settlements in connection with third-party actions, and indemnification of expenses (and possibly settlements) in derivative actions, except that, with respect to derivative actions (i.e., actions brought on behalf of a corporation by a shareholder of such corporation): (i) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that the court so determines; and (ii) no indemnification may be made in respect of amounts paid or expenses incurred in settling or otherwise disposing of a pending action without court approval.

     The foregoing indemnification is permitted only for acts taken in good faith and believed to be in the best interests of the corporation and its shareholders, as determined by a majority vote of a disinterested quorum of the directors, independent legal counsel (if a quorum of independent directors is not obtainable), a majority vote of a quorum of the shareholders (excluding shares owned by the indemnified party) or the court handling the action. California law requires indemnification when the individual has successfully defended an action on the merits. California law also permits a corporation to advance expenses to a person to defend a proceeding and to provide indemnification broader than that expressly allowed by statute, subject to certain limitations.

     Delaware law relating to indemnification is similar to California law except that: (i) no court approval is required to provide indemnification for expenses incurred in derivative actions that are settled; (ii) it appears less likely that a corporation could provide indemnification of amounts paid in settling a derivative suit; (iii) the standard of conduct as to when indemnification is permitted includes actions reasonably believed to be not opposed to the best interests of the corporation, not just those believed to be in the best interests of the corporation; and (iv) indemnification of expenses is required whenever an individual has successfully defended an action, regardless of whether or not a judgment was rendered on the merits of the action.

     Restrictions   on   Certain   Business   Combinations.   Pursuant   to  the
Anti-Takeover Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. For a description of the Anti-Takeover Law, see "Description of Meadowbrook Capital Stock-Delaware's Anti-Takeover Law."

     Although California law does not have a provision comparable to the Anti-Takeover Law, it does require that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with a holder of more than 50% but less than 90% of such common stock or such holder's affiliate, unless all of the holders of such common stock consent to the transaction or it is approved by the California Department of Corporations at a "fairness hearing." This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish.

     California law also provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing party of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal, and a later proposal is made by another party at least ten days prior to the date for acceptance of the interested party proposal, then the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares.

     Classification of Board of Directors. California law provides that corporations that are listed on the New York or American Stock Exchange or Nasdaq and have at least 800 shareholders may, with the approval of its Board of Directors and shareholders, divide the Board of Directors into as many as three classes with staggered terms of office, with only one class elected each year. A corporation must have at least six directors to divide its Board into two classes, and must have at least nine directors to classify its Board into three classes.

     Delaware law permits (but does not require) any corporation to classify its Board of Directors and does not have a minimum Board size that is required to classify the Board.

     The Meadowbrook Certificate of Incorporation and Bylaws presently do not provide for a classified Board, although a classified Board could be established following the Merger with the approval of the Meadowbrook stockholders.

     Size of Board of Directors. Under California law, the number of directors of a corporation may be fixed in the articles of incorporation or bylaws of a corporation, or a limited range may be established for the number of directors, with the Board of Directors given authority to fix the exact number of directors within such range. The Meadowbrook Bylaws establish the number of directors of Meadowbrook to be between three and seven, currently set at three.

     Under Delaware law, the number of directors of a corporation may be fixed or changed by the Board of Directors acting alone, by amendment to the corporation's bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation, in which cases stockholder approval is required. The Meadowbrook Bylaws establish the initial authorized number of directors of Meadowbrook at between three and seven. Dr. Glasser, John McCracken and Robert Rush currently are the directors of Meadowbrook. Immediately after the Closing, the Meadowbrook Bylaws will be amended to establish a new number of directors, and each of the then current directors of Meadowbrook and certain directors of Cambio will be appointed as directors of Meadowbrook. However, the Meadowbrook Certificate of
Incorporation and Bylaws authorize the Meadowbrook Board to amend the Meadowbrook Bylaws, and accordingly a majority of the Meadowbrook Board will have the ability to change the authorized number of directors and appoint additional directors without having such additional directors first elected by stockholders. This ability could have the effect of delaying or preventing a change in control of Meadowbrook.

     Cumulative Voting for Directors. Under California law, shareholders of a California corporation may, unless such corporation's articles of incorporation or bylaws expressly eliminate cumulative voting, cumulate their votes in the election of directors so long as at least one shareholder has given notice, prior to the voting, of such shareholder's intent to cumulate his or her votes at the meeting. The Cambio Articles of Incorporation and Bylaws do not contain any provision eliminating cumulative voting.

     Stockholders of Meadowbrook will not be entitled to cumulate their votes in the election of directors.

     Removal of Directors. Under California law, a director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holders of a majority of the securities entitled to vote, provided that no director of a corporation whose Board of Directors is unclassified (such as Meadowbrook) may be removed (unless the entire Board of Directors is removed) if the votes cast against such removal would be sufficient to elect the director in an election involving cumulative voting. A director of a corporation whose Board of Directors is classified may not be removed if the votes cast against removal of the director would be sufficient to elect the director if voted cumulatively (without regard to whether shares may otherwise be voted cumulatively) at an election at which the same total number of votes were cast and either the number of directors elected at the most recent annual meeting of shareholders, or if greater, the number of directors for whom removal is being sought, were then being elected. In addition, under California law, a director may be removed for cause for certain specified reasons by the Superior Court in a suit by shareholders holding at least 10% of the outstanding shares of any class.

     Under Delaware law, any director of a corporation without cumulative voting and without a classified Board of Directors may be removed with or without cause by holders of a majority of the shares then entitled to vote at an election of directors. In addition, a Delaware corporation that adopts a classified Board has the option of allowing directors to be removed only for cause.

     Board of Directors Vacancies. The Meadowbrook Bylaws provide that vacancies on the Meadowbrook Board, including newly created directorships, may be filled by the vote of a majority of directors then in office. However, California law prohibits directors from filling a vacancy on the Board created by the removal of a director without cause unless such power is expressly granted to the Board in a corporation's charter documents. The charter documents of Meadowbrook do not authorize the Board to fill a vacancy by removal of a director without cause.

     Notice of Special Meetings of the Board of Directors. Under California law, notice of a special meeting of the Board of Directors must be given four days prior to such a meeting, if the notice is delivered by mail, or 48 hours prior to such a meeting, if the notice is delivered personally or by telephone or telegraph. Delaware law does not specify requirements with respect to the notice period prior to a special meeting of the Board of Directors. The Meadowbrook Bylaws require not less than 10 and not more than 60 days' notice prior to such a special meeting.

     Special Shareholders or Stockholders Meetings; Shareholder or Stockholder Action by Written Consent. Under California law, special meetings of shareholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President, the holders of shares representing 10% or more of the outstanding voting power and such other persons as may be designated in the articles of incorporation or bylaws. The Meadowbrook Bylaws authorize the Chairman of the Board, a majority of the Meadowbrook Board (by written request), or stockholders owning shares which have a majority of the voting power of the capital stock of Meadowbrook issued and outstanding and entitled to vote to call a special meeting. Any action required or able to be taken at any meeting of Cambio shareholders may be taken without a meeting, without prior notice and without a vote if a written consent is signed by the holders of outstanding Cambio Capital Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, provided that, except to fill a vacancy caused by removal, directors may not be elected except by unanimous written consent of shares entitled to vote. Unless the consents of all shareholders entitled to vote have been solicited in writing, prompt notice of the taking of any corporate action which is approved by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders entitled to vote who have not consented in writing.

     Delaware law, on the other hand, provides that special meetings of stockholders may be called by a majority of the Board of Directors or by such persons as may be designated in the certificate of incorporation or bylaws, and does not expressly provide stockholders the right to call special meetings. The Meadowbrook Bylaws currently provide that special meetings of stockholders may be called only by the Chairman of the Board, a majority of the Meadowbrook Board (by written request), or stockholders owning shares which have a majority of the voting power of the capital stock of Meadowbrook issued and outstanding and entitled to vote.

     Amendment of Certificate or Articles of Incorporation. Under both Delaware and California law, a company's certificate or articles of incorporation may be amended only if such amendment is approved by the Board and by a majority of the shareholders or stockholders. In addition, under both Delaware and California law, if a corporation has more than one class or series of stock outstanding, certain amendments that would affect the rights of such class or series require the vote of a majority of the shares of such class or series. "Supermajority" requirements (i.e., requirements of a vote of more than a majority of the shares) are permitted under both California and Delaware law. Nevertheless, California law provides that, for a corporation with outstanding shares held of record by 100 or more persons, such provision: (i) cannot require a vote higher than 66 2/3%; (ii) must be approved by at least as large a proportion of the outstanding shares as the supermajority provision requires; and (iii) automatically expires after two years unless renewed pursuant to a shareholder vote. Delaware law contains no similar provision.

     Amendment of Bylaws. Under California law, bylaws may be amended by shareholders holding a majority of the outstanding shares or by the Board of Directors, except that if the number or a range of directors are specified in the bylaws, this provision can be changed only with the approval of the shareholders. Shareholders can adopt or amend bylaw provisions to limit the ability of the Board of Directors to amend the bylaws. Under Delaware law, the bylaws may be amended only by the stockholders, unless the corporation's certificate of incorporation also confers the power to amend the bylaws on the directors. The Meadowbrook Certificate of Incorporation authorizes Meadowbrook directors to amend the Meadowbrook Bylaws.

     Shareholder   Vote  for  Mergers  and  Other   Corporate   Reorganizations.
Generally, California law requires a shareholder vote in more situations involving corporate mergers and other reorganizations than does Delaware law. Both California and Delaware law generally provide for shareholder or stockholder votes of both the acquiring and acquired corporation to approve mergers and of the selling corporation in a sale of all or substantially all of its assets. In addition to the foregoing, California law also requires the affirmative vote of a majority of the outstanding shares of (i) an acquiring corporation in share-for-share reorganizations, (ii) the acquiring and acquired corporations in sale-of-assets reorganizations and (iii) a parent corporation whose equity securities are being issued or transferred in connection with certain corporate reorganizations (such as triangular mergers), all subject to certain exceptions, whereas Delaware law does not. California law generally requires a vote of all outstanding shares voting in the aggregate and by class when a vote is required in connection with these transactions, whereas Delaware law generally does not require class voting in connection with these transactions.

     Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if: (i) the merger agreement does not amend the existing certificate of incorporation; (ii) each share of the surviving corporation outstanding before the merger is an identical outstanding or treasury share after the merger; and (iii) the number of shares to be issued by the surviving corporation in the merger does not exceed 20% of the shares outstanding immediately prior to the merger. California law contains a similar exception to its voting requirements for mergers and other reorganizations where a corporation or its shareholders immediately prior to the reorganization own immediately after the reorganization more than 5/6ths of the voting power of the surviving or acquiring corporation, or its parent.

     Dissenters' Rights in Mergers and Reorganizations. Under both California and Delaware law, a dissenting shareholder of a corporation engaging in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights. Appraisal rights permit a shareholder to receive cash equal to the fair market value of such shareholder's shares, in lieu of the consideration such shareholder would otherwise receive in any such transaction.

     Delaware law provides for dissenters' rights in certain mergers and consolidations. However, such rights are not available with respect to: (i) a merger or consolidation by a corporation, with respect to any class or series of shares that are either listed on a national securities exchange or held by more than 2,000 stockholders, if such stockholders receive shares of the surviving corporation or of such a listed or widely-held corporation; or (ii) stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger.

     In general, California law does not afford dissenters' rights in share-for-share reorganizations (except for those that do not result in the acquiror gaining control of the other corporation) and sale-of-assets reorganizations, and affords only limited dissenters' rights for mergers where a shareholder vote is required if the shares are publicly traded. See "The MergerCAppraisal and Dissenters' Rights."

     Loans to Directors, Officers and Employees. Under Delaware law, a corporation may make loans to, guarantee the obligations of or otherwise assist its officers or other employees (including those who are directors), and those of its subsidiaries, when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation. Under California law, a corporation may make a loan to, or guarantee the obligations of, directors or officers only if a majority of the disinterested directors determines that such loan or guarantee may reasonably be expected to benefit the corporation.

     Inspection of Shareholder or Stockholder Lists. Both California and Delaware law allow any shareholder to inspect a corporation's shareholder list for a purpose reasonably related to such person's interest as a shareholder. In addition, California law provides that a shareholder or shareholders holding 5% or more of a corporation's shares, or who hold 1% or more of a corporation's shares after it is a public company and has filed a Schedule 14A with the SEC relating to the election of directors, have an absolute right to inspect and copy the corporation's shareholder list. Delaware law permits a stockholder to inspect the stockholder list during the ten days preceding a stockholders' meeting for any purpose germane to the meeting, but does not contain a provision comparable to the absolute right of inspection provided by California law to certain shareholders.

     Payment of Dividends. California law does not use the concepts of par value of shares, capital or surplus. The concepts of par value, capital and surplus are retained under Delaware law.

     Under California law, any distribution of corporate assets to shareholders (including dividends and repurchases of shares) are limited either to: (i) retained earnings; or (ii) an amount that would leave the corporation with assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) equal to at least 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits) and with current assets, as defined, at least equal to its current liabilities (or 1 1/4 times its current liabilities if the average pretax and pre-interest earnings for the preceding two fiscal years were less than the average interest expense for such years). There are exceptions to the foregoing rules for repurchases pursuant to employee stock plans. Additionally, a corporation cannot make a distribution if, as a result of such distribution, the corporation would likely be unable to meet its liabilities as they come due or if such distribution would impair certain preference rights of the holders of preferred stock.

     Delaware law permits the payment of dividends out of surplus (generally defined as stockholders' equity less the par value of outstanding stock) or, if there is no surplus, out of net profits for the current fiscal year and/or the preceding fiscal year. Delaware law generally provides that a corporation may redeem or repurchase its shares only if such redemption or repurchase would not impair the capital of the corporation.

     Interested Director Transactions. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest, provided certain conditions are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law:
(i) either the shareholders (or stockholders) or the Board of Directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of Board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation; or (ii) the contract or transaction must have been just and reasonable or fair, as applicable, to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting or by written consent with respect to any action regarding such contract or transaction. If Board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if Board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even though less than a majority of a quorum).

     Derivative Suits. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may only bring a derivative action on behalf of the corporation if the stockholder was a stockholder of the corporation at the time of the transaction in question or his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

     Dissolution. Under California law, shareholders holding 50% or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's Board of Directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the Board of Directors approves the proposal to dissolve, the dissolution must be unanimously approved by all stockholders entitled to vote. A dissolution initiated by the Board of Directors only requires the approval of a majority of the corporation's stockholders. In the event of such a Board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions. The Meadowbrook Certificate of Incorporation does not contain such a requirement.

                                                                         ANNEX A

                                                                  EXECUTION COPY







                          AGREEMENT AND PLAN OF MERGER



                                      Among

                     MEADOWBROOK REHABILITATION GROUP, INC.,

                                 INTERSET, INC.,

                             CAMBIO NETWORKS, INC.,

                                       and

                        THE SECURITYHOLDERS NAMED HEREIN







                                  April 3, 1998

                                TABLE OF CONTENTS

                                                                            Page

ARTICLE I             THE MERGER.............................................  1
   1.1   The Merger..........................................................  1
   1.2   Closing.............................................................  1
   1.3   Effective Time......................................................  2
   1.4   Corporate Organization..............................................  2

ARTICLE II            EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
                      CONSTITUENT CORPORATIONS...............................  2
   2.1   Conversion of the Company Shares....................................  2
   2.2   Conversion of Stock Options.........................................  3
   2.3   Surrender and Payment...............................................  3
   2.4   Dissenting Shares...................................................  4
   2.5   Adjustments.........................................................  5
   2.6   Fractional Shares...................................................  5

ARTICLE III           THE SURVIVING CORPORATION..............................  5
   3.1   Articles of Incorporation...........................................  5
   3.2   Bylaws..............................................................  5
   3.3   Directors and Officers..............................................  5

ARTICLE IV            REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........  5
   4.1   Organization and Qualification......................................  6
   4.2   Capital Structure...................................................  6
   4.3   Subsidiaries; Equity Investments....................................  7
   4.4   Authority...........................................................  8
   4.5   No Conflict with Other Instruments..................................  8
   4.6   Governmental Consents...............................................  8
   4.7   Financial Statements................................................  9
   4.8   Absence of Changes..................................................  9
   4.9   Properties.......................................................... 11
   4.10  Environmental Matters............................................... 11
   4.11  Taxes............................................................... 12
   4.12  Employees........................................................... 13
   4.13  Compliance with Law................................................. 14
   4.14  Litigation.......................................................... 14
   4.15  Contracts........................................................... 14
   4.16  No Default.......................................................... 15
   4.17  Major Customers..................................................... 15
   4.18  Proprietary Rights.................................................. 15
   4.19  Insurance........................................................... 17
   4.20  Brokers or Finders.................................................. 17
   4.21  Related Parties..................................................... 17
   4.22  Certain Advances.................................................... 17
   4.23  No Misleading Statements............................................ 17

                                                                            Page


   4.24  Company Proxy Statement............................................. 17

ARTICLE V             REPRESENTATIONS AND WARRANTIES OF MEADOWBROOK
                      AND INTERSET........................................... 18
   5.1   Organization........................................................ 18
   5.2   Capital Structure................................................... 18
   5.3   Authority........................................................... 19
   5.4   No Conflict with Other Instruments.................................. 19
   5.5   Governmental Consents............................................... 20
   5.6   SEC Documents....................................................... 20
   5.7   Shares of Meadowbrook Common........................................ 20
   5.8   No Material Adverse Change.......................................... 21
   5.9   Nasdaq National Market.............................................. 21
   5.10  Brokers or Finders.................................................. 21
   5.11  Disclosure.......................................................... 21

ARTICLE VI            CONDUCT PRIOR TO THE EFFECTIVE TIME.................... 21
   6.1   Conduct of Business of the Company.................................. 21
   6.2   No Solicitation..................................................... 23
   6.3   Conduct of Business of Meadowbrook.................................. 24

ARTICLE VII           ADDITIONAL AGREEMENTS.................................. 25
   7.1   Approval of the Company Stockholders................................ 25
   7.2   Preparation of Company Proxy Statement.............................. 25
   7.3   Access to Information; Interim Financial Information................ 25
   7.4   Confidentiality..................................................... 26
   7.5   Expenses............................................................ 26
   7.6   Public Disclosure................................................... 26
   7.7   Reasonable Efforts.................................................. 27
   7.8   Conduct; Notification of Certain Matters............................ 27
   7.9   Tax-Free Reorganization............................................. 27
   7.10  Blue Sky Laws....................................................... 27
   7.11  Compliance with Exchange Act........................................ 27
   7.12  Meadowbrook Funding................................................. 28
   7.13  Meadowbrook Voting Agreement........................................ 28
   7.14  Registration Rights Agreement....................................... 28
   7.15  Additional Documents and Further Assurances......................... 28
   7.16  Indemnification..................................................... 28
   7.17  Waiver of Rights of First Refusal................................... 28

ARTICLE VIII          CONDITIONS TO THE MERGER............................... 28
   8.1   Conditions to Obligations of Each Party to Effect the Merger........ 28
   8.2   Additional Conditions to Obligations of the Company................. 29
   8.3   Additional Conditions to the Obligations of Meadowbrook and Interset 30

                                                                            Page


ARTICLE IX            INDEMNIFICATION........................................ 31
   9.1   Survival of Representations and Warranties.......................... 31
   9.2   Indemnification..................................................... 32
   9.3   Exclusivity of Remedy............................................... 34

ARTICLE X      TERMINATION, AMENDMENT, WAIVER, CLOSING....................... 35
   10.1  Termination......................................................... 35
   10.2  Effect of Termination............................................... 36
   10.3  Termination Fee..................................................... 36
   10.4  Amendment or Supplement............................................. 36
   10.5  Extension of Time, Waiver........................................... 36

ARTICLE XI            GENERAL................................................ 37
   11.1  Notices............................................................. 37
   11.2  Headings............................................................ 38
   11.3  Counterparts........................................................ 38
   11.4  Entire Agreement; Assignment........................................ 38
   11.5  Severability........................................................ 39
   11.6  Other Remedies...................................................... 39
   11.7  Governing Law....................................................... 39
   11.8  Absence of Third-Party Beneficiary Rights........................... 39

EXHIBITS AND SCHEDULES

EXHIBITS
   Exhibit A          Form of Stockholders Voting Agreement
   Exhibit B          Form of Meadowbrook Voting Agreement
   Exhibit C          Form of Secured Bridge Financing Note
   Exhibit D          Form of Registration Rights Agreement

SCHEDULES
   Schedule 3.3       Officers of Surviving Corporation
   Schedule 4         Disclosure Schedule
   Schedule 4.2       Beneficial Owners of Company Stock and Holders of Company
                      Options
   Schedule 4.7       1998 Operating Budget

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 3, 1998, by and among MEADOWBROOK REHABILITATION GROUP, INC. a Delaware corporation ("Meadowbrook"), INTERSET, INC., a Delaware corporation and a wholly owned subsidiary of Meadowbrook ("Interset"), CAMBIO NETWORKS, INC., a California corporation (the "Company"), and certain stockholders of the Company named on the signature pages hereto (the "Securityholders").

                              W I T N E S S E T H:

        WHEREAS, the Boards of Directors of Meadowbrook, Interset and the Company deem it advisable and in the best interests of their respective stockholders to effect the merger hereafter provided for, in which Interset would merge with and into the Company and the Company would become a wholly owned subsidiary of Meadowbrook (the "Merger");

        WHEREAS, concurrently with the execution and delivery of this Agreement and as a condition and inducement to Meadowbrook's and Interset's willingness to enter into this Agreement, each of the Securityholders are entering into a Stockholders Voting Agreement with Meadowbrook in substantially the form attached hereto as Exhibit A (the "Stockholders Voting Agreement") which, among other things, requires them to vote all the shares of Company Stock (defined below) owned by them in accordance with the Stockholders Voting Agreement; and

        WHEREAS,   it  is  intended  that  the  Merger  qualify  as  a  tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"):

        NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, Meadowbrook, Interset and the Company hereby agree as follows:


                                    ARTICLE I

                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, Interset shall be merged with and into the Company in accordance with the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"), whereupon the separate existence of Interset shall cease, and the Company shall be the surviving corporation (the "Surviving Corporation").

        1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Pillsbury Madison & Sutro LLP, 235 Montgomery Street, San Francisco, California as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement or at such other time, place and date as is mutually agreed to by the parties hereto. The date and time of the Closing is referred to in this Agreement as the "Closing Date."

        1.3 Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, the Company and Interset shall file certificates of merger with the Secretary of State of California and the Secretary of State of Delaware and make all other filings or recordings required by the CGCL and the DGCL in connection with the Merger. The Merger shall become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of California (the "Effective Time").

        1.4  Corporate  Organization.  At and  after  the  Effective  Time,  the
Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Interset, all as provided under the CGCL and the DGCL.


                                   ARTICLE II

                           EFFECT OF THE MERGER ON THE
                  CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS

        2.1 Conversion of the Company Shares. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of securities of Interset or the Company, the following shall occur:

        (a) Each share of common stock of Interset outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock, of the Surviving Corporation with the same rights, powers and privileges as the shares so converted, and such shares shall constitute the only outstanding shares of capital stock of the Surviving Corporation. Each stock certificate of Interset evidencing ownership of shares of common stock of Interset shall continue to evidence ownership of the shares of capital stock of the Surviving Corporation.

        (b) Each share of Company Stock (as defined in Section 4.2(a)) held by the Company as treasury stock or owned by Meadowbrook or any subsidiary of Meadowbrook immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto.

        (c) The shares of Company Stock issued and outstanding immediately prior to the Effective Time (except as otherwise provided in Section 2.1(b) or as provided in Section 2.6 with respect to shares of Company Stock as to which appraisal rights have been properly exercised under the CGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive shares of Class A Common Stock, $.01 par value, of Meadowbrook (the "Meadowbrook Common") representing thirty-two and one-half percent (32.5%) of the outstanding Meadowbrook Class A and Class B Common Stock at the Effective Time, assuming the exercise of all Company Options outstanding as of the date of this Agreement and no exercise of any Meadowbrook Options (as defined below). The number of shares of Meadowbrook Common into which each share of Company Stock will be converted (the "Exchange Ratio") will be calculated immediately prior to the Effective Time.

        2.2    Conversion of Stock Options.

        (a) At the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof, each unexpired and unexercised option to purchase shares of Company Stock (individually a "Company Option" and collectively the "Company Options") granted under the Company's 1994 Stock Option Plan, (the "Company Plan") outstanding immediately prior to the Effective Time shall be converted into an option to purchase Meadowbrook Common (a "Converted Company Option") (the aggregate number of shares of Company Stock issuable upon the exercise of all outstanding Company Options immediately prior to the Effective Time is referred to herein as the "Outstanding Option Amount"). Each Company Option so converted by Meadowbrook will continue to have, and be subject to, substantially the same terms and conditions set forth in the documents governing such Company Option immediately prior to the Effective Time, except that (i) such Converted Company Option will be exercisable for that number of whole shares of Meadowbrook Common as is equal to the product of the number of shares of Company Stock that were purchasable under the Company Option immediately prior to the Effective Time, multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Meadowbrook Common and
(ii) the per share exercise price for the Meadowbrook Common issuable upon exercise of such Converted Company Option will be equal to the quotient obtained by dividing the exercise price per share of the shares of Company Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. The parties intend that the conversion of the Company Options hereunder will meet the requirements of Section 424(a) of the Code and this Section 2.2(a) shall be interpreted consistent with such intention. Consistent with the terms of the Company Options and the documents governing such Company Option, the Merger will not terminate or accelerate any Converted Company Option or any right of exercise, vesting or repurchase relating thereto with respect to Meadowbrook Common acquired upon exercise of such Converted Company Option.

        (b) As soon as practicable after the Effective Time, Meadowbrook shall issue to each holder of a Converted Company Option a document evidencing the conversion of such holder's Company Option by Meadowbrook.

        2.3    Surrender and Payment.

        (a) Prior to the Effective Time, the Company shall provide Meadowbrook with a list of the names and addresses of each of the Company's stockholders for the purpose of assisting Meadowbrook in exchanging certificates which, immediately prior to the Effective Time represented issued and outstanding shares of Company Common, for the consideration set forth in Section 2.1(c) (the "Merger Consideration"). Promptly after the Effective Time, Meadowbrook shall send, or shall cause to be sent, to each holder of record of shares of Company Stock at the Effective Time a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the certificates representing shares of Company Stock to the Meadowbrook).

        (b) Holders of shares of Company Stock that have been converted into a right to receive the Merger Consideration, upon surrender to Meadowbrook of a certificate or certificates representing such shares of Company Stock, together with a properly completed letter of transmittal covering such shares, will be entitled to receive the Merger Consideration payable in respect of such Company Stock. Until so surrendered, each certificate representing shares of the Company Stock shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

        (c) The Meadowbrook Common comprising the Merger Consideration shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of any liens, pledges or encumbrances of any kind except any restrictions on subsequent sale by the Securityholders imposed by any federal or state securities laws or regulations; provided however that each Securityholder hereby agrees that it shall not effect any sale of Meadowbrook Common issued pursuant to this Agreement for a period of twelve (12) months following the Effective Time.

        (d) If any portion of the Merger Consideration is to be paid to a person other than the registered holder of shares of Company Stock represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to such payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and accompanied by all documents required to evidence and effect the transfer and that the person requesting such payment shall pay to Meadowbrook any transfer or other taxes required as a result of such payment to a person other than the registered holder of shares of Company Stock or establish to the satisfaction of Meadowbrook that such tax has been paid or is not payable.

        (e) After the Effective Time, there shall be no further registration of transfers of Company Stock. If, after the Effective Time, certificates representing shares of Company Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

        (f) Any amounts remaining unclaimed by holders of shares of Company Stock three (3) years after the Effective Time (or such earlier date prior to such time as such amounts would otherwise escheat to or become property of any governmental entity) shall, to the extent permitted by applicable law, become the property of Meadowbrook free and clear of any claims or interest of any person previously entitled thereto.

        (g) No dividends, interest or other distributions with respect to Meadowbrook Common constituting part of the Merger Consideration shall be paid to the holder of any unsurrendered certificates representing shares of Company Stock until such certificates are surrendered as provided in this Section 2.3. Upon such surrender, there shall be paid, without interest, to the person in whose name the certificates representing Meadowbrook Common into which such shares of Company Stock were converted are registered, all dividends, interest and other distributions payable in respect of such shares of Company Stock on a date subsequent to, and in respect of a record date after, the Effective Time.

        2.4 Dissenting Shares. Notwithstanding Section , shares of Company Stock outstanding immediately prior to the Effective Time and held by a holder who has not voted or consented to the Merger in writing and who has demanded appraisal for such Company Shares in accordance with the CGCL shall not be converted into a right to receive the Merger Consideration, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses such holder's right to appraisal, such shares of Company Stock shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration. The Company shall give Meadowbrook prompt notice of any demands received by the Company for appraisal of shares of Company Stock, and Meadowbrook shall have the right to participate in all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Meadowbrook, make any payment with respect to, or settle or offer to settle, any such demands.

        2.5 Adjustments. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Meadowbrook shall occur, including by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the number of shares of Meadowbrook Common constituting all or part of the Merger Consideration shall be appropriately adjusted.

        2.6 Fractional Shares. No fractional shares of Meadowbrook Common shall be issued in the Merger. All fractional shares of Meadowbrook Common that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash determined by multiplying such fractional share by the closing price per share of Meadowbrook Common on the Nasdaq Stock Market on the trading day immediately prior to the Effective Time.


                                   ARTICLE III

                            THE SURVIVING CORPORATION

        3.1 Articles of Incorporation. The articles of incorporation of the Company in effect at the Effective Time shall be the articles of incorporation of the Surviving Corporation until amended in accordance with applicable law.

        3.2 Bylaws. The Bylaws of the Company in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

        3.3 Directors and Officers. From and after the Effective Time, the directors and officers of Interset shall be the directors and officers, respectively, of the Surviving Corporation each as set forth on Schedule 3.3 attached hereto. In addition, at the Effective Time, pursuant to the terms of a Voting Agreement substantially in the form of Exhibit B attached hereto (the "Meadowbrook Voting Agreement"), the size of the Board of Directors of Meadowbrook shall be increased to six (6) members and three (3) directors nominated by the Company (and reasonably acceptable to Meadowbrook) shall be appointed to the Board of Directors of Meadowbrook.


                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        Except as otherwise specifically set forth on the disclosure schedule delivered by the Company to Meadowbrook prior to the execution of this Agreement and signed by the President of the Company (the "Disclosure Schedule"), the Company represents and warrants to both Meadowbrook and Interset as follows:

        4.1 Organization and Qualification. Each of the Company and its Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite power and authority to own, lease and operate its respective properties and to carry on its business as now being conducted. As used in this Agreement, "Subsidiary" means a corporation, partnership or other entity in which the Company owns directly or indirectly fifty percent (50%) or more of the voting stock, profits, equity or beneficial interest, is a partner of, or otherwise controls the management of. Cambio Networks, Europe, Inc., a California corporation and, a wholly owned Subsidiary of the Company, is the only Subsidiary of the Company.

        Each of the Company and its Subsidiary is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, which states or jurisdictions are listed on the Disclosure Schedule, except where the failure to be so qualified or in good standing which, taken together with all other such failures, has not had, or would not reasonably be expected to have, a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. As used in this Agreement, Material Adverse Effect on or with respect to an entity (or group of entities, taken as a whole) means such event, change or effect is materially adverse to the business, condition (financial or otherwise), properties, assets, liabilities, or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole) other than as a result of (i) general economic or industry conditions, or (ii) the performance by the Company of its obligations under this Agreement.

        The Company has delivered or made available to Meadowbrook true, complete and correct copies, with respect to each of the Company and its Subsidiary, of its (i) Amended and Restated Articles of Incorporation and Bylaws (or other applicable charter documents), as amended to the date hereof, (ii) minutes of all of directors' and stockholders' meetings (or other applicable meetings), complete and accurate as of the date hereof, (iii) stock certificate books and all other records that collectively correctly set forth the record ownership of all outstanding shares of its capital stock or other equity interests and all rights to purchase capital stock or other equity interests, and (iv) form of stock certificates, option agreements and rights to purchase shares of its capital stock or other equity interests. Such Amended and Restated Articles of Incorporation and Bylaws and other applicable charter documents are in full force and effect.

        4.2    Capital Structure.

        (a) The authorized capital stock of the Company consists of ten million (10,000,000) shares of common stock, no par value ("Company Common") and ten million (10,000,000) shares of preferred stock, no par value ("Company Preferred"). As of the date of this Agreement, there were issued and outstanding four hundred twenty-three thousand eighty (423,080) shares of Company Common and three million five hundred thousand (3,500,000) shares of Company Preferred. As of the date of this Agreement, there were an aggregate of three million five hundred thousand (3,500,000) shares of Company Common reserved for issuance upon conversion of Company Preferred. Company Common and Company Preferred are referred to herein collectively as "Company Stock." The rights, preferences and privileges of Company Common and Company Preferred are as set forth in the Company's Amended and Restated Articles of Incorporation.

        (b) As of the date of this Agreement, there were outstanding Company Options to acquire nine hundred fifty-six thousand fifty-five (956,055) shares of Company Common. As of the date of this Agreement, there were an aggregate of nine hundred fifty-six thousand fifty-five (956,055) shares of Company Common reserved for issuance upon the exercise of outstanding Company Options.

        (c) Other than as described in paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of the Company and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which the Company is a party or by which the Company may be bound that do or may obligate the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the Company's capital stock or securities convertible into or exchangeable for the Company's capital stock or that do or may obligate the Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) Of the issued and outstanding shares of Company Stock, no shares are subject to repurchase or redemption. All outstanding shares of Company Stock are, and any shares of Company Stock issued upon exercise of Company Options (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, the Company's Articles of Incorporation or Bylaws or any agreement to which the Company is a party or by which the Company may be bound. All outstanding securities of the Company have been issued in compliance with applicable federal and state securities laws.

        (e) Section 4.2 of the Disclosure Schedule ("Schedule 4.2") contains complete and accurate lists of, and the number of shares owned of record by, the holders of outstanding Company Common and Company Preferred and the number of shares subject to Company Options and the holders of outstanding Company Options, including in each case the addresses of record of such holders.
Schedule 4.2 is complete and accurate on the date hereof and, if required, an updated Schedule 4.2 to be attached hereto will be complete and accurate as of the Closing Date.

        (f) Schedule 4.2 contains a complete and accurate list of each stock option plan, stock appreciation rights or other equity-related stock incentive plan of the Company and its Subsidiary.

        (g) Except for any restrictions imposed by applicable federal and state securities laws, there is no right of first refusal, co-sale right, right of participation, right of first offer, option or other restriction on transfer applicable to any shares of Company Stock.

        (h) Except as contemplated by this Agreement and the Stockholders Voting Agreement the Company is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of the Company, the election of directors, the appointment of officers or other actions of the Company's Board or the management of the Company.

        4.3 Subsidiaries; Equity Investments. Section 4.3 of the Disclosure Schedule ("Schedule 4.3") contains a complete and accurate list of all of the Company's Subsidiaries. Except as set forth in Schedule 4.3, the Company does not have and has never had any other Subsidiaries or companies controlled by the Company and does not own and has never owned any equity interest in, or controlled, directly or indirectly, any other corporation, partnership, joint venture, trust, firm or other entity. Except as set forth in
Schedule 4.3, the Company owns all of the outstanding capital stock of the Subsidiary listed on Schedule 4.3, free and clear of any claims, liens or encumbrances except where such encumbrances would have no Material Adverse Effect on the Company and its Subsidiary, taken as a whole, and no options, warrants or other rights to acquire shares of capital stock of any Subsidiary are outstanding.

        4.4 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject only to the requisite approval of this Agreement by the Company's stockholders, to perform its obligations hereunder and consummate the transactions contemplated hereby. The vote required of the Company's stockholders to duly approve the Merger and this Agreement is that number of shares as would constitute: (i) a majority of the outstanding shares of Company Common, voting as a single class and (ii) sixty-six and two-thirds percent (66-2/3%) of the outstanding owners of the Company Preferred, voting as a single class. The execution and delivery of this Agreement, the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company, including approval of the Company Board, subject only to the requisite approval of this Agreement by the Company's stockholders. This Agreement is a valid and binding obligation of the Company.

        4.5 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both) under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of the Company or its Subsidiary pursuant to (i) any provision of the Company's Amended and Restated Articles of Incorporation or Bylaws or the charter or other organizational documents of its Subsidiary, as the case may be, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which the Company or its Subsidiary is a party or by which the properties or assets of the Company or its Subsidiary is bound, or (b) to the best knowledge of the Company after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to the Company or its Subsidiary their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that, individually or in the aggregate, has not had or would be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of the Company or its Subsidiary or that could not reasonably be expected to prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        4.6 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration of, or qualification or filing with, any court, administrative agency, commission, regulatory authority or other governmental or administrative body or instrumentality, whether domestic or foreign, is required by or with respect to the Company or its Subsidiary in connection with the execution, delivery and performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for
(a) the filing of the Certificate of Merger with the California Secretary of State and the Delaware Secretary of

State (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions contemplated hereby.

        4.7 Financial Statements. The Company has previously furnished to Meadowbrook a complete and accurate copy of the unaudited consolidated financial statements of the Company for the fiscal year ended December 31, 1997 (the
"Financial Statements") which comply as to form in all material respects with applicable accounting requirements. The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods indicated and are consistent with each other. The Financial Statements accurately set out and describe the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of unaudited financial statements, to normal year-end audit adjustments. At the date of the Financial Statements and as of the Closing Date, except as set forth in the Disclosure Schedule, the Company had no liabilities or obligations, secured or unsecured (whether accrued, absolute or contingent and whether or not required to be reflected in the Financial Statements under GAAP) not reflected in the Financial Statements or the accompanying notes thereto except for liabilities and obligations that have arisen in the ordinary course of business prior to the date of the Financial Statements and which, under GAAP, would not have been required to be reflected in the Financial Statements and except for liabilities incurred in the ordinary course of business since the date of the Financial Statements which are usual and normal in amount. The Company maintains a standard system of accounting established and administered in accordance with GAAP. Attached as Schedule 4.7 to the Disclosure Schedule is the Company's budget for the twelve (12) months ending December 31, 1998 that sets forth its budgeted revenues and expenses.

        4.8 Absence of Changes. Since the date of the Financial Statements, except as otherwise contemplated by this Agreement or set forth in the Disclosure Schedule, each of the Company and its Subsidiary has conducted its respective business only in the ordinary and usual course and, without limiting the generality of the foregoing:

        (a) There have been no changes in the condition (financial or otherwise), business, net worth, assets, properties, employees, operations, obligations or liabilities of the Company and its Subsidiary, taken as a whole, which, in the aggregate, have had or may be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole;

        (b) The Company has not nor has its Subsidiary issued, or authorized for issuance, or entered into any commitment to issue, any equity security, bond, note or other security;

        (c) The Company has not nor has its Subsidiary incurred additional debt for borrowed money, or incurred any obligation or liability except in the ordinary course of business consistent with past practice and in any event not in excess of twenty-five thousand dollars ($25,000) for any single occurrence;

        (d) The Company has not nor has its Subsidiary paid any obligation or liability, or discharged, settled or satisfied any claim, lien or encumbrance, except for current liabilities in the ordinary course of business consistent with past practice and in any event not in excess of twenty-five thousand dollars ($25,000) for any single occurrence;

        (e) The Company has not nor has its Subsidiary declared or made any dividend, payment or other distribution on or with respect to any share of capital stock, other than, in the case of its Subsidiary, to the Company;

        (f) The Company has not nor has its Subsidiary purchased, redeemed or otherwise acquired or committed itself to acquire, directly or indirectly, any share or shares of its capital stock;

        (g) The Company has not nor has its Subsidiary mortgaged, pledged, or otherwise encumbered any of its assets or properties, except for liens for current taxes which are not yet delinquent and purchase-money liens arising out of the purchase or sale of services or products made in the ordinary course of business consistent with past practice and in any event not in excess of twenty-five thousand dollars ($25,000) for any single item or seventy-five thousand dollars ($75,000) in the aggregate;

        (h) The Company has not nor has its Subsidiary disposed of, or agreed to dispose of, by sale, lease, license or otherwise, any asset or property, tangible or intangible, except in the ordinary course of business consistent with past practice, and in each case for a consideration believed to be at least equal to the fair value of such asset or property and in any event not in excess of twentyfive-thousand dollars ($25,000) for any single item or seventy-five thousand dollars ($75,000) in the aggregate;

        (i) The Company has not nor has its Subsidiary purchased or agreed to purchase or otherwise acquire any securities of any corporation, partnership, joint venture, firm or other entity;

        (j) The Company has not nor has its Subsidiary made any expenditure or commitment for the purchase, acquisition, construction or improvement of a capital asset, except in the ordinary course of business consistent with past practice and in any event not in excess of twenty-five thousand dollars ($25,000) for any single item or seventy-five thousand dollars ($75,000) in the aggregate;

        (k) The Company has not nor has its Subsidiary sold, assigned, transferred or conveyed, or committed itself to sell, assign, transfer or convey, any Proprietary Rights (as defined in Section ) except pursuant to licenses in the ordinary course of business consistent with past practice;

        (l) The Company has not nor has its Subsidiary adopted or amended any bonus, incentive, profit-sharing, stock option, stock purchase, pension, retirement, deferred-compensation, severance, life insurance, medical or other benefit plan, agreement, trust, fund or arrangement for the benefit of employees of any kind whatsoever, nor entered into or amended any agreement relating to employment, services as an independent contractor or consultant, or severance or termination pay, nor agreed to do any of the foregoing;

        (m) The Company has not nor has its Subsidiary effected or agreed to effect any change in its directors, officers or key employees; and

        (n) The Company has not effected or committed itself to effect any amendment or modification in its Amended and Restated Articles of Incorporation or Bylaws.

        4.9    Properties.

        (a) The Company does not nor does any Subsidiary own any real property, nor has it ever owned any real property. The Financial Statements reflect all of the material real and personal property used by the Company and its Subsidiary in their respective businesses or otherwise held by the Company and its Subsidiary, except for (i) property acquired or disposed of in the ordinary course of business consistent with past practice of the Company and its Subsidiary, taken as a whole, since the date of the Financial Statements, and
(ii) personal property not required under GAAP to be reflected thereon. The Company or its Subsidiary has good and marketable title to all assets and properties listed in the Financial Statements as owned by the Company, free and clear of any imperfections of title, lien, claim, encumbrance, restriction, charge or equity of any nature whatsoever, except for liens for current taxes not yet delinquent or which have no Material Adverse Effect on the Company.

        (b) Section of the Disclosure Schedule contains a complete and accurate list of all material real property leased by the Company and its Subsidiary (the "Properties"), the name of the lessor and the date of the lease. The Company does not nor does its Subsidiary have any options to purchase any such Properties or any other real property. To the Company's knowledge, the Properties are held under valid, existing and enforceable leases. To the Company's knowledge the Properties and the operations of the Company or its Subsidiary, as the case may be, thereon do not violate any applicable material building code, zoning requirement or classification, or pollution control ordinance or statute relating to the Properties or to such operations.

        4.10   Environmental Matters.

        (a) To the Company's knowledge, the Company and its Subsidiary are, and at all times have been, in material compliance with all applicable local, state and federal statutes, orders, rules, ordinances, regulations, codes and policies and all judicial or administrative interpretations thereof (collectively, "Environmental Laws") relating to pollution or protection of the environment, including, without limitation, laws relating to exposures, emissions, discharges, releases or threatened releases of Hazardous Substances (as defined below) into or on land, ambient air, surface water, groundwater, personal property or structures (including the protection, cleanup, removal, remediation or damage thereof), or otherwise related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, discharge or handling of Hazardous Substances. The Company has not nor has its Subsidiary received any notice of any investigation, claim or proceeding against the Company or such Subsidiary relating to Hazardous Substances or any action pursuant to or violation or alleged violation under any Environmental Law. As used in this Agreement, "Hazardous Substances" means any pollutant, contaminant, material, substance, waste, chemical or compound regulated, restricted or prohibited by any law, regulation or ordinance and designated by any governmental agency to be hazardous, toxic, radioactive, biohazardous or otherwise a danger to health or the environment.

        (b) To the Company's knowledge, the Company has not nor has its Subsidiary disposed of any Hazardous Substances on or about such properties.

        (c) The Company and its Subsidiary have all material permits, licenses and approvals required by Environmental Laws for the use and occupancy of, and for all operations and activities conducted on, the Properties, and the Company and its Subsidiary are in full compliance with all such permits, licenses and approvals, and all such permits, licenses and approvals were duly issued, are in full force and effect except where the failure to do so has not resulted in and would not reasonably be expected to result in a Material Adverse Effect, and, to the extent necessary, will be transferred to Meadowbrook at the Closing, and will remain in full force and effect as so transferred to Meadowbrook.

        4.11   Taxes.

        (a) For purposes of this Agreement, the following terms have the following meanings: "Tax" (and, with correlative meaning, "Taxes" and "Taxable") means any and all taxes, including without limitation (i) any income, profits, alternative or add-on minimum tax, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, net worth, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any governmental entity responsible for the imposition of any such tax (domestic or foreign) (a "Taxing Authority"), (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period or as the result of being a transferee or successor thereof, and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

        (b) All Tax returns, statements, reports and forms (including estimated Tax returns and reports and information returns and reports) required to be filed with any Taxing Authority with respect to any Taxable period ending on or before the Effective Time, by or on behalf of the Company or its Subsidiary (collectively, the "Company Returns"), have been filed when due (including any extensions of such due date), and all amounts shown to be due thereon on or before the Effective Time have been paid on or before such date. The Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with GAAP. The Financial Statements (i) fully accrue consistent with past practices and in accordance with GAAP all actual and contingent liabilities for Taxes with respect to all periods through the date of the Financial Statements and (ii) properly accrues consistent with past practices and in accordance with GAAP all liabilities for Taxes payable after the Balance Sheet Date with respect to all transactions and events occurring on or prior to such date. All information set forth in the notes to the Financial Statements relating to Tax matters is consistent with GAAP.

        (c) To the Company's knowledge, no Tax liability has been incurred since the date of the Financial Statements other than in the ordinary course of business and adequate provision has been made for all Taxes since that date in accordance with GAAP on at least a quarterly or, with respect to employment taxes, monthly basis, except that which has not had or would be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. The Company and its Subsidiary have withheld and paid to the applicable financial institution or Taxing Authority all amounts required to be withheld, except that which has not had or would be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. All Company Returns filed with respect to federal income tax returns for Taxable years of the Company and its Subsidiary in the case of the United States, have been examined and closed and copies of audit reports previously have been provided to Meadowbrook or are Company Returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. The Company has not nor has its Subsidiary been granted any extension or waiver of the limitation period applicable to any Company Return.

        (d) To the Company's knowledge, there is no claim, audit, action, suit, proceeding or investigation now pending or threatened against or with respect to the Company or its Subsidiary in respect of any Tax or assessment. There are no liabilities for Taxes with respect to any notice of deficiency or similar document of any Tax Authority received by the Company or its Subsidiary which have not been satisfied in full (including liabilities for interest, additions to tax and penalties thereon and related expenses). To the Company's knowledge, none of the Company, its Subsidiary nor any person on behalf of the Company or its Subsidiary has entered into any agreement or consent pursuant to Section 341(f) of the Code. To the Company's knowledge, there are no liens for Taxes upon the assets of the Company or its Subsidiary except liens for current Taxes not yet due. Except as may be required as a result of the Merger, the Company has not nor has its Subsidiary been required to include any adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions, events or accounting methods employed prior to the Effective Time.

        4.12 Employees. The Company has provided Meadowbrook with a complete and accurate list setting forth all employees, scientific advisors and consultants of the Company and each Subsidiary as of the date hereof, together with their titles or positions, dates of hire, regular work location and current compensation. The Company does not have nor does its Subsidiary have any employment contract with any officer or employee or any other consultant or person which is not terminable by it at will without liability, except as the right of the Company or such Subsidiary to terminate its employees at will may be limited by applicable federal, state or foreign law. Except as set forth in the Disclosure Schedule, the Company does not have nor does its Subsidiary have any deferred compensation, pension, health, profit sharing, bonus, stock purchase, stock option, hospitalization, insurance, severance, workers' compensation, supplemental unemployment benefits, vacation benefits, disability benefits, or any other employee pension benefit (as defined in the Employee Retirement Income Security Act of 1974 ("ERISA") or otherwise) or welfare benefit plan or obligation covering any of its officers or employees ("Employee Plans") or any informal understanding with respect to the foregoing. Each Employee Plan complies in all material respects with applicable laws, including, without limitation, ERISA and the Code. Each Employee Plan has been maintained in material compliance with its terms, and all applicable ERISA and other requirements as to the filing of reports, documents and notices with governmental agencies and the furnishing of documents to participants or beneficiaries have been satisfied. The Company does not nor does its Subsidiary maintain or has ever maintained or contributed to any Employee Plan subject to Title IV of ERISA (relating to defined benefit plans).

        To the Company's knowledge, there are no controversies or labor disputes or union organization activities pending or threatened between the Company or its Subsidiary and any of their employees. To the Company's knowledge, none of the employees of the Company or its Subsidiary belongs to any union or collective bargaining unit. The Company and its Subsidiary have complied materially with all applicable foreign, state and federal equal employment opportunity and other laws and regulations related to employment or working conditions, except that which has not had a would be reasonably expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole.

        4.13 Compliance with Law. All material licenses, franchises, permits, clearances, consents, certificates and other evidences of authority of the Company and its Subsidiary, which are necessary to the conduct of the Company's and its Subsidiary, respective businesses ("Permits") are in full force and effect and the Company is not nor is its Subsidiary in violation of any Permit in any material respect. Except for exceptions have not had or would be reasonably expected to have, a Material Adverse Effect on the Company and its Subsidiary, taken as a whole, the businesses of the Company and its Subsidiary have been conducted in accordance with all applicable laws, regulations, orders and other requirements of governmental authorities.

        4.14 Litigation. There is no claim, dispute, action, proceeding, notice, order, suit, appeal or investigation, at law or in equity, pending or to the Company's knowledge threatened, against the Company or its Subsidiary or any of their respective directors, officers, employees or agents, or involving any of their respective assets or properties, before any court, agency, authority, arbitration panel or other tribunal, except that which has not had or would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiary, taken as a whole. The Company is not nor is its Subsidiary subject to any order, writ, injunction or its decree of any court, agency, authority, arbitration panel or other tribunal, nor is the Company or its Subsidiary in default with respect to its notice, order, writ, injunction or decree.

        4.15 Contracts. Section 4.15 of the Disclosure Schedule contains a complete and accurate list of each material executory contract and agreement in the following categories to which the Company or its Subsidiary is a party, or by which the Company or its Subsidiary is bound in any respect: (a) agreements for the purchase, sale, lease or other disposition of equipment, goods, materials, supplies, or capital assets, or for the performance of services which are not terminable without penalty on 30 days' notice, in any case involving more than fifty thousand dollars ($50,000); (b) contracts or agreements for the joint performance of work or services, and all other joint venture, collaboration, research, or other agreements, and grant requests or proposals for research and development contracts in excess of one hundred thousand dollars ($100,000) each; (c) management or employment contracts, consulting or scientific advisory contracts, collective bargaining contracts, termination and severance agreements; (d) notes, mortgages, deeds of trust, loan agreements, security agreement, guarantees, debentures, indentures, credit agreements and other evidences of indebtedness; (e) each Employee Plan (including, without limitation, any contracts or agreements with trustees, insurance companies or others relating to any such employee benefit plan or arrangement); (f) warrants, repurchase or other contracts or agreements relating to the issuance of capital stock or other equity interests of the Company or its Subsidiary; (g) contracts or agreements with any director, officer, employee, consultant or stockholder;
(h) patents, licenses, sublicenses, royalty agreements and other contracts or agreements to which the Company or its Subsidiary is a party, or otherwise subject, relating to Company's Proprietary Rights; (i) personal property or capital equipment leases and other rental, use or service arrangements of the Company and its Subsidiary involving payment obligations in excess of fifty thousand dollars ($50,000) and which cannot be terminated without penalty on 30 days' notice; (j) any agreement pursuant to which the Company or its Subsidiary has granted or may grant in the future, to any party, a source code license or option or other right to use or acquire source code; and (k) other material contracts.

        The Company has not nor has its Subsidiary nor, to the knowledge of the Company, has any of its employees entered into any contract or agreement containing covenants limiting the right of the Company or its Subsidiary to compete in any business or with any person. As used in this

Agreement,   the  terms  "contract"  and  "agreement"  include  every  contract, agreement, commitment, understanding and promise, whether written or oral.

        4.16   No Default.

        (a) Each of the contracts, agreements or other instruments referred to in Section is a legal, binding and enforceable obligation by or against the Company or its Subsidiary, as the case may be, subject to the effect of applicable bankruptcy, insolvency, reorganization, moratorium or other similar federal or state laws affecting the rights of creditors and the effect or availability of rules of law governing specific performance, injunctive relief or other equitable remedies. To the Company's knowledge, no party with whom the Company or its Subsidiary has an agreement or contract is in default thereunder or has breached any term or provision thereof which has had or would be reasonably expected to have a Material Adverse Effect on the business of the Company and its Subsidiary, taken as a whole.

        (b) The Company and its Subsidiary, in all material respects, have performed, or are now performing, the obligations of, and the Company is not nor is its Subsidiary in material default (or would by the lapse of time and/or the giving of notice be in material default) in respect of, any contract, agreement or commitment binding upon it or its assets or properties and material to the conduct of its business. No third party has notified the Company or its Subsidiary of any claim, dispute or controversy with respect to any of the executory contracts of the Company or such Subsidiary, as the case may be, nor has the Company or its Subsidiary received notice or warning of alleged nonperformance, delay in delivery or other noncompliance by the Company or its Subsidiary with respect to its obligations under any of those contracts.

        4.17 Major Customers. Schedule 4.17 of the Disclosure Schedule sets forth a complete and correct list of the twenty five (25) largest customers of the Company and its Subsidiary in terms of sales revenue during the twelve (12) month period ended December 31, 1997. Except as set forth and described in
Schedule 4.17, no customer identified in the Disclosure Schedule has given the Company or its Subsidiary any notice terminating, suspending or reducing in any material respect, or specifying an intention to terminate, suspend or reduce in any material respect in the future, or otherwise reflecting a material adverse change in, the business relationship between such customer and the Company and its Subsidiary and, to the knowledge of the Company and the Securityholders, there has not been any material adverse change in the business relationship of the Company or its Subsidiary with any such customer since December 31, 1997.

        4.18   Proprietary Rights.

        (a) Section 4.18 of the Disclosure Schedule sets forth a complete and accurate list (the "Intellectual Property Disclosure Schedule") of all patents and applications for patents, trademarks, trade names, service marks, and copyrights, and applications therefor, owned by the Company and its Subsidiary. Such list specifies, as applicable: (i) the title of the patent, trademark, trade name, service mark, copyright or application therefor; (ii) the jurisdiction by or in which such patent, trademark, trade name, service mark or copyright has been issued or registered or in which an application has been filed, including the registration or application numbers; and (iii) material licenses, sublicenses and similar agreements to which the Company or its Subsidiary is a party or pursuant to which any other party is authorized to use, exercise or receive any benefit from any Proprietary Rights (as defined below) of the Company or its Subsidiary.

        (b) To the Company's knowledge, the Company and its Subsidiary owns or possesses or has the right to obtain valid licenses or other rights to use all patents, patent applications, trademarks, trademark applications, trade secrets, service marks, trade names, copyrights, inventions, drawings, designs, proprietary know-how or information, or other rights with respect thereto (collectively referred to as "Proprietary Rights"), used or currently proposed to be used in the business of the Company or such its Subsidiary, as the case may be, and the same are sufficient to conduct the Company's or its Subsidiary's business as it has been and is now being conducted. The Company or its Subsidiary, as the case may be, has the rights to use, sell, license, sublicense, assign, transfer, convey or dispose of such Proprietary Rights and the products, processes and materials covered thereby.

        (c) To the knowledge of the Company, the operations of the Company and its Subsidiary do not conflict with or infringe, and no one has asserted to the Company that such operations conflict with or infringe, any Proprietary Rights, owned, possessed or used by any third party. There are no claims, disputes, actions, proceedings, suits or appeals pending against the Company or Subsidiary with respect to any Proprietary Rights, and to the Company's knowledge, none has been threatened against the Company or its Subsidiary. The Proprietary Rights of the Company are free of any unresolved ownership disputes with respect to any third party and to the best knowledge of the Company there is no unauthorized use, infringement or misappropriation of any of such Proprietary Rights by any third party, including any employee or former employee of the Company or its Subsidiary nor is there any breach of any license, sublicense or other agreement authorizing another party to use such Proprietary Rights of the Company. The Company has not nor has its Subsidiary has entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, any such Proprietary Right of the Company which has had or would reasonably be expected to have a Material Adverse Effect on its Company and its Subsidiary, taken as a whole.

        (d) The Intellectual Property Disclosure Schedule contains a complete and accurate list of any proceedings before any patent or trademark authority to which the Company or its Subsidiary is a party, a description of the subject matter of each proceeding, and the current status of each proceeding, including, without limitation, interferences, priority contests, opposition, and protests. Such list includes any pending applications for reissue or reexamination of a patent. The Company or its Subsidiary has the exclusive right to file, prosecute and maintain any such applications for patents, copyrights or trademarks and the patents and registrations that issue therefrom.

        (e) All patents and registered trademarks, service marks, and other Company product or service identifiers and registered copyrights held by the Company and its Subsidiary are valid and enforceable.

        (f) The Company and its Subsidiary have taken all other measures it deems reasonable to maintain the confidentiality of the Proprietary Rights of the Company used or proposed to be used in the conduct of its business the value of which to the Company and its Subsidiary is contingent upon maintenance of the confidentiality thereof.

        (g) The Company and its Subsidiary have secured valid written assignments from all consultants and employees who contributed to the creation or development of the Company's or its Subsidiary's Proprietary Rights of the rights to such contributions that the Company or its Subsidiary does not already own by operation of law.

        (h) Except as set forth in the Intellectual Property Disclosure Schedule, each employee and officer of and consultant to the Company and its Subsidiary has executed a Proprietary Information and Inventions Agreement or other nondisclosure agreement and either a Non-Competition Agreement or a Key Employee Agreement material in the forms provided to Meadowbrook. To the Company's, knowledge, no employee or officer of or consultant to the Company is in violation of any material term of any employment contract, proprietary information and inventions agreement, non-competition agreement, or any other contract or agreement relating to the relationship of any such employee or consultant with the Company or any previous employer.

        4.19 Insurance. The Company has provided Meadowbrook with copies of all insurance policies to which the Company or its Subsidiary is a party or is a beneficiary or named insured. All the insurable properties of the Company and its Subsidiary are insured pursuant to insurance policies in full force and effect. There have been no claims in excess of twenty-five thousand dollars ($25,000) asserted under any of the insurance policies of the Company or its Subsidiary in respect of all general liability, professional liability, errors and omissions, and worker's compensation and medical claims since the Company's incorporation.

        4.20 Brokers or Finders. Neither the Company nor any of its officers, directors, employees or stockholders has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        4.21 Related Parties. No officer or director of the Company, or any affiliate of the Company or any such person, has, either directly or indirectly,
(a) a material interest in any corporation, partnership, firm or other person or entity which furnishes or sells services or products which are similar to those furnished or sold by the Company or its Subsidiary, or (b) a beneficial interest in any material contract or agreement to which the Company or its Subsidiary is a party or by which the Company or a Subsidiary may be bound.

        4.22 Certain Advances. There are no receivables of the Company or its Subsidiary owing from directors, officers, employees, consultants or stockholders of the Company or its Subsidiary, as the case may be, or owing by any affiliate of any director or officer of the Company or its Subsidiary, other than advances in the ordinary course of business consistent with past practice to officers and employees for reimbursable business expenses which are not in excess of ten thousand dollars ($10,000) for any one individual.

        4.23 No Misleading Statements. No representation or warranty made herein, in the Disclosure Schedule or in the Appendices, Schedules and Exhibits attached hereto or any written statement or certificate furnished or to be furnished to Meadowbrook pursuant hereto or in connection with the transactions contemplated hereby (when read together) contains any untrue statement of a material fact or omits a material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they are made, not misleading. The Company has disclosed to Meadowbrook all material information of which it is aware relating specifically to the operations and business of the Company as of the date of this Agreement or relating to the transactions contemplated by this Agreement.

        4.24 Company Proxy Statement. The information supplied by the Company for inclusion in the information statement to be sent to the stockholders of the Company in connection with the meeting of the Company stockholders to consider the Merger (the "Company Stockholders Meeting") or in connection with any written consent of stockholders of the Company (such proxy or information statement as amended or supplemented is referred to herein as the "Company Proxy Statement") shall not, on the date the Company Proxy Statement is first mailed to the Company stockholders, at the time of the Company Stockholders Meeting, or written consent of the Company stockholders and at the Effective Time, contain any statement which is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading. If at any time prior to the Effective Time any event or information should be discovered by the Company which should be set forth in an amendment to the Company Proxy Statement, the Company shall promptly inform Meadowbrook and Interset and shall communicate such information to the Company stockholders in an appropriate manner. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by Meadowbrook or Interset which is contained in any of the foregoing documents.


                                    ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF MEADOWBROOK AND INTERSET

        Meadowbrook and Interset represent and warrant to the Company and the Securityholders as follows:

        5.1 Organization. Each of Meadowbrook and Interset is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Meadowbrook and Interset is qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which the nature of its business requires such qualification, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect on Meadowbrook and its subsidiaries, taken as a whole. The copies of Meadowbrook's Restated Certificate of Incorporation and Interset's Certificate of Incorporation and ByLaws that have been delivered to the Company are complete and correct and in full force and effect. All of the issued and outstanding capital stock of Interset is owned by Meadowbrook.

        5.2    Capital Structure.

        (a) The authorized capital stock of Meadowbrook consists of fifteen million (15,000,000) shares of Meadowbrook Common, $.01 par value, five million (5,000,000) shares of Class B Common Stock, par value $.01 per share (the "Meadowbrook Class B Common") and one million (1,000,000) shares of preferred stock, $.01 par value ("the Meadowbrook Preferred"). As of the date of this Agreement, there were issued and outstanding one million one hundred fifty-seven thousand two hundred forty-four (1,157,244) shares of Meadowbrook Common, seven hundred seventy three thousand (773,000) shares of Meadowbrook Class B Common and no shares of Meadowbrook Preferred. As of the date of this Agreement, there were no shares of Meadowbrook Common reserved for issuance upon conversion of Meadowbrook Preferred. The rights, preferences and privileges of the Meadowbrook Common, the Meadowbrook Class B Common and the Meadowbrook Preferred are as set forth in the Meadowbrook's Restated Certificate of Incorporation.

        (b) As of the date of this Agreement, there were outstanding options to acquire 63,334 shares of Meadowbrook Common (the "Meadowbrook Options"). As of the date of this Agreement, there were an aggregate of 41,667 shares of Meadowbrook Common reserved for issuance upon the exercise of outstanding Meadowbrook Options.

        (c) Other than as described paragraphs (a) and (b) above, there are no other outstanding shares of capital stock or other equity securities of Meadowbrook and no other options, warrants, calls, conversion rights, commitments or agreements of any character to which Meadowbrook is a party or by which Meadowbrook may be bound that do or may obligate Meadowbrook to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of Meadowbrook's capital stock or securities convertible into or exchangeable for Meadowbrook's capital stock or that do or may obligate Meadowbrook to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement.

        (d) Of the issued and outstanding shares of Meadowbrook Common, no shares are subject to repurchase or redemption. All outstanding shares of Meadowbrook Common are, and any shares of Meadowbrook Common issued upon exercise of any options (subject to receipt of the exercise prices as provided therein) will be, validly issued, fully paid and nonassessable and not subject to preemptive rights created by statute, Meadowbrook's Restated Certificate of Incorporation or Bylaws or any agreement to which Meadowbrook is a party or by which Meadowbrook may be bound. All outstanding securities of Meadowbrook have been issued in compliance with applicable federal and state securities laws.

        (e) Except as contemplated by this Agreement and the Meadowbrook Voting Agreement, Meadowbrook is not a party or subject to any agreement or understanding, and there is no voting trust, proxy, or other agreement or understanding between or among any persons that affects or relates to the voting or giving of written consent with respect to any outstanding security of Meadowbrook, the election of directors, the appointment of officers or other actions of Meadowbrook's Board or the management of Meadowbrook.

        5.3 Authority. Each of Meadowbrook and Interset has all requisite corporate power and authority to enter into this Agreement and to perform its obligations hereunder and consummate the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by each of Meadowbrook and Interset of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of Meadowbrook and Interset, including approval of the Board of Directors of Meadowbrook (the "Meadowbrook Board") and Interset and the approval of the stockholders of Meadowbrook and Interset (by virtue of the written consent of the majority stockholder of Meadowbrook). This Agreement is a valid and binding obligation of each of Meadowbrook and Interset.

        5.4 No Conflict with Other Instruments. The execution, delivery and performance of this Agreement and the transactions contemplated hereby (a) will not result in any violation of, conflict with, constitute a breach, violation or default (with or without notice or lapse of time, or both)
under, give rise to a right of termination, cancellation, forfeiture or acceleration of any obligation or loss of any benefit under, or result in the creation or encumbrance on any of the properties or assets of Meadowbrook or any of its subsidiaries, including Interset, pursuant to (i) any provision of Meadowbrook's Restated Certificate of Incorporation or Interset's Certificate of Incorporation or Bylaws, or (ii) any agreement, contract, understanding, note, mortgage, indenture, lease, franchise, license, permit or other instrument to which Meadowbrook or any of its subsidiaries is a party or by which the properties or assets of Meadowbrook or any of its subsidiaries is bound, or (b) to the knowledge of Meadowbrook after reasonable inquiry, conflict with or result in any breach or violation of any statute, judgment, decree, order, rule or governmental regulation applicable to Meadowbrook or any of its subsidiaries or their respective properties or assets, except, in the case of clauses (a)(ii) and (b) for any of the foregoing that would not, individually or in the aggregate, have a Material Adverse Effect on Meadowbrook and its subsidiaries, taken as a whole, or that could not result in the creation of any material lien, charge or encumbrance upon any assets of Meadowbrook or any of its subsidiaries or that could not prevent, materially delay or materially burden the transactions contemplated by this Agreement.

        5.5 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority is required by or with respect to Meadowbrook or Interset in connection with the execution and delivery of this Agreement by Meadowbrook and Interset or the consummation by Meadowbrook and Interset of the transactions contemplated hereby, except for (a) the filing of the Certificate of Merger with the Delaware Secretary of State and the California Secretary of State and (b) such consents, approvals, orders, authorizations, registrations, declarations, qualifications or filings as may be required under federal or state securities laws in connection with the transactions set forth herein or which the failure to obtain would not have a material adverse effect on the consummation by Meadowbrook of the transactions contemplated hereby.

        5.6 SEC Documents. Meadowbrook has furnished to the Company complete and accurate copies of Meadowbrook's Annual Report on Form 10-K for the fiscal year ended June 30, 1997, Meadowbrook's Quarterly Report on Form 10-Q for the quarters ended September 30, 1997 and December 31, 1997 and Meadowbrook's Proxy Statement for its Annual Meeting of Stockholders held on November 20, 1997 ("Meadowbrook's SEC Filings"), each as filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As of their respective filing dates, Meadowbrook's SEC Filings complied in all material respects with the requirements of the Exchange Act and, as of their respective filing dates, Meadowbrook's SEC Filings did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. All other documents subsequently filed by Meadowbrook pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Agreement and before the termination of this Agreement, shall be incorporated by reference into the term "Meadowbrook's SEC Filings."

        5.7 Shares of Meadowbrook Common. The shares of Meadowbrook Common to be issued pursuant to the Merger will, when issued and delivered to the Securityholders and the shares of Meadowbrook Common to be issued pursuant to the Converted Company Options will, when issued and delivered to the holders thereof on payment of the consideration provided for therein, be duly authorized, validly issued, fully paid and nonassessable.

        5.8 No Material Adverse Change. Since December 31, 1997, except as disclosed in Meadowbrook's SEC Filings, there has not occurred: (a) any change that resulted or would reasonably be expected to result in a material adverse effect on Meadowbrook and its subsidiaries, taken as a whole; (b) any amendment or change in Meadowbrook's Restated Certificate of Incorporation or Bylaws; or
(c) any damage to, destruction or loss of any assets of Meadowbrook (whether or not covered by insurance) that resulted or would reasonably be expected to result in a material adverse effect on Meadowbrook and its subsidiaries, taken as a whole.

        5.9 Nasdaq National Market. As of the date of this Agreement, Meadowbrook is authorized for quotation on the Nasdaq National Market, provided however, that any subsequent change in Meadowbrook's listing status with the Nasdaq National Market shall not be considered a breach of this representation nor be deemed to have a Material Adverse Effect on Meadowbrook for purposes of this Agreement.

        5.10 Brokers or Finders. Neither Meadowbrook nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage, finder's or similar fees or commissions in connection with this Agreement or the transactions contemplated hereby.

        5.11 Disclosure. None of the information provided by Meadowbrook or Interset and contained in the Company Proxy Statement, at the time such Company Proxy Statement was first delivered to the Company Stockholders and at the time of the Company Stockholders' Meeting, or written consent of the Company Stockholders, and none of the representations and warranties made or other information provided by Meadowbrook or Interset in this Agreement or any Schedule or Exhibit attached hereto, or in any other certificate document or instrument furnished by Meadowbrook or Interset either pursuant to the terms of this Agreement or in connection with the transactions contemplated hereby contains or will contain at the Effective Time any untrue statement of a material fact or omits or will omit to state at the Effective Time a material fact known to Meadowbrook necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                   ARTICLE VI

                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        6.1 Conduct of Business of the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, the Company agrees (except as contemplated by this Agreement or to the extent that Meadowbrook shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time (and to cause its Subsidiary to do the same).

        Following the date of this Agreement, the Company shall promptly notify Meadowbrook of any materially negative event related to the Company and its Subsidiary or the business of the Company and its Subsidiary, taken as a whole. Without limiting the foregoing, except as expressly contemplated by this Agreement, the Company shall not, and shall not permit its Subsidiary to, without the prior written consent of Meadowbrook:

        (a) Enter into any material commitment or transaction not in the ordinary course of business consistent with past practice;

        (b) Transfer to any person or entity any material rights to the Proprietary Rights of the Company, other than pursuant to licenses in the ordinary course of business consistent with past practice;

        (c) Enter into any material agreements (or material amendments thereto) pursuant to which any unrelated third party is granted marketing, distribution or similar rights of any type or scope with respect to any products of the Company or its Subsidiary other than in the ordinary course of business consistent with past practice;

        (d) Amend or otherwise modify, except in the ordinary course of business consistent with past practice, or violate the material terms of, any of the agreements set forth or described in the Disclosure Schedule;

        (e)  Commence any material litigation;

        (f) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests, or repurchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock (or options, warrants or other rights exercisable therefor), except in connection with the restructuring of its indebtedness;

        (g) Except for the issuance of shares of Company Stock upon exercise of presently outstanding Company Options or upon conversion of outstanding Company Preferred, issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except in connection with the restructuring of its indebtedness;

        (h) Cause or permit any amendments to its Amended and Restated Articles of Incorporation or Bylaws (or other charter documents) except as contemplated by this Agreement;

        (i) Acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of fifty thousand dollars ($50,000) in the case of a single transaction or in excess of one hundred thousand dollars ($100,000) in the aggregate in any 30-day period;

        (j) Sell, lease, license or otherwise dispose of any of its properties or assets in excess of fifty thousand dollars ($50,000), except in the ordinary course of business consistent with past practice;

        (k) Except as contemplated by Section 7.12 of this Agreement, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others;

        (l) Grant any severance or termination pay (i) to any director or officer or (ii) to any other employee other than pursuant to the existing agreements of the Company or its Subsidiary;

        (m) Adopt or amend any employee benefit plan, or enter into any employment contract, extend employment offers to any person whose aggregate annual base salary would exceed fifty thousand dollars ($50,000) pay or agree to pay any special bonus or special remuneration to any director or employee other than in connection with normal annual bonus and salary adjustments for all non-officers and directors upon consultation with Meadowbrook, or increase the salaries or wage rates of its other employees, except as consistent with the ordinary course of business consistent with past practice;

        (n) Revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable, other than in the ordinary course of business consistent with past practice;

        (o) Pay, discharge or satisfy, in an amount in excess of twenty-five thousand dollars ($25,000) (in any one case) or seventy-five thousand dollars ($75,000) (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against in the Financial Statements or that arose in the ordinary course of business subsequent to December 31, 1997 or unless payment of such claim, liability or obligation is due in accordance with its terms or expenses consistent with the provisions of this Agreement incurred in connection with the transactions contemplated hereby and is not in excess of twenty-five thousand dollars ($25,000);

        (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes; or

        (q) Take, or agree in writing or otherwise to take, any of the actions described in Sections 6.1(a) through 6.1(p) above, or any other action that would prevent the Company from performing or cause the Company not to perform its covenants hereunder.

        6.2    No Solicitation.

        (a) Until the earlier of the Effective Time and the date of termination of this Agreement, the Company agrees that it shall not, and shall not authorize or permit of its Subsidiary or any of its or its Subsidiary's officers, directors, agents, representatives or affiliates to, directly or indirectly, take any of the following actions with any party other than Meadowbrook and its designees: solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing non-public information) any inquiries or the making of any proposal with respect to any merger, consolidation or other business combination involving the Company or its Subsidiary or acquisition of any kind of material portion of the capital stock or assets of the Company or its Subsidiary (an "Acquisition Transaction") or negotiate, explore or otherwise communicate in any way with any third party with respect to any Acquisition Transaction or enter into any agreement, arrangement or understanding with respect to an Acquisition Transaction or requiring it to abandon, terminate, or fail to consummate the Merger or any other transactions contemplated by this Agreement, or make or authorize any statement, recommendation or solicitation in support of any Acquisition Transaction with any third party other than Meadowbrook and Interset.

        (b) If (i) the Company or its representatives receives prior to the earlier of the Effective Time and the termination of this Agreement any offer, letter of intent or other proposal, as applicable, relating to an Acquisition Transaction or any request for non-public information relating to the Company in connection with an Acquisition Transaction or for access to the properties, books or records of the Company or its Subsidiary by any person or entity that informs the Company Board that it is considering making, or has made, a proposal relating to an Acquisition Transaction, the Company shall promptly notify Meadowbrook orally and in writing thereof, including information as to the identity of the offeror or the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be, and such other information related thereto as Meadowbrook may reasonably request.

        6.3 Conduct of Business of Meadowbrook. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement and the Effective Time, Meadowbrook agrees (except as contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned) to carry on its business in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due, to pay or perform other obligations when due, and, to the extent consistent with such business, to use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others having business dealings with it, all with the goal of preserving unimpaired its goodwill and ongoing businesses at the Effective Time. Following the date of this Agreement, Meadowbrook shall promptly notify the Company of any materially negative event related to Meadowbrook or its business. Notwithstanding the foregoing, prior to the Closing Date, Meadowbrook further agrees not to take any of the following actions (except as contemplated by this Agreement or to the extent that the Company shall otherwise consent in writing, which consent shall not be unreasonably withheld, delayed or conditioned):

        (a) Cause or permit any amendments to its Restated Certificate of Incorporation or Bylaws (or other charter documents) except as contemplated by this Agreement;

        (b) Acquire by merging or consolidating with, or by purchasing any assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets in an amount in excess of one hundred thousand dollars ($100,000) in the case of a single transaction or in excess of three hundred thousand dollars ($300,000) in the aggregate in any 30-day period;

        (c) Sell, lease, license or otherwise dispose of any of its properties or assets in excess of three hundred thousand dollars ($300,000), except in the ordinary course of business consistent with past practice; or

        (d) Issue, grant, deliver or sell or authorize or propose the issuance, grant, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares of Meadowbrook Common upon the exercise of presently outstanding Meadowbrook Options in an amount not to exceed thirty thousand (30,000) shares or to effect any stock split or combination, exchange or readjustment of shares.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

        7.1 Approval of the Company Stockholders. Prior to the Closing Date and at the earliest practicable date following the date hereof, the Company will solicit written consents from its stockholders seeking, or hold the Company Stockholders Meeting for the purpose of seeking, approval of this Agreement, the Merger and related matters. If the Company holds the Company Stockholders Meeting, the Board of Directors will solicit proxies from the Company's stockholders to vote such stockholders' shares at the Company Stockholders Meeting. In soliciting such written consent or proxies, the Board of Directors of the Company will recommend to the stockholders of the Company that they approve this Agreement and the Merger and shall use its reasonable efforts to obtain the approval of the stockholders of the Company entitled to vote on or consent to this Agreement and the Merger in accordance with the CGCL and the Company's Articles of Incorporation. The Board of Directors of the Company shall not take any action to amend or nullify its resolution approving, or its recommendation to stockholders of, this Agreement and the transactions contemplated hereby.

        7.2 Preparation of Company Proxy Statement. The Company and Meadowbrook will prepare as soon as reasonably practicable the Company Proxy Statement in form and substance reasonably acceptable to Meadowbrook, with respect to the solicitation of written consents and/or proxies from the stockholders of the Company to approve this Agreement, the Merger and related matters. The Company Proxy Statement shall be in such form and contain such information so as to permit compliance by Meadowbrook with the requirements of Regulation D under the Securities Act of 1933, as amended (the "Securities Act") in connection with the issuance of shares of Meadowbrook Common in the Merger.

        7.3 Access to Information; Interim Financial Information. Subject to any applicable contractual confidentiality obligations (which each party shall use all commercially reasonable efforts to cause to be waived) each party shall afford the other party and its accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to (a) all of its and its subsidiaries' properties, books, contracts, agreements and records, and (b) all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of it and its subsidiaries as the others may reasonably request. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger. Promptly following the end of each month between the date of this Agreement and the Closing Date, the Company shall prepare and furnish to Meadowbrook financial statements of the Company as of and for the month and year-to-date periods ending on the last day of such month, all prepared in a manner consistent with the Company's past practice.

        7.4 Confidentiality. Each of the parties hereto hereby agrees to use reasonable efforts to assure that any non-public information that such party may obtain from another party in connection with this Agreement will be confidential and, unless and until the Closing occurs, such party will not disclose any such information to any other Person (other than on a "need-to-know" basis to its stockholders, directors, managers, officers, partners and employees, and representatives of its advisers, investors and lenders whose knowledge thereof is necessary in order to facilitate the consummation of the Merger) or use such information to the detriment of the other parties; provided that (a) such party may use and disclose any such information once it has been publicly disclosed (other than by such party in breach of its obligations under this Section ) or which rightfully has come into the possession of such party (other than from the other parties), and (b) to the extent that such party may, in the reasonable opinion of its counsel, be compelled by applicable law or any legal requirement to disclose any of such information, such party may disclose such information if it will have used all reasonable efforts, and will have afforded the other parties the opportunity, to obtain an appropriate protective order, or other satisfactory assurance of confidential treatment, for the information compelled to be disclosed. The obligation by the parties to hold information in confidence pursuant to this Section will be satisfied if such party exercises the same care with respect to such information as it would exercise to preserve the confidentiality of its own similar information. In the event of termination of this Agreement, each party will cause to be delivered to the other, and retain no copies of, any documents, work papers and other materials obtained by such party or on its behalf from the other parties, whether so obtained before or after the execution hereof as long as such documents, work papers and other materials do not fall within the exceptions set forth in clauses (a) and (b) of this subsection.

        7.5 Expenses. All fees and expenses incurred in connection with the Merger including, without limitation, all legal, accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses; provided, however, at the Closing, Meadowbrook shall pay the reasonable fees and expenses of Cooley Godward LLP, incurred in their representation of the Company, in an amount not to exceed twenty five thousand dollars ($25,000).

        7.6 Public Disclosure. Unless otherwise required by law (including, without limitation, securities laws) or, as to Meadowbrook, by the rules and regulations of the Nasdaq Stock Market, prior to the Effective Time, no disclosure (whether or not in response to an inquiry) of the discussions or subject matter of this Agreement shall be made by any party hereto unless approved by Meadowbrook and the Company prior to release, provided that such approval shall not be unreasonably withheld.

        7.7 Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto shall use all commercially reasonable efforts to take promptly, or cause to be taken promptly, all actions, and to do promptly, or cause to be done promptly all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement; provided that neither the Company nor Meadowbrook shall be required to agree to any divestiture by Meadowbrook or the Company, as may be applicable, or any of Meadowbrook's or the Company's subsidiaries or affiliates of shares of capital stock or of any business, assets or properties of Meadowbrook or its affiliates or the Company, its subsidiaries or its affiliates, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock.

        7.8 Conduct; Notification of Certain Matters. Each of Meadowbrook and the Company shall use all commercially reasonable efforts to not take, or fail to take, any action that from the date hereof through the Closing would cause or constitute a breach of any of its respective representations, warranties, agreements and covenants set forth in this Agreement. The Company shall give prompt written notice to Meadowbrook, and Meadowbrook shall give prompt written notice to the Company, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which causes or is likely to cause any representation or warranty of the Company or Meadowbrook or Interset, respectively, contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (b) any failure of the Company or Meadowbrook or Interset, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the other party's right to rely on the representations and warranties herein or any the other remedies available to the party receiving such notice.

        7.9 Tax-Free Reorganization. Meadowbrook and the Company shall each use all commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368 of the Code, including the execution of tax representation certificates standard for transactions of this type.

        7.10 Blue Sky Laws. Meadowbrook shall take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of the shares of Meadowbrook Common pursuant hereto. The Company shall use all reasonable efforts to assist Meadowbrook as may be reasonably necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of the shares of Meadowbrook Common pursuant hereto.

        7.11 Compliance with Exchange Act. As promptly as practicable after the date hereof, Meadowbrook shall, in accordance with Section 14(c) of the Exchange Act, file with the Securities and Exchange Commission and distribute to stockholders of Meadowbrook an Information Statement which contains the information required by Regulation 14C under the Exchange Act. Such Information Statement shall be referred to as the "Meadowbrook Information Statement."

        7.12 Meadowbrook Funding. Prior to the Closing Date Meadowbrook agrees to advance funding to the Company in an aggregate amount not to exceed five hundred thousand dollars ($500,000) in accordance with the terms and conditions of the Secured Bridge Financing Note attached hereto as Exhibit C.

        7.13 Meadowbrook Voting Agreement. The Meadowbrook Voting Agreement shall be entered into by the parties thereto.

        7.14 Registration Rights Agreement. Meadowbrook and the Securityholders shall enter into the Registration Rights Agreement attached hereto as Exhibit D.

        7.15 Additional Documents and Further Assurances. Each party hereto, at the reasonable request of the other party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

        7.16 Indemnification. Meadowbrook shall guarantee and shall cause the Surviving Corporation to maintain and perform in the same manner the Company's existing indemnification provisions with respect to present and former directors and officers of the Company for all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the extent permitted or required under applicable law and the Company's Amended and Restated Articles of Incorporation and Bylaws in effect as of the date hereof (to the extent consistent with applicable law), for a period of not less than six (6) years after the Effective Time.

        7.17 Waiver of Rights of First Refusal. Each Securityholder hereby waives, as of the Effective Time, the Right of First Refusal and any corresponding notice requirements set forth in Section 4 of the Investor Rights Agreement, dated April 17, 1997 between the Company and certain shareholders of the Company (the "Investor Rights Agreement") arising from any issuance of equity securities by the Company prior to the date hereof, including without limitation the issuance of warrants to Frederick Adler ("Adler") and Euro-America II, L.P. ("EAII") in connection with loans to the Company made by Adler and EAII. The Securityholders and the Company further agree to cause the termination of the Investor Rights Agreement as of the Effective Time.

                                  ARTICLE VIII

                            CONDITIONS TO THE MERGER

        8.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to consummate the Merger shall be subject to the satisfaction at or prior to the Closing of the following conditions:

        (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company.

        (b) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition preventing the consummation of the Merger shall be in effect.

        8.2 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

        (a) Representations and Warranties. The representations and warranties of Meadowbrook and Interset contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a Material Adverse Effect on Meadowbrook (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. Each of Meadowbrook and Interset shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. Each of Meadowbrook and Interset shall have furnished the Company with a certificate dated the Closing Date signed on behalf of it by the Chief Executive Officer or President to the effect that the conditions set forth in Sections 7.2(a) and (b) have been satisfied.

        (d) Meadowbrook Voting Agreement. The relevant parties shall have entered into the Meadowbrook Voting Agreement substantially in the form attached hereto as Exhibit B.

        (e) Board of Directors. The size of the Board of Directors of Meadowbrook shall have been increased to six (6) members and the three (3) individuals nominated by the Company (and reasonably acceptable to Meadowbrook) shall have been appointed to the Board of Directors of Meadowbrook.

        (f) Restructuring. The Securityholders, on behalf of the Company, shall have caused to be paid such amounts as may be necessary to reduce the Company's outstanding indebtedness to U.S. Trust Florida to an amount no greater than one million dollars ($1,000,000). The Company's indebtedness to its stockholders shall have been eliminated.

        (g) Private Placement Exemption. The issuance of shares of Meadowbrook Common pursuant to the Merger will be exempt from the registration requirements of Section 5 of the Securities Act pursuant to an appropriate exemption available under Regulation D under the Securities Act.

        (h) Registration Rights Agreement. Meadowbrook and the Securityholders shall have entered into the Registration Rights Agreement substantially in the form attached hereto as Exhibit D.

        (i) Amendment to Meadowbrook Bylaws. Meadowbrook shall have amended its Bylaws to provide that Meadowbrook shall not take any action relating to a Special Transaction (as defined below) unless such action is approved by four
(4) or more directors of Meadowbrook. Meadowbrook agrees that such bylaw provision shall not be amended or be nullified during the term of the Meadowbrook Voting Agreement. The term "Special Transaction" shall mean any of:
(i) any merger, consolidation or other business combination by Meadowbrook with one or more persons in which Meadowbrook is not the continuing or surviving corporation of such merger, consolidation or other business combination; (ii) the dissolution or liquidation of Meadowbrook; and (iii) any sale, lease, exchange, mortgage, pledge or transfer of all or substantially all of the assets of Meadowbrook.

        (j) Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change on Meadowbrook and its subsidiaries, taken as a whole, or any material adverse effect on the ability of Meadowbrook to consummate the transactions contemplated hereby. For purposes of this condition, a reduction in the trading price of Meadowbrook Common, as reported by the Nasdaq Stock Market, whether occurring at any time or from time to time, shall not, in and of itself, constitute a material adverse effect.

        8.3 Additional Conditions to the Obligations of Meadowbrook and Interset. The obligations of Meadowbrook and Interset to consummate the Merger and the transactions contemplated by this Agreement shall be subject to the satisfaction at or prior to the Closing of each of the following conditions, any of which may be waived, in writing, exclusively by Meadowbrook:

        (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on and as of the Closing Date, as though made on and as of the Closing Date (except for representations and warranties made as of a specified date, which need be true and correct only as of the specified date), except for changes contemplated by this Agreement and except for such inaccuracies that, considered collectively, have not had and would not reasonably be expected to have a Material Adverse Effect on the Company (it being understood that, for purposes of determining the accuracy of such representations and warranties, all "Material Adverse Effect" and other materiality qualifications contained in such representations and warranties shall be disregarded).

        (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

        (c) Officer's Certificate. The Company shall have furnished Meadowbrook with a certificate dated the Closing Date signed on behalf of it by its Chief Executive Officer or President to the effect that the conditions set forth in Sections 7.7(a) and (b) have been satisfied.

        (d) Meadowbrook Information Statement. A period of twenty (20) calendar days shall have elapsed after the date on which the Meadowbrook Information Statement was sent to stockholders of Meadowbrook pursuant to Regulation 14C under the Exchange Act or Meadowbrook shall have held a stockholders meeting for the purposes of approving the Merger and this Agreement.

        (e) Material Adverse Change. Since the date of this Agreement, there shall not have been any material adverse change on the Company and its Subsidiary, taken as a whole, or any material adverse effect on the ability of the Company to consummate the transactions contemplated hereby.

        (f) Third Party Consents. Meadowbrook shall have been furnished with evidence satisfactory to it that the Company has obtained the consents, approvals, assignments and waivers set forth in the Disclosure Schedule, except for such consents, approvals, assignments and waivers that would not reasonably be expected to have a Material Adverse Effect.

        (g) Resignations. Meadowbrook shall have received the resignations of the directors and officers of the Company, to be effective immediately upon the Closing.

        (h) Restructuring. The Securityholders, on behalf of the Company, shall have caused to be paid such amounts as may be necessary to reduce the Company's indebtedness to U.S. Trust Florida to an amount no greater than one million dollars ($1,000,000). The Company's indebtedness to its stockholders shall have been repaid in full, together with interest thereon (including, without limitation, any prepayment premium). Meadowbrook shall have received evidence in form, scope and substance satisfactory to Meadowbrook that the matters set forth in this Section have been satisfied (including promissory notes evidencing indebtedness to the Company's stockholders marked "canceled").

        (i) Private Placement Exemption. Meadowbrook shall be satisfied that the issuance of shares of Meadowbrook Common pursuant to the Merger will be exempt from the registration requirements of Section 5 of the Securities Act pursuant to an appropriate exemption available under Regulation D under the Securities Act.

        (j) Fairness Opinion. Within thirty (30) days of the date of this Agreement, the Board of Directors of Meadowbrook shall have received an opinion from Alliant Partners, in a form reasonably satisfactory to such Board of Directors, to the effect that the Merger and the transactions contemplated by this Agreement are fair to Meadowbrook from a financial point of view.


                                   ARTICLE IX

                                 INDEMNIFICATION

        9.1 Survival of Representations and Warranties. All of the Company's representations and warranties in this Agreement, the Disclosure Schedule, the supplements to the Disclosure Schedule, the certificate delivered pursuant to Section , and any other certificate or instrument delivered pursuant to this Agreement shall survive the Merger and continue until 5:00 p.m., California time, on the earlier of the date which is one year after the Closing Date (the "Expiration Date") or the applicable statute of limitations and shall not be affected by any investigation conducted for or on behalf of Meadowbrook with respect thereto or any knowledge acquired by Meadowbrook or its officers, directors, employees, stockholders or agents as to the accuracy or inaccuracy of any such representation or warranty. The waiver of any condition based on the accuracy of any representation or warranty, or the performance or compliance of any covenant or obligation, will not affect the right to indemnification set forth in this
Article IX.

        9.2    Indemnification.

        (a) Indemnification. Subject to the limitations set forth herein, by approval and adoption of this Agreement, each of the Securityholders agrees to indemnify Meadowbrook for such Securityholder's pro rata portion (based on the number of shares of Company Stock held by the Securityholder immediately prior to the Effective Time relative to the total number of outstanding shares of Company Stock immediately prior to the Effective Time) of claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses, and expenses of investigation and defense (calculated after deduction for insurance proceeds recovered or recoverable) incurred by Meadowbrook or the Surviving Corporation directly or indirectly as a result of any inaccuracy or breach of a representation or warranty of the Company contained herein or in any instrument delivered pursuant to this Agreement or any failure by the Company to perform or comply with any covenant contained herein (hereinafter individually a "Loss" and collectively "Losses"). Meadowbrook may not receive any payment for indemnification from the Securityholders unless and until Officer's Certificates (as defined in paragraph
(c) below) identifying Losses, the aggregate cumulative amount of which exceed seventy thousand dollars ($70,000) have been delivered to the Securityholder Agent as provided in paragraph (c); in such case, Meadowbrook may recover from the Securityholders the amount of the cumulative Losses on a pro rata basis; provided, however, that the Securityholders shall have no obligation to make any payment to Meadowbrook with respect to any representation or warranty made in good faith without actual knowledge of falsity. Any payment for indemnification from any Securityholder shall be paid by the forfeiture and return of shares of Meadowbrook Common received as such Securityholder's pro rata portion of the Merger Consideration. In no event shall the maximum aggregate liability of any Securityholder with respect to all claims of indemnification under this Article IX exceed that number of shares of Meadowbrook Common equal to twenty-five percent (25%) of such Securityholder's pro rata portion of the Merger Consideration (valued at the average of the daily market prices of one share of Meadowbrook Common for thirty (30) business days prior to the Effective Time (the "Trading Price"). The daily market price of a share of Meadowbrook Common on any business day will be (a) the last sale price on such day on the principal stock exchange on which shares of Meadowbrook Common are then listed or admitted to trading or (b) if no sales take place on such date, the average of the reported bid and asked prices on such day as officially noted on that exchange. The Trading Price will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting Meadowbrook Common as a class, the record date or ex-dividend date of which occurs during the period in which the Trading Price is to be determined.

        (b)    Securityholder Agent of the Securityholders; Power of Attorney.

        (i) Each Securityholder appoints Philip Chapman, as agent and attorney-in-fact (the "Securityholder Agent") for such Securityholder, to give and receive notices and communications, to authorize in satisfaction of claims by Meadowbrook, to object to such deliveries, to agree to negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Securityholder Agent for the accomplishment of the foregoing. Such agency may be changed by the Securityholders from time to time upon not less than thirty (30) days' prior written notice to Meadowbrook; provided that the Securityholder Agent may not be removed unless two-thirds in interest of the Securityholders agree to such removal and to the identity of the substituted agent. Any vacancy in the position of Securityholder Agent may be filled by approval of a majority in interest of the Securityholders. No bond shall be required of the Securityholder Agent, and the Securityholder Agent shall not receive compensation for his services. Notices or communications to or from the Securityholder Agent shall constitute notice to or from each of the Securityholders.

        (ii) The Securityholder Agent shall not be liable for any act done or omitted hereunder as Securityholder Agent while acting in good faith and in the exercise of reasonable judgment. The Securityholders shall severally indemnify the Securityholder Agent and hold the Securityholder Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Securityholder Agent and arising out of or in connection with the acceptance or administration of the Securityholder Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Securityholder Agent.

        (c)    Claims.

        (i) Upon receipt by the Securityholder Agent at any time on or before 5:00 p.m. California time on the Expiration Date of a certificate signed by any officer of Meadowbrook (an "Officer's Certificate"): (A) stating that Meadowbrook has in good faith paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or covenant to which such item is related and to the extent known a reasonable summary of the facts underlying the claim, and if no objection is received from the Securityholder Agent in accordance with Section 9.2(d), each Securityholder shall pay to the Securityholder's Agent an amount equal to such Securityholder's pro rata portion of the Losses (as limited by Section 9.2(a)) and the Securityholder Agent shall deliver to Meadowbrook, as promptly as practicable, an amount equal to such Losses.

        (d)    Resolution of Conflicts; Arbitration.

        (i) If within a period of thirty (30) days following the delivery of the Officer's Certificate, the Securityholder Agent shall object in writing to any claim or claims made in any Officer's Certificate, the Securityholder Agent and Meadowbrook shall attempt in good faith to agree upon the rights of the respective parties with respect to each of such claims. If the Securityholder Agent and Meadowbrook should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties.

        (ii) If no such agreement can be reached after good faith negotiation, either Meadowbrook or the Securityholder Agent may demand arbitration of the matter unless the amount of the damage or loss is at issue in pending litigation with a third party, in which event arbitration shall not be commenced until such amount is ascertained or both parties agree to arbitration; and in either such event the matter shall be settled by arbitration conducted by three arbitrators. Meadowbrook and the Securityholder Agent shall each select one arbitrator, and the two arbitrators so selected shall select a third arbitrator, each of which arbitrators shall be independent and have at least ten (10) years relevant experience. The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgment of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys' fees and costs, to the extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such Officer's Certificate shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators.

        (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration shall be held in San Francisco, California, under the rules then in effect of Judicial Arbitration and Mediation Services, Inc.

        (e) Actions of the Securityholder Agent. A decision, act, consent or instruction of the Securityholder Agent shall constitute a decision of all the Securityholders and shall be final, binding and conclusive upon each of the Securityholders, and Meadowbrook may rely upon any such decision, act, consent or instruction of the Securityholder Agent as being the decision, act, consent or instruction of each Securityholder. Meadowbrook is hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Securityholder Agent.

        (f) Third-Party Claims. In the event Meadowbrook becomes aware of a third-party claim which Meadowbrook believes may result in a demand against the Securityholders, Meadowbrook shall notify the Securityholder Agent of such claim, and the Securityholder Agent, as representative for the Securityholders, shall be entitled, at their expense, to participate in any defense of such claim. Meadowbrook shall have the right in its sole discretion to settle any such claim; provided, however, that except with the consent of the Securityholder Agent, no settlement of any such claim with third-party claimants shall alone be determinative of the amount of any claim against the Securityholders. In the event that the Securityholder Agent has consented in writing to any such settlement and acknowledged that the claim by Meadowbrook is a valid claim against the Securityholders, the Securityholder Agent shall have no power or authority to object under any provision of this Article IX to the amount of any claim by Meadowbrook against the Securityholders with respect to such settlement.

        9.3 Exclusivity of Remedy. The indemnification remedies and other remedies provided in this Article IX shall be deemed to be exclusive. Accordingly, the exercise by Meadowbrook of its rights under this Article IX shall be deemed to be an election of remedies and shall be deemed to prejudice, or to constitute or operate as a waiver of, any other right or remedy that such person may be entitled to exercise (whether under this Agreement, under any other agreement or instrument, under any statute, rule or other regulation or ordinance, at common law, in equity or otherwise).

                                    ARTICLE X

                     TERMINATION, AMENDMENT, WAIVER, CLOSING

        10.1 Termination. Except as provided in Section 10.2 below, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

        (a) By mutual consent of the Company and Meadowbrook;

        (b) By Meadowbrook or the Company if: (i) the Effective Time has not occurred by July 31, 1998 (provided that the right to terminate this Agreement under this clause (i) shall not be available to any party whose willful failure to fulfill any obligation hereunder has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date); (ii) there shall be a final non-appealable order, decree or ruling of a court of competent jurisdiction in effect preventing consummation of the Merger; (iii) there shall be any statute, rule, regulation or non-appealable order enacted, promulgated or issued or deemed applicable to the Merger by any governmental entity that would make consummation of the Merger illegal; or (iv) the approval and adoption of this Agreement by the Company's stockholders shall not have been obtained;

        (c) By Meadowbrook or the Company if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Merger, by any governmental entity, which would: (i) prohibit Meadowbrook's or the Company's ownership or operation of any portion of the business of the Company or (ii) compel Meadowbrook or the Company to dispose of or hold separate, as a result of the Merger, any portion of the business or assets of the Company or Meadowbrook; in either case, the unavailability of which assets or business would be reasonably expected to have a Material Adverse Effect on Meadowbrook or would reasonably be expected to have a material adverse effect on Meadowbrook's ability to realize the benefits expected from the Merger.

        (d) By Meadowbrook if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of the Company or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.3 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to the Company of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        (e) By the Company if it is not in material breach of its representations, warranties or obligations under this Agreement and there has been a breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Meadowbrook or Interset or if any representation or warranty of Meadowbrook or Interset shall have become untrue, in either case such that the conditions set forth in Section 8.2 would not be satisfied; provided, however, if such breach or breaches are capable of being cured prior to the Effective Time, such breaches shall not have been cured within thirty (30) days of delivery to Meadowbrook of written notice of such breach or breaches (but no such cure period shall be required if such breach by its nature cannot be cured);

        Where  action is taken to  terminate  this  Agreement  pursuant  to this
Section 10.1, it shall be sufficient for such action to be authorized by the Board of Directors (as applicable) of the party taking such action.

        10.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and, except as set forth in Section 10.3, there shall be no liability or obligation on the part of Meadowbrook, Interset or the Company, or their respective subsidiaries, officers, directors or stockholders, provided that, the provisions of Sections 7.4 and 7.5 and Article X of this Agreement shall remain in full force and effect and survive any termination of this Agreement.

        10.3   Termination Fee.

        (a) The Company shall pay to Meadowbrook, a termination fee of five hundred thousand dollars ($500,000) in cash by wire transfer or cashier's check in the event that the Closing does not occur, this Agreement is terminated, Meadowbrook is not in material breach of its obligations under this Agreement, and the Company has willfully and materially breached any representation, warranty, covenant or agreement contained in this Agreement.

        (b) Meadowbrook shall pay to the Company, a termination fee of five hundred thousand dollars ($500,000) in cash by wire transfer or cashier's check in the event that the Closing does not occur, this Agreement is terminated, the Company is not in material breach of its obligations under this Agreement, and Meadowbrook has willfully and materially breached any representation, warranty, covenant or agreement contained in this Agreement.

        (c) Any  termination  payment  payable by the Company under this Section
10.3 shall be made within ten (10) calendar days after termination of this Agreement.

        (d) The payments called for by this Section 10.3 shall be deemed to be liquidated damages and shall be in addition to any rights or remedies at law or equity arising out of a breach of the obligations set forth in this Agreement.

        10.4 Amendment or Supplement. This Agreement may be amended or supplemented at any time before or after approval of this Agreement by the stockholders of the Company to the extent permitted under of the CGCL. No amendment or supplement shall be effective unless in writing and signed by the party or parties sought to be bound thereby.

        Subject to the preceding paragraph, this Agreement may be amended in a writing executed by the Chief Executive Officer of the Company and the Chief Executive Officer of Meadowbrook in order to modify the structure of the Merger to substitute for Interset another directly or indirectly wholly owned subsidiary of Meadowbrook, pursuant to which such Subsidiary shall then become a party to this Agreement and all references in this agreement to Interset shall thereafter be deemed to refer to such substituted subsidiary of Meadowbrook.

        10.5 Extension of Time, Waiver. At any time prior to the Effective Time, Meadowbrook and Interset, on the one hand, and Company, on the other hand, may, to the extent legally allowed:

        (a) Extend the time for the performance of any of the obligations or other acts of the other party hereto,

        (b) Waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and

        (c) Waive compliance with any of the agreements or conditions for the benefit of such party contained herein except the conditions set forth in Sections 10.3(a) and 10.3(b) hereof; provided, that no failure or delay by any party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder.

Any agreement on the part of any party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE XI

                                     GENERAL

        11.1 Notices. Any notice, request, instruction or other document to be given hereunder by any party to the other shall be in writing and delivered personally or sent by certified mail, postage prepaid, by telecopy (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or by courier service, as follows:

        (a)    If to Meadowbrook or Interset to:

               Meadowbrook Rehabilitation Group, Inc.
               2000 Powell Street, Suite 1203
               Emeryville, CA  94608
               Attn:  Chief Executive Officer
               Fax:  (510) 420-7008

        with a copy to:

               Pillsbury Madison & Sutro LLP
               235 Montgomery Street
               San Francisco, CA 94104
               Attn:  Blair W. White, Esq.
               Fax:  (415) 983-1200

        (b) If to the Company to:

               Cambio Networks, Inc.
               154 SE 30th Place, Suite 200
               Bellevue, WA 98007
               Attn:  President and Chief Executive Officer
               Fax:  (425) 643-2005
        with a copy to:

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306-2155
               Attn:  Michael Sullivan, Esq.
               Fax:  (650) 857-0663

        (c) If to a Securityholder to:

               The last known address on the
               Company's stock ledger

        with a copy to:

               Cooley Godward LLP
               Five Palo Alto Square
               3000 El Camino Real
               Palo Alto, CA 94306-2155
               Attn:  Michael Sullivan, Esq.
               Fax:  (650) 857-0663

        (d) If to the Securityholder Agent:

               Philip Chapman
               c/o Venad Administrative Services, Inc.
               100 First Stamford Place
               Stamford, CT 06902
               Fax:  (203) 359-0880

or to such other persons as may be designated in writing by the parties, by a notice given as aforesaid.

        11.2 Headings. The headings of the several sections of this Agreement are inserted for convenience of reference only and are not intended to affect the meaning or interpretation of this Agreement.

        11.3 Counterparts. This Agreement may be executed in counterparts, and when so executed each counterpart shall be deemed to be an original, and said counterparts together shall constitute one and the same instrument.

        11.4 Entire Agreement; Assignment. This Agreement, the Schedules and Exhibits hereto (including the Disclosure Schedule), and the documents and instruments and other agreements among the parties hereto referenced herein: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof;
(b) are not intended to confer upon any other person any rights or remedies hereunder (except as provided in

Section below); and (c), except as contemplated by Section shall not be assigned by operation of law or otherwise except as mutually agreed in writing between the parties

        11.5 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        11.6 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

        11.7 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof, except to the extent that the laws of the State of California are mandatorily applicable to the Merger. Each of the parties hereto agrees that process may be served them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        11.8 Absence of Third-Party Beneficiary Rights. No provision of this Agreement is intended, or will be interpreted, to provide to or create for any third-party beneficiary rights or any other rights of any kind in any client, customer, affiliate, shareholder, employee, partner or any party hereto or any other person or entity, and all provisions hereof will be personal solely between the parties to this Agreement, except that the provisions of Section
7.16 shall be for the benefit of, and enforceable by, the indemnified persons referred to therein.

                            [Signature page follows]

        IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, all as of the date first above written.

MEADOWBROOK REHABILITATION GROUP,
INC.

By /s/  Harvey Wm. Glasser

Title   President


INTERSET, INC.

By /s/  Harvey Wm. Glasser

Title   President


CAMBIO NETWORKS, INC.

By /s/  Gari Grimm

Title   President & COO


SECURITYHOLDERS:

EURO-AMERICA-II, L.P.

By /s/  Frederick R. Adler

Title   General Partner

2001 PARTNERS, L.P.

By /s/  Elizabeth A. Wertheimer

Title   General Partner


   /s/  Frederick Adler

        Frederick Adler


   /s/  Joseph K. Pagano

        Joseph K. Pagano


   /s/  Philip Chapman

        Philip Chapman

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the ____ day of _______________, 1998 by and among MEADOWBROOK REHABILITATION GROUP, INC., a Delaware corporation ("Meadowbrook") and the persons listed on Schedule A hereto (the "Holders").

     WHEREAS, Meadowbrook and the Holders have entered into that certain Agreement and Plan of Merger among Meadowbrook, Cambio Networks, Inc. and
Interset, Inc. ("Interset") and the Holders (the "Acquisition Agreement") whereby Meadowbrook agreed to issue to the Holders certain shares (the "Shares") of its Class A Common Stock, $.01 par value (the "Common Stock"); and

     WHEREAS, in connection with the issuance of the Shares, Meadowbrook and the Holders desire to provide for the rights of the Holders with respect to the registration of the Shares according to the terms of this Agreement.

               NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1. Definitions.

     1.1 The term "Business Day" means any day that is not a Saturday, Sunday or a day on which banking institutions are required to be closed in San Francisco, California.

     1.2 The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     1.3 The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.4 The term "Holder" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with
Section 12 hereof;

     1.5 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document;

     1.6 The term "Registrable Securities" means a. the Shares, and b. Common Stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any Shares previously sold to the public pursuant to a registered public offering or pursuant to Rule 144 under the Securities Act shall cease to be Registrable Securities.

     1.7 The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     1.8 The term "Trading Price" means the average of the daily market prices of one Share for thirty (30) consecutive Business Days commencing twenty-five
(25) Business Days before the date on which a Holder gives a Demand Notice. The daily market price of a Share on any Business Day will be (a) the last sale price on such day on the principal stock exchange on which the Shares are then listed or admitted to trading or (b) if no sale takes place on such date on that exchange, the average of the reported closing bid and asked prices on such day as officially noted on that exchange. The Trading Price will be appropriately adjusted to reflect the effects of any stock dividend, stock split, reclassification or combination affecting the Shares as a class, the record date or dividend date of which occurs during the period in which the Trading Price is to be determined.

     1.9 All other capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Acquisition Agreement to which this Exhibit D is attached.

     2. Demand Registration Rights.

     2.1 After the date that is one year following the Closing Date, the Holders of Registrable Securities may request, by written notice to Meadowbrook (a "Demand Notice"), that Meadowbrook file a registration statement registering for offering and sale all or a portion of the Registrable Securities (a "Demand Registration"). Meadowbrook will give notice of its receipt of such request to the Holders that did not join in such request at the addresses for notice to them on Schedule A attached hereto, and will use its reasonable best efforts to file, within forty-five (45) days after receipt of the initial request for registration, a registration statement on an appropriate form with the Commission covering all Registrable Securities owned by the Holders (the "Selling Holders") for which registration is requested by written notice given to Meadowbrook within fifteen (15) days after Meadowbrook gives notice of its receipt of a request for registration, subject to Meadowbrook's blackout rights described below. Meadowbrook will use its reasonable best efforts to cause such registration statement to be declared effective as soon thereafter as practicable. Meadowbrook will include in such registration statement provisions permitting the use of such registration statement and the related prospectus in connection with the offering of such Registrable Securities for ninety (90) days after the effective date of such registration statement, subject to Meadowbrook's blackout rights described below. Meadowbrook agrees to keep such registration statement effective for such 90-day period and, after the expiration of such 90-day period, may deregister the Registrable Securities registered thereon that have not been sold. Meadowbrook will not be obligated to effect more than two Demand Registrations during any 12-month period calculated from the first anniversary of the date of this Agreement.

     2.2 Notwithstanding the preceding provisions of this section, a Demand Registration will be effected by Meadowbrook only if the Selling Holders have demanded the registration of Registrable Securities having an aggregate Trading Price of one million dollars ($1,000,000) or more; provided that any Demand Registration that is requested to be an underwritten offering will be effected by Meadowbrook only if the Selling Holders have demanded the registration of Registrable Securities having an aggregate Trading Price of five million dollars ($5,000,000) or more. If the Demand Notice covers Registrable Securities having an aggregate Trading Price of less than one million dollars ($1,000,000) (or in the event of an underwritten offering, five million dollars ($5,000,000)), such Demand Notice will be disregarded and Meadowbrook will give notice of that fact to the Holders.

     2.3 Unless otherwise elected by the Selling Holders, the sale of Registrable Securities that are the subject of the Demand Registration will be conducted publicly through one or more registered broker-dealers selected by the Selling Holders over the principal national stock exchange or interdealer quotation system where such securities are listed or quoted. If the Selling Holders elect to effect the Demand Registration as an underwritten offering, Meadowbrook will select the underwriter or underwriters that will manage or lead such registration; provided that any underwriter or underwriters shall be reasonably satisfactory to the Selling Holders. A Selling Holder will not be entitled to participate in any underwritten offering unless and until such Selling Holder has entered into an underwriting or other agreement with such underwriter or underwriters in such form as Meadowbrook and such underwriter or underwriters may determine. Meadowbrook will enter into an indemnity or other agreement with the underwriters of such offering containing customary representations, warranties, covenants, indemnities and other terms.

     3. Piggyback Registration Rights.

     3.1 If at any time or times Meadowbrook proposes to make a registered public offering of any of its securities under the Securities Act, whether to be sold by it or by one or more third parties, other than an offering registered on Form S-8, Form S-4 or other Commission registration form not suitable for inclusion of shares of selling stockholders for offer to the public, Meadowbrook shall give written notice of the proposed registration to each Holder not less than forty-five (45) days prior to the proposed filing date of the registration form, and in any underwriting of such offering, shall cause to be registered under the Securities Act all Registrable Shares that have been designated for registration at such Holder's request. Meadowbrook may withdraw any proposed registration statement or offering of securities under this Section 3 at any time without any liability to the Holders hereunder.

     3.2 If a registration in which the Holders have the right to participate pursuant to this Section 3 is an underwritten primary registration on behalf of Meadowbrook and the managing underwriters advise Meadowbrook in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering, Meadowbrook shall include in such offering the securities of Meadowbrook proposed to be sold by Meadowbrook, by the Holders and by the other selling stockholders, if any, pro rata based upon the number of Registrable Shares requested by each to be included in such registration, or in such other amounts upon which Meadowbrook, the Holders and the other selling stockholders may agree.

     4. Obligations of Meadowbrook.

     Whenever required under this Agreement to effect the registration of any Registrable Securities, Meadowbrook shall, as expeditiously as reasonably possible:

     4.1 Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its reasonable efforts to cause such registration statement to become effective, and keep such registration statement continuously effective under the Securities Act until the earlier of the expiration of ninety (90) days after the date of declaration of effectiveness of such registration statement by the Commission (the "Expiration Date") or the date on which this Agreement has terminated with respect to all the Holders of Registrable Securities. In the event that, in the judgment of Meadowbrook, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which Meadowbrook believes public disclosure will be prejudicial to Meadowbrook, Meadowbrook shall deliver a certificate in writing, signed by its Chief Executive Officer or Chief Financial Officer, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such the Holders agree not to dispose of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities
Act); provided, however, that such Deferral Period shall be no longer than sixty
(60) days. The Expiration Date shall be extended for a period of time equal to such Deferral Period.

     4.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

     4.3 Furnish to the Holders covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.

     4.4 Use all reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that Meadowbrook shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

     5. Obligations of the Holders

     5.1 It shall be a condition precedent to the obligations of Meadowbrook to take any action pursuant to this Agreement that the selling the Holders shall furnish to Meadowbrook such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

     5.2 Upon the receipt by a Holder of any notice from Meadowbrook of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to Section 3, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by Meadowbrook that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by Meadowbrook that the use of the applicable prospectus may be resumed.

     6. Lock-Up Provision.

     In connection with any underwritten public offering by Meadowbrook of its equity securities pursuant to an effective registration statement filed under the Securities Act, if requested by the underwriter the Holders will not engage in transactions involving Meadowbrook's equity securities, including by commencing any public offering of Meadowbrook's equity securities or by causing a Demand Registration, for a period (not to exceed one hundred eighty (180) days after the effective date of any Meadowbrook registration statement) that is equal to the shortest period that such restriction is made applicable to all directors and officers of Meadowbrook.

     7. Expenses.

     Meadowbrook  shall bear and pay all  expenses  incurred by  Meadowbrook  in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 3 hereof for each Holder thereof (which right may be assigned as provided in Section 10 hereof), including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for Meadowbrook, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, the expenses of providing materials pursuant to Section 4.3 hereof, but excluding the fees and disbursements of counsel for the selling the Holders, stock transfer taxes that may be payable by the selling the Holders, and all underwriting discounts and commissions relating to Registrable Securities, which shall be borne by the Holders.

     8. Delay of Registration.

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     9. Indemnification.

     In the event any Registrable Securities are included in a registration statement under this Agreement:

     9.1 To the extent permitted by law, Meadowbrook will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, and each person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by Meadowbrook of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law; and Meadowbrook will reimburse each such Holder, officer or director, or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9.1 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Meadowbrook (which consent shall not be unreasonably withheld), nor shall Meadowbrook be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, or controlling person.

     9.2 To the extent permitted by law, each selling Holder will indemnify and hold harmless Meadowbrook, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls Meadowbrook within the meaning of the Securities Act, and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which Meadowbrook or any such director, officer or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by Meadowbrook or any such director, officer, controlling person, or other Holder, director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 9.2 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that in no event shall any indemnity under this Section 9.2 exceed the gross proceeds received by such Holder from the sale of Registrable Securities as contemplated hereunder.

     9.3 Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 9.

     9.4 The obligations of Meadowbrook and the Holders under this Section 9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement, and otherwise.

     10. Assignment of Registration Rights.

     The rights to cause Meadowbrook to register Registrable Securities pursuant to this Agreement may be assigned by any Holder who transfers all of his, her or its shares of Registrable Securities; provided, in each case, Meadowbrook is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership (including spouses and ancestors, lineal descendants and siblings of such partners or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the partnership; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 10.

     11. Termination of Registration Rights.

     Meadowbrook's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities when the Holder can sell all of such Holder's shares pursuant to Rule 144 or any successor exemption under the Securities Act during any 90-day period.

     12. Miscellaneous.

     12.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     12.2 Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex, telecopier (with receipt confirmed), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

     If to Meadowbrook:

         Meadowbrook Rehabilitation Group, Inc.
         2000 Powell Street, Suite 1203
         Emeryville, CA 94608
         Attention:  Chief Executive Officer

         with a copy to:

         Pillsbury Madison & Sutro LLP
         235 Montgomery Street
         San Francisco, CA 94104
         Attention:  Blair W. White

         If to the Holders:

         to their respective addresses shown on Schedule A hereto

         with a copy to:

         Cooley Godward LLP
         Five Palo Alto Square
         3000 El Camino Real
         Palo Alto, CA 94306
         Attention:  Michael J. Sullivan

     12.3 Waivers. The observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the party against whom such waiver is sought to be enforced. No waiver by either party of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

     12.4 Severability. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

     12.5 Entire Agreement; Amendments.

     (a) Except as otherwise provided herein or in the Stock Purchase Agreement, this Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the parties relating to the subject matter hereof.

     (b) Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Meadowbrook and the holders of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and Meadowbrook.

     12.6 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

     12.7  Counterparts.   This  Agreement  may  be  executed  in  two  or  more
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     12.8 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

MEADOWBROOK REHABILITATION GROUP, INC.


By
Name
Title



Holders:



By
Name
Title

Address:

                                                                         ANNEX B

                                CHAPTER 13 OF THE
                       CALIFORNIA GENERAL CORPORATION LAW
                               DISSENTERS' RIGHTS


     1300. Reorganization or short-form merger; dissenting shares; corporate purchase at fair market value; definitions

     (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each stockholder of the corporation entitled to vote on the transaction and each stockholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the stockholder holds shares to purchase for cash at their fair market value the shares owned by the stockholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of stockholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of stockholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting stockholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting stockholder has submitted for endorsement, in accordance with Section 1302.

     (c)  As  used  in  this  chapter,   "dissenting   stockholder"   means  the
recordholder of dissenting shares and includes a transferee of record.

     1301. Notice to holders of dissenting shares in reorganizations; demand for purchase; time; contents

     (a) If, in the case of a reorganization, any stockholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and
(4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such stockholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the stockholder desires to exercise the stockholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

     (b) Any stockholder who has a right to require the corporation to purchase the stockholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the stockholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the stockholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the stockholder.

     (c) The demand shall state the number and class of the shares held of record by the stockholder which the stockholder demands that the corporation purchase and shall contain a statement of what such stockholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the stockholder to sell the shares at such price.

     1302. Submission of share certificates for endorsement; uncertificated securities

     Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the stockholder, the stockholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the stockholder's certificates representing any shares which the stockholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the stockholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. Payment of agreed price with interest; agreement fixing fair market value; filing; time of payment

     (a) If the corporation and the stockholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting stockholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. Action to determine whether shares are dissenting shares or fair market value; limitation; joinder; consolidation; determination of issues; appointment of appraisers

     (a) If the corporation denies that the shares are dissenting shares, or the corporation and the stockholder fail to agree upon the fair market value of the shares, then the stockholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the stockholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting stockholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. Report of appraisers; confirmation; determination by court; judgment; payment; appeal; costs

     (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting stockholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. Prevention of immediate payment; status as creditors; interest

     To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Dividends on dissenting shares

     Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Rights of dissenting stockholders pending valuation; withdrawal of demand for payment

     Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting stockholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. Termination of dissenting share and stockholder status

     Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting stockholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

          (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting stockholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

          (b)  The  shares  are  transferred   prior  to  their  submission  for
     endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

          (c) The dissenting stockholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the approval by the outstanding shares or notice pursuant to subdivision (i) of Section 1110 was mailed to the stockholder.

          (d) The dissenting stockholder, with the consent of the corporation, withdraws the stockholder's demand for purchase of the dissenting shares.

     1310. Suspension of right to compensation or valuation proceedings; litigation of stockholders' approval

     If litigation is instituted to test the sufficiency or regularity of the votes of the stockholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. Exempt shares

     This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. Right of dissenting stockholder to attack, set aside or rescind merger or reorganization; restraining order or injunction; conditions

     (a) No stockholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the stockholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any stockholder of such party who has not demanded payment of cash for such stockholder's shares pursuant to this chapter; but if the stockholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the stockholder shall not thereafter have any right to demand payment of cash for the stockholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining stockholder or the class of stockholders of which such stockholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the stockholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the stockholders of any party so controlled.

                   CAMBIO NETWORKS, INC. FINANCIAL STATEMENTS

                            Financial Statements and
                         Report of Independent Certified
                               Public Accountants

                              CAMBIO NETWORKS, INC.

                                December 31, 1997

                                 C O N T E N T S



                                                                        Page


REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS                       3


FINANCIAL STATEMENTS

         BALANCE SHEETS                                                  4

         STATEMENTS OF OPERATIONS                                        5

         STATEMENT OF STOCKHOLDERS' DEFICIT                              6

         STATEMENTS OF CASH FLOWS                                        7

         NOTES TO FINANCIAL STATEMENTS                                   8

               Report of Independent Certified Public Accountants


Board of Directors and Stockholders
Cambio Networks, Inc.

We have audited the accompanying balance sheet of Cambio Networks, Inc. as of December 31, 1997, and the related statements of operations, stockholders' deficit, and cash flows for each of the two years in the period ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position of Cambio Networks, Inc., as of December 31, 1997, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company incurred net losses of $3,175,055 and $7,465,664 during the years ended December 31, 1997 and 1996, respectively. As of December 31, 1997, the Company's current liabilities exceeded its current assets by $1,770,406 and its total liabilities exceeded its total assets by $2,759,224. These factors, among others, as discussed in Note B to the financial statements, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Seattle, Washington
July 22, 1998



                                           Cambio Networks, Inc.

                                              BALANCE SHEETS

                                                  ASSETS


                                                                              December 31,      March 31,
                                                                                  1997            1998
                                                                              ------------    ------------
                                                                                               (unaudited)
     Cash                                                                    $     13,028    $     13,066
     Accounts receivable, net of allowance for doubtful accounts of
        $291,967 and $244,413, respectively                                       508,983         517,059
     Inventory (note A2)                                                           17,316          15,260
                                                                             ------------    ------------

                Total current assets                                              539,327         545,385

PROPERTY AND EQUIPMENT, net (notes A3 and C)                                      256,364         201,556

OTHER ASSETS                                                                       54,818          57,963
                                                                             ------------    ------------

                                                                             $    850,509    $    804,904
                                                                             ============    ============

                                   LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
    Notes payable to stockholders (note D)                                   $    900,000    $    900,000
    Current maturities of long-term obligations                                      --         2,000,000
    Line of credit (note D)                                                          --           125,382
    Cash overdraft                                                                 71,658         119,652
    Accounts payable                                                              703,455         873,229
    Accrued liabilities                                                           365,459         316,257
    Deferred revenue (note A1)                                                    228,773         306,922
    Other liabilities                                                              40,388          16,236
                                                                             ------------    ------------

               Total current liabilities                                        2,309,733       4,657,678

LONG TERM OBLIGATION (note E)                                                   1,300,000            --

COMMITMENTS AND CONTINGENCIES (notes G and H)                                        --              --

STOCKHOLDERS' DEFICIT (notes B, I and J)
    Preferred stock-series 1; no par value, 10,000,000 shares
       authorized; 3,500,000 shares issued and outstanding                      1,050,000       1,050,000
    Common stock; no par value, 10,000,000 shares authorized; 387,293
       and 392,493 shares issued and outstanding, respectively                 17,546,332      17,546,592
    Additional paid-in capital                                                  3,268,056       3,268,056
    Accumulated deficit                                                       (24,623,612)    (25,717,422)
                                                                             ------------    ------------

               Total stockholders' deficit                                     (2,759,224)     (3,852,774)
                                                                             ------------    ------------

                                                                             $    850,509    $    804,904
                                                                             ============    ============


The accompanying notes are an integral part of these statements.



                                    Cambio Networks, Inc.

                                  STATEMENTS OF OPERATIONS





                                   Year ended December 31,      Three months ended March 31,
                                   -----------------------      ----------------------------
                                    1997            1996            1998            1997
                                    ----            ----            ----            ----
                                                                (unaudited)     (unaudited)

Net revenues (note A1)         $  5,515,177    $  7,231,794    $    645,273    $  1,806,591

Cost of revenues                  1,368,370         622,307         179,181          26,755
                               ------------    ------------    ------------    ------------

             Gross profit         4,146,807       6,609,487         466,092       1,779,836

Operating expenses
    Administrative expenses       5,806,567      12,306,672       1,245,177       1,593,765
    Research and development
       (note A4)                  1,339,785       1,721,756         290,467         544,236
                               ------------    ------------    ------------    ------------

             Operating loss      (2,999,545)     (7,418,941)     (1,069,552)       (358,165)

Other income (expense)
    Interest income                   4,084          66,588            --              --
    Interest expense               (122,675)        (19,301)        (25,594)         (4,681)
    Other expense, net              (56,919)        (94,010)          1,336           9,719
                               ------------    ------------    ------------    ------------

                                   (175,510)        (46,723)        (24,258)          5,038
                               ------------    ------------    ------------    ------------

             NET LOSS          $ (3,175,055)   $ (7,465,664)   $ (1,093,810)   $   (353,127)
                               ============    ============    ============    ============


The accompanying notes are an integral part of these statements.




                                                        Cambio Networks, Inc.

                                                 STATEMENT OF STOCKHOLDERS' DEFICIT

                                                                                                                           Total
                                                   Common stock          Preferred stock       Additional              stockholders'
                                               --------------------- -----------------------    paid-in    Accumulated     equity
                                               Shares      Amount      Shares       Amount      capital      deficit     (deficit)
                                               -------  ------------ ----------  -----------  ----------- ------------- -----------
January 1, 1996                                    404  $       297  27,052.748  $17,500,000  $3,000,000  $(13,982,901) $ 6,517,396

Exercise of stock options                        4,878       45,910        --           --          --            --         45,910

Net loss for December 31, 1996                    --           --          --           --          --      (7,465,656)  (7,465,656)
                                               -------  -----------  ----------  -----------  ----------  ------------  -----------

Balance at December 31, 1996                     5,282       46,207  27,052.748   17,500,000   3,000,000   (21,448,557)    (902,350)

Conversion of preferred series A, B and
   C to common shares (note J)                 379,511   17,500,000 (27,052.748) (17,500.000)       --            --            --

Sale of preferred shares series 1 (note J)        --           --     3,500.000    1,050,000        --            --      1,050,000

Re-granting of stock options (notes I and J)      --           --          --           --       187,000          --        187,000

Granting of stock options (note I)                --           --          --           --        57,250          --         57,250

Issuance of stock warrants                        --           --          --           --        23,806          --         23,806

Exercise of stock options                        2,500          125        --           --          --            --            125

Net loss for the year ended December 31, 1997     --           --          --           --          --      (3,175,055)  (3,175,055)
                                               -------  -----------  ----------  -----------  ----------  ------------  -----------

Balance at December 31, 1997                   387,293   17,546,332   3,500.000    1,050,000   3,268,056   (24,623,612)  (2,759,224)

Exercise of stock options (unaudited)            5,200          260        --           --          --            --            260

Net loss for the three months ended
   March 31, 1998 (unaudited)                     --           --          --           --          --      (1,093,810)  (1,093,810)
                                               -------  -----------  ----------  -----------  ----------  ------------  -----------

Balance at March 31, 1998 (unaudited)          392,493  $17,546,592   3,500.000  $ 1,050,000  $3,268,056  $(25,717,422) $(3,852,774)
                                               =======  ===========  ==========  ===========  ==========  ============  ===========


The accompanying notes are an integral part of this statement




                                                        Cambio Networks, Inc.

                                                      STATEMENTS OF CASH FLOWS


                                                              Year ended December 31,     Three months ended March 31,
                                                            ---------------------------   ---------------------------
Increase (Decrease) in Cash                                     1997           1996           1998           1997
                                                            ------------   ------------   ------------   ------------
                                                                                          (unaudited)     (unaudited)
Cash flows from operating activities
    Net loss                                                $(3,175,055)   $(7,465,664)   $(1,093,810)   $  (353,127)
    Adjustments to reconcile net loss to net cash
       used in operating activities
          Depreciation and amortization                         269,141        334,416         64,804         64,113
          Noncash stock compensation                            268,056           --             --             --
          Loss on disposal of assets                             64,336           --             --             --
          Provision for allowance for doubtful accounts        (438,914)       313,667        (47,554)      (116,363)
          Changes in assets and liabilities
              Accounts receivables                            2,241,677       (140,084)        39,478      1,740,181
              Inventory                                         (17,316)        10,834          2,056           --
              Prepaid expenses and other assets                 106,036        223,571         (3,145)       (29,639)
              Accounts payable                               (1,025,964)     1,082,497        241,432     (1,072,382)
              Accrued expenses and
                 other liabilities                              (39,003)    (1,143,020)      (145,012)       (83,888)
              Deferred revenue                                 (810,719)       786,489         78,149       (516,184)
                                                             -----------    -----------    -----------   -----------

                  Net cash used in
                     operating activities                    (2,557,725)    (5,997,294)      (863,602)      (367,289)

Cash flows from investing activities
    Capital expenditures                                        (51,814)      (479,768)        (9,996)          --
                                                             -----------    -----------    -----------   -----------

                  Net cash used in
                     investing activities                       (51,814)      (479,768)        (9,996)          --

Cash flows from financing activities
    Cash overdraft                                               71,658           --           47,994           --
    Net borrowings from line of credit                             --             --          125,382           --
    Proceeds from issuance of common stock                          125         45,910            260           --
    Proceeds from issuance of preferred stock                 1,050,000           --             --        1,050,000
    Proceeds from bank notes payable                          1,300,000           --          700,000           --
    Proceeds from issuance of
       notes payable to stockholders                            950,000        750,000           --             --
    Payment on notes payable to stockholders                   (800,000)          --             --             --
                                                             -----------    -----------    -----------   -----------

                  Net cash provided by financing
                     activities                               2,571,783        795,910        873,636      1,050,000
                                                             -----------    -----------    -----------   -----------

Net increase (decrease) in cash                                 (37,756)    (5,681,152)            38        682,711
Cash at beginning of year                                        50,784      5,731,936         13,028         50,784
                                                            -----------    -----------    -----------    -----------

Cash at end of year                                         $    13,028    $    50,784    $    13,066    $   733,495
                                                            ===========    ===========    ===========    ===========

Supplemental disclosure of cash flow information:
    Cash paid during the year for:
       Interest                                             $    30,679    $    22,989    $    19,547    $     8,444
                                                            ===========    ===========    ===========    ===========


The accompanying notes are an integral part of these statements.


                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cambio Networks, Inc. (the Company), a California corporation, develops and markets solutions for physical network management applications. Headquartered in Bellevue, Washington, the Company operates sales offices nationally and in the U.K.

A summary of the Company's significant accounting policies applied in the preparation of the accompanying financial statements follows.

1.       Revenue Recognition

The Company sells and licenses software for physical network management applications. Revenue on these products is recognized upon delivery. The Company also sells various software maintenance contracts. These contracts commit the Company to provide stated services over a defined period. Revenue on these contracts is recognized on a straight-line basis over the life of the respective contract.

2.       Inventories

Inventories are stated at the lower of cost or market; cost is determined by the first-in, first-out method.

3.       Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization are provided for in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives. Leasehold improvements are amortized over the lesser of the period of the lease term or the estimated useful life of the assets.

4.       Research and Development Costs

All expenditures for research and development are expensed in the year incurred. Software development costs are charged to expense in the year incurred as technological feasibility of the computer software product has not been established.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE A - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

5.       Fair Value of Financial Instruments

The carrying amount of the long-term obligation approximates fair value under the requirements of "Statement of Financial Accounting Standards No. 107 - Disclosure About Fair Value of Financial Instruments."

6.       Use of Estimates

In preparing the Company's financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

7.       Interim Statements

In the opinion of management, the unaudited interim financial statements of March 31, 1998 and for the three months ended March 31, 1998 and 1997 include all adjustments, consisting only of those of an normal recurring nature, necessary to present fairly the Company's financial position as of march 31, 1998 and the results of its operations and cash flows for the three months ended March 31, 1998 and 1997. The results of operations for the three months ended March 31, 1998 and 1997 are not necessarily indicative of the results to be expected for the full year.


NOTE B - GOING CONCERN

As shown in the financial statements, the Company incurred net losses of $7,465,664 and $3,175,055 during the years ended December 31, 1997 and 1996, respectively. As of December 31, 1997, the Company's current liabilities exceeded its current assets by $1,770,406 and its total liabilities exceeded its total assets by $2,759,224. These factors raise substantial doubt about the company's ability to continue as a going concern. The Company's ability to continue as a going concern is contingent on the Company's ability to generate additional capital and operate at a profit. Management's plans in regards to these matters are as follows:

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE B - GOING CONCERN - Continued

On February 13, 1998, the Company received a letter of intent from Meadowbrook Rehabilitation, Inc. (Meadowbrook), a liquidating health care company listed on the NASDAQ, to acquire all of the outstanding shares of the Company. Meadowbrook plans to close the acquisition by August 1998. Meadowbrook is currently in the process of liquidating their health care business and plans to use the proceeds of the liquidation for technology investments. Management believes the expected proceeds from the sale of the health care business are expected to provide the Company with access to capital required to launch the next generation product, which the Company plans to launch in September 1998. Through July 15, 1998, the Company has received $1,100,000 in bridge loans from Meadowbrook.

Management believes the proposed acquisition and subsequent infusion of additional capital from Meadowbrook will be sufficient to at least allow the Company to continue in existence for the ensuing twelve month period, however the outcome is uncertain.


NOTE C - PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

                                           December 31,         March 31,
                                              1997                1998
                                           ----------          ----------

    Office and warehouse equipment         $2,191,302          $2,201,298
    Leasehold improvements                     97,747              97,747
                                           ----------          ----------
                                            2,289,049           2,299,045
    Less accumulated depreciation
       and amortization                     2,032,685           2,097,489
                                           ----------          ----------

                                           $  256,364          $  201,556
                                           ==========          ==========

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE D - NOTES PAYABLE TO STOCKHOLDERS

Notes payable to stockholders consist of the following:

                                                         December 31,  March 31,
                                                             1997         1998
                                                          ---------    ---------

    Promissory notes to common stockholders bearing
       interest at 7% per annum, due on demand,
       collateralized by first position on all
       assets of the Company
                                                           $250,000     $250,000

    Promissory notes to common  stockholders bearing
       interest at 7% per annum, due on demand,
       collateralized by co-second position on
       all assets of the Company
                                                            500,000      500,000

    Notes payable to preferred stockholders bearing interest at prime rate (8.5% at December 31, 1997) plus 2% per annum, due on demand, collateralized by co-second position on all assets of the Company

                                                            150,000      150,000
                                                           --------     --------

                                                           $900,000     $900,000
                                                           ========     ========

The promissory notes to common stockholders provide for an automatic conversion into the Company's common stock upon the Company receiving equity financing in excess of $1,000,000.

The Company issued 295,000 common stock warrants to the preferred stockholders in connection with issuance of the notes payable, with an exercise price of $0.30 per warrant. The warrants are immediately exercisable and expire at various dates through December, 2002. At December 31, 1997, none of the warrants had been exercised.

On March 16, 1998, the Company entered into a business loan agreement with a bank. Under the terms of the loan agreement, the Company can borrow up to $150,000 at prime plus 1%. The loan agreement expires on March 16, 1999 and is guaranteed by the Company's President.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE E - LONG-TERM OBLIGATION

At December 31, 1997 and March 31, 1998, the Company had a note payable to a bank, bearing interest at 7% per annum. No payments on the loan are required currently. The principal and accrued interest are due on February 1, 1999. The note payable is guaranteed by the Company's preferred stockholders.


NOTE F - INCOME TAXES

The Company accounts for income taxes on the liability method, as provided by Statement of Financial Accounting Standards 109, "Accounting for Income Taxes."

At December 31, 1997, a net operating loss (NOL) carryforward of approximately $2,700,000 expiring through 2012 is available to offset future taxable income. On April 17, 1997, an ownership change, as defined under Section 382 of the Internal Revenue Code, occurred. Consequently, annual utilization of the pre-change NOL to offset future taxable income will be limited. If the planned acquisition by Meadowbrook should occur, there may be additional limitations on the use of these carryforwards.

Deferred tax assets consist of the following at December 31, 1997:

    Current
       Allowance for doubtful accounts                           $   99,000
       Accrued vacation                                              41,000
       Less valuation allowance                                    (140,000)
                                                                 ----------

                                                                 $       -
                                                                 ==========

    Long-term
       NOL carryforwards prior to ownership change in 1997       $   36,000
       NOL carryforwards after ownership change in 1997           1,068,000
       Depreciation and amortization                                 81,000
       Less valuation allowance                                  (1,185,000)
                                                                 ----------

                                                                 $      -
                                                                 ==========

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE F - INCOME TAXES - Continued

The Company has established a valuation allowance of $1,325,000 as of December 31, 1997, due to the uncertainty of future utilization. The valuation allowance decreased by $4,475,000 during the year ended December 31, 1997, due to the
Section 382 limitations on the Company's NOL carryforwards.


NOTE G - COMMITMENTS AND CONTINGENCIES

1.       Leases

The Company leases its office and service facilities and certain equipment under noncancelable operating lease agreements which expire at various dates through 2002. Future minimum lease payments under these agreements follow:

                    December 31,

                        1998                    $  464,000
                        1999                       231,000
                        2000                       201,000
                        2001                        88,000
                        2002                        16,000
                                                ----------

                                                $1,000,000
                                                ==========

Rent expense for the years ended December 31, 1997 and 1996 approximated $1,015,000 and $1,116,000, respectively.

2.       Contingencies

The Company is subject to Value Added Tax in the United Kingdom and is currently in the process of finalizing the tax liability since 1995. Management believes any liability the Company may owe will not be material to the financial statements.

In April 1998, an officer terminated employment with the Company. The officer's employment contract stated that if the agreement was terminated for a reason other than with cause, the officer would receive $200,000, equaling one year's salary. The Company is currently negotiating the employment settlement.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE H - EMPLOYEE BENEFIT PLANS

The Company has a defined contribution savings plan 401(k) (the Plan) covering substantially all employees who have completed three months of service. At the Board's discretion, the Company can matched 50% of employee contributions up to a total contribution of 3% of each employee's annual salary. There were no employer contributions in 1997 and 1996.


NOTE I - STOCK OPTION PLAN

Under the terms of the Company's 1994 Stock Option Plan, employees, officers, directors and consultants to the Company may be granted incentive stock options or non-statutory stock options to purchase up to an authorized 1,063,073 shares of common stock. The options are generally granted at exercise prices equal to the market value of the Company's common stock on the date of the grant. The options generally vest over five years and expire ten years from date of grant.

The Company has adopted the disclosure only provisions of Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation" (SFAS 123). The Company applies the provisions of APB Opinion No. 25, "Accounting for Stock Issued to Employees," (APB 25) and related Interpretations in determining the amount of any compensation expense to be recognized from the issuance of stock options to employees. Compensation expense is generally not recognized for the Company's stock-based compensation plans when options are exercisable at the exercise price not less than the market value of the Company's stock on the date of the grant. For options with an exercise price less than fair market value, compensation expense equal to the difference between the exercise price and the fair market value is recognized at the date of grant.

Had compensation cost for options granted under the 1994 stock option plan been determined based on the fair value method prescribed by SFAS 123, the Company's net loss would have been increased by approximately $20,000 and $0 for the year ended December 31, 1997 and 1996, respectively. The Black-Scholes option pricing model was used to estimate the fair value of options granted using the following assumptions for 1997: an expected life of 7.8 years; expected volatility of 0%, and risk-free rate of 6.0%.

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE I - STOCK OPTION PLAN - Continued

A summary of the status of the Company's stock option plan as of December 31, 1997 and 1996 and March 31, 1998, and changes during the periods ending on those dates is presented below.

                                              Number of         Weighted-average
                                                shares           exercise price
                                              ---------         ----------------

           Balance at January 1, 1996           114,734              $8.80
             Granted                             46,350               9.48
             Exercised                           (4,878)              9.41
             Forfeited                          (89,123)              8.80
                                              ---------
           Balance at December 31, 1996          67,083               9.48
             Granted                            977,000               0.05
             Exercised                           (2,500)              0.05
             Forfeited                          (67,083)              9.48
                                              ---------
           Balance at December 31, 1997         974,500               0.05
             Granted                             55,500               0.05
             Exercised                           (5,200)              0.05
                                              ---------

           Balance at March 31, 1998          1,024,800               0.05
                                              =========

The weighted-average fair value of options granted during the years ended December 31, 1997 and 1996 was $9.49 and $0.27, respectively.

The following information applies to options outstanding at:

                                                     December 31,     March 31,
                                                         1997           1998
                                                     ------------   ------------

       Options outstanding                                974,500      1,024,800
       Weighted average exercise price                      $0.05          $0.05
       Weighted average remaining contractual life             10             10
       Options exercisable                                289,792        303,073
       Weighted average exercise price                      $0.05          $0.05

                              Cambio Networks, Inc.

                          NOTES TO FINANCIAL STATEMENTS

                                December 31, 1997
        (Information as of March 31, 1998 and for the three months ended
                     March 31, 1998 and 1997 is unaudited)



NOTE I - STOCK OPTION PLAN - Continued

In April 1997, the Company reissued 748,000 stock options with an exercise price of $0.05 to replace all of the outstanding stock options. The reissuance provided a benefit to existing stock option holders with additional stock options and accordingly, compensation cost was recognized. Additionally, the Company granted 229,000 stock options with an exercise price of $0.05. The exercise price was less than the market value of the Company's stock on the date of the grant. Accordingly, compensation cost was recognized consistent with the method of APB 25.


NOTE J - PREFERRED AND COMMON STOCK

On April 9, 1997, the Company's stockholders approved, among other resolutions, to provide for the automatic conversion of the Company's outstanding preferred stock series A, B and C equal to the same number of shares of the Company's common stock and effect a .01402856-to-1 reverse stock split of the resulting shares of common stock. Additionally, the Company's stockholders approved to effect a .0147669-to-1 reverse stock split of the common stock of the Company (other than the common shares resulting from the conversion) and the shares subject to the Company's outstanding stock options. All references to common stock have been retroactively restated to reflect the decreased number of common shares outstanding.

The Company's stockholders also approved to have the Company enter into a Series 1 Preferred Stock Purchase Agreement with a group of outside investors (Purchasers). Under the terms of the agreement, the Company issued and sold to the Purchasers 3,500,000 shares of the Company's Preferred Stock (Series 1) at $0.30 per share.

Holders of Series 1 are entitled to receive, when and as declared by the Board of Directors, cash dividends at the rate of 8% of the "Original Issue Price," $0.30. Each holder of Series 1 is entitled to an equal number of votes of the Company's common stock into which the holder's aggregate number of shares of Series 1 are convertible.


NOTE K - MAJOR CUSTOMERS

In 1997, the Company had sales to one customer totaling approximately $764,000. The customer accounted for 13.9% of net revenues. There were no major customers with sales over 10% in 1996. For the three months ended March 31, 1998, the Company had sales to three customers totaling approximately $342,000, which accounted for 53.0% of net revenues.

                           MEADOWBROOK SEC DOCUMENTS

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------

                                    FORM 10-K
(Mark One)

            [X] ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

                     For the fiscal year ended June 30, 1997

            [ ] TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                SECURITIES EXCHANGE ACT OF 1934

             For the transition period from __________ to __________

                             Commission File Number
                                     0-19726

                     MEADOWBROOK REHABILITATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

 DELAWARE                                                    94-3022377
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

           2200 Powell Street, Suite 800, Emeryville, California 94608
               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (510) 420-0900
                              ---------------------
           Securities registered pursuant to Section 12(b)of the Act:
                                      None

           Securities registered pursuant to Section 12(g)of the Act:
                 Class A Common Stock, par value $0.01 per share
                                (Title of Class)

     Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No____.

     Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K [x].

     As of September 25, 1997, the aggregate market value of the Registrant's voting stock held by nonaffiliates of the Registrant, based on the closing price for the Registrant's Class A Common Stock in The NASDAQ Stock Market on such date, was $2,876,545. This calculation does not reflect a determination that certain persons are affiliates of the Registrant for any other purposes.

     The number of shares of Class A Common Stock outstanding on September 25, 1997 was 1,157,244. The number of shares of Class B Common Stock outstanding on September 25, 1997 was 773,000.

     Part III of this Form 10-K incorporates by reference information from the Registrant's proxy statement with respect to the 1997 Annual Meeting of Stockholders.

                                TABLE OF CONTENTS
                                                                            Page

PART I.           ..........................................................   3

         ITEM 1.       BUSINESS.............................................   3

         ITEM 2.       PROPERTIES...........................................  13

         ITEM 3.       LEGAL PROCEEDINGS....................................  15

         ITEM 4.       SUBMISSION OF MATTERS TO A VOTE OF SECURITY
                       HOLDERS..............................................  15

PART II.          ..........................................................  16

         ITEM 5        MARKET FOR REGISTRANT'S COMMON EQUITY AND
                       RELATED STOCKHOLDER MATTERS..........................  16

         ITEM 6.       SELECTED FINANCIAL DATA..............................  17

         ITEM 7.  .....MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF OPERATIONS........  18

         ITEM 7A.      QUANTITATIVE AND QUALITATIVE DISCLOSURES
                       ABOUT MARKET RISK....................................  27

         ITEM 8.       FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA..........  27

         ITEM 9.       CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                       ACCOUNTING AND FINANCIAL DISCLOSURE..................  27

PART III.          .........................................................  28

         ITEM 10       DIRECTORS AND EXECUTIVE OFFICERS OF THE
                       REGISTRANT...........................................  28

         ITEM 11.      EXECUTIVE COMPENSATION...............................  28

         ITEM 12.      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                       AND MANAGEMENT.......................................  28

         ITEM 13.      CERTAIN RELATIONSHIPS AND RELATED
                       TRANSACTIONS.........................................  28

PART IV.           .........................................................  29

         ITEM 14.      EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND
                       REPORTS ON FORM 8-K..................................  29

SIGNATURES                 .................................................  32

                                     PART I

ITEM 1    BUSINESS

     Meadowbrook Rehabilitation Group, Inc. (together with its subsidiaries, the "Company" or "Meadowbrook"), sold all of its traditional acute, subacute and post-acute operations during fiscal 1997 and subsequent to fiscal year end. In addition, subsequent to fiscal year end, the Company sold certain of its outpatient rehabilitation clinics in Florida and Georgia. The Board of Directors' decision to sell its acute, subacute and post-acute operations as well as certain of the Company's Florida and Georgia outpatient rehabilitation clinic operations were due to the poor operating results from these businesses as well as poor prospects for growth in their respective markets. The growth of these business lines was also limited by the Company's lack of capital to execute internal growth or strategic acquisitions, which might have given the Company the critical mass to compete effectively in these business lines.

     In October 1996, the Company sold the assets of its post-acute rehabilitation facility located in Park Ridge, Illinois. On January 13, 1997, the Company sold its three outpatient rehabilitation clinics in Alaska. On March 31, 1997, the Company sold its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, a post-acute program and related real estate. Subsequent to fiscal year end, the Company sold the assets of its Kansas operations. The Company's Kansas operations included an acute program, a subacute program and a post-acute program. The Kansas sale transaction closed on July 31, 1997. On August 31, 1997, the Company sold five outpatient rehabilitation clinics and certain other assets in Florida and Georgia. In addition, the Company closed six outpatient rehabilitation clinics in Colorado and Florida during fiscal 1997.

     Following such closures and dispositions, the operations of the Company include its home health agencies with operations in Colorado and Kansas, its four outpatient rehabilitation clinics in Colorado and three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida. The Company's recent focus on home health reflects its view that the home health industry has strong prospects for long-term growth. Currently, the Company has no plans to divest its home health business and is evaluating possible opportunities to expand such business. In addition, the Company's Board of Directors is continuing to evaluate the Company's overall strategic direction and alternatives. The alternatives under consideration by the Board include, among other things, a merger or other business combination. There can be no assurance that any such alternatives will be available on favorable terms, if at all.

     Harvey Wm. Glasser, M.D., the Company's majority stockholder, has indicated his view that the Company's business should not necessarily be limited to medical rehabilitation or the healthcare field generally and that, if presented with an appropriate opportunity, the Company should consider investing in non-healthcare businesses. As a result, the nature of the Company's business could change significantly.

     The Company's outpatient rehabilitation and home health businesses comprised 52% of the Company's fiscal 1997 net operating revenues while the Company's acute, subacute and post-acute business lines, which where sold during fiscal 1997 and subsequent to year end, comprised 48%. Descriptions of the Company's home health and outpatient rehabilitation business lines are provided below.

     See Item 7., "Management's Discussion and Analysis of Financial Condition and Results of Operations", for further discussion of certain trends, events and risks affecting the Company's business.

Home Health Services

     General. The Company operates home health agencies with operations in Colorado and Kansas under the name Total Home Health. The Company entered the home health business because of its experience in acute, subacute and post-acute healthcare where there is a growing trend toward early discharges of patients from acute and subacute treatment programs. Many of these patients have not received the intensity of services that may be necessary for them to achieve a full recovery from their diseases, disorders, injuries or other traumatic conditions. As a result, the Company believes that there is an increasing need for home health services.

     Industry. The importance of home healthcare is increasing as a result of significant economic pressures within the healthcare industry. Total expenditures within the healthcare industry have increased at twice the rate of inflation in recent years. The ongoing pressure to contain healthcare costs, while maintaining high quality care, is accelerating the growth of alternate site care that reduces hospital admissions and lengths of hospital stays, such as home healthcare. Home healthcare is one of the fastest growing segments of the healthcare industry.

     The growth in home healthcare is also due to increased acceptance by payors, patients and the medical community, including physicians, hospitals and other providers. Home healthcare often results in lower costs, which is increasingly important under managed care. In addition, home healthcare has grown rapidly as a result of advances in medical technology, which have facilitated the delivery of services in alternate sites; demographic trends, such as an aging population; and a strong preference among patients to receive healthcare in their homes.

     Historically, the home healthcare industry has been highly fragmented and characterized by local providers that typically do not offer a comprehensive range of cost-effective services. These local providers often do not have the capital necessary to expand their operations or the range of services offered, which limits their ability to compete for managed care contracts and other referrals and to realize efficiencies in their operations. As managed care has become more prevalent, payors increasingly are seeking home healthcare providers that offer a cost-effective, comprehensive range of services in each market served, which further inhibits the ability of local providers to compete effectively. As a result of these economic and competitive pressures, the home healthcare industry is undergoing rapid consolidation, a trend the Company expects will continue.

     Strategy. Building on its established presence in Colorado and Kansas, the Company seeks to further enhance its position in these markets by providing a full range of cost-effective home healthcare services. To achieve this goal, the Company intends to more closely coordinate and monitor patient care through its own nursing staff and in training its employees, identifying patients' needs and cross-selling the Company's services.

     The Company will consider opportunities to expand its existing branch locations, expand the range of services offered and increase referrals from managed care organizations. In addition, the Company will review selected acquisition opportunities in the geographic region in which the Company operates. Management believes that by developing a substantial market presence in its geographic region, the Company will be able to increase its referrals from managed care organizations.

     The Company is also targeting managed care organizations by stressing its disease management programs for the treatment of HIV/AIDS, cancer, and other chronic illnesses, and by providing customized outcome and utilization reports. The Company expects that managed care contracts will generate an increasing number of referrals as the penetration of managed care continues to accelerate.

     Products and Services. The Company delivers its services through branches whose functions include (i) receiving referrals from physicians, (ii) assessing a patient's needs, (iii) determining the extent of a patient's insurance coverage and coordinating reimbursement for services, (iv) coordinating the delivery of care to the patient and (v) supervising the quality of the care the patient receives.

     Each branch is managed by an administrator who is responsible for ensuring the quality of the services provided by the Company. Coordinators at each site work with all of the professionals servicing the patient to ensure the proper management of the patient's care. Offering a full range of home healthcare services and coordinating that care through its own nursing and therapy staff allows the Company to offer cost-effective, high quality services.

     Nursing and Related Patient Services. Working closely with each patient's physician, who develops that patient's plan of treatment, the team of clinicians at the branch closely monitor the patient's course of treatment and provide the physician with regular reports on the patient's status. Prior to the delivery of home healthcare, a nurse from the local branch assesses the home environment and helps determine the suitability of home care and what services are needed. Nurses continue to visit their patients as needed to carefully monitor their course of treatment. The Company offers a broad range of nursing and related patient services, including:

          Registered nurses who provide a broad range of nursing care, including pain management, infusion therapy, skilled observation and assessment and teaching procedures.

          Licensed practical nurses who perform technical nursing procedures, such as injections and dressing changes.

          Physical therapists who provide needed therapies to help patients improve activities of daily living, as well as structured therapies to improve mobility and specialized exercise programs.

          Occupational therapists who provide structured therapies for increased independence in the patient's daily living.

          Speech therapists who provide therapies to increase a patient's communication skills and improve swallowing techniques following a trauma.

          Social workers who help patients and their families deal with the concerns that arise from health problems.

          Home health aides who provide assistance, hourly or around-the-clock, with personal care, such as bathing and walking.

          Homemakers/companions   who   assist   with   meal   preparation   and
          housekeeping.

     Infusion Therapy Services. Infusion therapies involve the intravenous administration of anti-infective, chemotherapy, pain management, nutrition and other therapies. Before accepting a patient for home infusion treatment, the nursing staff at the local branch works closely with the patient's physician to assess the patient's suitability for home care. Once it has been determined that the patient should receive home infusion therapy, the nursing staff trains the patient and/or patient's family members in the proper use of home infusion therapy equipment. The Company provides the following home infusion therapy services:

          Enteral nutrition which is the infusion of nutrients through a feeding tube inserted directly into the functioning portion of a patient's digestive tract. This long-term therapy is often prescribed for patients who are unable to eat or drink normally.

          Antibiotic therapy which is the infusion of antibiotic medications into a patient's bloodstream typically to treat a variety of serious infections and diseases.

          Total parenteral nutrition which is the long-term provision of nutrients through surgically implanted central vein catheters or through peripherally inserted central catheters, for patients who cannot absorb adequate nutrients enterally due to chronic gastrointestinal conditions.

          Pain management which involves the infusion of certain drugs into the bloodstream of patients suffering from acute or chronic pain.

          Chemotherapy   which  is  the  infusion  of  drugs  into  a  patient's
          bloodstream to treat various forms of cancer.

          Other therapies including new delivery technologies and medications to address a broad range of patient conditions, such as the side effects associated with transplants, HIV/AIDS and cancer.

     Marketing. The Company generates referrals from physicians, hospitals, discharge planners and other healthcare professionals. Recently, more people have enrolled in managed care organizations and, as a result, the Company's traditional referral base has changed. In order to compete, the Company is continuing its program of marketing its services to managed care organizations. The Company competes for referrals by offering a full range of cost-effective home healthcare services, a focus on disease management and a strong regional presence. The Company believes that its reputation as a cost-conscious provider of services positions it favorably among managed care organizations.

     Each branch manager spends time marketing the Company's services to referral and payment sources. The marketing techniques employed by the Company include direct solicitation, direct mail, exhibitions at professional conferences and seminars, submission of proposals for contractual arrangement, active participation in community events and ongoing commitment to customer service.

     Corporate personnel work closely with each branch to develop their abilities to cross-sell the Company's services. The nursing staff assists in the marketing effort by helping to educate referral sources about the services the Company offers to its specialized patient populations.

     Competition. The home healthcare market is highly competitive and is undergoing both horizontal and vertical integration. As a result of such consolidation, the Company's competitors include nationwide operators who have hundreds of branches. Some of the competitors include hospital chains and providers of multiple products and services for the home healthcare market. The established referral networks of certain of these healthcare providers, combined with their size and purchasing power, make them formidable competitors to the Company. Managed care organizations, a referral base crucial to the Company's success, may show a preference to deal with these larger, regional or national providers, who may offer more services and areas of expertise.

     In addition, there are few barriers to entry in the home healthcare market. New competitors have entered the areas served by the Company and others may do so in the future. There can be no assurance that such increased competition will not have a material adverse effect on the Company's operations and financial condition.

     The Company competes on the basis of a number of factors, including the cost-effectiveness of its services, the quality of its services, and its reputation and regional focus. The Company's focus on disease management and emphasis on treating certain patient populations allows it to differentiate itself from its competitors. By increasing its regional focus and reducing its overhead to become a low-cost provider, the Company believes that it can compete against larger alternate healthcare providers.

Outpatient Rehabilitation Services

     General. Currently, the Company operates four outpatient rehabilitation clinics in Colorado and three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida. During fiscal 1997, the Company closed six outpatient rehabilitation clinics in Colorado and Florida. Subsequent to fiscal year end, the Company sold five outpatient rehabilitation clinics in Florida and Georgia. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". The Company is currently considering possible opportunities to sell its Colorado outpatient rehabilitation clinics and its remaining Florida operations.

     Products and Services. The Company delivers its services through its outpatient rehabilitation clinics. The goals of the Company's outpatient rehabilitation services are to improve a patient's physical strength and range of motion, reduce pain, help prevent re-injury and restore the ability to perform basic activities. The primary services provided are:

          Therapy Modalities and Therapeutic Exercises. Each patient receives an initial evaluation by a licensed therapist and based on that evaluation, an individualized rehabilitation program is developed for the patient. Patients may be treated in the Company's outpatient rehabilitation clinics or in nursing homes where the Company has contracts to provide such services. At these locations, the Company provides a full range of therapy services, including physical therapy, occupational therapy, speech/language therapy and social services. Patients undergo varying courses of therapy dependent upon their needs. Some patients may only require a few hours of therapy per week for a few weeks, while others may remain in therapy up to six months or more, depending on the nature, severity and complexity of their injuries.

          Functional Capacity Assessment. The Company also provides functional capacity assessments to evaluate the physical condition and endurance of a current or prospective employee to meet the requirements of employment. The assessment may be used by employers, insurers and other payors to estimate the extent of rehabilitation treatment needed or as an objective method of evaluating specific work capacity.

          Preventative Services. The Company also provides services designed to prevent or avoid injuries in the work place. These preventative services, which may be performed at an employer's work site, include programs to teach employees proper body mechanics, techniques and detailed analysis of specific job activities, such as lifting, with the goal of changing how a job is performed to prevent injuries to employees.

     Marketing. The Company's marketing strategy is to develop a broad base of referral sources for its outpatient rehabilitation services on regional and local levels. In marketing its services, the Company focuses on the high quality of its services and its geographic presence in Colorado. The Company also emphasizes its outcome oriented approach to rehabilitation.

     On a regional and local level, the Company targets hospital discharge planners, regional HMOs, PPOs and other managed care providers and physicians for referrals. Families are also a source of referrals, often due to information provided by family support organizations or past experience with the Company. The Company has secured contracts with numerous insurance companies, and continues to pursue contractual relationships with payors at the regional and local level.

     Competition. The outpatient rehabilitation industry is highly competitive and subject to continual changes in the manner in which services are provided and in which providers are selected. Depending upon the geographic market, the Company may compete with national, regional or local providers.

     The Company competes with regional and national outpatient rehabilitation providers for Medicare, Medicaid and private payor patients. The Company also competes with these entities in the recruitment of therapists and other skilled professionals. Many of the Company's competitors have far greater financial and personnel resources than the Company.

     The primary competitive factors in the outpatient rehabilitation industry remain quality of care, responsiveness to the patients' and payors' needs, durable outcomes and cost-effectiveness.

     The Company's outpatient rehabilitation business has been affected by the healthcare industry's emphasis on cost containment and managed care, coupled with increased competition for national contracts. During the past several years the Company was adversely affected by the competitive pressure to reduce healthcare costs. An increase in the number of providers offering similar services resulted in a shift of patients to other providers, and lower reimbursement rates. These factors contributed to the Company's decision to sell or close a number of its outpatient rehabilitation clinics during fiscal 1997 and subsequent to fiscal year end. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

Sources of Revenues and Reimbursement

     The following table sets forth the dollar volume and percentage of the Company's net operating revenues derived from each business line:

                                                                 Year Ended
                                                                June 30, 1997
                                                             ------------------
                                                               (000's)      %
              Acute, Subacute and Post-Acute Rehabilitation
                 Services...................................   $9,990     48%
              Outpatient Rehabilitation Services ...........    4,541     22%
              Home Health Services..........................    6,303     30%
                                                              -------  -------
              Net Operating Revenues .......................  $20,834    100%
                                                              =======  =======


     The following table sets forth the percentage of the Company's net operating revenues from private payors, Medicare and Medicaid for the periods indicated:

                   Source                          Year Ended June 30,
                   ------                  ------------------------------------
                                                    1995   1996  1997
                                                    ----   ----  ----

       Private payors and commercial insurance ....  67%    59%   51%
       Medicare ...................................  16%    34%   41%
       Medicaid ...................................  17%     7%    8%
                                                    ----   ----  ----
             Total ................................ 100%   100%  100%
                                                    ====   ====  ====

     Private payors include indemnity insurance carriers, HMOs, workers' compensation programs and self-paying patients. The Company's charges for such patients are established by the Company, although in the Company's traditional business it negotiated fixed-rate contractual arrangements with numerous individual patients and third party payors, including insurance companies and managed care providers. The increase in the percentage of net operating revenue received from Medicare during fiscal 1996 and 1997 reflects the increased proportion of Medicare patients at the Company's home health agencies in Colorado and Kansas.

     During fiscal 1997 and subsequent to year end the Company sold all of its acute, subacute and post-acute facilities as well as its outpatient rehabilitation clinics in Alaska and five outpatient rehabilitation clinics and certain other assets in Florida and Georgia. In addition, the Company closed six outpatient rehabilitation clinics in Colorado and Florida during fiscal 1997. The Company currently operates home health agencies with operations in Colorado and Kansas, four outpatient rehabilitation clinics in Colorado and three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The following table sets forth the percentage of the Company's net operating revenues for fiscal 1997 assuming that the dispositions referred to above had taken place at the beginning of fiscal 1997:


                                                           Year Ended
                                                            June 30,
                               Source                         1997
                               ------                      ----------

              Private payors and commercial insurance ....     21%
              Medicare ...................................     67%
              Medicaid....................................     12%
                                                           ----------
                         Total............................    100%
                                                           ==========


     During fiscal 1997, the Company provided inpatient and outpatient services to Medicare patients at several of its facilities and in its home health business. The Medicare program generally utilizes a cost-based reimbursement system for rehabilitation services under which home health agencies, certified SNFs, rehabilitation agencies, and certified outpatient rehabilitation facilities ("CORFs") are reimbursed for the reasonable direct and indirect allowable costs incurred in providing routine care, plus a return on equity, subject to certain cost ceilings. These costs normally include allowances for administrative and general costs and the cost of property and equipment (depreciation and interest or rent expense). The Company files annual cost reports for each cost-reimbursed facility. These cost reports serve as the basis for determining the prior year's cost settlements and interim per diem payment rates for the next year.

     The Company has applied for an exception from such cost ceilings for fiscal years 1992 through 1995 for its former Gardner, Kansas facility. The Company did not transfer accounts receivable in connection with the sale of its Kansas operations. Accordingly the Company intends to file such requests for the Kansas facility for fiscal years 1996 and 1997. These exceptions are based on atypical costs incurred in providing more intensive services to its patients than those typically rendered in a SNF. See "Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources".

     Cost-based reimbursement is generally subject to retrospective audit and adjustment. In conducting annual reviews of a facility's or home health agency's reimbursement rates, Medicare may determine that payments previously made to a facility on an interim basis were in excess of allowable costs and may recover any such overpayments by reducing future payments to the affected facility or other facilities operated by the same owner. Management believes that it has properly applied the Medicare payment formula and that any future adjustments arising from such retrospective audits should have no material adverse effect on the Company.

Regulation

     The healthcare industry is subject to substantial federal, state and local government regulation. These regulations affect the Company primarily by requiring licensing or certification of its facilities and controlling reimbursement for services.

     Licensing is regulated by the states, while Medicare certification is federally administered. Generally, licensing and Medicare certification follow specific standards and requirements. Compliance is monitored by periodic on-site inspections by representatives of applicable government agencies.

     The Company believes that all the facilities and programs operated by the Company are duly licensed in accordance with the requirements of federal, state and local agencies having jurisdiction over its operations. However, there can be no assurance that changes in present laws or interpretations of current laws would not have a material adverse effect on the Company.

     Certain state laws prohibit general business corporations from practicing or holding themselves out as a practitioner of medicine. The Company neither employs physicians to practice medicine nor holds itself out as a medical practitioner. Generally, the corporate practice of medicine doctrine has not been construed by the courts to apply to the type of health professionals employed by the Company. The Company believes it is in compliance with state laws prohibiting the corporate practice of medicine. However, there can be no assurance that changes in interpretations of the laws would not adversely affect the Company's operations. In any event, the Company believes that it will be able to adjust its operations to bring the Company in compliance with the law if so required.

     The Company's Colorado and Kansas home health agencies and its Colorado outpatient rehabilitation clinics are certified to participate in Medicare. In order to receive Medicare reimbursement, all of the Company's certified facilities must meet the applicable conditions promulgated by the United States Department of Health and Human Services relating to standards of patient care, type of facility, equipment and personnel and must comply with all state and local laws, rules and regulations. These facilities undergo routine Medicare certification surveys. To date, the Company's Medicare certified facilities have been found to be in compliance with Medicare requirements. The Company files annual cost reports for its Medicare certified facilities to determine cost settlements for the most recent fiscal year, and interim payment rates for the following year.

     The Company is also subject to federal and state fraud and abuse laws prohibiting direct or indirect payments for patient referrals, prohibiting referrals to an entity in which the referring provider has a financial interest, and regulating reimbursement procedures and practices under Medicare, Medicaid and state programs as well as in relation to private payors. While the Company believes that it is in material compliance with such laws, it continues to monitor its compliance.

     The anti-kickback provisions of the federal Medicare and Medicaid Patient and Program Protection Act of 1987 (the "Anti-kickback Statute") prohibit the offer, payment, solicitation or receipt of any remuneration in return for the referral of items or services paid for in whole or in part under the Medicare or Medicaid programs (or certain other state healthcare programs). To date, courts and government agencies have interpreted the Anti-kickback Statute to apply to a broad range of financial relationships between providers and referral sources, such as physicians and other practitioners. The United States Department of Health and Human Services has adopted regulations creating "safe harbors" for federal criminal and civil penalties under the Anti-kickback Statute by exempting certain types of ownership interests and other financial arrangements that do not appear to pose a threat of Medicare and Medicaid program abuse.

     Transactions covered by the Anti-kickback Statue that do not conform to an applicable safe harbor are not necessarily in violation of the Anti-kickback Statute, but the practice may be subject to increased scrutiny and possible prosecution. The criminal penalty for conviction under the Anti-kickback Statute is a fine of up to $25,000 and/or up to 5 years imprisonment. In addition, conviction mandates exclusion from participation in the Medicare and Medicaid programs. Such exclusion can also result in conviction under other federal laws which impose civil and criminal penalties for submitting false claims, such as claims for services not provided as alleged. Several healthcare reform proposals have included an expansion of the Anti-kickback Statute to apply to referrals of any patients regardless of payor source.

     The federal government has increased significantly the financial and human resources allocated to enforcing the fraud and abuse laws. It is the Company's policy to monitor its compliance with such laws and to take appropriate actions to ensure such compliance. While the Company believes that it is in material compliance with such laws, there can be no assurance that the practices of the Company, if reviewed, would be found to be in full compliance with such laws, as such laws ultimately may be interpreted.

Insurance

     The Company maintains professional malpractice liability coverage for each of its facilities in addition to a claims made policy for its professional and general liability coverage. The policy covers only claims that are filed within the policy period. The Company intends to continue to carry such insurance, although there can be no assurance that coverage will continue to be available in adequate amounts or at a reasonable cost.

Employees

At June 30, 1996 and 1997, the Company had the following employees:

                                                 June 30,
                                               -----------
                                               1996   1997
                                               ----   ----
              Full-Time Employees               412    274
              Part-Time Employees                73     38
              On-Call Per Diem Employees        128    113
                                               ----   ----
              Total Employees                   613    425
                                               ====   ====

     Of the full-time employees at June 30, 1996 and 1997, 15 and 11 persons, respectively, were employed at the Company's headquarters in Emeryville, California. None of the Company's employees are represented by a labor union, and the Company is not aware of any current activities to unionize its employees. Management considers the relationship between the Company and its employees to be positive. The 35 employees at the Company's former Florida outpatient clinics were employed under a staff leasing arrangement at June 30, 1997. The employees were under contract with a staff leasing agency which provides payroll processing services and comprehensive health and workers' compensation benefits. All other liabilities related to the employees are assumed by the Company. These employees are included in the table above.

     The sale of the Company's Georgia and Illinois operations in fiscal 1997, resulted in a total reduction of 191 employees. These employees are included in the June 30, 1996 totals set forth above. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

     The following table reflects the approximate number of people employed by the Company, as of the date of this report, at the Company's outpatient rehabilitation clinics in Colorado and Florida, the home health agencies with operations in Colorado and Kansas, and the Company's headquarters.


              Full-Time Employees         184
              Part-Time Employees          26
              On-Call Per Diem Employees   87
                                         ----
                   Total Employees        297
                                         ====

     Although the Company has a sufficient pool of skilled employees to staff its programs at current levels, there is no assurance that in the event that the Company grows it would be able to meet its needs for such medical professionals due to a general shortage of qualified therapists.

ITEM  2   PROPERTIES

Operating Facilities

Outpatient Rehabilitation Clinics and Home Health Agencies

     As of the date of this report, the Company operates four outpatient rehabilitation clinics in Colorado, three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida and fifteen home health agencies and satellite locations.

     Colorado Outpatient Rehabilitation Clinics              Location
     ------------------------------------------              --------
     Medbrook Rehab Center of Colorado                       Colorado City, CO
     Medbrook Rehab Center of Colorado                       Monte Vista, CO
     Medbrook Rehab Center of Colorado                       Pueblo, CO
     Medbrook Rehab Center of Colorado                       Trinidad, CO

     Florida Outpatient Rehabilitation Clinics
     -----------------------------------------
     Medbrook Rehab Center                                   Jacksonville, FL
     Medbrook Rehab Center                                   Jacksonville, FL
     Medbrook Rehab Center                                   St. Augustine, FL

     Home Health
     -----------
     Total Home Health, Inc.                                 Colorado Springs,CO
     Total Home Health, Inc.                                 Cortez, CO
     Total Home Health, Inc.                                 Delta, CO
     Total Home Health, Inc.                                 Florence, CO
     Total Home Health, Inc.                                 Holly, CO
     Total Home Health, Inc.                                 La Junta, CO
     Total Home Health, Inc.                                 Lamar, CO
     Total Home Health, Inc.                                 Montrose, CO
     Total Home Health, Inc.                                 Pueblo, CO
     Total Home Health, Inc.                                 Rocky Ford, CO
     Total Home Health, Inc.                                 Trinidad, CO
     Total Home Health, Inc.                                 Walsenburg, CO
     Total Home Health, Inc.                                 Dodge City, KS
     Total Home Health, Inc.                                 Garden City, KS
     Total Home Health, Inc.                                 Leoti, KS

Sold or Closed Locations

During fiscal 1997 and subsequent to year end the Company sold or closed the following locations:

    Colorado and Alaska  Outpatient Facilities          Location
    ------------------------------------------          --------
    Medbrook Rehab Center of Alaska                     Kenai, Ak
    Medbrook Rehab Center of Alaska                     North Pole, AK
    Medbrook Rehab Center of Alaska                     Soldotna, AK
    Medbrook Rehab Center of Colorado                   Colorado Springs, CO
    Medbrook Rehab Center of Colorado                   Florence, CO
    Medbrook Rehab Center of Colorado                   Las Animas, CO
    Medbrook Rehab Center of Colorado                   Rifle, CO
    Medbrook Rehab Center of Colorado                   Walsenburg, CO
    Medbrook Rehab Center of Colorado                   Woodland Park, CO

    Florida Outpatient Facilities                       Location
    -----------------------------                       --------
    Beaches Physical Therapy                            St. Augustine, FL
    Body Anew                                           Ormond Beach, FL
    Bodymax Physical Therapy of Palatka                 Palatka, FL
    Medbrook Rehab Center                               Daytona, FL
    Medbrook Rehab Center                               Palm Coast, FL
    Medbrook Rehab Center                               St. Augustine, FL
    Moultrie Physical Therapy                           Moultrie, GA


    Acute Rehabilitation Facility                      Location            Capacity     Date Opened
    -----------------------------                      --------            --------     -----------
    Meadowbrook Rehabilitation Hospital of Kansas      Gardner, KS         63 Beds      December 1986

    Subacute Rehabilitation Facilities
    ----------------------------------
    Meadowbrook Rehabilitation Hospital of Kansas      Gardner, KS         21 Beds      December 1986
    Meadowbrook of Atlanta                             Lithia Springs, GA  48 Beds      June 1995
    Meadowbrook of Atlanta (The Neurobehavioral Ctr.)  Atlanta, GA         22 Beds      July 1991

    Post-Acute, TLCs and Day Treatment Clinics
    ------------------------------------------
    Meadowbrook Rehabilitation Hospital of Kansas      Gardner, KS          4 Patients  July 1987
    Meadowbrook of Atlanta                             Decatur, GA         12 Patients  December 1988
    Meadowbrook of Chicago                             Park Ridge, IL      12 Patients  May 1990


     The Company cannot calculate a patient utilization percentage for the Company's outpatient rehabilitation facilities or home health agencies because there is no measurable capacity for the potential number of visits.

     The Company leases all of its properties. The Company maintains its corporate office in Emeryville, California under a lease which expires in October 1997.

ITEM 3    LEGAL PROCEEDINGS

          None.

ITEM 4    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

          Not applicable.

Executive Officers of the Registrant

     In addition to Harvey Wm. Glasser, M.D., the only other executive officer of the Company is James F. Murphy. Mr. Murphy joined the Company in March 1994, as Vice President and Chief Financial Officer. From July 1993 to March 1994, Mr. Murphy served as a consultant to the Company. From December 1991 to March 1994, Mr. Murphy operated a financial consulting firm specializing in corporate restructuring. Prior to that, Mr. Murphy worked in finance for a large real estate developer. Mr. Murphy worked for Arthur Andersen LLP from 1986 to 1990 and received his C.P.A. in 1989. Mr. Murphy is 35 years old.

     All officers of the Company serve at the pleasure of the Board of Directors.

                                     PART II

ITEM  5   MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED
          STOCKHOLDER MATTERS

     The Company's Class A Common Stock is traded on The NASDAQ Stock Market. On September 25, 1997, the closing sales price of the Class A Common Stock was $2.50 per share.

     The table below sets forth the quarterly high and low closing sales prices for the Class A Common Stock in the period from July 1, 1995 through June 30, 1997 (giving effect to the one-for-three reverse stock split reflected on April 22, 1996 as if it had occurred on July 1, 1995):

                          Fiscal 1996                 Fiscal 1997
                          -----------                 -----------
        Quarter         High        Low             High        Low
        -------         ----        ---             ----        ---
          1st          $7 1/2      $6            $2 3/4       $1
          2nd          $6          $1 1/2        $2 3/4       $1 3/8
          3rd          $4 1/2      $2 1/4        $1 13/16     $1 5/8
          4th          $4 1/4      $1 1/2        $2 1/2       $1 7/8


     The Company has not paid cash dividends in the past and does not anticipate paying cash dividends on its Common Stock in the foreseeable future.

     As of September 25, 1997, there were 74 holders of record of the Company's Class A Common Stock and one holder of record of the Company's Class B Common Stock. There is no public trading market for the Class B Common Stock.


ITEM  6. SELECTED FINANCIAL DATA

                                                            Year Ended June 30,
                                              -------------------------------------------------------------

                                               1993          1994         1995         1996         1997
                                               ----          ----         ----         ----         ----
                                                          (In thousands, except per share data)
Statements of Operations Data:
Net operating revenues                        $28,650       $18,052      $19,974      $23,623      $20,834
Non-capital operating expenses:
     Salaries and employee benefits            15,905        11,107       12,036       15,189       14,877
     Provision for doubtful accounts            3,681         1,099        1,371          584          454
     Other non-capital operating expenses       8,639         6,353        5,821        5,986        5,650
     Write-down of intangible assets               --            --        1,030          --         1,440
     Net loss on disposal and provision
        for subsequent disposal of assets          --            --           --          --            82
                                              --------      --------     --------     --------     --------
        Total non-capital operating expenses   28,225        18,559       20,258       21,759       22,503
                                              --------      --------     --------     --------     --------
Capital expenses:
     Depreciation and amortization                497           479          543          586          572
     Rent                                       3,085         2,223        2,351        1,953        1,635
     Interest expense (income)                   (201)         (193)          26         (114)         (55)
                                              --------      --------     --------     --------     --------
        Total capital expenses                  3,381         2,509        2,920        2,425        2,152
                                              --------      --------     --------     --------     --------

Restructuring charges                           1,041           675          310           --           --
Settlement of litigation                           --         1,438           --           --           --
                                              --------      --------     --------     --------     --------
        Total expenses                         32,647        23,181       23,488       24,184       24,655
                                              --------      --------     --------     --------     --------
Net loss before income taxes and minority
     interest                                  (3,997)       (5,129)      (3,514)        (561)      (3,821)
Income tax provision (benefit)                 (1,244)         (787)         (93)          --           --
                                              --------      --------     --------     --------     --------
Net loss before minority interest             ($2,753)      ($4,342)     ($3,421)       ($561)     ($3,821)
Minority interest                                  --            30          108           29           30
                                              --------      --------     --------     --------     --------
Net loss                                      ($2,753)      ($4,372)     ($3,529)       ($590)     ($3,851)
                                              ========      ========     ========     ========     ========
Net loss per common share                      ($1.42)       ($2.26)      ($1.82)      ($0.31)      ($1.99)
Weighted average common shares used in per
     common share calculation                   1,943         1,939        1,937        1,930        1,930



                                                                       At June 30,
                                              -------------------------------------------------------------
                                               1993          1994         1995         1996         1997
                                               ----          ----         ----         ----         ----
                                                                     (In thousands)

Balance Sheet Data:
Working capital                               $16,451       $11,889      $7,711       $6,519       $4,815
Total assets                                   23,058        18,587      16,304       14,840        9,548
Long-term liabilities and capital lease
   obligations                                    129           550       1,074          658           49
Stockholders' equity                           18,721        14,249      10,677       10,086        6,236

     During fiscal 1997 and subsequent to year end the Company sold all of its acute, subacute and post-acute facilities as well as its outpatient rehabilitation clinics in Alaska, and certain outpatient rehabilitation clinics in Florida and Georgia. In addition, the Company closed six outpatient rehabilitation clinics in Colorado and Florida during fiscal 1997. The Company currently operates home health agencies with operations in Colorado and Kansas, four outpatient rehabilitation clinics in Colorado and three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida.

     The following table sets forth unaudited pro forma selected financial data for the twelve months ended June 30, 1997 as if the asset dispositions that have occurred since July 1, 1996 had taken place on July 1, 1996. Such unaudited pro forma financial information reflects all adjustments for the twelve months ended June 30, 1997, consisting only of normal recurring adjustments which, in the opinion of management, are necessary to fairly state the Company's results of its operations for the period presented. The unaudited pro forma financial information does not purport to present the consolidated financial position and consolidated results of operations of the Company had the dispositions actually occurred on July 1, 1996; nor does it purport to be indicative of results that will be attained in the future. The pro forma financial information should be read in conjunction with the Company's Form 8-K dated March 31, 1997, the Company's Form 8-K dated July 31, 1997, and the Company's Form 8-K dated August 31, 1997.

                                                  Year Ended
                                                   June 30,
                                                     1997
                                            ---------------------
                                            (In thousands, except
                                                per share data)
Pro Forma Statements of Operations Data:
Net operating revenues                             $9,186
Non-capital operating expenses:
     Salaries and employee benefits                 6,216
     Provision for doubtful accounts                   82
     Other non-capital operating expenses           2,675
     Loss on disposal of assets                         7
                                                   -------
          Total non-capital operating expenses      8,980
Capital expenses:
     Depreciation and amortization                    249
     Rent                                             508
     Interest expense (income)                       (270)
                                                   -------
          Total capital expenses                      487
                                                   -------
Net loss before income taxes                         (281)
Income tax provision (benefit)                         --
                                                   -------
Net loss                                            ($281)
                                                   =======
Net loss per common share                          ($0.15)
Weighted average common shares used in per
     common share calculation                       1,930



ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                            TRENDS AND RECENT EVENTS

Potential Ineligibility for Continued Listing on the NASDAQ National Market

     The  NASDAQ   Stock  Market  has  adopted  new   quantitative   maintenance
requirements for continued listing on the NASDAQ National Market. The new criteria become effective on February 23, 1998. The Company currently is in compliance with all of the new criteria for continued NASDAQ National Market listing except for the requirement that the market value of its public float be at least $5 million. The Company estimates that the market value of its public float as of September 25, 1997 is $2,877,000. If the Company is not in compliance with the new maintenance criteria on the effective date, the Company understands that it would be moved to the NASDAQ SmallCap Market. Delisting from the NASDAQ National Market could have an adverse effect on the liquidity of the Company's Class A Common Stock.

Consideration of Strategic Alternatives

     Since the beginning of fiscal 1997, the Company has disposed of substantially all of its operating assets. On August 31, 1997, the Company sold five of its outpatient rehabilitation clinics in Florida and Georgia and certain other assets. On July 31, 1997, the Company sold its Kansas operations. On March 31, 1997, the Company sold all of its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, and a post-acute program. Earlier in fiscal 1997, the Company sold its post-acute program in Illinois and its outpatient rehabilitation clinics in Alaska. In addition, the Company closed six outpatient rehabilitation clinics in Colorado and Florida during fiscal 1997. The Board of Directors of the Company is continuing to evaluate the Company's strategic direction and alternatives. The alternatives under consideration by the Board include, among other things, a merger or other business combination and/or additional sales of assets. There can be no assurance that any such alternatives will be available on favorable terms, if at all.

     Harvey Wm. Glasser, M.D., the Company's majority stockholder, has indicated his view that the Company's business should not necessarily be limited to medical rehabilitation or the healthcare field generally and that, if presented with an appropriate opportunity, the Company should consider investing the proceeds from its asset sales in non-healthcare businesses. As a result, the nature of the Company's business could change significantly. Dr. Glasser holds a majority of the combined voting power of the Company's two classes of common stock and, accordingly, has the ability to effect a change in management or to cause or prevent a significant corporate transaction regardless of how other stockholders might vote.

Recent Asset Dispositions

     Sale of Florida Operations. On August 31, 1997, the Company sold five outpatient rehabilitation clinics and certain other assets located in Florida and Georgia. The outpatient rehabilitation clinics were located in St. Augustine, Palatka, Palm Coast, and Ormond Beach, Florida and in Moultrie, Georgia. The Company sold the clinics in two separate transactions. The aggregate sale price for the outpatient rehabilitation clinics and other assets was $550,000. The Company received promissory notes from the purchasers for the aggregate purchase price. The promissory notes are secured by the acquired assets and the Company also received personal guarantees from the stockholders of the purchasers. The purchasers acquired all assets including accounts receivable and are responsible for all accounts payable and certain payroll liabilities. As part of the transaction, the Company retained all liabilities for amounts due to the former owners of the clinics. At closing, this amount was $197,000. This transaction resulted in a loss of $2,046,000, primarily as a result of the write-down of goodwill associated with the Company's acquisition of certain of the clinics in 1994. The loss is recorded as other operating expense in the Company's June 30, 1997 financial statements.

     Sale of Kansas Operations. On July 31, 1997, the Company sold its Kansas operations, consisting of acute, subacute and post-acute rehabilitation programs. The sale price for the Kansas operations was $1,500,000 in cash. The Company's agreement with the purchaser provides that the Company retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. The increase in the Company's cash position as a result of this transaction, assuming collection of the accounts receivable, will be approximately $2,500,000. This transaction will result in a gain of approximately $1,178,000. This gain will be reflected in the Company's first quarter fiscal 1998 results.

     Sale of Georgia Operations. On March 31, 1997, the Company sold its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, and a post-acute program and related real estate. The sale price for the Georgia operations was $1,300,000 in cash. The Company's agreement with the purchaser provided that the Company retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $517,000, which was recorded as other operating income in fiscal 1997.

     Sale of Alaska Operations. On January 13, 1997, the Company sold its three outpatient rehabilitation clinics in Alaska. The sale price was $200,000. This transaction resulted in a loss of $29,000, which was recorded as other operating expense during fiscal 1997.

     Sale of Illinois Operations. On October 7, 1996, the Company sold the assets of its post-acute rehabilitation operations located in Park Ridge, Illinois for $100,000 in cash. The Company's agreement with the purchaser provided that the Company retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $63,000, which was recorded as other operating income during fiscal 1997.

     Colorado Outpatient Clinics and Home Health Agency Acquisition. On June 30, 1995, the Company acquired eleven outpatient rehabilitation clinics in Colorado, three outpatient rehabilitation clinics in Alaska and home health agencies with operations in Colorado, New Mexico and Kansas. The Company paid $133,000 and incurred liabilities of $572,000 in connection with the purchase. The Company also agreed to make additional payments based on the earnings performance of the outpatient rehabilitation clinics and the home health agencies based on the results for the twelve month periods ending June 30, 1996 through 1999. The Company was not required to make any cash payment based on results as of June 30, 1996 or 1997. If the operations collectively achieve the target earnings thresholds for the twelve months ending June 30, 1998 and 1999, the Company's maximum liability would be $550,000. During fiscal 1997 the Company closed its home health agency in New Mexico.

     In addition, in connection with the acquisition, the Company agreed to deposit $500,000 to secure a $900,000 bank loan to the previous owner of the acquired businesses. The Company is overseeing the repayment of the loan through the collection of accounts receivable which are being collected on behalf of the previous owner. At the time of the acquisition, the Company anticipated that the loan would be repaid based on the accounts receivable balance then outstanding. However, accounts receivable collections have not been sufficient to repay the loan, and the loan balance on June 30, 1997 was $249,000. This loan balance is collateralized by personal assets of the debtor.

     In October 1995, the Company was notified by its intermediary that its Medicare payments for the home health agencies were being withheld to offset amounts due by the previous owner for final settlement of the home health agencies' cost reports for the years 1992 through 1995. While the intermediary resumed making payments for current charges in January 1996, the intermediary had withheld $728,000 related to these settlements. During the second quarter of fiscal 1997, the Company received $425,000 in payment of amounts withheld. The Company has submitted appeals on behalf of the previous owner requesting payment of the remaining balance. In the event that such appeals are unsuccessful, the Company intends to pursue collection from the previous owner and offset the amounts withheld against any additional amounts due to the previous owner under the acquisition agreements. Amounts owed to the Company as of June 30, 1997, by Medicare and the previous owner of the Colorado operations exceed the minimum amounts owed to the previous owner by $237,000.

     On January 1, 1996, the Company acquired the assets of two physical therapy clinics in Pueblo and Colorado City, Colorado. In connection with the acquisitions, the Company paid $45,000 and became obligated to pay an additional $20,000. Additionally, the Company assumed liabilities of $75,000.

     On April 1, 1996, the Company acquired the assets of a contract therapy business with operations in Pueblo and Colorado Springs, Colorado. The business provides therapy staffing to hospitals, nursing homes and home health agencies. In connection with the acquisition, the Company paid $10,000 and assumed liabilities for leasehold improvements of $62,000.

Healthcare Regulation and Reform

     Continuing political debate is subjecting the healthcare industry to significant reform. Healthcare reform proposals have been formulated by the current administration, members of Congress, and, periodically, state legislators. These proposals include the current administration's announcement of a "crack down on fraud in the home healthcare industry" and the related six month moratorium on the admission of new home health providers into the Medicare program. Government officials can be expected to continue to review and assess alternative healthcare delivery systems and payment methodologies. Changes in the law or new interpretations of existing laws may have a dramatic effect on the definition of permissible or impermissible activities, the relative cost of doing business, and the methods and amounts of payments for medical care by both governmental and other payors. Legislative changes to "balance the budget" and slow the annual rate of growth of Medicare and Medicaid are expected. Such changes may adversely impact reimbursement for the Company's services.

Forward-looking Statements

     In addition to the historical information contained herein, this Form 10-K contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties set forth in this Form 10-K, that may cause actual results to differ materially. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

                              RESULTS OF OPERATIONS

     The following table sets forth the relationship, as a percentage of net operating revenues, of certain items included in the Company's consolidated statements of operations for the periods indicated:

                                                                        Year ended June 30,
                                                                --------------------------------
                Statements of Operations Data:                    1995        1996         1997
                                                                  ----        ----         ----

                Net operating revenues                           100.0%      100.0%       100.0%
                                                                 -------     -------     -------
                Non-capital operating expenses:
                     Salaries and employee benefits               60.3        64.3         71.4
                     Provision for doubtful accounts               6.9         2.5          2.2
                     Other non-capital operating expenses         29.1        25.3         27.1
                     Write-down of intangible assets               5.2          --          6.9
                     Net loss on disposal and provision for
                        subsequent disposal of assets               --          --          0.4
                                                                 -------     -------     -------
                          Total non-capital operating expenses   101.5        92.1        108.0
                                                                 -------     -------     -------

                Capital expenses:
                     Depreciation and amortization                 2.7         2.5          2.8
                     Rent                                         11.8         8.3          7.9
                     Interest (income) expense                     0.1        (0.5)        (0.3)
                                                                 -------     -------     -------
                          Total capital expenses                  14.6        10.3         10.4
                                                                 -------     -------     -------

                Restructuring charges                              1.6          --           --
                                                                 -------     -------     -------
                          Total expenses                         117.7       102.4        118.4
                                                                 -------     -------     -------
                Net loss before income taxes and minority
                        interest                                 (17.7)       (2.4)       (18.4)
                Income tax provision (benefit)                    (0.5)         --           --
                                                                 -------     -------     -------
                Net (loss) before minority interest              (17.2)       (2.4)       (18.4)
                Minority interest                                  0.5         0.1          0.1
                                                                 -------     -------     -------
                Net (loss)                                       (17.7%)      (2.5%)     (18.5%)
                                                                 =======     =======     =======


Year ended June 30, 1997 Compared to the Year ended June 30, 1996

     The Company's net operating revenues decreased 12% to $20,834,000 for the year ended June 30, 1997, as compared to $23,623,000 in the prior fiscal year. The decrease was due to decreased patient volume at the Company's Kansas facility, as well as the sale of the Company's Illinois operations in October 1996, the sale of the Company's Alaska operations in December 1996, and the sale of the Company's Georgia operations in March 1997. See "Trends and Recent Events". The number of patient days in the Company's former core business decreased 23% to 20,846 patient days for the year ended June 30, 1997, from 27,014 in the prior fiscal year. The decrease was primarily due to lower census levels at the Company's Kansas facility and the sale transactions referred to above.

     Below is a summary of net operating revenues and patient days for fiscal 1996 and 1997 with respect to the operations sold by the Company during fiscal 1997:

                        Net Operating Revenues             Patient Days
                              Fiscal year                  Fiscal year
                       ------------------------         ----------------
                          1996          1997             1996      1997
                       ----------    ----------         ------    ------
         Alaska          $696,000      $372,000            N/A       N/A
         Georgia        6,068,000     4,856,000         13,767    10,672
         Illinois       1,803,000       307,000          3,142       614
                       ----------    ----------         ------    ------
           Total       $8,567,000    $5,535,000         16,909    11,286
                       ==========    ==========         ======    ======

     The decrease in net operating revenues in the Company's former core business was partially offset by increased net operating revenues in the Company's home health business. The number of patient visits in the Company's home health business increased 46% to 126,510 patient visits for the year ended June 30, 1997, from 86,868 patient visits in the prior fiscal year.

     In the following discussion, the Company distinguishes between capital and non-capital operating expenses. This distinction is made to clarify those costs that are controllable from those costs that are not controllable, in the short term. Capital expenses such as rent are generally fixed in the short term. Non-capital operating expenses such as employee costs are generally variable in the short term and are therefore subject to faster management intervention as business conditions change.

     Total non-capital operating expenses increased 3% for the year ended June 30, 1997, to $22,503,000, as compared to $21,759,000 for the same period in the prior fiscal year. The increase relates primarily to the write-down of intangible assets and provision for the loss on the subsequent disposition of the Company's Florida operations totaling $2,046,000. Such loss was partially offset by the net gain of $524,000 recorded on the sale of the Company's Alaska, Georgia and Illinois operations, as well as losses on the sale of certain other assets. Salaries and employee benefits continue to be the primary component of the Company's non-capital operating expenses. Salaries and employee benefits decreased 2% to $14,877,000 for the year ended June 30, 1997, as compared to $15,189,000 for the same period in the prior fiscal year.

     The Company's other non-capital operating expenses primarily consist of professional fees, purchased services and other operating expenses. For the year ended June 30, 1997, the Company's other non-capital operating expenses decreased 6% to $5,650,000, as compared to $5,986,000 for the same period in the prior fiscal year. The decrease is primarily due to lower purchased services and professional fees as a result of the sale of the Company's Alaska, Georgia and Illinois operations during fiscal 1997. The provision for doubtful accounts decreased to $454,000 for the year ended June 30, 1997, from $584,000 for the same period in the prior fiscal year. The provision for doubtful accounts as a percentage of revenues was 2% for fiscal 1996 and 1997.

     Total capital expenses decreased 11% for the year ended June 30, 1997, to $2,152,000 as compared to $2,425,000 for the same period in the prior fiscal year. Rent expense decreased 16% to $1,635,000 for the year ended June 30, 1997 as compared to $1,953,000 for the same period in the prior fiscal year. The decrease in rent expense is primarily due to lower rents paid under leases requiring payments on the basis of net operating revenue and patient volume at certain facilities, as well as the sale of the Company's Alaska, Georgia and Illinois operations during fiscal 1997.

     Net interest income for the year ended June 30, 1997, decreased to $55,000 as compared to $114,000 for the same period in the prior fiscal year. This decrease is due to lower cash balances available for investment during fiscal 1997.

     The Company reported a net loss of $3,851,000 for the year ended June 30, 1997, as compared to a net loss of $590,000 for the same period in the prior fiscal year. The fiscal 1997 loss included the $1,522,000 net loss incurred in connection with the sale of certain operations during and subsequent to fiscal 1997. The Company did not record a tax benefit for fiscal years 1996 and 1997 because carrybacks of current losses against previous taxable earnings are no longer available.

Year ended June 30, 1996 Compared to the Year ended June 30, 1995

     The Company's net operating revenues increased 18% to $23,623,000 for the year ended June 30, 1996, as compared to $19,974,000 in the prior fiscal year. The increase was due primarily to net operating revenue of $7,127,000 generated by the Colorado outpatient clinics and Colorado and Kansas home health business during fiscal 1996, and to favorable prior year cost report settlements of $603,000 recorded in the second quarter of fiscal 1996, related to its former San Jose, California facility and its Gardner, Kansas facility. The comparability of fiscal 1996 and 1995 net operating revenues was affected by the closure of the Company's psychiatric partial hospitalization program during the first quarter of fiscal 1996 and the conversion in June 1995, of the Company's Georgia subacute facility from a leased unit to a management arrangement under which the Company's revenue consists primarily of management fees. Fiscal 1996 net operating revenues also reflect decreased utilization of the Company's core facilities (i.e., its acute, subacute and post-acute rehabilitation units in Georgia, Illinois and Kansas). Excluding the Company's Arlington, Texas post-acute facility which was closed in fiscal 1995, the number of patient days in the Company's core business decreased 7% to 27,014 patient days for the fiscal year ended June 30, 1996, from 28,944 for fiscal 1995.

     In the Company's core business, revenue per patient day decreased 7% to $526 for the year ended June 30, 1996, as compared to $567 for the prior fiscal year. Fiscal 1996 amounts do not include revenue per patient day at the Georgia subacute facility, which was operated by the Company under a management agreement beginning on June 5, 1995. The decrease in fiscal 1996 was largely due to an increase in the percentage of Medicare patients served at the Company's Gardner, Kansas facility.

     Total non-capital operating expenses for the year ended June 30, 1996 increased 7% to $21,759,000 from $20,258,000 during the prior fiscal year. This increase primarily resulted from the acquisition of the Colorado outpatient clinics and Colorado and Kansas home health agencies. Salaries and employee benefits were the primary component of the Company's non-capital operating expenses. Salaries and employee benefits increased 26% to $15,189,000 for the year ended June 30, 1996, as compared to $12,036,000 for the same period in the prior fiscal year. This increase was largely due to the inclusion of salaries and employee benefits for the Colorado outpatient clinics and home health agencies. Salaries and employee benefits as a percentage of net operating revenues increased to 64% for the year ended June 30, 1996, as compared to 60% in the prior fiscal year.

     The Company's other non-capital operating expenses primarily consist of professional fees, purchased services and other operating expenses. For the year ended June 30, 1996 other non-capital operating expenses increased 3% to $5,986,000, as compared to $5,821,000 for the same period in the prior fiscal year. The increase is primarily due to the inclusion of other non-capital operating expenses for the Colorado outpatient clinics and Colorado and Kansas home health agencies. The provision for doubtful accounts decreased 57% to $584,000 for the year ended June 30, 1996, from $1,371,000 for the prior fiscal year. The provision for doubtful accounts as a percentage of net operating revenues was 2% for the year ended June 30, 1996, as compared to 7% for the prior fiscal year. The reduction in the provision is due to lower provision rates for the Company's outpatient clinics and home health business lines. In addition, the provision for doubtful accounts for the year ended June 30, 1995 includes a charge of $700,000 for the write-off of two litigation receivables in which the patients were unsuccessful in their third party litigation.

     Total capital expenses decreased 17% for the year ended June 30, 1996 to $2,425,000, as compared to $2,920,000 for the prior fiscal year. Rent expense decreased 17% to $1,953,000 for the year ended June 30, 1996, as compared to $2,351,000 for the prior fiscal year. The decrease in rent expense is primarily due to lower rents paid under leases requiring payments on the basis of net operating revenue and patient volume at certain facilities, as well as the conversion of the Company's subacute facility in Georgia to a management contract in June 1995. The Company pays no rent under this management contract. The decreases were partially offset by rents paid during fiscal 1996 for its Colorado outpatient clinics and Colorado and Kansas home health agencies.

     Net interest income for the year ended June 30, 1996 was $114,000 as compared to net interest expense of $26,000 for the prior fiscal year. This increase is due to higher interest earnings during the fiscal 1996 period, as well as less interest expense on acquisition payments during fiscal 1996.

     The Company reported a net loss for the year ended June 30, 1996 of $590,000, as compared to a net loss of $3,529,000 for the prior fiscal year. The Company's effective tax rate for fiscal 1995 was a benefit of 3%. The Company did not record a benefit for the year ended June 30, 01996 because carrybacks of current losses against previous taxable earnings are no longer available.

Unaudited Quarterly Results

     Set forth below is certain summary information with respect to the Company's operations for the last eight fiscal quarters:


                                              Fiscal 1996                               Fiscal 1997
                                ------------------------------------           ---------------------------------
                                  1st      2nd      3rd       4th           1st       2nd       3rd      4th
                                Quarter  Quarter  Quarter   Quarter       Quarter   Quarter   Quarter   Quarter
                                -------  -------  -------   -------       -------   -------   -------   -------
Statements of Operations Data:                      (In thousands, except per share data)
Net operating revenues           $5,579   $6,095   $6,321    $5,628        $5,977    $5,528    $5,508    $3,821
Income (loss) before income
taxes and minority interest        (563)     105       51      (154)         (598)     (513)       98    (2,809)
Net Income (loss)                  (585)      88       34      (127)         (611)     (517)       88    (2,811)
Earnings (loss) per share        ($0.30)   $0.05    $0.02    ($0.07)       ($0.32)   ($0.27)    $0.05    ($1.46)
Average shares outstanding        1,931    1,930    1,930     1,930         1,930     1,930     1,930     1,930


LIQUIDITY AND CAPITAL RESOURCES

     At June 30, 1997, the Company had working capital of $4,815,000, compared to working capital of $6,519,000 at June 30, 1996. The Company had cash and cash equivalents of $2,929,000 at June 30, 1997, as compared to $3,439,000 at June 30, 1996. At June 30, 1995, the Company had deposited $500,000 to secure a bank loan of $900,000 as part of its Colorado outpatient clinic and home health agencies acquisition. At June 30, 1997, $279,000 of the amount deposited is classified as restricted cash securing the loan balance of $249,000, as well as security for the Company's outstanding balance on its line-of-credit. See "Trends and Recent Events".

     During the fiscal year ended June 30, 1997, the Company's operating activities used $637,000 of available cash resources, as compared to cash used for operating activities of $2,001,000 during the same period in the prior fiscal year. The cash used for operating activities during the year ended June 30, 1997 primarily reflects amounts necessary to fund the Company's net operating losses. The cash used for operating activities during the year ended June 30, 1996 reflects funding of working capital for the Company's Colorado outpatient clinics and home health agencies and amounts necessary to fund the Company's net operating losses. Cash provided from investment activities during the year ended June 30, 1997 was $923,000, as compared to cash used for investment activities of $1,013,000 during the prior fiscal year. The cash provided from investment activities for the year ended June 30, 1997 primarily relates to proceeds from the sales of the Company's Alaska, Georgia and Illinois operations. See "Trends and Recent Events".

     Net patient accounts receivable, which excludes amounts due from intermediaries, was $4,279,000 at June 30, 1997, as compared to $4,739,000 at June 30, 1996. At June 30, 1997, the Company had an allowance for doubtful accounts of $1,195,000, as compared to $1,445,000 at June 30, 1996. The number of average days of revenue outstanding, excluding the revenues and receivables related to litigation patients, was 67 days at June 30, 1997, as compared to 65 days at June 30, 1996.

     It was the Company's practice in its core business to admit selected patients who were seeking monetary recovery in pending litigation with third parties. These patients are directly obligated to pay the Company for services rendered although the timing of collection is determined by the settlement of their litigation and is beyond the control of the Company. For this reason, liens were generally placed against pending insurance settlements. Prior to admitting such patients, the Company and its counsel evaluated the merits of the patient's case, the anticipated cost of services to be provided and the likelihood of the patient's successful recovery of damages in litigation. Once the patient was admitted, the Company and its counsel monitored the status of the litigation. The Company retained the accounts receivable related to such patients in connection with the sale of its Kansas operations. There can be no assurance, however, that the Company will ultimately be reimbursed for all the services it provided to such patients. At June 30, 1997, accounts receivable related to these litigation patients totaled $520,000, as compared to $444,000 at June 30, 1996. These litigation patient receivables accounted for an additional 13 and 19 average days revenue outstanding at June 30, 1997 and June 30, 1996, respectively.

     The Company's amount due to Medicare intermediaries of $101,000 at June 30, 1997 includes amounts the Company anticipates to pay on cost report settlements for its Colorado home health agencies and its final cost report for the Company's former Gardner, Kansas facility. Such amount also includes amounts the Company expects to receive upon regulatory approval of the Company's annual application for an exception from the routine cost limitation ("RCL") under the Medicare program for fiscal years 1992 through 1996 for its former Gardner, Kansas facility. Medicare reimbursement is generally based upon reasonable direct and indirect allowable costs incurred in providing services. At the Company's former Gardner, Kansas facility these costs were subject to the RCL. Requests for an exception from the RCL have been submitted for fiscal years 1992 through 1995 for the Company's former Gardner, Kansas facility. In connection with the sale of its Kansas operation, the Company retained the accounts receivable and it accordingly intends to file such a request for fiscal 1996 and 1997. The requests are based upon atypical costs incurred at the Kansas facility in the treatment of patients who received substantially more intensive services than those generally received in SNFs. There can be no assurance that the Company will collect in full the amounts it has requested or intends to request, nor can there be any assurance as to the timing of any such collection.

     The Company has no current material commitments for capital expenditures, except for those in connection with the Company's acquisitions as described under "Trends and Recent Events" above. The Company also expects to make routine capital improvements to its facilities in the normal course of business.

     The Company may use a portion of its cash balance to finance internal development of its home health business line. The Company has a line-of-credit of $1,000,000 from a bank. Any draws on the line-of-credit would be secured by a cash deposit. At June 30, 1997, the Company had $60,000 outstanding under the line-of-credit. The Company will need to obtain access to additional capital, through bank loans or otherwise, in order to fund any significant acquisition opportunities. The Company believes that its existing cash, credit line and cash flows from operations, will be sufficient to satisfy the Company's estimated operating cash requirements for its existing facilities for the next twelve months.

     Inflation in recent years has not had a significant effect on the Company's business and is not expected to adversely effect the Company in the future unless the current rate of inflation increases significantly.

ITEM 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Not Applicable.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

     Reference is made to the Consolidated Balance Sheets, Consolidated Statements of Operations, Consolidated Statements of Stockholders' Equity and Consolidated Statements of Cash Flows, Notes to Consolidated Financial Statements, Financial Statement Schedules and Report of Independent Public Accountants attached to this Form 10-K.

ITEM 9.  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
         ACCOUNTING AND FINANCIAL DISCLOSURE

     None.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     Information with respect to directors of the Registrant is incorporated by reference from the information under the caption "Election of Directors" in the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders. Information with respect to certain executive officers of the Registrant is included in Part I of this Form 10-K under the caption "Executive Officers of the Registrant". Information concerning compliance with Section 16(a) of the Exchange Act is incorporated by reference from the information under the caption "Section 16(a) Beneficial Ownership Reporting Compliance" in the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders.

ITEM 11. EXECUTIVE COMPENSATION

     Incorporated by reference from information under the caption "Executive Compensation" in the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     Incorporated by reference from the information under the caption "Stock Ownership of Directors and Executive Officers" in the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Incorporated by reference from the information under the caption "Certain Transactions" in the Company's definitive proxy statement for its 1997 Annual Meeting of Stockholders.

                                     PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES, AND REPORTS ON FORM 8-K
                                                                  Reference Page
                                                           Attached Consolidated
                                                            Financial Statements

(a)  1.   Consolidated financial statements:

          Report of Independent Public Accountants.........................  2

          Consolidated Balance Sheets at June 30, 1996 and 1997............  3

          Consolidated Statements of Operations for the Years
                  Ended June 30, 1995, 1996 and 1997.......................  4

          Consolidated Statements of Stockholders' Equity for the Years
                  Ended June 30, 1995, 1996 and 1997.......................  5

          Consolidated Statements of Cash Flows for the Years
                  Ended June 30, 1995, 1996 and 1997.......................  6

          Notes to Consolidated Financial Statements.......................  7

     2.    Financial statement schedules for the Years
                    Ended June 30, 1995, 1996 and 1997

          II      -   Valuation and Qualifying Accounts....................  17

     3.   Exhibits:

               3.1 Amended and Restated Certificate of Incorporation of the Company, filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (Commission File No. 33-44197) (the "Registration Statement") and incorporated herein by reference.

               3.2 Certificate of Amendment of Restated Certificate of Incorporation filed as Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ended 1996 and incorporated herein by reference.

               3.3     Amended and  Restated  By-Laws of the  Company,  filed as
                       Exhibit   3.2   to   the   Registration   Statement   and
                       incorporated herein by reference.

               10.1    1994 Stock Incentive Plan of the Company filed as Exhibit
                       10.1 to the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1995 (the "1995 10-K") and incorporated herein by reference.

               10.2 Stock Purchase Agreements, dated as of April 30, 1994, by and among Medbrook Corp. and the named shareholders of each of Southpark Rehabilitation, Inc., Megsis, Inc., The Last Stand, Inc., Soleil, Inc., Menage A Trois, Inc., 1st Coast Physical Therapy, Inc., and Southpark Physical
                       Therapy, Inc., filed as Exhibit 2.1 to the Company's current report on Form 8-K dated May 11, 1994 and incorporated herein by reference.

               10.3 Earnout Agreement, dated as of April 30, 1994, by and among Medbrook Corp, Lynne W. Powell and Mark W. Adukiewicz, filed as Exhibit 2.2 to the Company's current report on Form 8-K dated May 11, 1994 and incorporated herein by reference.

               10.4 Earnout Agreement, dated as of April 30, 1994, by and among Medbrook Corp., Lynne W. Powell and Elizabeth A. Norton, filed as Exhibit 2.3 to the Company's current report on Form 8-K dated May 11, 1994 and incorporated herein by reference.

               10.5 Amended and Restated Earnout Agreement, dated June 26, 1995, by and among Medbrook Corp., Lynne Powell, Mark Adukiewicz, James Powell and Beth Norton, filed as
                       Exhibit 10.10 to the 1995 10-K and incorporated herein by reference.

               10.6 Lease Agreement, dated December 28, 1994, by and among Meadowbrook Hospital, Inc. and Dr. Harvey Wm. Glasser, filed as Exhibit 10.11 to the 1995 10-K and incorporated herein by reference.

               10.7 Amendment to lease, dated December 28, 1994, by and among Meadowbrook Hospital, Inc., North Lake Investors, LLC and Dr. Harvey Wm. Glasser, filed as Exhibit 10.13 to the 1995 10-K and incorporated herein by reference.

               10.8 Agreement for Sale of Lease, dated December 28, 1994, by and among Meadowbrook Hospital, Inc. and North Lake Investors, LLC, filed as Exhibit 10.14 to the 1995 10-K and incorporated herein by reference.

               10.9 Lease Agreement dated December 31, 1994, by and among Dr. Harvey Wm. Glasser, Meadowbrook Hospital, Inc. and Meadowbrook Rehabilitation Group, Inc., filed as Exhibit
                       10.16 to the 1995 10-K and incorporated herein by reference.

               21.1    Subsidiaries of the Company.

               23.1 Consent of Arthur Andersen LLP (see Page 33 of this Form 10-K).

               24.1    Power of Attorney (see Page 32 of this Form 10-K).

               27.1    Financial Data Schedule.

       (b)        Reports on Form 8-K:

                  On March 31, 1997, the Company filed a current report on Form 8-K with the Securities and Exchange Commission reporting under items 2 and 7 thereof and including pro forma financial statements for the year ended June 30, 1996 and the six months ended December 31, 1996.

                  On July 31, 1997, the Company filed a current report on Form 8-K with the Securities and Exchange Commission reporting under items 2 and 7 thereof and including pro forma financial statements for the year ended June 30, 1996 and the nine months ended March 31, 1997.

                  On August 31, 1997, the Company filed a current report on Form 8-K with the Securities and Exchange Commission reporting under items 2 and 7 thereof and including pro forma financial statements for the year ended June 30, 1996 and the nine months ended March 31, 1997.

                                   SIGNATURES

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DATE:    September 26, 1997           MEADOWBROOK REHABILITATION GROUP,
                                      INC.

                                      By   /s/HARVEY WM. GLASSER, M.D.
                                           ---------------------------
                                           Harvey Wm. Glasser, M.D.
                                           Chief Executive Officer and President

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints HARVEY WM. GLASSER, M.D. his attorney-in-fact, with full power of substitution, for him in any and all capacities, to sign any amendments to this Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

     Signature                       Title                           Date

HARVEY WM.GLASSER, M.D.    Chief Executive Officer,           September 26, 1997
-----------------------
Harvey Wm. Glasser, M.D.   President and Treasurer
                          (Principal Executive Officer)

JAMES F. MURPHY            Vice President and                 September 26, 1997
-----------------------
James F. Murphy            Chief Financial Officer
                          (Principal Accounting Officer
                           and Principal Financial Officer)

JOHN MCCRACKEN             Director                           September 26, 1997
-----------------------
John McCracken

ROBERT RUSH                Director                           September 26, 1997
-----------------------
Robert Rush

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into the Company's previously filed Registration Statement File No. 33-50772.



San Francisco, California                                    ARTHUR ANDERSEN LLP
September 26, 1997

                         MEADOWBROOK REHABILITATION GROUP, INC.
                         AND SUBSIDIARIES

                         CONSOLIDATED FINANCIAL STATEMENTS
                         AS OF JUNE 30, 1996 AND 1997
                         TOGETHER WITH AUDITORS' REPORT

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Stockholders of
Meadowbrook Rehabilitation Group, Inc.:

     We have audited the accompanying consolidated balance sheets of Meadowbrook Rehabilitation Group, Inc. (a Delaware corporation) and subsidiaries as of June 30, 1996 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended June 30, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Meadowbrook Rehabilitation Group, Inc. and subsidiaries as of June 30, 1996 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended June 30, 1997, in conformity with generally accepted accounting principles.

     Our audit was made for the purpose of forming an opinion on the basic financial statements taken as a whole. The accompanying schedule is presented for purposes of complying with the Securities and Exchange Commission's rules and is not a part of the basic financial statements. The schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, fairly states in all material respects the financial data required to be set forth therein in relation to the basic financial statements taken as a whole.





                                                         ARTHUR ANDERSEN LLP
San Francisco, California
September 5, 1997

             MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

              CONSOLIDATED BALANCE SHEETS - JUNE 30, 1996 AND 1997

                                     ASSETS

                                                         1996          1997
                                                    ------------  -----------
 CURRENT ASSETS:
    Cash and cash equivalents                         $3,439,440   $2,928,781
    Restricted cash                                      311,000      278,649
    Patient accounts receivable, less
       allowance for doubtful accounts of
       $1,445,000 and $1,195,000 respectively          4,738,957    4,278,756
    Other receivables                                  1,264,444      293,165
    Due from intermediaries                              331,918           --
    Income tax refund receivable                         140,362           --
    Prepaid expenses and other assets                    376,898      298,970
                                                    ------------  ------------
                Total current assets                  10,603,019    8,078,321
                                                    ------------  ------------

 PROPERTY AND EQUIPMENT, at cost:
    Land and buildings                                  683,770            --
    Furniture and equipment                           2,993,965     2,154,947
    Leasehold improvements                              783,614       686,116
                                                    ------------  -----------
                                                      4,461,349     2,841,063
    Less - accumulated depreciation                  (2,095,193)   (1,708,734)
                                                    ------------  ------------
                Net property and equipment            2,366,156     1,132,329
                                                    ------------  ------------

 OTHER ASSETS:
    Goodwill and intangible assets                    1,870,555       337,734
                                                    ------------  ------------

                Total assets                        $14,839,730    $9,548,384
                                                    ============  ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES:
    Short-term borrowings and current maturities of    $657,724      $291,037
       notes payable
    Current maturities of capital lease obligations      32,803        24,821
    Accounts payable                                  1,226,053       968,027
    Accrued payroll and employee benefits             1,101,168       755,748
    Due to intermediaries                                    --       100,780
    Other accrued liabilities                         1,065,820     1,123,124
                                                    ------------  ------------
                Total current liabilities             4,083,568     3,263,537
                                                    ------------  ------------

 LONG-TERM LIABILITIES:
    Note payable and other long-term liabilities        636,255        48,989
    Capital lease obligations                            21,815            --
                                                    ------------   -----------
                Total long-term liabilities             658,070        48,989
                                                    ------------   -----------

                Total liabilities                     4,741,638     3,312,526
                                                    ------------   -----------

 MINORITY INTEREST IN EQUITY OF
    CONSOLIDATED SUBSIDIARIES                            11,665            --
                                                    ------------   -----------

 STOCKHOLDERS' EQUITY:
    Common stock, $.01 par value -
       Class A; 15,000,000 shares authorized;
          1,157,244 shares issued and outstanding
          at June 30, 1996 and 1997                      11,572        11,572
       Class B; 5,000,000 shares authorized;
          773,000 shares issued and outstanding
          at June 30, 1996 and 1997                       7,730         7,730
    Paid-in capital                                  17,908,122    17,908,122
    Retained deficit                                 (7,840,997)  (11,691,566)
                                                    ------------   -----------
                Total stockholders' equity           10,086,427     6,235,858
                                                    ------------   -----------
                Total liabilities and stockholders'
                   equity                           $14,839,730    $9,548,384
                                                    ============   ===========

  The accompanying notes are an integral part of these consolidated statements.


                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF OPERATIONS

                                          FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997
                                                                         1995             1996            1997
                                                                     ------------    -------------     ------------

        NET OPERATING REVENUES                                       $19,973,613      $23,622,560      $20,834,438

        OPERATING EXPENSES:
               Salaries and employee benefits                         12,036,473       15,189,173       14,877,168
               Professional fees and purchased services                3,023,225        2,509,166        2,239,179
               Provision for doubtful accounts                         1,371,151          583,661          454,255
               Other operating expenses                                2,797,809        3,476,400        3,411,087
               Depreciation and amortization                             542,890          586,180          572,249

        Rent -
                  To unrelated parties                                 1,764,617        1,540,634        1,252,802
                  To related parties                                     586,518          412,468          382,456
               Write-down of intangible assets                         1,029,767               --        1,439,520
               Net loss on disposal and provision
        for subsequent
                   disposal of assets                                         --               --           82,130
               Restructuring charges                                     310,000               --               --
                                                                     ------------    -------------     ------------


                   Total operating expenses                           23,462,450       24,297,682       24,710,846
                                                                     ------------    -------------     ------------

                   Loss from operations                               (3,488,837)        (675,122)      (3,876,408)
                                                                     ------------    -------------     ------------

        OTHER (INCOME) EXPENSE:
               Interest (income) expense, net                             25,536         (113,834)         (55,313)
                                                                     ------------    -------------     ------------

                   Total other (income) expense                           25,536         (113,834)         (55,313)
                                                                     ------------    -------------     ------------

                   Loss before income taxes and minority interest     (3,514,373)        (561,288)      (3,821,095)

        INCOME TAX  BENEFIT                                              (92,890)              --               --
                                                                     ------------    -------------     ------------

                   Loss before minority interest                     ($3,421,483)       ($561,288)     ($3,821,095)

        MINORITY INTEREST IN EARNINGS OF
          CONSOLIDATED SUBSIDIARIES                                      107,642           29,016           29,474
                                                                     ------------    -------------     ------------

                   Net loss                                          ($3,529,125)       ($590,304)     ($3,850,569)
                                                                     ============    =============     ============

        NET LOSS PER COMMON SHARE                                         ($1.82)          ($0.31)          ($1.99)
                                                                     ============    =============     ============


        WEIGHTED AVERAGE COMMON AND COMMON
          EQUIVALENT SHARES OUTSTANDING                                1,936,703        1,930,349        1,930,244
                                                                     ============    =============   ==============



                           The accompanying notes are an integral part of these consolidating statements.

                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                                          FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997




                                    Class A                Class B
                               ---------------------  --------------------
                                                                                                                    Total
                                 Shares     Amount     Shares     Amount       Paid-in         Retained         Stockholders'
                                                                               Capital          Deficit            Equity
                               --------------------  --------------------    ------------    -------------      -------------
BALANCE, JUNE 30, 1994         1,162,745   $11,627     773,000    $7,730     $17,950,818      ($3,721,568)       $14,248,607

     Common stock issuance
         upon option exercise      2,250        23          --        --           1,226               --              1,249
     Repurchase of shares         (7,333)      (73)         --        --         (43,927)              --            (44,000)
     Net loss                         --        --          --        --             --        (3,529,125)        (3,529,125)
                               ----------  --------    -------   -------     ------------    -------------      -------------

BALANCE, JUNE 30, 1995         1,157,662    11,577     773,000     7,730      17,908,117       (7,250,693)        10,676,731

     Cancellation of shares         (418)       (5)         --        --               5               --                 --
     Net loss                         --        --          --        --              --         (590,304)          (590,304)
                               ----------  --------   --------    ------     ------------    -------------      -------------

BALANCE, JUNE 30, 1996         1,157,244    11,572     773,000     7,730      17,908,122       (7,840,997)        10,086,427

     Net loss                         --        --          --        --              --       (3,850,569)        (3,850,569)
                               ----------  --------    -------    ------     ------------    -------------      -------------

BALANCE, JUNE 30, 1997         1,157,244   $11,572     773,000    $7,730     $17,908,122     ($11,691,566)        $6,235,858
                               ==========  ========    =======    ======     ============    =============      =============






                            The accompanying notes are an integral part of these consolidated statements.


                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS

                                          FOR THE YEARS ENDED JUNE 30, 1995, 1996 AND 1997

                                                                                            1995           1996            1997
                                                                                       -------------    -----------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
       Net loss                                                                         ($3,529,125)     ($590,304)    ($3,850,569)
       Adjustments to reconcile net loss to cash provided by
       (used for) operating activities -
            Depreciation and amortization                                                   542,890        586,180         572,249
            Net loss on disposal and provision for
            subsequent
                     disposal of assets                                                      33,592          8,122          82,130
            Write-down of intangible assets                                               1,029,767             --       1,439,520
            Minority interest expense                                                            --         29,016          29,474
            Changes in assets and liabilities -
                Decrease (increase) in  patient accounts receivable, net                  2,345,398       (675,012)        460,201
                Decrease in due from/to intermediaries                                    1,579,372        282,085         432,698
                Decrease in income tax refund receivable                                  1,908,244         29,638         140,362
                Decrease (increase) in other receivables                                   (161,555)      (999,962)        971,279
                Decrease (increase) in prepaid expenses and other current assets            108,892        (91,435)         77,928
                Increase (decrease) in accounts payable and accrued liabilities             217,834       (357,817)       (991,931)
                Decrease in other long-term liabilities                                          --       (221,897)             --
                                                                                        ------------    -----------    ------------
                Cash provided by (used for) operating activities                          4,075,309     (2,001,386)       (636,659)
                                                                                        ------------    -----------    ------------

       CASH FLOWS FROM INVESTMENT ACTIVITIES:
            Additions to property and equipment                                            (359,129)      (556,705)       (231,046)
            Payments on prior purchase of                                                        --       (357,543)       (330,724)
            outpatient clinics
            Proceeds from sale of assets                                                      1,950         23,431       1,485,009
            Purchase of outpatient                                                       (1,056,604)       (82,500)             --
            clinics
            Costs resulting from purchase of outpatient facilities                         (167,447)       (40,000)             --
                                                                                        ------------    -----------    ------------
                Cash provided by (used for) investment activities                        (1,581,230)    (1,013,317)        923,239
                                                                                        ------------    -----------    ------------

       CASH FLOWS FROM FINANCING ACTIVITIES:
            Short-term borrowings                                                           325,840        791,942         517,239
            Payments of short-term borrowings                                              (207,345)      (813,180)     (1,263,909)
            Long-term borrowings                                                                 --         95,198              --
            Payments of capital lease obligations                                           (70,360)       (40,003)        (29,797)
            Decrease (increase) in cash deposited  to secure a loan                        (500,000)       189,000          32,351
            Payments to minority                                                            (90,000)       (76,121)        (53,123)
            shareholders
            Issuance of common stock for options exercised                                    1,249             --              --
                                                                                        ------------    -----------     -----------

                Cash provided by (used for) financing activities                          (540,616)        146,836        (797,239)

                Net increase (decrease) in cash                                           1,953,463     (2,867,867)       (510,659)

       CASH AND CASH EQUIVALENTS, beginning of period                                     4,353,844      6,307,307       3,439,440
                                                                                       -------------    -----------     -----------

       CASH AND CASH EQUIVALENTS, end of period                                          $6,307,307     $3,439,440      $2,928,781
                                                                                       =============    ===========    ============

       SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
            Noncash activities -
                Property additions financed with capital leases                                 $--        $76,020             $--
                Property additions financed with notes payable                                   --        114,098              --
                Liability resulting from purchase of outpatient facilities                1,743,319        186,692              --
                Stock received as repayment of receivable from related party                 44,000             --              --
            Payments -
                Interest paid                                                               179,567         44,881          59,152
                Income taxes paid                                                                --         32,492          20,900


                            The accompanying notes are an integral part of these consolidated statements.

             MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  JUNE 30, 1997

1.  ORGANIZATION AND OPERATIONS:

     Meadowbrook Rehabilitation Group, Inc. (Meadowbrook) and its subsidiaries (collectively, the Company) have undergone significant operating changes during and subsequent to fiscal year 1997. As of September 1997, the Company operates home health agencies in Colorado and Kansas, four outpatient rehabilitation clinics in Colorado and three outpatient rehabilitation clinics (two of which are operated under a management agreement) in Florida. The Company has sold all of its traditional acute, subacute and post-acute operations during fiscal 1997 and subsequent to year end. In addition, the Company sold five of its outpatient rehabilitation clinics located in Florida and Georgia subsequent to year end. The Company also closed six outpatient rehabilitation clinics during fiscal 1997. These transactions are more fully described in Note 2.

     The Company experienced significant operating losses during fiscal years 1995, 1996 and 1997. Factors contributing to fiscal year 1997 losses include a net loss of $1,522,000 (including a write-down of intangible assets) recorded in connection with the Company's sale of its Alaska, Georgia and Illinois operations during fiscal 1997 and the sale of five outpatient rehabilitation clinics and certain other assets in Florida and Georgia subsequent to year end. The fiscal 1997 results also include operating losses incurred by the Company's Florida and Kansas operations.

     Factors contributing to fiscal 1996 results include among other things, losses incurred at the Company's Colorado facilities, as well as decreased patient census and revenue per patient day in the Company's acute, subacute and post-acute facilities.

     Major factors contributing to fiscal 1995 losses included, among others, a continued deterioration in patient census and revenue per patient day at the Companys acute, subacute and post-acute facilities and a charge of $1,030,000 to write-off intangible assets recorded as part of the fiscal 1994 acquisition of its Florida operations. The write-off was the result of the Company's management contracts at five facilities being terminated. In addition, the Company recorded a charge of $700,000 to write-off two litigation accounts receivable in which the patients were unsuccessful in their third party litigation (see Note 3). In addition, the Company recorded restructuring charges of $310,000 related to the closure of its psychiatric partial hospitalization program in Indianapolis. The program was closed on September 22, 1995 (see Note
2).

     The Company's future profitability is dependent on the successful operation of the Company's home health agencies and outpatient rehabilitation clinics. There can be no assurance as to the Company's future profitability. The Company has a $1,000,000 bank line-of-credit, which would require a $500,000 bank deposit if drawn (see Note 3). Otherwise, the Company currently does not have access to additional capital. There can be no assurance that in the future the Company will not experience a shortage of available cash necessary to operate its business.

     The Company's Board of Directors is continuing to evaluate the Company's overall strategic direction and alternatives. The alternatives under consideration by the Board include, among other things, a merger or other business combination and/or additional sales of assets. There can be no assurance that any such alternatives will be available on favorable terms, if at all.

     Harvey Wm. Glasser, M.D., the Company's majority stockholder, has indicated his view that the Company's business should not necessarily be limited to medical rehabilitation or the healthcare field generally and that, if presented with an appropriate opportunity, the Company should consider investing in non-healthcare businesses. As a result, the nature of the Company's business could change significantly. Dr. Glasser holds a majority of the combined voting power of the Company's two classes of common stock and accordingly has the ability to effect a change in management or to cause or prevent a significant corporate transaction regardless of how other stockholders might vote.

2. OPERATING CHANGES AND SALE OF OPERATIONS:

     Florida In May, 1997, the Company's board of directors and management initiated the sale of its Florida operations. On August 31, 1997, the Company sold the assets of five outpatient rehabilitation clinics and certain other assets located in Florida and Georgia. The outpatient rehabilitation clinics were located in St. Augustine, Palatka, Palm Coast, and Ormond Beach, Florida and in Moultrie, Georgia. The Company sold the clinics in two separate transactions. The aggregate sale price for the outpatient rehabilitation clinics and other assets was $550,000. The Company received promissory notes from the purchasers for the aggregate purchase price. The promissory notes are secured by the acquired assets and the Company also received personal guarantees from shareholders of the purchasers. The purchasers acquired all assets including accounts receivable and are responsible for all accounts payable and certain payroll liabilities. As part of the transaction, the Company retained all liabilities for amounts due to the former owners of the clinics. At closing, this amount was $197,000. The assets sold consisted of current assets of $384,000, property and equipment of $275,000, and liabilities of $117,000. As of June 30, 1997 a provision has been recorded to reduce the carrying value of the assets related to these operations to realizable value. This transaction resulted in a loss of $2,046,000, primarily as a result of the write-down of goodwill associated with the Company's acquisition of certain of the clinics in 1994. The loss is recorded as other operating expense in the Company's June 30, 1997 financial statements.

     Kansas On July 31, 1997, the Company sold the majority of the assets of its Kansas operations, consisting of acute, subacute and post-acute rehabilitation programs. The sale price for the Kansas operations was $1,500,000 in cash. The Company's agreement with the purchaser provides that the Company will retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. The assets sold consisted of current assets of $2,000 and property and equipment of $179,000. The hospital was leased from Harvey Wm. Glasser, M.D., the Company's Chief Executive Officer and majority shareholder. Concurrently with the sale of the assets of the subsidiary, Dr. Glasser sold the hospital leased by the subsidiary to the same purchaser. The Company's sale of the Kansas operations will result in a gain of $1,178,000. This gain will be recorded in the Company's first quarter fiscal 1998 results.

     Georgia On March 31, 1997, the Company sold the majority of the assets of its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, and a post-acute program and related real estate. The sale price for the Georgia operations was $1,300,000 in cash. The Company's agreement with the purchaser provides that the Company retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $517,000, which was recorded as other operating income in fiscal 1997.

     Alaska On January 13, 1997, the Company sold its three outpatient clinics in Alaska. The sale price was $200,000 in cash. This transaction resulted in a loss of $29,000, which was recorded as other operating expense during fiscal 1997.

     Illinois On October 7, 1996, the Company sold the majority of the assets of its post-acute rehabilitation facility located in Park Ridge, Illinois. The Company's agreement with the purchaser provided that the Company retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $63,000, which was recorded as other operating income during fiscal 1997.

     Indianapolis During fiscal 1995 the Company internally developed, through its wholly owned subsidiary, Medbrook of Indiana, a psychiatric partial hospitalization program which provided psychiatric services in long-term care facilities. In June 1995, the Company decided to close the psychiatric partial hospitalization program. The program was closed on September 22, 1995. The Company recorded a restructuring charge of $310,000, as of June 30, 1995, related to the closure of the program.

     The operations sold during fiscal year 1997 or subsequent to year end comprised the majority of the Company's operations. The following table segregates net operating revenues and operating results between operations retained and operation disposed of. Loss from operations amounts include allocations of common corporate overhead cost.


                                    1995                            1996                             1997
                                 (unaudited)                     (unaudited)                     (unaudited)
                         ----------------------------    ----------------------------    ----------------------------
                             Net                             Net                             Net
                          operating       Loss from       operating       Loss from       operating       Loss from
                          revenues        operations      revenues        operations      revenues        operations
                         -----------     ------------    -----------      ----------     -----------     ------------
Operations retained         $870,217       ($108,895)    $10,265,871      ($182,545)      $9,186,447       ($550,850)

Operations disposed of
   during and subsequent
   to year end            19,103,396      (3,379,942)     13,356,689       (492,577)      11,647,991      (3,325,558)


                         -----------     ------------    -----------      ----------     -----------     ------------
                         $19,973,613     ($3,488,837)    $23,622,560      ($675,122)     $20,834,438     ($3,876,408)
                         ===========     ============    ===========      ==========     ===========     ============


     The above information does not purport to present the consolidated results of operations of the Company had the dispositions actually occurred on July 1, 1994; nor does it purport to be indicative of results that will be attained in the future.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Consolidation

     The consolidated financial statements include the accounts of Meadowbrook and its subsidiaries. All significant intercompany accounts and transactions have been eliminated.

Cash, Cash Equivalents and Restricted Cash

     The Company considers all highly liquid debt instruments with an original maturity of three months or less to be cash equivalents. In 1995, the Company deposited $500,000 to secure a bank loan of $900,000 made by a bank to the previous owner of the acquired Colorado operations. The loan balance on June 30, 1997 was $249,000. The Company has not recorded as a liability, but reflects the restricted cash on its balance sheet. As the loan is repaid, the security deposit will be transferred and become security on the Company's $1,000,000 line-of-credit with the bank. At June 30, 1997, $279,000 of the amount deposited is classified as restricted cash securing the loan balance of $249,000 as well as the Company's outstanding line-of-credit balance of $60,000.

Accounts Receivable and Allowance for Doubtful Accounts

     The reimbursement process related to many of the Company's patients is complex and involves multiple payors. In addition, it had been the Company's practice to admit selected patients who, although obligated to pay the Company, are seeking monetary recovery in pending litigation with third parties. The industry's trend towards cost containment has imposed increasing limits on reimbursement which has resulted in longer collection periods and, in some cases, has made ultimate reimbursement more difficult. These factors delay the timing and affect the amount of payment to the Company.

     During the year ended June 30, 1997, the Company wrote-off net balances of $704,000 of accounts receivable compared to $1,052,000 during the year ended June 30, 1996. During fiscal 1995 the Company recorded a charge of $700,000 to write-off two receivables in which the patients were unsuccessful in their third party litigation. As of June 30, 1996 and 1997, $1,328,000 and $1,141,000,
respectively, of the Company's accounts receivable were greater than one year past due. The Company has recorded allowances for uncollectible accounts that reflect the best judgment of management as to the ultimate collectibility of accounts receivable balances. However the nature of the reimbursement process, as well as the sale of certain of the Company's facilities during and subsequent to year end, makes these judgments difficult and actual reimbursement could vary significantly from these estimates.

Patient Revenues and Provision for Contractual Discounts

     Patient services are billed at standard rates. Payments for services rendered to private payors and patients covered by commercial insurance are generally negotiated at amounts lower than standard rates. Payments for services rendered to patients covered by Medicare and Medicaid are generally at lower than standard rates. Contractual allowances are recorded to reflect the difference between standard rates and expected reimbursement, so that patient accounts receivable are recorded net of estimated discounts. The Company provided care to Medicaid beneficiaries under short-term contracts at the Company's Gardner, Kansas facility.

     Final determination of amounts receivable or payable under the Medicare and Medicaid programs is subject to audit or review by the respective administrative agencies. Provisions have been recorded for estimated adjustments (see Note 9).

     The following table reflects the estimated percentage of net patient revenues by payor type:

                                                      Year Ended June 30,
                                                --------------------------------
        Source                                  1995         1996         1997
                                               -------      -------      -------

    Private payors and commercial insurance..     67%          59%          51%
    Medicare ................................     16%          34%          41%
    Medicaid ................................     17%           7%           8%
                                               -------      -------      -------
    Total ...................................    100%         100%         100%
                                               -------      -------      -------

     The operations retained by the Company after the sale activity described in
Note 2 receive approximately 80% of their revenue through the Medicare and Medicaid programs.

Property and Equipment and Depreciation

     Property and equipment are stated at cost. Depreciation and amortization are computed using the straight-line method based on the estimated useful lives that range as follows:

Building                           - 20 years
Furniture and equipment            - 3 to 15 years
Leasehold improvements             - Life of the lease

Goodwill and Other Intangible Assets

     Goodwill and other intangible assets recorded in connection with the Company's acquisitions are amortized on a straight-line basis, over periods of 6 to 40 years.

Long-Lived Assets

     The Company reviews the carrying value of its long-lived assets at least quarterly to determine if facts and circumstances exist which suggest that the long-lived assets may be impaired or that the amortization period needs to be modified. Among the factors the Company considers in making the evaluation are changes in market position, reputation, profitability and geographic penetration, as well as technological obsolescence. If there are indications that the impairment is probable, the Company will prepare a projection of the undiscounted cash flows of the related operation and determine if the long-lived asset is recoverable based on such projected undiscounted cash flows. If impairment is indicated, then an adjustment will be made to reduce the carrying value of the asset to its fair value.

Net Loss Per Common Share

     Net loss per share is computed based on the weighted average number of common shares outstanding during each period. Net common income per common share is computed based on the weighted average number of common and common equivalent shares outstanding during each period and the assumed exercise of dilutive stock options (less the number of treasury shares assumed to be purchased from the proceeds using the estimated average market price of Class A Common Stock). Common equivalent shares consist of stock options and warrants granted.

     The adoption of Statement of Financial Accounting Standards (SFAS) No. 128, "Earnings Per Share" is not expected to significantly impact the Company's earnings per share calculation.

Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

4. SHORT-TERM BORROWINGS AND NOTES PAYABLE:

     At June 30, 1996 and 1997 the Company had notes payable of $1,196,330 and $340,026, respectively. These notes are payable in varying installments at an average interest rate of 8.6%. The notes payable at June 30, 1997 include $136,425 arising from prior year acquisitions (see Notes 2 and 10) and $60,000 related to borrowings from a bank under a line-of-credit arrangement.

     Scheduled maturities for the notes payable and other long-term liabilities are as follows:

                        1998             $291,037
                        1999               36,833
                        2000               12,156
                        2001                   --
                        2002                   --
                                         --------
                                         $340,026
                                         ========

5. LEASES:

     The Company leases certain property and equipment under capital and operating leases. The original cost of assets under capital leases included in property and equipment is $165,494 at June 30, 1996, and $88,570 at June 30, 1997, with accumulated depreciation of $70,632 and $32,463 as of June 30, 1996 and 1997, respectively.

     The minimum future lease payments required under the Company's capital and operating leases (excluding facilities sold subsequent to year end) during the five years beginning July 1, 1997, are as follows:

                                                 Capital           Operating
                                                 Leases              Leases
                                               ------------     ---------------
   Year 1                                          $28,031          $  398,323
   Year 2                                               --             248,976
   Year 3                                               --             147,566
   Year 4                                               --              63,568
   Year 5                                               --              13,467
   Thereafter                                           --                  --
                                               ------------     ---------------
   Total minimum payments                           28,031            $871,900
                                                                ===============
   Interest on capital lease obligations            (3,210)
                                               ------------
   Net minimum payments                             24,821
   Current maturities of capital obligations        24,821
                                               ------------
   Long-term capital lease obligations              $   --
                                               ============

6. STOCKHOLDERS' EQUITY:

Common Stock

     The Company has Class A and Class B Common Stock. Class A Common Stock includes the same rights as Class B Common Stock in all respects except for the following:

     o Class B Common Stock has ten votes per share and Class A Common Stock has one vote per share.

     o Class B Common Stock is convertible 1 for 1 into Class A Common Stock at any time at the option of the holder.

     o Class B Common Stock automatically converts to Class A Common Stock when Class B Common Stock represents less than 12.5% of the total number of votes entitled to be cast in the election of directors.

     o No additional shares of Class B Common Stock will be issued without prior approval of the Class A Common stockholders except for stock dividends and stock splits.

Reverse Stock Split

     On April 22, 1996, the Restated Certificate of Incorporation of the Company was amended to effect a one-for-three reverse stock split of the Company's Class A and Class B Common Stock. The Company has retroactively reflected the reverse stock split in the financial statements for all periods presented.

Potential Ineligibility for Continued Listing on the NASDAQ Stock Market

     The  NASDAQ   Stock  Market  has  adopted  new   quantitative   maintenance
requirements for continued listing on the NASDAQ National Market. The new criteria become effective on February 23, 1998. The Company currently is in compliance with all of the new criteria for continued NASDAQ National Market listing except for the requirement that the market value of its public float be at least $5 million. The Company estimates that the market value of its public float as of September 25, 1997 is $2,877,000. If the Company is not in compliance with the new maintenance criteria on the effective date, the Company understands that it would be moved to the NASDAQ SmallCap Market. Delisting from the NASDAQ National Market could have an adverse effect on the liquidity of the Company's Class A Common Stock.

Stock Plan

     The 1994 Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors in September 1994, and was approved by the Company's stockholders in November 1994. At June 30, 1997, a total of 681,667 shares of Class A Common Stock were reserved for issuance under the Plan pursuant to the direct award or sale of shares or the exercise of options granted under the Plan. The Plan is administered by a compensation committee of the Board of Directors of the Company, which selects the persons to whom shares will be sold or awarded or to whom options will be granted. The committee determines the number of shares subject to each sale, award or grant, and prescribes other terms and conditions, including vesting schedules, in connection with each sale, award or grant.

     The exercise price of nonqualified options must be at least 75% of the fair market value of the Class A Common Stock on the date of the grant. The exercise price of incentive stock options (ISOs) cannot be lower than 100% of the fair market value of the Class A Common Stock on the date of the grant and, in the case of ISOs granted to holders of more than 10% of the voting power of the Company, not less than 110% of such fair market value. The term of an option cannot exceed ten years, and the term of an option granted to a holder of more than 10% of the voting rights of the Company cannot exceed five years. The purchase price of shares sold under the Plan must be at least 85% of the fair market value of the Class A Common Stock and, in the case of a holder of more than 10% of the voting power of the Company, not less than 100% of such fair market value.

Class A Common Stock ISO's outstanding under the Plan are as follows:

                                              Shares             Exercise Price
                                           Under Option            Per Share
                                         -----------------     ----------------
   Outstanding at June 30, 1995               199,074         $0.56-$39.00
                                           ------------
        Granted September 1995                 10,000                 6.19
        Cancelled October 1995                (33,333)                5.63
        Cancelled October 1995                (33,333)                6.00
        Granted October 1995                   21,667                 3.38
        Cancelled November 1995                  (833)                0.03
        Cancelled November 1995                (1,667)               39.00
        Cancelled November 1995                (1,667)               21.38
        Cancelled November 1995                (1,575)                3.33
        Cancelled November 1995                (8,333)                5.25
        Granted January 1996                    6,667                 3.00
        Cancelled January 1996                 (6,667)                3.38
        Cancelled January 1996                 (1,667)                6.00
        Granted April 1996                      5,000                 4.13
                                         ------------
   Outstanding at June 30, 1996               153,333         $0.56-$39.00
                                         --------------
        Cancelled October 1996                 (5,000)                6.00
        Cancelled October 1996                 (5,000)                3.38
        Cancelled November 1996                (1,667)                6.00
        Cancelled November 1996                (1,667)                3.00
        Cancelled January 1997                 (5,000)                6.00
        Granted January 1997                    3,333                 1.75
        Cancelled March 1997                  (16,667)               18.00
        Cancelled March 1997                   (4,167)                6.18
        Cancelled March 1997                   (5,833)                3.38
        Cancelled March 1997                   (3,333)                6.00
        Granted April 1997                      3,333                 2.00
        Cancelled April 1997                   (8,333)                5.25
        Cancelled April 1997                   (1,666)                6.00
        Cancelled April 1997                   (1,666)                3.00
        Cancelled April 1997                   (1,667)                1.75
        Cancelled June 1997                    (5,000)                4.13
                                         --------------
   Outstanding at June 30, 1997                93,333         $1.75-$18.00
                                         ==============

     As of June 30, 1997, 60,000 options were exercisable.

     The exercise price for options granted was at least fair market value at the date of grant. Options issued under the Plan, unless otherwise specified, vest evenly over a four-year period from the date of grant.

     The Company has not applied the provisions of SFAS No. 123, "Accounting for Stock Based Compensation" because options granted in fiscal years 1996 and 1997 are immaterial.

7. INCOME TAXES:

     The Company provides for income taxes under the liability method in accordance with SFAS No. 109, "Accounting for Income Taxes". Under SFAS 109 deferred taxes are provided under the liability method using current tax rates.

     The Company recorded a tax benefit for the year ended June 30, 1995 due to the availability of federal and state loss carry backs for tax and financial reporting purposes. The tax benefit rate is reduced significantly in 1995 primarily because of limits on available federal tax payments made in prior years which could be refunded. For fiscal years 1996 and 1997, no benefit was recorded because carrybacks of current losses against previous taxable earnings are no longer available.

The following is a summary of the Company's benefit for income taxes:

                                                Year Ended June 30
                              --------------------------------------------------
                                   1995              1996              1997
                              -------------      --------------    -------------
    Current -
         Federal              $    (92,890)      $      --          $      --
         State                       --                 --                 --
                              -------------      --------------    -------------
                                   (92,980)
    Deferred (prepaid) -
         Federal                     --                 --                 --
         State                       --                 --                 --
                              -------------      -------------     -------------
    Benefit                   $    (92,890)      $      --          $      --
                              =============      =============     =============

     The deferred provision (benefit) for income taxes results from the following temporary differences:

                                                      Year Ended June 30
                                      ------------------------------------------
                                          1995            1996           1997
                                      ------------   -------------  ------------

  Allowance for doubtful accounts     $   (52,910)   $   205,720    $    92,500
  Accrued payables                         82,276         74,000       (142,450)
  Depreciation                            (10,360)       (37,000)        54,390
  Tax loss carry forwards                (695,600)      (117,157)      (933,053)
  Other                                       --             --            --
  Valuation allowance                     676,594       (125,563)       928,613
                                      ------------   -------------  ------------
                                      $       --     $       --      $     --
                                      ============   =============  ============


     The income tax provision  (benefit) is calculated based upon effective tax rates which differ from the federal  statutory rate.
The following table reconciles the differences between the two rates by amount and percentage:

                                                                   Year Ended June 30
                                   ------------------------------------------------------------------------------
                                         1995                          1996                      1997
                                   ---------------                -------------            ---------------
                                        Amount           %            Amount        %           Amount        %
                                   ---------------     -----      -------------   -----    ---------------  -----
Federal statutory rate             $   (1,194,887)     (34%)      $   (200,703)   (34%)    $  (1,309,340)   (34%)
State taxes, net of federal
     effects                             (105,431)       (3)           (17,709)     (3)                       (3)
                                                                                                (115,530)
Permanent differences                     437,185        12             53,280       9           610,500      16
Net operating losses
     not currently benefited              676,594        19            165,132      28           933,053      24
Other                                      93,649         3                --       --          (118,683)     (3)
                                   ----------------    -----      -------------   -----    --------------   -----
Benefit                            $      (92,890)      (3%)      $        --       --     $         --       --
                                   ================    =====      =============   =====    ==============   =====

The deferred  income tax assets are comprised of the following at June 30:

                                                     1996              1997
                                               ---------------    --------------
    Allowance for doubtful accounts            $     534,650      $     442,150
    Accrued payables                                 170,940            313,390
    Depreciation                                     165,390            111,000
    Tax loss carry forwards                          995,757          1,928,810
                                               ---------------    --------------
    Net deferred income tax assets                 1,866,737          2,795,350
    Less valuation allowance                      (1,866,737)        (2,795,350)
                                               ---------------    --------------
    Deferred income tax asset                  $        --        $        --
                                               ===============    ==============

8. RELATED PARTY TRANSACTIONS:

     The Company has entered into certain transactions with parties that are related by common ownership or control. These transactions are summarized below:

     o The Company leases and has leased in the past certain facilities from the majority stockholder of the Company. The Company entered into agreements to lease these facilities for initial terms of up to ten years. The Company pays the stockholder a base rental amount per month, plus a percentage (ranging from 2-1/2% to 5%) of net patient revenue less a provision for bad debts above a defined threshold. Rental expense on these leases for the years ended June 30, 1995, 1996 and 1997, was $586,518, $412,468 and $382,456, respectively, of which $7,577 and
        $1,158 was unpaid at June 30, 1996 and 1997, respectively. Subsequent to year end the majority stockholder sold the final facility leased to the Company in conjunction with the Company's sale of its Kansas operations (see Note 2).

     o As part of the Company's initial public offering, the Company granted certain directors an aggregate of 5,000 shares of Class A Common Stock in lieu of directors' fees. The shares vested over a four year period. For the year ended June 30, 1995, the Company recorded expense of $27,761 related to these shares.

9.  COMMITMENTS AND CONTINGENCIES:

     Medicare Reimbursement The Company's amount due to Medicare intermediaries of $101,000 at June 30, 1997 includes amounts the Company anticipates to pay on cost report settlements for its Colorado home health agencies and Colorado outpatient rehabilitation clinics acquired on June 30, 1995 and its final cost report for the Company's Gardner, Kansas facility. Such amount also includes amounts the Company expects to receive upon regulatory approval of the Company's annual application for an exception from the routine cost limitation ("RCL") under the Medicare program for fiscal years 1992 through 1996 for its Gardner, Kansas facility. Medicare reimbursement is generally based upon reasonable direct and indirect allowable costs incurred in providing services. At the Company's Gardner, Kansas facility these costs were subject to the RCL. Requests for an exception from the RCL have been submitted for fiscal years 1992 through 1995 for the Company's Gardner, Kansas facility. In connection with the sale of its Kansas operation, the Company retained the accounts receivable and it accordingly intends to file such a request for fiscal 1996 and 1997. The requests are based upon atypical costs incurred at the Kansas facility in the treatment of patients who received substantially more intensive services than those generally received in SNFs. There can be no assurance that the Company will collect in full the amounts it has requested or intends to request, nor can there be any assurance as to the timing of any such collection.

10.  ACQUISITIONS:

Colorado Outpatient Clinics and Home Health Agency Acquisition

     On June 30, 1995, the Company acquired eleven outpatient rehabilitation clinics in Colorado, three outpatient rehabilitation clinics in Alaska and home health agencies with operations in Colorado, New Mexico and Kansas. The Company paid $133,000 and incurred liabilities of $572,000 in connection with the purchase. The Company also agreed to make additional payments based on the earnings performance of the outpatient rehabilitation clinics and the home health agencies based on the results for the twelve month periods ending June 30, 1996, through 1999. The Company was not required to make any cash payment based on results as of June 30, 1996 and 1997. If the operations collectively achieve the target earnings thresholds for the twelve months ending June 30, 1998 through 1999, the Company's maximum liability would be $550,000.

     In addition, in connection with the acquisition, the Company agreed to deposit $500,000 to secure a $900,000 bank loan to the previous owner of the acquired businesses. The Company is overseeing the repayment of the loan through the collection of accounts receivable which are being collected on behalf of the previous owner. At the time of the acquisition, the Company anticipated that the loan would be repaid based on the accounts receivable balance then outstanding. However, accounts receivable collections have not been sufficient to repay the loan and the loan balance on June 30, 1997 was $249,000. This loan balance is collateralized by personal assets of the debtor.

     In October 1995, the Company was notified by its intermediary that its Medicare payments for the home health agencies' were being withheld to offset amounts due by the previous owner for final settlement of the home health agencies' cost reports for the years 1992 through 1995. While the intermediary resumed making payments for current charges in January 1996, the intermediary had withheld $728,000 related to these settlements. During the second quarter of fiscal 1997, the Company received $425,000 in payment of amounts withheld. The Company has submitted appeals on behalf of the previous owner requesting payment of the remaining balance. In the event that such appeals are unsuccessful, the Company intends to pursue collection from the previous owner and offset the amounts withheld against any additional amounts due to the previous owner under the acquisition agreements. Amounts owed to the Company as of June 30, 1997, by Medicare and the previous owner of the Colorado operations exceed the minimum amounts owed to the previous owner by $237,000. This amount is included in other receivables on the Company's balance sheet.

             MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS

                FOR THE YEARS ENDED JUNE 30, 1995, 1996, AND 1997


                                            1995          1996           1997
                                         -----------  -----------    -----------
ALLOWANCE FOR DOUBTFUL ACCOUNTS:

     Balance at beginning of period      $2,025,000   $2,001,000     $1,445,000
     Provision charged to expense         1,371,151      583,661        454,255
     Write-offs, net of recoveries       (1,395,151)  (1,051,890)      (704,255)

     Other                                     --        (87,771)          --
                                         -----------  -----------    -----------

     Balance at end of period            $2,001,000   $1,445,000     $1,195,000
                                         ===========  ===========    ===========

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           ---------------------------

                                    FORM 10-Q

(Mark One)

  [ X ]                QUARTERLY REPORT UNDER SECTION 13
                 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                  For the quarterly period ended March 31, 1998

  [   ]              TRANSITION REPORT PURSUANT TO SECTION
               13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


          For the transition period from _____________ to ____________

                         Commission File Number 0-19726

                     MEADOWBROOK REHABILITATION GROUP, INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                               94-3022377
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

          2000 Powell Street, Suite 1203, Emeryville, California 94608
             (Address and Zip Code of principal executive offices)

                                 (510) 420-0900
                         (Registrant's Telephone Number)


         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO ______

         At May 14, 1998, the latest practicable date, there were 1,735,866 outstanding shares of Class A Common Stock, $.01 par value per share, and 1,159,500 outstanding shares of Class B Common Stock, $.01 par value per share.

8


                                TABLE OF CONTENTS


PART I:  FINANCIAL INFORMATION                                              Page
         Item 1.     Financial Statements
                     Consolidated Balance Sheets   ............................3
                     Consolidated Statements of Operations  ...................4
                     Consolidated Statements of Cash Flows  ...................5
                     Consolidated Statements of Stockholders' Equity  .........6

         Item 2.     Management's Discussion and Analysis of Financial
                     Condition and Results of Operations
                     Trends and Recent Events  ................................7
                     Results of Operations     ...............................12
                     Liquidity and Capital Resources    ......................14
                     Impact of Accounting Statements    ......................16
                     Interim Periods  ........................................16

PART II: OTHER INFORMATION

         Item 1.     Legal Proceedings  ......................................17
         Item 2.     Changes in Securities     ...............................17
         Item 3.     Defaults Upon Senior Securities    ......................17
         Item 4.     Submission of Matters to a Vote of Security Holders  ....17
         Item 5.     Other Information  ......................................17
         Item 6.     Exhibits  ...............................................17

SIGNATURES           .........................................................18

Part I: FINANCIAL INFORMATION (Item 1. - Financial Statements)

                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS

                                                                                            March 31,          June 30,
                                                                                              1998              1997
                                                                                          --------------    -------------
                                                                                            (Unaudited)
CURRENT ASSETS:
   Cash and cash equivalents                                                              $   3,548,494     $  2,928,781
   Restricted cash                                                                              281,521          278,649
   Patient accounts receivable, less allowance for doubtful accounts
      of $757,000 and $1,194,000 respectively                                                 1,375,373        4,278,756
   Due from intermediaries                                                                      816,462               --
   Other receivables                                                                            334,115          293,165
   Prepaid expenses and other assets                                                            166,382          298,970
                                                                                          --------------    -------------
      Total current assets                                                                    6,522,347        8,078,321
                                                                                          --------------    -------------

PROPERTY AND EQUIPMENT, at cost:
   Furniture and equipment                                                                      903,258        2,154,947
   Leasehold improvements                                                                       151,813          686,116
                                                                                          --------------    -------------
                                                                                              1,055,071        2,841,063
   Less:  accumulated depreciation
                                                                                               (563,422)      (1,708,734)
                                                                                          --------------   --------------
      Net property and equipment                                                                491,649        1,132,329
                                                                                          --------------   --------------

OTHER ASSETS:
   Goodwill and intangible assets                                                               343,663          337,734
                                                                                          --------------   --------------

                    TOTAL ASSETS                                                          $   7,357,659    $   9,548,384
                                                                                          ==============   ==============

CURRENT LIABILITIES:
   Short-term borrowings and current maturities of notes payable                          $     102,836    $     291,037
   Current maturities of capital lease obligations                                                2,491           24,821
   Accounts payable                                                                             307,845          968,027
   Accrued payroll and employee benefits                                                        392,625          755,748
   Due to intermediaries                                                                             --          100,780
   Other accrued liabilities                                                                    883,793        1,123,124
                                                                                          --------------   --------------

      Total current liabilities                                                               1,689,590        3,263,537
                                                                                          --------------   --------------

LONG-TERM LIABILITIES:
   Note payable and other long-term liabilities                                                  21,394           48,989
                                                                                          --------------   --------------
      Total long-term liabilities                                                                21,394           48,989
                                                                                          --------------   --------------

                    TOTAL LIABILITIES                                                         1,710,984        3,312,526
                                                                                          --------------   --------------

STOCKHOLDERS' EQUITY:
   Common stock, $.01 par value:
      Class A - 15,000,000 shares authorized; 1,157,244 shares issued and outstanding
            at March 31, 1998 and  June 30, 1997                                                 11,572           11,572
      Class B - 5,000,000 shares authorized; 773,000 shares issued and outstanding
           at March 31, 1998 and June 30, 1997                                                    7,730            7,730
   Paid-in capital                                                                           17,908,122       17,908,122
   Treasury stock, at cost, Class A - 59,900 shares at March 31, 1998                                --         (231,610)
   Retained deficit                                                                         (12,049,139)     (11,691,566)
                                                                                          --------------   --------------

      Total stockholders' equity                                                              5,646,675        6,235,858
                                                                                          --------------   --------------

                    TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                            $   7,357,659    $   9,548,384
                                                                                          ==============   ==============

-------------------------------------------------------------------------------------------------------------------------

                     The notes to consolidated financial statements, as contained in the Company's Annual Report on Form 10-K, are an integral part of these financial statements.

                                                                  3



                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                                             (Unaudited)

                                                                   Three Months Ended                 Nine Months Ended
                                                                       March 31,                          March 31,
                                                               ---------------------------       ----------------------------
                                                                   1998           1997               1998            1997
                                                               ------------   ------------       ------------    ------------

      NET OPERATING REVENUES                                   $ 1,286,115    $ 5,508,323        $ 6,286,489     $17,013,035

      OPERATING EXPENSES:
         Salaries and employee benefits                          1,476,604      3,824,664          5,615,519      11,926,130
         Professional fees and purchased services                  136,022        529,770            600,592       1,887,597
         Provision for doubtful accounts                             4,953        129,147             81,106         346,381
         Other operating expenses                                  336,823        882,961          1,261,534       2,658,606
         Depreciation and amortization                              48,715        139,147            190,032         448,109
         Rent:
            To unrelated parties                                   122,642        303,237            444,085       1,038,016
            To related parties                                          --         97,920             29,962         289,708
         (Gain) loss on sale of assets                               3,045       (488,240)        (1,471,999)       (530,942)
                                                               ------------   ------------       ------------    ------------

            Total operating expenses                             2,128,804      5,418,606          6,750,831      18,063,605
                                                               ------------   ------------       ------------    ------------

            Income (loss) from operations                         (842,689)        89,717           (464,342)     (1,050,570)
                                                               ------------   ------------       ------------    ------------

      OTHER (INCOME) EXPENSE:
         Interest income                                           (44,776)       (24,021)          (126,936)        (85,564)
         Interest expense                                            3,432         15,394             16,212          47,380
                                                               ------------   ------------       ------------    ------------

            Net other income                                       (41,344)        (8,627)          (110,724)        (38,184)
                                                               ------------   ------------       ------------    ------------

            Income (loss) before income taxes                     (801,345)        98,344           (353,618)     (1,012,386)

      INCOME TAX  PROVISION                                             --             --                 --              --
                                                               ------------   ------------       ------------    ------------

           NET INCOME (LOSS) BEFORE MINORITY INTEREST             (801,345)        98,344           (353,618)     (1,012,386)

      MINORITY INTEREST IN EARNINGS OF
            CONSOLIDATED SUBSIDIARIES                                   --          9,871              3,955          26,660
                                                               ------------   ------------       ------------    ------------

            NET INCOME (LOSS)                                  $  (801,345)   $    88,473        $  (357,573)    $(1,039,046)
                                                               ============   ============       ============    ============

      NET INCOME (LOSS) PER SHARE (basic and diluted)          $     (0.42)   $      0.05        $     (0.18)    $     (0.54)
                                                               ============   ============       ============    ============

      WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING                           1,906,844      1,930,244          1,922,558       1,930,244
                                                               ============   ============       ============    ============









-----------------------------------------------------------------------------------------------------------------------------

                     The notes to consolidated financial statements, as contained in the Company's Annual Report on Form 10-K, are an integral part of these financial statements.

                                                                4



                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                                CONSOLIDATED STATEMENTS OF CASH FLOWS
                                                             (Unaudited)

                                                                                                Nine Months Ended
                                                                                                     March 31,
                                                                                          -------------------------------
                                                                                               1998             1997
                                                                                          --------------   --------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net (loss)                                                                             $    (357,573)   $  (1,039,046)
   Adjustments to  reconcile  net  (loss)  to net cash
        provided  by (used  for) operations:
      Depreciation and amortization                                                             190,032          448,109
      Gain on sale of assets                                                                 (1,471,999)        (530,942)
      Minority interest expense                                                                   3,955           26,660
   Changes in assets and liabilities:
      (Increase) decrease in patient receivables                                              2,414,633         (383,152)
      (Increase) decrease in due from intermediaries                                           (872,067)         322,288
      Decrease in income tax refund receivables                                                      --           91,417
      Decrease in other receivables                                                             249,043          294,198
      Decrease in prepaid expenses and
        other current assets                                                                     47,613          197,753
      (Decrease) in accounts payable and
        accrued liabilities                                                                    (158,943)        (190,458)
                                                                                          --------------   --------------

        Cash (used) provided for operating activities                                            44,694         (763,173)
                                                                                          --------------   --------------

CASH FLOWS FROM INVESTMENT ACTIVITIES:
      Additions to property and equipment                                                       (51,121)        (149,246)
      Payments on prior purchase of outpatient clinics                                         (281,275)        (318,244)
      Purchase of home health agency                                                            (20,000)              --
      Proceeds from sale of assets                                                            1,407,807        1,459,652
                                                                                          --------------   --------------

        Cash provided by investment activities                                                1,055,411          992,182
                                                                                          --------------   --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Short-term notes borrowings                                                               127,221          273,002
      Payments of short-term borrowings                                                        (343,017)        (546,599)
      Payments of capital lease obligations                                                     (22,330)         (22,113)
      (Increase) decrease in restricted cash                                                     (2,872)          62,000
      Payments to minority shareholders                                                          (7,784)         (43,746)
      Purchase of Treasury stock                                                               (231,610)              --
                                                                                          --------------   --------------

        Cash (used for) financing activities                                                     (480,392)        (277,456)
                                                                                          --------------   --------------

        Net increase (decrease) in cash                                                         619,713          (48,477)

CASH AND CASH EQUIVALENTS, Beginning of Period                                                2,928,781        3,439,440
                                                                                          --------------   --------------

CASH, End of Period                                                                       $   3,548,494    $   3,390,993
                                                                                          ==============   ==============


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
      Noncash activities:
        Notes received on sale of Florida operations                                      $    215,000     $          --

      Payments:
        Interest paid                                                                           16,212            51,626
        Income taxes paid                                                                       11,600            20,900

-------------------------------------------------------------------------------------------------------------------------

                     The notes to consolidated financial statements, as contained in the Company's Annual Report on Form 10-K, are an integral part of these financial statements.

                                                                 5



                                       MEADOWBROOK REHABILITATION GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY



                                          Common Stock                                 Retained                       Total
                            -----------------------------------------
                                  Class A              Class B           Paid-in       Earnings       Treasury     Stockholders'
                            --------------------  -------------------
                             Shares     Amount     Shares    Amount      Capital      (Deficit)         Stock        Equity
                            ---------- ---------  ---------  --------  ------------  -------------    ----------   ------------

BALANCE, JUNE 30, 1996       1,157,244 $  11,572    773,000  $  7,730  $ 17,908,122  $ (7,840,997)    $       --   $10,086,427

   Net  (loss)                     --         --         --        --            --    (3,850,569)            --    (3,850,569)
                            ---------- ---------  ---------  --------  ------------  -------------    ----------   ------------

BALANCE, JUNE 30, 1997       1,157,244    11,572    773,000     7,730    17,908,122   (11,691,566)            --     6,235,858

   Purchase of shares
    for treasury                    --        --         --        --            --            --       (231,610)     (231,610)

   Net (loss)                       --        --         --        --            --      (357,573)                    (357,573)
                            ---------- ---------  ---------  --------  ------------  -------------    -----------  ------------

BALANCE, MARCH 31, 1998      1,157,244 $  11,572    773,000  $  7,730  $ 17,908,122  $(12,049,139)    $ (231,610)  $ 5,646,675
                            ========== =========  =========  ========  ============  =============    ==========   ============







































-------------------------------------------------------------------------------------------------------------------------------

                     The notes to consolidated financial statements, as contained in the Company's Annual Report on Form 10-K, are an integral part of these financial statements.

                                                                 6

Item 2.       MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                      CONDITION AND RESULTS OF OPERATION

                            TRENDS AND RECENT EVENTS

Consideration of Strategic Alternatives

         As a result of poor operating results and poor prospects for growth in their respective markets, the Company's Board of Directors decided to sell its acute, subacute and post-acute operations as well as certain of the Company's
Florida and Georgia outpatient rehabilitation clinic operations. Since the beginning of the fiscal year ended June 30, 1997 ("Fiscal 1997"), the Company has disposed of substantially all of its operating assets. Early in Fiscal 1997, the Company sold its post-acute program in Illinois and its outpatient rehabilitation clinics in Alaska. On March 31, 1997, the Company sold all of its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, and a post-acute program. On July 31, 1997, the Company sold its Kansas operations. On August 31, 1997, the Company sold five of its outpatient rehabilitation clinics in Florida and Georgia and certain other assets. On September 30, 1997, the Company sold its remaining Florida outpatient clinic and two management contracts. In addition, the Company closed six outpatient rehabilitation clinics in Colorado and Florida during Fiscal 1997. As of March 31, 1998, the Company operated home health agencies with operations in Colorado and Kansas and four physical therapy clinics in Colorado.

         Harvey Wm. Glasser, M.D., the Company's majority stockholder, has indicated his view that the Company's business should not necessarily be limited to medical rehabilitation or the healthcare field generally and that, if presented with an appropriate opportunity, the Company should consider investing the proceeds from its asset sales in non-healthcare businesses. As a result, the nature of the Company's business could change significantly. Dr. Glasser holds a majority of the combined voting power of the Company's two classes of common stock and, accordingly, has the ability to effect a change in management or to cause or prevent a significant corporate transaction regardless of how other stockholders might vote.

         On April 7, 1998, the Company announced that it had entered into an agreement to acquire Cambio Networks, Inc. ("Cambio"). Based in Bellevue, Washington, Cambio is a network management inventory software company providing services to financial, telephony, medical, and Y2K Markets in both the U.S. and Common Market. Cambio's COMMAND Network Inventory Management System provides a comprehensive solution for network inventory management that enables customers to optimize the management of a corporation's network infrastructure - both physical and logical. The agreement provides for a merger in which the Company will acquire each issued and outstanding share of common and preferred stock of Cambio through the merger of a wholly owned subsidiary of the Company with and into Cambio. Under the terms of the agreement, Cambio's current shareholders will receive in the aggregate a number of shares of the Company's Class A Common Stock representing 32.5% of the outstanding Class A and Class B Common Stock of the Company at the time of the closing. The closing of the merger is subject to several conditions, including the approval of the stockholders of the Company and Cambio. If these and certain other conditions are met, the transaction is anticipated to be completed by the end of June 1998.

         The Board of Directors of the Company is continuing to evaluate the Company's strategic direction and alternatives. The alternatives under consideration by the Board include, among other things, acquisitions or other business combinations and/or additional sales of assets. There can be no assurance that any such alternatives will be available on favorable terms, if at all. Acquisitions entail numerous risks, including difficulties or an inability to successfully assimilate acquired operations and products, diversion of management's attention and loss of key employees of acquired businesses, all of which the Company has encountered with previous acquisitions. Future acquisitions by the Company may require dilutive issuances of equity securities, the incurrence of additional debt, and the creation of goodwill or other intangible assets that could result in amortization expense. These factors could have a material adverse effect on the Company's business, operating results and financial condition.

Potential Ineligibility for Continued Listing on the NASDAQ National Market

         On February 23, 1998, the Nasdaq Stock Market adopted new quantitative maintenance requirements for continued listing on the Nasdaq National Market. During February 1998, the Company was notified by the Nasdaq Stock Market that it was not in compliance with the requirement that listed companies have a minimum public float of at least 750,000 shares and that the market value of its public float be at least $5,000,000. On April 22, 1998, the Company effected a three-for-two stock split which increased the Company's public float to approximately 954,485 shares. The Company, however, is not in compliance with the market value of its public float requirement. The Company estimates that the market value of its public float as of May 13, 1998 is $1,431,728. The Company has until May 28, 1998, to comply with such requirement or to request a temporary exception from it, which would stay the delisting process until further review. In the event the Company is unable to meet the requirements for continued listing on the Nasdaq National Market, it intends to apply for inclusion of its Class A Common Stock on the Nasdaq SmallCap Market. Delisting from the Nasdaq National Market could have an adverse effect on the liquidity of the Company's Class A Common Stock.

Three-for-Two Stock Split of the Company's Common Stock

         On March 8, 1998, the Company's Board of Directors authorized a three-for-two stock split of the Company's Common Stock, which was effected in the form of a stock dividend on April 22, 1998. Except for the disclosure regarding the shares outstanding as of May 14, 1998, the latest practicable date, all share information and per share data throughout this report has not been adjusted to reflect such stock split.

Recent Asset Dispositions

         Sale of Florida Operations. On August 31, 1997, the Company sold five outpatient rehabilitation clinics and certain other assets located in Florida and Georgia. The outpatient rehabilitation clinics were located in St. Augustine, Palatka, Palm Coast, and Ormond Beach, Florida and in Moultrie, Georgia. The Company sold the clinics in two separate transactions. The aggregate sale price for the outpatient rehabilitation clinics and other assets was $550,000. The Company received promissory notes from the purchasers for the aggregate purchase price. The promissory notes are secured by the acquired assets and the Company also received personal guarantees from the stockholders of the purchasers. During the three months ended December 31, 1997 ("Second Quarter Fiscal 1998"), the Company received $335,000 as payment in full for one of the promissory notes. The purchasers acquired all assets including accounts receivable and were responsible for all accounts payable and certain payroll liabilities. As part of the transaction, the Company retained all liabilities for amounts due to the former owners of the clinics. At closing, this amount was $197,000. This transaction resulted in a loss of $2,046,000, primarily as a result of the write-down of goodwill associated with the Company's acquisition of certain of the clinics in 1994. The loss was recorded as other operating expense in the Company's Fiscal 1997 financial statements.

         On September 30, 1997, the Company sold its remaining outpatient clinic located in Jacksonville, Florida and its two management contracts located in Jacksonville and St. Augustine, Florida. The sale price was $115,000 in cash. The purchaser acquired all assets, including accounts receivable. There was no gain or loss resulting from this transaction.

         During Second Quarter Fiscal 1998, certain contingencies related to the Florida sale were resolved and the Company determined that reserves of $308,000 recorded at the time of the sale were no longer needed. Accordingly, these reserves have been reversed and the resulting gain is included in (gain) loss on sale of assets in the accompanying income statement.

         Sale of Kansas Operations. On July 31, 1997, the Company sold its Kansas operations, consisting of acute, subacute and post-acute rehabilitation programs. The sale price for the Kansas operations was $1,500,000 in cash. The Company's agreement with the purchaser provided for the Company to retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of approximately $1,178,000. This gain is reflected in the Company's results for the three months ended September 30, 1997 ("First Quarter Fiscal 1998").

         Sale of Georgia Operations. On March 31, 1997, the Company sold its Georgia operations, consisting of a neurobehavioral program, a subacute program operated under a management agreement, and a post-acute program and related real estate. The sale price for the Georgia operations was $1,300,000 in cash. The Company's agreement with the purchaser provided for the Company to retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $517,000, which was recorded as other operating income in Fiscal 1997.

         Sale of Alaska Operations. On January 13, 1997, the Company sold its three outpatient rehabilitation clinics in Alaska. The sale price was $200,000. This transaction resulted in a loss of $29,000, which was recorded in (gain) loss on sale of assets during Fiscal 1997.

         Sale of Illinois Operations. On October 7, 1996, the Company sold the assets of its post-acute rehabilitation operations located in Park Ridge, Illinois for $100,000 in cash. The Company's agreement with the purchaser provided for the Company to retain outstanding accounts receivable and be responsible for the accounts payable at the closing date. This transaction resulted in a gain of $63,000, which was recorded in net gain (loss) on sale of assets during Fiscal 1997.

         Colorado Outpatient Clinics and Home Health Agency Acquisition. On June 30, 1995, the Company acquired eleven outpatient rehabilitation clinics in Colorado, three outpatient rehabilitation clinics in Alaska and home health agencies with operations in Colorado, New Mexico and Kansas. The Company paid $133,000 and incurred liabilities of $572,000 in connection with the purchase. The Company also agreed to make additional payments based on the earnings performance of the outpatient rehabilitation clinics and the home health agencies based on the results for the twelve-month periods ending June 30, 1996 through 1999. The Company was not required to make any cash payment based on results as of June 30, 1996 or 1997. If the operations collectively achieve the target earnings thresholds for the twelve months ending June 30, 1998 and 1999, the Company's maximum liability would be $550,000. During Fiscal 1997, the Company closed its home health agency in New Mexico.

         In addition, in connection with the acquisition, the Company agreed to deposit $500,000 to secure a $900,000 bank loan to the previous owner of the acquired businesses. The Company is overseeing the repayment of the loan through the collection of accounts receivable which are being collected on behalf of the previous owner. At the time of the acquisition, the Company anticipated that the loan would be repaid based on the accounts receivable balance then outstanding. However, accounts receivable collections have not been sufficient to repay the loan, and the loan balance on March 31, 1998 was approximately $267,000. This loan balance is collateralized by personal assets of the debtor.

         In October 1995, the Company was notified by its intermediary that its Medicare payments for the home health agencies were being withheld to offset amounts due by the previous owner for final settlement of the home health agencies' cost reports for the years 1992 through 1995. While the intermediary resumed making payments for current charges in January 1996, the intermediary had withheld $728,000 related to these settlements. During the three months ended September 30, 1996 ("First Quarter Fiscal 1997"), the Company received $425,000 in payment of amounts withheld. The Company has submitted appeals on behalf of the previous owner requesting payment of the remaining balance. In the event that such appeals are unsuccessful, the Company intends to pursue collection from the previous owner and offset the amounts withheld against any additional amounts due to the previous owner under the acquisition agreements. Amounts owed to the Company as of March 31, 1998, by Medicare and the previous owner of the Colorado operations exceed the minimum amounts owed to the previous owner by $237,000.

Healthcare Regulation and Reform

         There is continuing political debate concerning the need for reform of the healthcare industry. Healthcare reform proposals have been formulated by the current administration, members of Congress, and, periodically, state legislators. The Health Care Financing Administration ("HCFA") has recently adopted regulations that will affect Medicare cost reimbursements based on actual reasonable allowable costs subject to per visit limitations. Effective July 1, 1998, such reimbursements will also be subject to an aggregate annual per beneficiary limitation. Government officials can be expected to continue to review and assess alternative healthcare delivery systems and payment methodologies. Changes in the law or new interpretations of existing laws may have a dramatic effect on the definition of permissible or impermissible activities, the relative cost of doing business, and the methods and amounts of payments for medical care by both governmental and other payors. Legislative changes to "balance the budget" and slow the annual rate of growth of Medicare and Medicaid are expected. Such changes may adversely impact reimbursement for the Company's services.

Forward-looking Statements

         In addition to the historical information contained herein, this Form 10-Q contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties, including risks and uncertainties set forth in this Form 10-Q, that may cause actual results to differ materially. These forward-looking statements speak only as of the date hereof. The Company disclaims any intent or obligation to update these forward-looking statements.

                              RESULTS OF OPERATIONS

         The following table sets forth for the fiscal periods indicated (i) the percentage of net operating revenues represented by certain selected items reflected in the Company's consolidated statements of operations and (ii) the percentage change in the dollar amount of such items from the same periods in the prior fiscal year.


                                        % of Net Revenue           % of Net Revenue
                                       Three Months Ended         Nine Months Ended            % $          % $
                                            March 31,                  March 31,             Change       Change
                                      ---------------------     -----------------------      Three         Nine
                                        1998         1997         1998           1997        Months       Months
                                      --------     --------     --------       --------     --------     --------

Net Operating Revenues                  100.0        100.0        100.0          100.0        (76.7)       (62.5)

Non-capital operating expenses:
   Salaries and employee benefits       114.8         69.4         89.3           70.1        (61.4)       (52.9)
   Other non-capital expenses            37.2         28.0         30.9           28.8        (69.0)       (60.3)
   (Gain) loss on sale of assets          0.2         (8.9)       (23.4)          (3.1)      (100.6)       177.2
                                      --------     --------     --------       --------
        Total non-capital expenses      152.2         88.5         96.8           95.7        (59.9)       (62.6)

Capital expenses:
   Depreciation and amortization          3.8          2.5          3.0            2.6        (65.0)       (57.6)
   Rent                                   9.5          7.3          7.5            7.8        (69.4)       (64.3)
   Interest                               0.3          0.3          0.3            0.3        (77.7)       (65.8)
                                                                               --------
                                      --------     --------     --------
        Total capital expenses           13.6         10.1         10.8           10.7        (68.5)       (62.7)
                                      --------     --------     --------       --------
        Total expenses                  165.8         98.6        107.6          106.4        (60.8)       (62.6)

Interest income                           3.5          0.4          2.0            0.5         86.4         48.4
                                      --------     --------     --------       --------
Income (loss) before income taxes       (62.3)         1.8         (5.6)          (5.9)      (914.8)       (74.9)
Income tax provision                       --           --           --             --           --           --
                                      --------     --------     --------       --------

Income (loss) before minority
  interest                              (62.3)         1.8         (5.6)          (5.9)      (914.8)       (74.9)

Minority interest                          --          0.2          0.1            0.2       (100.0)       (85.2)
                                      --------     --------     --------       --------

Net income (loss)                       (62.3)         1.6         (5.7)          (6.1)    (1,005.8)       (75.2)
                                      ========     ========     ========       ========


         The Company's net operating revenues decreased 76.7% and 62.5% to $1,286,115 and $6,286,489 for the three months ended March 31, 1998 ("Third Quarter Fiscal 1998") and nine months ended March 31, 1998 ("Nine Months Fiscal 1998"), as compared to $5,508,323 and $17,013,035 for the same periods in the prior fiscal year. The decrease was due primarily to the sale of the Company's Georgia, Alaska, and Illinois operations during the Second and Third Quarters Fiscal 1997 and the sale of the Company's Kansas and Florida operations during the First Quarter Fiscal 1998. See "Trends and Recent Events".

         Due to increased pressures on home health referrals by physicians stemming from healthcare reform initiatives, the Company's home health business is experiencing decreasing net operating revenues. The number of patient visits in the Company's home health business decreased 33.1 % and 2.6% to 20,878 and 86,233 for the Third Quarter and Nine Months Fiscal 1998, from 31,220 and 88,514 for the same periods in the prior fiscal year. In addition, the Company anticipates that as a result of the new per-beneficiary annual limitations on home health agency costs, which will be in effect as of July 1,1998, the home health business will be subject to lower Medicare cost reimbursements thereby further decreasing operating revenues. The Company is currently restructuring its home health operations to address these industry trends.

         Below is a summary of net operating revenues for the Third Quarter and Nine Months Fiscal 1997 and 1998, with respect to operations sold by the Company during Fiscal 1997 and the First Quarter Fiscal 1998.

                Net operating revenues               Net operating revenues
              Three months ended March 31,         Nine months ended March 31,
            -------------------------------     -------------------------------
                 1998              1997             1998               1997
            --------------    -------------     -------------     -------------
             (unaudited)       (unaudited)       (unaudited)       (unaudited)

Alaska      $          --     $          --     $          --     $     372,036
Georgia                --         1,642,764                --         4,856,216
Illinois               --                --                --           307,086
Kansas                 --         1,277,771           319,728         3,738,745
Florida                --           486,001           277,788         1,613,276
            -------------     -------------     -------------     -------------
    Total   $          --     $   3,406,536     $     597,516     $  10,887,359
            =============     =============     =============     =============


         Total non-capital operating expenses (excluding the (gain) loss on the sale of assets) for the Third Quarter and Nine Months Fiscal 1998 decreased 63.6% and 55.1% to $1,954,402 and $7,558,751, respectively, from $5,366,542 and
$16,818,714, during the same periods in the prior fiscal year. The decrease resulted primarily from the sale of the Company's Georgia, Alaska, and Illinois operations during the Second and Third Quarters Fiscal 1997 and the sale of the Company's Kansas and Florida operations during the First Quarter Fiscal 1998. See "Trends and Recent Events". Salaries and employee benefits continue to be the primary component of the Company's non-capital operating expenses. Salaries and employee benefits decreased 61.4% and 52.9% to $1,476,604 and $5,615,519 for the Third Quarter and Nine Months Fiscal 1998, as compared to $3,824,664 and $11,926,130 for the same periods in the prior fiscal year. Salaries and employee benefits as a percentage of net operating revenues increased to 114.8% and 89.3% for the Third Quarter and Nine Months Fiscal 1998, as compared to 69.4% and 70.1% for the same periods in the prior fiscal year. The increase is due to the Company's concentration in home health, which is more labor-intensive and has suffered from decreasing revenues as discussed above.

         The Company's other non-capital operating expenses primarily consist of professional fees, purchased services, provision for doubtful accounts and other operating expenses. For the Third Quarter and Nine Months Fiscal 1998, the Company's other non-capital operating expenses decreased 69.0% and 60.3% to $477,798 and $1,943,232, respectively, as compared to $1,541,878 and $4,892,584, for the same periods in the prior fiscal year. The decrease is primarily due to the sale of the Company's Georgia, Alaska, and Illinois operations during the Second and Third Quarters Fiscal 1997 and the sale of the Company's Kansas and Florida operations during the First Quarter Fiscal 1998. See "Trends and Recent Events".

         Total capital expenses decreased 68.5% and 62.7% during the Third Quarter and Nine Months Fiscal 1998, to $174,789 and $680,291, respectively, as compared to $555,698 and $1,823,213 for the same periods in the prior fiscal year. Rent expense decreased 69.4% and 64.3% to $122,642 and $474,047 for the Third Quarter and Nine Months Fiscal 1998, respectively, as compared to $401,157 and $1,327,724 for the same periods in the prior fiscal year. The decrease is primarily due to the sale of the Company's Georgia, Alaska, and Illinois operations during the Second and Third Quarters Fiscal 1997 and the sale of the Company's Kansas and Florida operations during the First Quarter Fiscal 1998. See "Trends and Recent Events".

         The Company's results for its Nine Months Fiscal 1998 include a net gain of $1,471,999 on the sale of its Kansas and Florida operations. This amount is offset by losses incurred on the sale of certain other assets.

         Net interest income for the Third Quarter and Nine Months Fiscal 1998 increased to $44,776 and $126,936, respectively, as compared to $24,021 and $85,564 for the same periods in the prior fiscal year. This increase is due to higher cash balances during the Third Quarter and Nine Months Fiscal 1998.

         The Company reported a net loss for the Third Quarter Fiscal 1998 of $801,345, as compared to net income of $88,473 for the same period in the prior fiscal year. For the Nine Months Fiscal 1998, the Company reported net loss of $357,573, as compared to a net loss of $1,039,046 for the Nine Months Fiscal 1997. The net loss for the Nine Months Fiscal 1998 includes the gain on the sale of the Company's Kansas and Florida operations. The Company did not record a tax provision for the Nine Months Fiscal 1997 because tax loss carryforwards were available to offset earnings in the period.

         Basic and diluted loss per share was $0.42 and $0.18 for the Third Quarter and Nine Months Fiscal 1998, respectively, as compared to a net income of $0.05 and a net loss of $0.54 per share for the same period in the prior fiscal year.

                        LIQUIDITY AND CAPITAL RESOURCES

         At March 31, 1998, the Company had working capital of $4,832,757, compared to working capital of $4,814,784 at June 30, 1997. The Company had cash and cash equivalents of $3,548,494 at March 31, 1998, as compared to $2,928,781 at June 30, 1997.

         During the Nine Months Fiscal 1998, the Company's operating activities provided $44,694, as compared to cash used for operating activities of $763,173 during the same period in the prior fiscal year. The cash provided by operating activities during the Nine Months Fiscal 1998 are primarily the result of collections of accounts receivable from the facilities sold by the Company, offset by a decrease in accounts payable related to the facilities sold and increased receivables from intermediaries related to the Company's home health operations. Cash provided by investment activities during the Nine Months Fiscal 1998 was $1,055,411, as compared to cash provided of $992,182 during the same period in the prior fiscal year. The cash provided by investment activities for the Nine Months Fiscal 1998 and Fiscal 1997 primarily reflects the proceeds from the sale of the Company's assets.

         On February 21, 1998, the Company's Board of Directors approved a stock repurchase program under which it could purchase up to an aggregate of ten percent (10%) of the outstanding shares of its Class A Common Stock. As of March 31, 1998, the Company had repurchased 59,900 shares of its Class A Common Stock for an aggregate price of $231,610.

         Net patient accounts receivable, which excludes amounts due from intermediaries, was $1,375,373 at March 31, 1998, as compared to $4,278,756 at June 30, 1997. This decrease is primarily due to the sale of Company's Georgia, Alaska, and Illinois operations during the Second and Third Quarters Fiscal 1997 and the sale of the Company's Kansas and Florida operations during the First Quarter Fiscal 1998. See "Trends and Recent Events". At March 31, 1998, the Company had an allowance for doubtful accounts of $757,000, as compared to $1,194,000 at June 30, 1997.

          The Company's amount due from Medicare intermediaries of $816,462 at March 31, 1998 includes amounts the Company anticipates that it will receive in connection with cost report settlements for its Colorado home health agencies and its final cost report for the Company's former Gardner, Kansas facility. Such amount also includes amounts the Company expects to receive upon regulatory approval of the Company's annual application for an exception from the routine cost limitation ("RCL") under the Medicare program for fiscal years 1992 through 1996 for its former Gardner, Kansas facility. Medicare reimbursement is generally based upon reasonable direct and indirect allowable costs incurred in providing services. At the Company's former Gardner, Kansas facility these costs were subject to the RCL. Requests for an exception from the RCL have been submitted for fiscal years 1992 through 1997 for such facility. The requests are based upon atypical costs incurred at the Kansas facility in the treatment of patients who received substantially more intensive services than those generally received in skilled nursing facilities. There can be no assurance that the Company will collect in full the amounts it has requested or intends to request, nor can there be any assurance as to the timing of any such collection.

         On April 3, 1998, the Company and Cambio executed a Secured Bridge Financing Note (the "Note") pursuant to which the Company provided Cambio with a loan of five hundred thousand dollars ($500,000) to finance its ongoing operations. The Note bears interest at 8% per annum and is due the earliest of
(i) July 31, 1998; (ii) upon the closing of the acquisition of Cambio; or (iii) the occurrence of certain events as defined in the Note.

         The Company has no current material commitments for capital expenditures, except for those in connection with the Company's acquisitions as described under "Trends and Recent Events" above. The Company also expects to make routine capital improvements to its facilities in the normal course of business.

         The Company may use a portion of its cash balance to finance its ongoing home health business operations. The Company has a line-of-credit of $1,000,000 from a bank. Any draws on the line-of-credit would be secured by a cash deposit. The Company will need to obtain access to additional capital, through bank loans or otherwise, in order to fund any significant acquisition opportunities. The Company believes that its existing cash, credit line and cash flows from operations, will be sufficient to satisfy the Company's estimated operating cash requirements for its existing facilities for the next twelve months.

         Inflation in recent years has not had a significant effect on the Company's business and is not expected to adversely effect the Company in the future unless the current rate of inflation increases significantly.

                         IMPACT OF ACCOUNTING STATEMENTS

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standards ("SFAS") No. 128, "Earning per Share", the adoption of which is not expected to significantly impact the Company's earnings per share calculation.

                                 INTERIM PERIODS

         The Company believes that all the necessary adjustments have been included in the amounts shown in the unaudited consolidated financial statements contained in Item 1. above, for the Third Quarter Fiscal 1997 and 1998, to state fairly and consistently the results of such interim periods. This includes all normal recurring adjustments that the Company considers necessary for a fair statement thereof, in accordance with generally accepted accounting principles applied in a consistent manner. This report should be read in conjunction with the Company's Annual Report on Form 10-K.

PART II: OTHER INFORMATION


Item 1.           Legal Proceedings

                  None

Item 2.           Changes in Securities

                  None

Item 3.           Defaults Upon Senior Securities

                  None

Item 4.           Submission of Matters to a Vote of Security Holders

                  None

Item 5.           Other Information

                  None

Item 6.           Exhibits and Reports on Form 8-K

                  A.  Exhibits

                      27.1 - Financial Data Schedule

                  B.  Reports on Form 8-K

                      None

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                          MEADOWBROOK REHABILITATION GROUP, INC.

DATE:  May 15, 1998                     By /s/  Harvey Wm. Glasser, M.D.
                                           ------------------------------------
                                           Harvey Wm. Glasser, M.D.
                                           President and Chief Executive Officer

                              CAMBIO NETWORKS, INC.
                         15400 SE 30th Place, Suite 200
                               Bellevue, WA 98007


                                     CONSENT


          THIS CONSENT IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, a shareholder of record of Cambio Networks, Inc., a California corporation ("Cambio") acknowledges receipt of the accompanying Joint Information/Consent Solicitation Statement (the "Joint Information/Consent Solicitation Statement") from Cambio soliciting the consent of shareholders.

     On the proposal to approve and adopt the Agreement and Plan of Merger (the "Merger Agreement"), dated as of April 3, 1998, by and among Meadowbrook Rehabilitation Group, Inc., a Delaware corporation ("Meadowbrook"), Cambio and Interset, Inc., a corporation and wholly owned subsidiary of
     Meadowbrook ("Merger Subsidiary"), and to approve the transactions contemplated by the Merger Agreement, including, but not limited to, the merger (the "Merger") of Merger Subsidiary with and into Cambio with Cambio surviving as a wholly owned subsidiary of Meadowbrook and the conversion of the undersigned's shares of Cambio Common Stock and/or Cambio Preferred Stock into shares of Meadowbrook Class A Common Stock, all as set forth in the Merger Agreement, the undersigned hereby takes the action indicated below.

[ ] CONSENTS TO THE ADOPTION       [ ] DOES NOT CONSENT       [ ] ABSTAINS
    OF THE MERGER AGREEMENT AND
    THE CONSUMMATION OF THE
    TRANSACTIONS CONTEMPLATED
    THEREBY.

     Capitalized  terms used  herein but not defined  shall bear the  respective
meanings  ascribed  to  them  in  the  accompanying  Joint   Information/Consent
Solicitation Statement.

     Print name exactly as it appears on share certificates and sign below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:________________ , 1998

________________________________________________________
[PRINT NAME EXACTLY AS IT APPEARS ON STOCK CERTIFICATES]

_________________________                        _________________________
Signature                                        Signature

              [If shares are held jointly, each holder should sign]


By:__________________________________________________
     [Signature and title of person signing on behalf
     of shareholder if shareholder not an individual]


     Please Mark, Sign, Date and Return the Consent Promptly Using the Enclosed Return Envelope.